As filed with the Securities and Exchange Commission on September 28, 2012

Registration No. 333-183477

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

American Media, Inc.

Co-registrants are listed on the following page

(Exact name of registrant as specified in its charter)

Delaware	2721	65-0203383
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1000 American Media Way

Boca Raton, Florida 33464

(561) 997-7733

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael Antonello, Vice President and General Counsel

American Media, Inc.

1000 American Media Way

Boca Raton, Florida 33464

(561) 997-7733

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Rosa A. Testani, Esq.

Akin, Gump, Strauss, Hauer & Feld LLP

One Bryant Park

New York, New York 10036

(212) 872-1000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☑ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)    ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)    ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee
American Media, Inc. 11.5% First Lien Senior Secured Notes due 2017	$365,000,000	100%	$365,000,000	$41,829(2)
Guarantees of 11.5% First Lien Senior Secured Notes due 2017 by certain subsidiaries of American Media, Inc.(3)	—	—	—	—

(1)	Exclusive of accrued interest, if any, and estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(f) under the Securities Act of 1933, as amended.
(2)	The registration fee has been previously paid.
(3)	The guarantees are the full and unconditional guarantee of American Media, Inc.’s obligations under the 11.5% First Lien Senior Secured Notes due 2017 by its direct and indirect subsidiaries listed below under the caption “Table of Co-Registrants.” No separate consideration will be received for the guarantees. No additional registration fee is payable with respect to the guarantees pursuant to Rule 457(n) under the Securities Act of 1933, as amended.

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF CO-REGISTRANTS

The following subsidiaries of American Media, Inc. are guarantors of American Media, Inc.’s obligations under the 11.5% First Lien Senior Secured Notes due 2017 and are co-registrants under this registration statement.

Exact name of co-registrant as specified in its charter (1)	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification Number

American Media Mini Mags, Inc.	Delaware	65-0963854

AMI Paper, Inc.	Delaware	27-4203518

AMI Digital, Inc.	Delaware	45-2223809

Country Music Media Group, Inc.	Delaware	65-0462019

Distribution Services, Inc.	Delaware	59-1641185

Globe Communications Corp.	Delaware	36-2702593

AMI Celebrity Publications, LLC	Delaware	65-0963864

Weider Publications, LLC	Delaware	75-3091848

Odyssey Magazine Publishing Group, Inc.	Delaware	45-2590968

(1)	The Primary Standard Industrial Classification Code Number and address for each of the additional registrant guarantors is 2721 and c/o American Media, Inc., 1000 American Media Way, Boca Raton, Florida 33464, respectively.

The information in this prospectus is not complete and may be changed. We may not sell these securities or consummate the exchange offer until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell or exchange these securities and it is not soliciting an offer to acquire or exchange these securities in any jurisdiction where the offer, sale or exchange is not permitted.

Subject to Completion, dated September 28, 2012

Prospectus

AMERICAN MEDIA, INC.

Exchange Offer for

$365,000,000

11.5% First Lien Senior Secured Notes due 2017

We are offering to exchange up to $365,000,000 of our 11.5% first lien senior secured notes due 2017 (the “exchange notes”), which will be registered under the Securities Act of 1933, as amended, for up to $365,000,000 of our outstanding 11.5% first lien senior secured notes due 2017 (the “original notes” and, together with the exchange notes, the “notes”). We are offering to exchange the exchange notes for the original notes to satisfy our obligations contained in the registration rights agreement that we entered into when the original notes were sold pursuant to Rule 144A and Regulation S under the Securities Act. The terms of the exchange notes are substantially identical to the terms of the original notes, except that the transfer restrictions, registrations rights and additional interest provisions relating to the original notes do not apply to the exchange notes. The exchange notes will evidence the same debt as the original notes and will be issued under and governed by the same indenture (the “indenture”). We will not receive any proceeds from the exchange offer.

There is no existing public market for the original notes or the exchange notes offered hereby. We do not intend to list the exchange notes on any securities exchange or seek approval for quotation through any automated trading system.

The exchange offer will expire at 5:00 p.m., New York City time, on             , 2012, unless we extend the exchange offer in our sole discretion.

Broker-dealers receiving exchange notes in exchange for original notes acquired for their own account through market-making or other trading activities must acknowledge that they will deliver this prospectus in any resale of the exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resale of the exchange notes received in exchange for the original notes where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the consummation of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

See “Risk Factors” beginning on page 11 for a discussion of risks you should consider prior to tendering your outstanding original notes for exchange.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2012.

You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell, or solicitation of an offer to buy, to any person in any jurisdiction in which such an offer to sell or solicitation would be unlawful. You should assume that the information appearing in this prospectus is provided to you only as of the date on the front cover of this prospectus and we undertake no duty to update or supplement such information. Until                 , 2012 (90 days after the date of this prospectus), all dealers effecting transactions in the exchange notes, whether or not participating in the exchange offer, may be required to deliver a prospectus.

American Media, Inc. is incorporated in the state of Delaware. Our principal executive offices are located at 1000 American Media Way, Boca Raton, FL 33464. Our telephone number is (561) 997-7733. Our web site is http://www.americanmediainc.com. Information contained on our website is expressly not incorporated by reference into this prospectus.

i

BASIS OF PRESENTATION

As used in this prospectus, unless otherwise specified or the context otherwise requires:

•

“American Media,” “AMI,” “we,” “our,” “us,” and the “Company” refer to American Media, Inc. and its consolidated subsidiaries and its predecessors, American Media Operations, Inc. (“AMOI”) and AMO Escrow Corporation;

•	“fiscal year” (e.g. “fiscal 2012”) refers to the fiscal year ended March 31 of the applicable year;

•	“fiscal quarter” (e.g., “first fiscal quarter of 2013”) refers to a three month period ending June 30, September 30, December 31 or March 31 of the applicable fiscal year.

•	“GAAP” and “US GAAP” refer to generally accepted accounting principles in the United States of America.

•	“U.S.” refers to the United States of America;

•	The “Issuer” or “issuer” refers to American Media, Inc.;

•

Unless otherwise provided in this prospectus, as used in this prospectus, the term “notes” refers collectively to the original notes and the exchange notes, the term “indenture” refers to the indenture, dated as of December 1, 2010, which governs the original notes and the exchange notes, and the term “registration rights agreement” refers to the registration rights agreement, dated as of December 1, 2010, that we entered into with the initial purchasers of the original notes.

•	Our “other indebtedness” refers to our second lien notes and revolving credit facility, as more fully described under “Description of Other Indebtedness” in this prospectus; and,

•	“Wilmington Trust” refers to Wilmington Trust, National Association (as successor-in-interest to Wilmington Trust FSB).

INDUSTRY DATA AND CIRCULATION INFORMATION

Information contained in this prospectus concerning publishing industry data, circulation information, rankings, readership information (e.g., multiple readers per copy) and other industry and market information, including our general expectations concerning the publishing industry, are based on estimates prepared by us based on certain assumptions and our knowledge of the publishing industry as well as data from various third party sources. These sources include, but are not limited to, reports of the Audit Bureau of Circulation (the “ABC”), BPA Circulation Statements, Statement of Ownership figures filed with the U.S. Postal Service and Mediamark Research Inc. (“MRI”) syndicated research data. Our estimates, in particular as they relate to our general expectations concerning the publishing industry, involve risks and uncertainties and are subject to change based on various factors. See “Risk Factors” beginning on page 11 of this prospectus.

Unless otherwise indicated, all average circulation information for our publications is an average of actual single copy circulation and subscription copies for fiscal 2012. All references to “circulation” are to single copy newsstand sales and paid subscription circulation, unless otherwise specified. References to “verified non-paid subscriptions” are to non-paid subscription copies designated by publishers for readership in public places or intended for individual use by recipients who are likely to have a strong affinity for the content of the publication.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

This prospectus contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements should be read in conjunction with the cautionary statements and other important factors included in this prospectus under “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” which include descriptions of important factors which could cause actual results to differ materially from those contained in the forward-looking statements. Our expectations, beliefs and projections are expressed in good faith, and we believe we have a reasonable basis to make these statements through our management’s examination of historical operating trends, data contained in our records and other data available from third parties, but there can be no assurance that our management’s expectations, beliefs or projections will occur or be achieved.

The discussions of our financial condition and results of operations may include various forward-looking statements about future costs and prices of commodities, production volumes, industry trends, demand for our products and services and projected results of operations. Statements contained in this prospectus that are not historical in nature are considered to be forward-looking statements. They include statements regarding expectations, hopes, beliefs, estimates, intentions or strategies regarding the future. The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “will,” “look forward to” and similar expressions are intended to identify forward-looking statements.

The forward-looking statements set forth in this prospectus regarding, among other things, achievement of revenue, profitability and net income in future quarters, future prices and demand for our products and services, and estimated cash flows and sufficiency of cash flows to fund capital expenditures, reflect only our expectations regarding these matters. Important factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, the following:

•	our high degree of leverage and significant debt service obligations;

•	whether we decide to engage in acquisitions, enter into partnerships and joint ventures or execute publishing services agreements in the future, and any effects thereof;

•	our ability to attract and retain experienced and qualified personnel;

•	our ability to implement our business strategy;

•	changes in discretionary consumer spending patterns;

•

changes in general economic and business conditions, both nationally and internationally, which can influence the overall demand for our services and products by our customers and advertisers, affecting the readership level of our publications as well as advertising and circulation revenue;

•

increased competition, including price competition and competition from other publications and other forms of media, such as television, radio and digital concentrating on celebrity news and health and fitness;

•	changes in the price of fuel, paper, ink and postage;

•	any loss of one or more of our key vendors or key advertisers;

•	the potential effects of threatened or actual terrorists attacks or other acts of violence or war;

•	adverse results in litigation matters or any regulatory proceedings;

•	the potential effects of any future impairment of our goodwill or other identified intangible assets;

•	our ability to maintain an effective system of internal controls over financial reporting;

•	the effects of possible credit losses;

•	any disruption in the distribution of our magazines through wholesalers;

•	unforeseen increases in employee benefit costs;

•	changes in accounting standards.

Additional risks, uncertainties and other factors that may cause our actual results, performance or achievements to be different from those expressed or implied in our written or oral forward-looking statements may be found under “Risk Factors” contained in this prospectus.

The foregoing factors and the other risk factors disclosed by us in this prospectus and elsewhere are not necessarily all of the important factors that could cause our actual results to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors could also harm our results. Consequently, there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us. Additionally, there can be no assurance provided that future operating performance will be consistent with past performance of the Company. Given these uncertainties, you are cautioned not to place undue reliance on such forward-looking statements.

The forward-looking statements contained in this prospectus are made only as of the date of this prospectus. Except to the extent required by law, we do not undertake, and specifically decline any obligation, to update any forward-looking statements or to publicly announce any revisions to any of such statements to reflect future events or developments.

PROSPECTUS SUMMARY

This summary provides a brief overview of certain aspects of our business and the exchange offer contained elsewhere in this prospectus, but it is not complete and does not contain all of the information that you should consider before making your investment decision. We encourage you to carefully read this entire prospectus, including the “Risk Factors” section, the historical financial statements and the notes to those financial statements. We provide definitions of certain terms used in this prospectus under “Basis of Presentation” above.

The Company

General

We are a leading content centric media company in the fields of celebrity journalism, health and fitness, and active lifestyle. Our business includes magazine publishing, related interactive media sites, brand licensing and other operations. Our well known brands include, but are not limited to National Enquirer, Star, OK! Weekly, Globe, National Examiner, Shape, Fit Pregnancy, Natural Health, Muscle & Fitness, Men’s Fitness and Flex.

We distribute our content across multiple platforms including print, internet, mobile, tablets and video. We circulate our print publications utilizing single copy and subscription sales using the U.S. Postal Service, national distributors, wholesalers and retailers. As of March 31, 2012, our print publications comprised approximately 24% of total U.S. and Canadian newsstand circulation for weekly publications that are audited by the ABC. Total circulation of our print publications with a frequency of six or more times per year was approximately 6.0 million copies per issue during the first fiscal quarter of fiscal 2013, 5.8 million copies per issue during the first fiscal quarter of fiscal 2012, 6.4 million copies per issue during fiscal 2012, 5.9 million copies for fiscal 2011 and 6.1 million copies for fiscal 2010.

Our operating revenue is derived from the sale of our media content through print and digital platforms, as well as from advertisements placed within those platforms. In the first fiscal quarter of fiscal 2013, and in fiscal 2012, 2011 and 2010, our print circulation revenue represented approximately 60%, 59%, 58% and 60%, respectively, of our operating revenue and single copy sales accounted for approximately 77%, 78%, 80% and 81% of the print circulation revenues respectively, during such periods with the remaining 23%, 22%, 20% and 19%, respectively, coming from subscription sales. Our print advertising revenues, generated by national advertisers represented approximately 30%, 31%, 34% and 33% of our operating revenue in the first fiscal quarter of fiscal 2013, and in fiscal 2012, 2011 and 2010, respectively. Digital advertising revenue, which includes on-line, mobile, tablets and video, represents 2% of our operating revenue in the first fiscal quarter of fiscal 2013, and in fiscal year 2012.

Our print publications are distributed to newsstands primarily by three major wholesalers who distribute them to retailers for sale to consumers. The wholesalers also process returns of unsold copies of our publications, bill and collect from the retailers, and make payments to our national distributors. We distribute our print publications to the wholesalers with a full right of return, who in turn sell them to retailers with a full right of return. Our national distributors’ primary function is to bill and collect funds from wholesalers on our behalf and remit these funds to us.

In addition to our relationships with our national distributors and wholesalers, we also have direct relationships with retailers, to which we pay one or more of the following:

•	Rack Costs – We make payments to retailers to prominently display and sell our print publications at the checkout section of supermarkets and other large retailers, typically for three year periods.

•	Display Continuity Allowances (“DCA”) – DCA is a payment that we make directly to the retailer and is similar to slotting fees paid by other industries to supermarkets.

•

Retail Display Allowance (“RDA”) – RDA is a fee we pay on a quarterly basis to qualifying retailers as an incentive for selling our titles in its stores. On average, RDA payments are equal to approximately 10% of the cover price for each magazine sold.

•

Retail Display Payments (“RDP”) – We pay this quarterly incentive based on the fixed amount of pockets our titles occupy on the display fixture directly to retailers. This fee is similar to RDA, except that the amount is fixed. We pay either RDA or RDP to a particular retailer, but not both for each title.

The Company’s largest revenue source is single copy newsstand sales. Magazine newsstand revenues are generally affected by national and regional economic conditions and competition from other forms of media. The second largest revenue stream is advertising. National economic conditions also affect the magnitude of our advertising revenues. Advertising revenues are derived primarily from customer advertisements placed across all of our media content platforms. The third largest revenue stream is subscription circulation. Subscription revenues are derived from copies mailed to our subscribers, as well as digital copies sold. We outsource our print subscription fulfillment services to a third party.

Distribution Services, Inc. (“DSI”), a wholly-owned subsidiary, included in our publishing services segment, is an in-store product sale, merchandising and marketing company doing business in the U.S. and Canada. DSI places and monitors the Company’s print publications and third-party publications to ensure proper displays in major national and regional retail, drug and supermarket chains. DSI also provides marketing, merchandising and information gathering services to third parties, including non-magazine clients. Some of DSI’s third-party publishing clients include Bauer Publishing, which publishes First for Women, Woman’s World, Life & Style and In Touch; Rodale, Inc., which publishes Prevention, Men’s Health and Woman’s Health; and New York Media LLC, which publishes New York Magazine and specials. Some of DSI’s third-party non-publishing clients include Kroger, Safeway and Frontline Marketing, Inc.

For the first fiscal quarter of fiscal 2013, and for fiscal 2012, 2011 and 2010, we had total revenue of $87.2 million, $386.6 million, $397.6 million and $412.4 million, respectively, net income (loss) attributable to AMI of $(1.3) million, $21.6 million, $(4.5) million and $3.2 million, respectively, and Adjusted EBITDA of $22.5 million, $106.2 million, $117.3 million and $114.0 million, respectively. For a reconciliation of net income (loss) attributable to AMI to Adjusted EBITDA, see “Summary Historical Consolidated Financial Data.”

As of June 30, 2012, March 31, 2012, 2011 and 2010, we had total assets of $643.8 million, $651.6 million, $637.5 million and $620.5 million, respectively, and total debt, net of premium and discount, was $493.9 million, $476.9 million, $489.9 million and $1,014.5 million, respectively.

Company History

AMI was incorporated under the laws of Delaware in 1990 and AMI’s wholly owned subsidiary, American Media Operations, Inc. (“AMOI”) conducted all of AMI’s operations and represented substantially all of AMI’s assets. In November 2010, AMO Escrow Corporation (“AMO Escrow”) was formed as an indirect, wholly owned subsidiary of AMOI for the sole purpose of issuing the original notes prior to the 2010 Restructuring (as defined below).

In December 2010, AMO Escrow merged with and into AMOI, and AMOI merged with and into AMI.

AMI was the surviving entity for financial reporting purposes. Given AMI was a holding company with only one subsidiary and owned 100% of AMOI, the merger did not result in a change in the historical cost basis of AMI’s consolidated assets and liabilities. As the merger occurred between entities under common control, the historical consolidated financial statements of AMOI have been presented as the consolidated financial statements of AMI and the financial information contained herein have been prepared and presented as if AMI had always been the reporting company. The merger was unrelated to the 2010 restructuring discussed below.

As a result of these mergers, AMI became obligated under the original notes, the indenture, and the registration rights agreement concerning the original notes. In addition to assuming the original notes, in December 2010, AMI issued 13.5% second lien senior secured notes due 2018 (the “second lien notes”) and entered into the indenture governing the second lien notes (the “second lien indenture”) and the registration rights agreement concerning the second lien notes (the “second lien registration rights agreement”).

2010 Restructuring

In November 2010, the Company and certain subsidiaries filed a prepackaged plan of reorganization (the “Plan”) under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York. The Plan identified liabilities subject to compromise of $893.9 million, which included an outstanding term loan of $445.7 million, a revolving credit facility of $60.0 million and previously issued notes of $388.2 million (the “Old Notes”). In December 2010, the Bankruptcy Court confirmed the Plan and the Company emerged from bankruptcy and consummated a financial restructuring through a series of transactions (the “2010 Restructuring”).

As part of the 2010 Restructuring, AMI amended and restated its certificate of incorporation to, among other things, increase the number of shares authorized to be issued from 11,000,000 to 15,000,000, comprised of 14,000,000 shares of common stock and 1,000,000 shares of preferred stock. AMI issued 10,000,000 shares of new common stock and cancelled all pre-existing equity interests in AMI, including warrants. AMI did not issue any shares of preferred stock.

Upon emergence, the Company determined it did not meet the requirements to apply fresh start accounting under applicable accounting standards because the holders of existing voting shares immediately before confirmation of the 2010 Restructuring received more than 50% of the voting shares in the emerging Company. Since fresh start accounting did not apply, assets and liabilities not subject to compromise continue to be reflected at historical cost. However, liabilities compromised by confirmed plans were accounted for, as summarized below, in accordance with the guidance provided for reporting entities not qualifying for fresh start accounting.

We exchanged $363.3 million of our Old Notes for 10,000,000 shares of newly issued common stock. The holders of the pre-existing debt also held shares of common stock that were cancelled in connection with the 2010 Restructuring. Since this exchange occurred with pre-existing stockholders, the extinguishment of debt transaction was recorded as a capital transaction. As a result, the $587.0 million gain on this debt-for-equity exchange is reflected in the consolidated statement of stockholders’ deficit for fiscal 2011. The gain on the exchange primarily consists of (i) $363.3 million of Old Notes, (ii) $282.7 million of cancelled stock and (iii) $176.1 million of forfeited future interest payments on the Old Notes, less, (iv) issuance of $235.8 million of equity.

Under the 2010 Restructuring, the proceeds from the original notes, the second lien notes, the revolving credit facility and cash on hand were used to pay (i) the $505.7 million net carrying amount of the term loan and revolving credit facility, including a deferred consent fee and (ii) a 2% make-whole provision. Specifically, we issued $385.0 million aggregate principal amount of original notes and $80.0 million aggregate principal amount of second lien notes. We also exchanged $24.9 million of the remaining Old Notes for $24.9 million of second lien notes. Finally, we entered into a $40.0 million revolving credit facility, maturing in December 2015 (the “2010 revolving credit facility” or “revolving credit facility”) which replaced our previous revolving credit facility. In accordance with applicable accounting standards, the Company recorded this series of transactions as an extinguishment of debt and reflected the $(8.6) million loss on extinguishment of debt in the consolidated statement of income (loss) and comprehensive income (loss) for fiscal 2011.

During fiscal 2012, the Company redeemed $20.0 million in aggregate principal amount of the original notes.

Summary of the Exchange Offer

The following is a brief summary of the principal terms of the exchange offer. For a more detailed description of the terms of the exchange offer, see “The Exchange Offer” in this prospectus.

Original Notes

On December 1, 2010, we issued and sold $385 million aggregate principal amount of the original notes to the initial purchasers in a private placement transaction that was exempt from the registration requirements of the Securities Act.

In connection with the private placement, we entered into a registration rights agreement, dated December 1, 2010, with the initial purchasers of the original notes, pursuant to which we agreed to exchange the original notes for exchange notes which we agreed to register under the Securities Act, and we also granted holders of the original notes rights under certain circumstances to have resales of their original notes registered under the Securities Act. The exchange offer is intended to satisfy our obligations under the registration rights agreement.

We issued the original notes under an indenture dated as of December 1, 2010 among us, the subsidiary guarantors and Wilmington Trust, as trustee. The exchange notes will be issued under the same indenture and entitled to the benefits of the indenture. The exchange notes will evidence the same debt as the original notes. The original notes and the exchange notes will be treated as a single class of debt securities under the indenture.

The issuance of the original notes is represented by one or more global notes registered in the name of a nominee of The Depository Trust Company (“DTC”). Participants in DTC’s system who have accounts with DTC hold interests in the global notes in book-entry form. Accordingly, ownership of beneficial interests in the original notes is limited to DTC participants or persons who hold their interests through DTC participants.

The Exchange Offer

We are offering to exchange up to $365 million aggregate principal amount of the exchange notes, which have been registered under the Securities Act, for an equal principal amount of the original notes that are validly tendered and accepted in the exchange offer. The terms of the exchange notes are substantially identical to the terms of the original notes, except that the exchange notes will not be subject to the transfer restrictions, registration rights and additional interest provisions applicable to the original notes.

If all outstanding original notes are tendered for exchange, there will be $365 million principal amount of 11.5% Senior Notes due 2017 (that have been registered under the Securities Act) outstanding after this exchange offer.

Expiration Time	The exchange offer will expire at 5:00 p.m., New York City time, on , 2012, unless extended, in which case the expiration time will be the latest date and time to which we extend the exchange offer. See “The Exchange Offer—Expiration Time; Extensions; Amendments.”

Accrued Interest on Original Notes and Exchange Notes

Exchanging original notes for exchange notes will not affect the amount of interest a holder will receive. The exchange notes will accrue interest at the same rate (11.5% per annum) and on the same terms as the original notes (excluding additional interest which ceases to accrue upon completion of the exchange offer). Interest will be payable semi-annually in arrears on each June 15 and December 15.

Original notes that are exchanged for exchange notes will cease to accrue interest on the last interest payment date before the day on which the exchange offer is consummated. Exchange notes that are issued in exchange for original notes will accrue interest from the last interest payment date before the day on which the exchange offer is consummated. Additional interest that is accrued and unpaid with respect to the original notes prior to the consummation of the exchange offer will be paid on the first interest payment date for the exchange notes.

Procedures for Tendering Original Notes

To exchange your original notes for exchange notes, you must validly tender your original notes at or before the expiration time. If you are a participant in DTC’s system, you may tender your original notes through book-entry transfer in accordance with DTC’s Automated Tender Offer Program, known as ATOP. If you wish to participate in the exchange offer, you must, at or prior to the expiration time:

•      complete, sign and date the accompanying letter of transmittal in accordance with the instructions contained therein, and deliver the letter of transmittal, together with your original notes and any other documents required by the letter of transmittal, to the exchange agent at the address set forth under “The Exchange Offer—Exchange Agent;” or

•      if your original notes are tendered pursuant to the procedures for book-entry transfer, arrange for DTC to (i) transmit to the exchange agent certain required information, including an agent’s message forming part of a book-entry transfer in which you agree to be bound by the terms of the letter of transmittal, (ii) transfer your original notes into the exchange agent’s account at DTC and (iii) send the exchange agent confirmation of such book-entry transfer.

You may tender your original notes in whole or in part. However, if you tender less than all of your original notes, you may tender your original notes only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. See “The Exchange Offer—Procedures for Tendering.”

Guaranteed Delivery Procedures

If you wish to tender your original notes and

•      certificates for your original notes are not immediately available;

•      the letter of transmittal, your original notes or any other required documents cannot be delivered to the exchange agent at or prior to the expiration time; or

•      the procedures for book-entry transfer cannot be completed at or prior to the expiration time,

you may tender your original notes according to the guaranteed delivery procedures described in “The Exchange Offer—Guaranteed Delivery Procedures.”

Special Procedures for Beneficial Owners	If you beneficially own original notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your original notes in the exchange offer, you should contact the registered holder promptly and instruct it to tender on your behalf. If you wish to tender on your own behalf, you must either (i) make appropriate arrangements to register ownership of the original notes in your name or (ii) obtain a properly completed bond power from the registered holder of the original notes before completing, signing and delivering the letter of transmittal, together with your original notes and any other required documents, to the exchange agent. See “The Exchange Offer—Procedures for Tendering.”

Withdrawal of Tenders	You may withdraw your tender of original notes at any time prior to the expiration time by delivering a written notice of withdrawal to the exchange agent in accordance with the procedures described under “The Exchange Offer—Withdrawal of Tenders.”

Conditions to the Exchange Offer	The exchange offer is subject to customary conditions, some of which we may waive. The exchange offer is not conditioned upon the tender of any minimum principal amount of original notes. We reserve the right to amend or terminate the exchange offer at any time prior to the expiration time if any condition to the exchange offer is not satisfied. See “The Exchange Offer—Certain Conditions to this Exchange Offer.”

Acceptance of Original Notes and Delivery of Exchange Notes	Subject to satisfaction or waiver of the conditions to the exchange offer, promptly following the expiration time, we will accept any and all original notes that are validly tendered and not validly withdrawn and will issue the exchange notes.

Resales of Exchange Notes

We believe that the exchange notes issued in the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that:

•      you acquire the exchange notes in the ordinary course of your business;

•      you have no arrangement or understanding with any person to participate, you are not participating, and you do not intend to participate, in the distribution of the exchange notes (within the meaning of the Securities Act);

•      you are not an “affiliate” (as such term is defined in Rule 405 under the Securities Act) of ours;

•      you are not tendering original notes that have, or that are reasonably likely to have, the status of an unsold allotment of the initial placement of the original notes; and

•      if you are a broker-dealer, (i) you receive the exchange notes for your own account, (ii) you acquired the original notes as a result of market-making activities or other trading activities and (iii) you deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange notes.

If you do not meet these requirements, you may not participate in the exchange offer, and any sale or transfer of your original notes must comply with the registration and prospectus delivery requirements of the Securities Act.

Our belief is based on interpretations by the staff of the SEC contained in several no-action letters issued to third parties. The staff of the SEC has not considered this exchange offer in the context of a no-action letter, and we cannot assure you that the staff of the SEC would make a similar determination with respect to this exchange offer. If our belief is not accurate and you sell or transfer any exchange notes without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration under the Securities Act, you may incur liability under the Securities Act. We do not and will not assume, or indemnify you against, this liability. See “The Exchange Offer—Resale of Exchange Notes.”

Broker-Dealer Prospectus Delivery Requirements	Each broker-dealer that receives exchange notes for its own account in exchange for original notes, where such original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange notes. See “Plan of Distribution.”

Consequences of Failure to Exchange Your Original Notes	If you do not exchange your original notes in the exchange offer, your original notes will continue to be subject to the restrictions on transfer set forth in the indenture and the legend on the original notes. In general, the original notes may not be offered, resold or otherwise transferred unless they are registered under the Securities Act or offered or sold under an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. See “The Exchange Offer—Consequences of Failure to Exchange.”

Registration Rights Agreement	We are making the exchange offer to satisfy our obligations under the registration rights agreement. After the exchange offer is consummated, except in limited circumstances, you will no longer be entitled to any exchange or registration rights with respect to any original notes that you continue to own.

Certain U.S. Federal Income Tax Considerations	The exchange of your original notes for exchange notes will not be a taxable event for U.S. federal income tax purposes. See “Certain U.S. Federal Income Tax Considerations.”

Dissenters’ Rights	Holders do not have any appraisal or dissenters’ rights in connection with the exchange offer.

Exchange Agent	Wilmington Trust is serving as the exchange agent for the exchange offer. See “The Exchange Offer—Exchange Agent.”

Use of Proceeds	We will receive no proceeds from the issuance of the exchange notes in the exchange offer. See “Use of Proceeds.”

The Exchange Notes

The terms of the exchange notes are substantially identical to the terms of the original notes, except that the exchange notes have been registered under the Securities Act and, therefore, will not be subject to the transfer restrictions, registration rights and additional interest provisions applicable to the original notes. The following summary describes the principal terms of the exchange notes, certain of which are subject to important limitations and exceptions. See “Description of Notes” for a more detailed description of the terms of the exchange notes.

Issuer	American Media, Inc., as successor by merger to AMO Escrow Corporation.

Notes offered	$365 million aggregate principal amount of 11.5% first lien senior secured notes due 2017.

Maturity	December 15, 2017.

Interest	The exchange notes will accrue interest at the rate of 11.5% per year. Interest on the exchange notes will be payable semi-annually in arrears on each June 15 and December 15.

Optional redemption

We may redeem some or all of the notes at any time prior to December 15, 2013 at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date, plus a “make-whole” amount, as described under “Description of Notes—Optional Redemption.”

On or after December 15, 2013, we may redeem some or all of the notes at the redemption prices set forth under “Description of Notes—Optional Redemption,” plus accrued and unpaid interest, if any, to the date of redemption.

In addition, prior to December 15, 2013, we may redeem up to 35% of the notes from the net cash proceeds of one or more qualified equity offerings, provided that at least 65% of the aggregate principal amount of the notes remains outstanding after the redemption. See “Description of Notes—Optional redemption.”

Lastly, prior to December 15, 2013, we may redeem up to 10% of the notes in any twelve-month period at a redemption price equal to 103% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption. See “Description of Notes—Optional redemption.”

Change of Control Offer

Following a change of control, we will be required to make an offer to purchase all of the notes at a purchase price of 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of repurchase. See “Description of Notes—Change of Control.”

If we sell assets under certain circumstances, we will be required to make an offer to purchase all of the notes at a purchase price of 100% of their principal amount, plus accrued and unpaid interest, if any, to the date of repurchase. See “Description of Notes—Asset sales.”

Guarantees

The exchange notes will be fully and unconditionally guaranteed on a senior secured basis by all of our domestic subsidiaries that have guaranteed the revolving credit facility.

For the quarter ended June 30, 2012, our non-guarantor subsidiaries accounted for approximately $3.5 million, or 4.1% of our total revenue, and as of June 30, 2012, our non-guarantor subsidiaries accounted for approximately $16.8 million, or 2.6% of our total assets and $11.7 million, or 1.8% of our total liabilities.

For the year ended March 31, 2012, our non-guarantor subsidiaries accounted for approximately $17.3 million, or 4.5% of our total revenue, and as of March 31, 2012, our non-guarantor subsidiaries accounted for approximately $16.3 million, or 2.5% of our total assets and $11.6 million, or 1.8% of our total liabilities.

Collateral	The exchange notes and the guarantees thereof will be secured by a first-priority lien on the assets that from time to time secure our and the guarantors’ obligations under our revolving credit facility, subject to permitted liens and certain exceptions (including that pledges of capital stock or other securities of our subsidiaries will be limited to the extent Rule 3-16 of Regulation S-X would require the filing of separate financial statements with the SEC for that subsidiary (such limitation is referred to herein as the “3-16 Exemption”)). With respect to the collateral, the indebtedness and obligations under the notes and our revolving credit facility will have first-priority liens. Under the terms of the Intercreditor Agreement (as defined below), however, in the event of a foreclosure on the collateral or insolvency proceedings, the holders of the notes will receive proceeds from the collateral only after obligations under our revolving credit facility have been paid in full. See “Description of Notes—Security for the Notes.”

Ranking

The exchange notes and the guarantees of the exchange notes will be our and the guarantors’ first lien senior secured obligations and will: (i) rank senior in right of payment to our and the guarantors’ future subordinated indebtedness; (ii) rank equally in right of payment to all of our and the guarantors’ existing and future senior indebtedness, including obligations under our revolving credit facility and the second lien notes; (iii) rank equally in lien priority with our and the guarantors’ obligations under our revolving credit facility and any other pari passu lien obligations to the extent of the value of the collateral; provided that in the event of a foreclosure on the collateral or insolvency proceedings, the holders of the notes and any other pari passu lien indebtedness will receive proceeds from the collateral only after obligations under our revolving credit facility have been paid in full; and (iv) be effectively senior to all of our and the guarantors’ future junior lien and unsecured indebtedness, including the second lien notes, to the extent of value of the collateral; and be structurally junior to all existing and future indebtedness and other liabilities of each of our subsidiaries that is not a guarantor of the notes.

See “Description of Notes—Security for the Notes—Security documents and intercreditor agreements.”

Certain covenants

The indenture includes covenants that limit our ability and the ability of our restricted subsidiaries to, among other things:

•        incur or guarantee additional indebtedness or liens or issue certain preferred equity;

•        pay dividends or make other distributions in respect of capital stock or make other restricted payments;

•        make certain investments;

•        sell or otherwise dispose of certain assets;

•        create or permit restrictions on the ability of our restricted subsidiaries to pay dividends or make other distributions to us;

•        engage in certain transactions with affiliates;

•        consolidate or merge with or into other companies, liquidate or sell all or substantially all of our assets; and

•        designate our subsidiaries as unrestricted subsidiaries.

These covenants are subject to important exceptions and qualifications that are described in “Description of Notes—Certain Covenants.”

Absence of an Established Trading Market	No established trading market currently exists for the exchange notes. We do not intend to list the exchange notes on any national securities exchange or seek their quotation on any automated quotation system. We cannot assure you that any active or liquid market for the exchange notes will develop or be maintained.

Book Entry Form	The exchange notes will be issued in book-entry form and will be represented by one or more global notes deposited with a custodian for, and registered in the name of a nominee of, DTC, as depositary. Beneficial interests in the exchange notes will be shown on, and transfers of the exchange notes will be effected only through, records maintained in book-entry form by DTC and its participants.

Risk factors	You should carefully consider all of the information contained and incorporated by reference in this prospectus before deciding whether to participate in the exchange offer. See “Risk Factors” for a discussion of certain risks you should consider in making your investment decision.

Summary Historical Consolidated Financial Data

The summary financial data presented below as of and for the three months ended June 30, 2012 and 2011 is derived from our unaudited condensed consolidated financial statements. In the opinion of management, such unaudited financial data reflect all adjustments, consisting only of normal and recurring adjustments, necessary for a fair statement of the results for those periods. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year or any future period. The summary financial data presented below as of and for fiscal years ended March 31, 2008 through 2012 is derived from our audited financial statements.

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the audited and unaudited consolidated financial statements of AMI, as well as the related notes, included elsewhere in this prospectus.

	Fiscal Quarter Ended June 30,		Fiscal Year Ended March 31,
($ in thousands)	2012	2011	2012	2011	2010	2009	2008

Statement of Income (Loss) Data:
Operating revenues	$87,224	$93,194	$386,616	$397,639	$412,430	$461,649	$490,774
Operating expenses (1)	74,434	78,252	320,299	303,612	331,453	588,680	423,720

Operating income (loss)	12,790	14,942	66,317	94,027	80,977	(127,031)	67,054
Interest expense (2)	(14,641)	(14,799)	(58,423)	(56,531)	(50,601)	(85,251)	(99,042)
Old notes issued (3)	-	-	-	-	-	-	(17,109)
Amortization of deferred debt costs	(341)	(533)	(1,584)	(3,217)	(3,893)	(9,849)	(10,926)
Other (expense) income, net (4)	(30)	(563)	(1,526)	(1,100)	-	537	2,522
Reorganization costs	-	-	-	(24,527)	-	-	-
(Loss) gain on extinguishment of debt	-	-	-	(8,612)	-	4,858	-

Income (loss) before provision (benefit) for income taxes, and income (loss) from discontinued operations	(2,222)	(953)	4,784	40	26,483	(216,736)	(57,501)
Provision (benefit) for income taxes	(968)	(211)	(17,509)	4,003	22,756	(33,339)	3,284

Income (loss) from continuing operations	(1,254)	(742)	22,293	(3,963)	3,727	(183,397)	(60,785)
Income (loss) from discontinued operations, net of income taxes (5)	-	-	-	-	-	500	(685)

Net income (loss)	(1,254)	(742)	22,293	(3,963)	3,727	(182,897)	(61,470)
Less: net income attributable to the noncontrolling interest	-	-	(726)	(510)	(509)	(426)	(424)

Net income (loss) attributable to American Media, Inc. and subsidiaries	$(1,254)	$(742)	$21,567	$(4,473)	$3,218	$(183,323)	$(61,894)

Other Data:
Depreciation of property and equipment (6)	$1,426	$1,075	$5,175	$3,713	$3,283	$2,973	$4,233
Amortization of deferred rack costs (6)	$2,546	$2,285	$10,561	$7,411	$5,892	$11,232	$10,810
Adjusted EBITDA (7)	$22,452	$22,024	$106,248	$117,293	$113,987	$121,747	$135,955

Balance Sheet Data:
Total assets	$643,789	$658,622	$651,648	$637,521	$620,459	$666,843	$941,159
Property and equipment, net	15,864	13,898	15,921	10,640	6,494	6,262	5,097
Deferred rack costs, net	9,859	12,045	9,966	7,592	8,461	6,686	7,749
Goodwill and other identified intangibles, net	519,106	521,222	519,469	499,898	502,520	523,465	747,415
Total debt, net of premium and discount (2)	493,889	497,389	476,889	489,889	1,014,480	1,061,991	1,077,681
Total stockholders’ deficit (8)	(22,700)	(43,622)	(21,349)	(42,878)	(578,434)	(581,703)	(399,082)

(1)	We recorded a non-cash provision for impairment of intangible assets and goodwill of $17.6 million, $217.4 million and $31.1 million in fiscal 2010, 2009 and 2008, respectively.

(2)	We recorded the principal amount of the Old Notes and all future interest payments associated with the Old Notes in the accompanying audited consolidated balance sheet included elsewhere in this prospectus. As a result, we did not recognize interest expense on the Old Notes.

(3)	In fiscal 2008, under the Company’s existing covenants, AMI cured an existing default by issuing additional Old Notes without additional consideration, which resulted in an offsetting charge to earnings.

(4)	Other expense in the fiscal quarter ended June 30, 2011, and in fiscal 2012 and 2011 was related to a loss on an investment. Other income in fiscal 2009 and 2008 was primarily related to interest income.

(5)	In fiscal 2008, we discontinued the publication of Weekly World News. As a result, the balance associated with this title has been reclassified to income (loss) from discontinued operations, net of income taxes for all years presented.

(6)	Includes balances associated with continuing and discontinued operations.

(7)	Adjusted EBITDA, a measure we use to gauge our operating performance, is defined as net income (loss) plus interest expense, provision (benefit) for income taxes, depreciation of property and equipment, amortization of intangible assets, deferred debt costs and deferred rack costs, provision for impairment of intangible assets and goodwill, adjusted for gains or costs related to closures, launching or re-launches of publications, restructuring costs and severance and other one-time costs. We believe that the inclusion of Adjusted EBITDA is appropriate to evaluate our operating performance compared to our operating plans and/or prior years and to value prospective acquisitions. We also believe that Adjusted EBITDA is helpful in highlighting trends because Adjusted EBITDA excludes the impact of certain items that can differ significantly from company to company depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. We believe our investors use Adjusted EBITDA as a gauge to measure the performance of their investment in the Company. Management compensates for limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting our business than GAAP results alone. Adjusted EBITDA is not a recognized term under GAAP and does not purport to be an alternative to income from continuing operations as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, Adjusted EBITDA is not intended to be a measure of free cash flow available for management’s discretionary use as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. The presentation of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Because not all companies use identical calculations, our presentation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.

A reconciliation of net income (loss) attributable to American Media, Inc. and subsidiaries to Adjusted EBITDA is presented below:

	Fiscal Quarter Ended June 30,		Fiscal Year Ended March 31

(in thousands)	2012	2011	2012	2011	2010	2009	2008

Net income (loss) attributable to American Media, Inc. and subsidiaries	$(1,254)	$(742)	$21,567	$(4,473)	$3,218	$(183,323)	$(61,894)
Add (deduct):
Interest expense (a)	14,641	14,799	58,423	56,531	50,601	85,251	99,065
Provision (benefit) for income taxes	(968)	(211)	(17,509)	4,003	22,756	(33,339)	3,284
Depreciation and amortization	2,301	1,730	8,539	6,334	6,633	9,573	12,588
Amortization of deferred debt costs	341	533	1,585	3,217	3,893	9,849	10,926
Amortization and write-off of deferred rack costs and short-term rack programs	4,588	4,311	19,924	12,374	9,901	14,771	14,264
Provision for impairment of intangible assets and goodwill	-	-	-	-	17,595	217,350	31,097
Old Notes issued	-	-	-	-	-	-	17,109
Loss (gain) on extinguishment of debt	-	-	-	8,612	-	(4,858)	-
Costs (gains) related to closures and re-launch of publications	1,105	(215)	-	581	-	(433)	513
Restructuring costs and severance	715	1,204	5,450	29,014	-	3,581	1,422
Other	983	615	8,269	1,100	(610)	3,325	7,581

Adjusted EBITDA	$22,452	$22,024	$106,248	$117,293	$113,987	$121,747	$135,955

(a)	Includes $23.0 thousand of interest expense attributable to discontinued operations in fiscal year 2008.

(8)	In fiscal 2011, in connection with the 2010 Restructuring, the exchange of debt for equity resulting in an approximate $587.0 million gain on restructuring was recorded as capital transaction as the exchange occurred with pre-existing stockholders.

RISK FACTORS

You should carefully consider the risks described below as well as the other information contained in this prospectus before deciding whether to participate in the exchange offer. The occurrence of any of the following risks could materially and adversely affect our business, financial condition, prospects, results of operations and cash flows, which in turn could adversely affect our ability to repay the notes. In the event any risks adversely affect our business, financial condition or results of operations, you may lose all or part of the money you paid to buy the notes.

Risks Related to the Exchange Notes and Exchange Offer

Our substantial indebtedness could adversely affect our businesses, financial condition and financial results and prevent us from fulfilling our debt service obligations.

We have a significant amount of indebtedness. At June 30, 2012, we had approximately $493.9 million of total indebtedness outstanding. In addition, at June 30, 2012, we had $16.0 million available under our revolving credit facility comprised of $11.6 million available for borrowing and $4.4 million in an outstanding letter of credit. Our substantial indebtedness and our use of cash flow from operations to make principal and interest payments on our indebtedness may, among other things:

•	limit the cash flow available to fund our working capital, capital expenditures, acquisitions or other general corporate requirements;

•	limit our ability to obtain additional financing to fund future working capital, capital expenditures, acquisitions or other general corporate requirements;

•	place us at a competitive disadvantage relative to those of our competitors that have greater financial resources;

•	make it more difficult for us to comply with the financial covenants in our debt agreements which could result in a default and an acceleration of all amounts outstanding thereunder;

•	limit our ability to incur additional indebtedness;

•

force us to seek and obtain alternate or additional sources of funding, which may be unavailable, or may be on less favorable terms, or may require the consent of lenders under our revolving credit facility or the holders of our other indebtedness;

•	limit our flexibility in planning for, or reacting to, changes in our business and industry;

•	increase our vulnerability to general adverse economic and industry conditions; and

•	expose us to increased interest expense because our revolving credit facility is variable rate indebtedness.

Any of the foregoing matters could adversely affect our business, financial condition and financial results and, consequently, our ability to fulfill our debt service obligations.

Despite our high level of indebtedness, we and our subsidiaries still may incur significant additional amounts of debt, which could further exacerbate the risks associated with our substantial indebtedness.

We and our subsidiaries may be able to incur substantial additional indebtedness in the future. Although the indentures governing our debt and our revolving credit facility contain restrictions on the incurrence of additional indebtedness, these restrictions are subject to a number of significant qualifications and exceptions, and under certain circumstances, the amount of indebtedness that could be incurred in compliance with these restrictions could be substantial.

If new debt is added to our and our subsidiaries’ existing debt levels, the related risks that we will face would increase. In addition, the indenture does not prevent us or our subsidiaries from incurring obligations that do not constitute indebtedness under the indenture.

To service our indebtedness, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control.

Our ability to generate cash flow from operations to make principal and interest payments on our indebtedness will depend on our future performance, which will be affected by a range of economic, competitive and business factors. We cannot control many of these factors, including general economic conditions, the allocation of advertising expenditures by our advertisers among available media and the amount spent on advertising in general. In particular, we cannot estimate the impact the ongoing economic crisis will have on our business going forward. If our operations do not generate sufficient cash flow from operations to satisfy our debt service obligations, we may need to borrow additional funds to make these payments or undertake alternative financing plans, such as refinancing or restructuring our indebtedness, disposing of assets or reducing or delaying capital investments and acquisitions. We cannot guarantee that such additional funds or alternative financing will be available on favorable terms, if at all. Our inability to generate sufficient cash flow from operations or obtain additional funds or alternative financing on acceptable terms could have a material adverse effect on our business, financial condition and results of operations.

We cannot assure you that our business will generate sufficient cash flows from operations, that anticipated cost savings and operating improvements will be realized or that we can obtain alternative financing proceeds in an amount sufficient to enable us to service our indebtedness, including the notes, or to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness, including the notes, on or before maturity. We cannot assure you that we will be able to refinance any of our indebtedness on commercially reasonable terms or at all.

We may be unable to repay or repurchase the notes at maturity.

At the maturity date, the entire principal amount of the notes, together with accrued and unpaid interest, will become due and payable. We may not have the ability to repay or refinance these obligations. If the maturity date occurs at a time when other arrangements prohibit us from repaying the notes, we would try to obtain waivers of such prohibitions from the lenders and holders under those arrangements, or we could attempt to refinance the borrowings that contain the restrictions. If we could not obtain the waivers or refinance these borrowings, we would be unable to repay the notes.

Our debt agreements contain restrictions that limit our flexibility in operating our business.

The indenture, the second lien indenture and our revolving credit facility contain a number of covenants that limit the discretion of our management with respect to certain business matters and may impair our ability to respond to changing business and economic conditions. Among other things, the indenture, the second lien indenture and our revolving credit facility restrict our ability to:

•	incur or guarantee additional indebtedness or issue certain preferred equity;

•	pay dividends and make certain distributions, in respect of capital stock or make other restricted payments;

•	make certain investments;

•	create or incur certain liens;

•	sell or otherwise dispose of assets;

•	enter into certain transactions with affiliates;

•	merge, consolidate, sell or otherwise dispose of all or substantially all of our assets;

•	designate our subsidiaries as unrestricted subsidiaries;

•	receive payments from our restricted subsidiaries; and

•	pay cash interest in excess of specified rates.

In addition, our revolving credit facility contains a maximum first lien leverage ratio.

The notes are secured only to the extent of the value of the assets that have been granted as security for the notes and in the event that the security is enforced against the collateral, the holders of the notes will receive proceeds from the collateral only after obligations under our revolving credit facility have been paid in full.

If we default on the notes, the holders of the notes will be secured only to the extent of the value of the assets underlying their security interest. Furthermore, upon enforcement against any collateral or insolvency, under the terms of the Intercreditor Agreement, proceeds of such enforcement will first be used to pay obligations outstanding under our revolving credit facility in full (including post-petition interest, whether or not allowable in any bankruptcy case) prior to paying the notes. See “—The rights of holders of notes in the collateral may be adversely affected by the Intercreditor Agreement.”

The value of the note holders’ security interest in the collateral may not be sufficient to satisfy all our obligations under the notes.

The notes and the guarantees of the notes are secured on a first-priority basis by a lien on the assets that secure our obligations under our revolving credit facility, including accounts, chattel paper, instruments, letter of credit rights, documents, equipment, general intangibles, inventory, cash and deposit accounts, investment property, certain owned real property and proceeds of the foregoing, in each case, subject to certain permitted liens and certain excluded assets. See “Description of Notes—Security for the Notes.”

If we default on the notes, the holders of the notes will be secured only to the extent of the value of the assets underlying their security interest. Furthermore, upon enforcement against any collateral or insolvency, under the terms of the Intercreditor Agreement, proceeds of such enforcement will be used first to pay obligations outstanding under our revolving credit facility in full (including post-petition interest, whether or not allowable in any bankruptcy case) and second to pay the notes. To prevent foreclosure, we may be motivated to commence voluntary bankruptcy proceedings, or the holders of the notes and/or various other interested persons may be motivated to institute bankruptcy proceedings against us. The commencement of such bankruptcy proceedings would expose the holders of the notes to additional risks, including additional restrictions on exercising rights against collateral. See “—In the event of a future bankruptcy, the ability of the holders of the notes to realize upon the collateral will be subject to certain bankruptcy law limitations.”

The indenture, the second lien indenture and our revolving credit facility allow us to incur additional obligations secured by liens in amounts that may be significant. Any additional indebtedness or obligations secured by a lien on the collateral securing the notes could adversely affect the relative position of the holders of the notes with respect to the collateral securing the notes.

The collateral may be subject to exceptions, defects, encumbrances, liens and other imperfections. Further, the value of the collateral at any time will depend on market and other economic conditions, including the availability of suitable buyers for the collateral. By its nature, some or all of the collateral may be illiquid and may have no readily ascertainable market value. The value of the assets pledged as collateral for the notes could be impaired in the future as a result of changing economic conditions, our failure to implement our business strategy, competition or other future trends. In the event of a foreclosure, liquidation, bankruptcy or similar proceeding, no assurance can be given that the proceeds from any sale or liquidation of the collateral securing our obligations under our revolving credit facility will be sufficient to pay our obligations under the notes, in full or at all, after first satisfying our obligations in full under our revolving credit facility. There also can be no assurance that the collateral will be saleable, and, even if saleable, the timing of its liquidation would be uncertain.

In addition, we may not have liens perfected on all of the collateral securing the notes prior to the closing of this offering or, in some cases, such liens may not be perfected at all. To the extent certain security interests cannot be granted, filed and/or perfected on the closing date, a covenant in the indenture requires us to do or cause to be done all things that may be required under applicable law, or that the collateral trustees from time to time may reasonably request, to grant, preserve, protect and perfect the validity and priority of the security interest in the collateral. We cannot assure you that we will be able to perfect the security interests on a timely basis, and our failure to do so may result in a default under the indenture, the second lien indenture, our revolving credit facility and the security documents concerning the notes (the “first lien security documents”).

Accordingly, there may not be sufficient collateral to pay all or any of the amounts due on the notes. Any claim for the difference between the amount, if any, realized by holders of the notes from the sale of the collateral securing the notes and the obligations under the notes will rank equally in right of payment with all of our other unsecured unsubordinated indebtedness and other obligations, including trade payables.

With respect to some of the collateral, the collateral trustee’s security interest and ability to foreclose will also be limited by the need to meet certain requirements, such as obtaining third-party consents and making additional filings. If we are unable to obtain these consents or make these filings, the security interests may be invalid and the holders will not be entitled to the collateral or any recovery with respect thereto. We cannot assure you that any such required consents can be obtained on a timely basis or at all. These requirements may limit the number of potential bidders for certain collateral in any foreclosure and may delay any sale, either of which events may have an adverse effect on the sale price of the collateral. Therefore, the practical value of realizing the collateral may, without the appropriate consents and filings, be limited.

Certain assets are excluded from the collateral.

Certain assets are excluded from the collateral securing the notes, as described under “Description of Notes—Security for the Notes,” including the following:

•	any capital stock of any foreign subsidiaries of the guarantors in excess of 65% of the capital stock of such foreign subsidiaries;

•	items as to which a security interest cannot be granted without violating contract rights or applicable law;

•

assets securing purchase money debt or capitalized lease obligations permitted to be incurred under the indenture to the extent the documentation relating to such purchase money debt or capitalized lease obligations prohibits such assets from being collateral;

•	any leasehold interest in any real property of AMI or any guarantor; and

•	certain other exceptions described in the first lien security documents.

If an event of default occurs and the notes are accelerated, the notes will rank equally with the holders of all of our other unsubordinated and unsecured indebtedness and other liabilities with respect to such excluded assets. As a result, if the value of the security interest for the notes and the guarantees is less than the value of the claims of the holders of the notes, no assurance can be provided that the holders of the notes would receive any substantial recovery from the excluded assets.

The pledge of the capital stock or other securities of our subsidiaries that secure the notes will automatically be released from the lien on it and will no longer constitute collateral for so long as the pledge of such capital stock or such other securities would require the filing of separate financial statements with the SEC for such subsidiary.

The notes and the guarantees are secured by a pledge of the stock of some of our subsidiaries. Under the SEC regulations in effect as of the date of this prospectus, if the par value, book value as carried by us or market value (whichever is greatest) of the capital stock or other securities of a subsidiary pledged as part of the collateral for any class of securities registered or to be registered is greater than or equal to 20% of the aggregate principal amount of the notes then outstanding, such a subsidiary would be required to provide separate financial statements in filings with the SEC. Therefore, the indenture and the first lien security documents provide that any capital stock and other securities of any of our subsidiaries will be excluded from the collateral for the notes (but will remain collateral for our revolving credit facility) for so long as the pledge of such capital stock or other securities to secure the notes would cause such subsidiary to be required to file separate financial statements with the SEC pursuant to Rule 3-16 of Regulation S-X (as in effect from time to time).

As a result, holders of the notes could lose a portion or all of their security interest in the capital stock or other securities of those subsidiaries during such period. It may be more difficult, costly and time-consuming for holders of the notes to foreclose on the assets of a subsidiary than to foreclose on its capital stock or other securities, so the proceeds realized upon any such foreclosure could be significantly less than those that would have been received upon any sale of the capital stock or other securities of such subsidiary. See “Description of Notes—Security for the Notes.”

Rights of holders of notes in the collateral may be adversely affected by the failure to perfect liens on certain collateral acquired and other issues generally associated with the realization of security interests in the collateral in the future.

Applicable law requires that a security interest in certain tangible and intangible assets can only be perfected and its priority retained through certain actions undertaken by the secured party. The liens on the collateral securing obligations under the notes from time to time owned by us or the guarantors may not be perfected if we or the collateral trustee have not taken the actions necessary to perfect any of those liens upon or prior to the issuance of the notes, including in respect of collateral of a type that perfection of a lien may only be obtained by possession or control by the revolver agent. The inability or failure of us or the first lien collateral trustee to promptly take all actions necessary to create properly perfected security interests in the collateral may result in the loss of the priority, or a defect in the perfection, of the security interest for the benefit of the holders of the notes to which they would have been otherwise entitled.

In addition, applicable law requires that certain property and rights acquired after the grant of a general security interest or lien can only be perfected at the time such property and rights are acquired and identified. We and the guarantors will have limited obligations to perfect the security interests of the holders of the notes in specified collateral. There can be no assurance that the trustee or the collateral trustee will monitor, or that we or the guarantors will inform the trustee or the collateral trustee of, the future acquisition of property and rights that constitute collateral, and that the necessary action will be taken to properly perfect the lien on such after-acquired collateral. The first lien collateral trustee has no obligation to monitor the acquisition of additional property or rights that constitute collateral or the perfection of any security interests therein. Such failure may result in the loss of the practical benefits of the liens thereon or of the priority of the liens securing the notes.

The security interests of the first lien collateral trustee will be subject to practical challenges generally associated with the realization of security interests in the collateral. For example, the first lien collateral trustee may need to obtain the consent of a third party to obtain or enforce a security interest in an asset. We cannot assure you that the first lien collateral trustee will be able to obtain any such consent or that the consents of any third parties will be given when required to facilitate a foreclosure on such assets. As a result, the first lien collateral trustee may not have the ability to foreclose upon those assets and the value of the collateral may therefore significantly decrease.

The collateral is subject to casualty risks.

The first lien security documents require us and our restricted subsidiaries to maintain adequate insurance or otherwise insure against risks to the extent customary with companies in the same or similar businesses operating in the same or similar locations as us. There are, however, certain losses that may be either uninsurable or not economically insurable, in whole or in part. As a result, we cannot assure you that the insurance proceeds will compensate us fully for our losses. If there is a total or partial loss of any of the collateral securing the notes, we cannot assure you that any insurance proceeds received by us will be sufficient to satisfy our obligations, including the notes.

The collateral securing the notes may be diluted under certain circumstances.

The indenture, the second lien indenture and our revolving credit facility permit us, under certain circumstances, to issue additional senior secured indebtedness, including additional notes.

In addition, the indenture and the first lien security documents permit us and certain of our subsidiaries to incur additional pari passu obligations, secured by the same security interests that secure the notes, up to a maximum threshold amount. These additional pari passu obligations may be incurred by issuing additional notes under the indenture or the second lien indenture or issuing additional debt securities under one or more new indentures. Any additional pari passu obligations secured by the collateral that will secure the notes would dilute the value of the note holders’ rights to the collateral.

The rights of holders of notes in the collateral may be adversely affected by the Intercreditor Agreement.

Under the terms of the Intercreditor Agreement, the liens securing the obligations under our revolving credit facility on assets of ours or the guarantors generally rank equally with the liens on such assets securing ours and the guarantors’ obligations under the notes and the guarantees. However, the Intercreditor Agreement provides that the obligations under our revolving credit facility will be paid prior to the obligations under the notes and guarantees in the event of any foreclosure or bankruptcy event.

Additionally, the Intercreditor Agreement generally permits each of the first lien collateral trustee, the revolver agent and the collateral agent for any other holders of pari passu lien indebtedness to independently enforce their liens on the collateral (provided that distributions received on enforcement are applied as provided in the Intercreditor Agreement). It is possible that disputes may occur between the holders of the notes and lenders under our revolving credit facility or other secured parties as to the appropriate manner of pursuing enforcement remedies with respect to the collateral which may delay enforcement of the collateral, result in litigation and/or result in enforcement actions against the collateral that are not approved by the holders of the notes. See “Description of Notes—Security for the Notes.”

Federal and state fraudulent transfer laws may permit a court to void all or a portion of the obligations represented by the notes or the guarantees, subordinate claims in respect of the notes or the guarantees and require holders to return payments received and, if that occurs, you may not receive any payments on the notes.

Federal and state fraudulent transfer and conveyance statutes may apply to all or a portion of the obligations represented by the notes or the incurrence of any guarantees of the notes, including the guarantee by the guarantors entered into upon issuance of the guarantees (if any) that may be entered into thereafter under the terms of the indenture. Under federal bankruptcy law and comparable provisions of state fraudulent transfer or conveyance laws, which may vary from state to state, all of or a portion of the obligations represented by the notes or the guarantees could be voided as a fraudulent transfer or conveyance if (1) we incurred the notes or any of the guarantors incurred the guarantees with the intent of hindering, delaying or defrauding creditors or (2) we or any of the guarantors received less than reasonably equivalent value or fair consideration in return for incurring the notes or the guarantees, as applicable, and, in the case of (2) only, one of the following is also true at the time thereof:

•	they were insolvent or rendered insolvent by reason of the incurrence of such indebtedness;

•	the incurrence of the notes or the guarantees left us or any of the guarantors, as applicable, with an unreasonably small amount of capital to carry on the business;

•	they intended to, or believed that they would, incur debts beyond their ability to pay such debts as they mature; or

•	they were a defendant in an action for money damages, or had a judgment for money damages docketed against them if, in either case, after final judgment, the judgment is unsatisfied.

A court would likely find that AMI or a guarantor did not receive reasonably equivalent value or fair consideration for the notes or a guarantee, as applicable, if the applicable entity did not substantially benefit directly or indirectly from the issuance of the notes or the applicable guarantee. As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or an antecedent debt is secured or satisfied.

We cannot be certain as to the standards a court would use to determine whether or not AMI or the guarantors were solvent at the relevant time or, regardless of the standard that a court uses, that the issuance of the notes or the guarantees would not be subordinated to any of the Company’s or the guarantors’ other debt. Generally, however, an entity would be considered insolvent if, at the time it incurred indebtedness:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all its assets; or

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

If a court were to find that the issuance of the notes or the incurrence of the guarantee was a fraudulent transfer or conveyance, the court could void the payment obligations under the notes or such guarantee, as applicable, or further subordinate the notes or such guarantee, as applicable, to presently existing and future indebtedness of the Company or of the related guarantor, or require the holders of the notes to repay any amounts received with respect to the notes or such guarantee, as applicable. In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the notes. Further, the voidance of the notes could result in an event of default with respect to the Company’s and its guarantor subsidiaries’ other debt that could result in acceleration of such debt.

Although each guarantee entered into by a subsidiary will contain a provision intended to limit that guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer, this provision may not be effective to protect those guarantees from being voided under fraudulent transfer law, or may reduce that guarantor’s obligation to an amount that effectively makes its guarantee worthless. In a recent Florida bankruptcy case, this kind of provision was found to be ineffective to protect the guarantees.

The value of the collateral securing the notes may not be sufficient to entitle holders to payment of post-petition interest.

In the event of a future bankruptcy, liquidation, dissolution, reorganization or similar proceeding against us following, holders of the notes will only be entitled to post-petition interest under the Bankruptcy Code to the extent that the value of their security interest in the collateral is greater than their pre-bankruptcy claim. Holders of the notes that have a security interest in collateral with a value equal to or less than their pre-bankruptcy claim will not be entitled to post-petition interest under the Bankruptcy Code. The bankruptcy trustee, the debtor-in-possession or competing creditors could possibly assert that the fair market value of the collateral with respect to the notes on the date of the bankruptcy filing was less than the then-current principal amount of the notes and other obligations secured by that collateral. Upon a finding by a bankruptcy court that the notes and other obligations are under-collateralized, the claims in the bankruptcy proceeding with respect to the notes and other obligations would be bifurcated between a secured claim and an unsecured claim, and the unsecured claim would not be entitled to the benefits of security in the collateral. Other consequences of a finding of under collateralization would be, among other things, a lack of entitlement on the part of holders of notes to receive post-petition interest and a lack of entitlement on the part of the unsecured portion of the notes to receive other “adequate protection” under U.S. federal bankruptcy laws. In addition, if any payments of post-petition interest were made at the time of such a finding of under collateralization, such payments could be re-characterized by the bankruptcy court as a reduction of the principal amount of the secured claim with respect to the notes. We cannot assure you that the value of the noteholders’ interest in the collateral securing the notes equals or exceeds the principal amount of the notes.

There are circumstances other than repayment or discharge of the notes under which the collateral securing the notes and the related guarantees will be released automatically, without your consent or the consent of the first lien collateral agent.

Under various circumstances, all or a portion of the collateral may be released, including:

•

to enable the sale, transfer or other disposal of such collateral in a transaction not prohibited under the indenture, the second lien indenture and our revolving credit facility, including the sale of any entity in its entirety that owns or holds such collateral; and

•	with respect to collateral held by a guarantor, upon the release of such guarantor from its guarantee.

In addition, the guarantee of a subsidiary guarantor will be released in connection with a sale of such subsidiary guarantor in a transaction not prohibited by the indenture.

The indenture permits us to designate one or more of our restricted subsidiaries that is a guarantor of the notes as an unrestricted subsidiary. If we designate a subsidiary guarantor as an unrestricted subsidiary, all of the liens on any collateral owned by such subsidiary or any of its subsidiaries and any guarantees of the notes by such subsidiary or any of its subsidiaries will be released under the indenture but not under our revolving credit facility. Designation of an unrestricted subsidiary will reduce the aggregate value of the collateral securing the notes to the extent that liens on the assets of the unrestricted subsidiary and its subsidiaries are released. In addition, the creditors of the unrestricted subsidiary and its subsidiaries will have a senior claim on the assets of such unrestricted subsidiary and its subsidiaries. See “Description of Notes—Security for the Notes—Release of collateral.”

Any future grant of a lien on the collateral might be avoidable in bankruptcy.

Any future grant of a lien on the collateral in favor of the trustee and the first lien collateral trustee, including pursuant to security documents delivered after the date of the indenture, might be avoidable by the person granting such lien (as debtor-in-possession) or by its trustee in bankruptcy if certain events or circumstances exist or occur, including if the person granting such lien is insolvent at the time the lien is granted, the lien permits the holders of the notes to receive a greater recovery than if the lien had not been given and a bankruptcy proceeding in respect of the person granting such lien is commenced within 90 days following the date the lien was granted, or, in certain circumstances, a longer period.

In the event of a future bankruptcy, the ability of the holders of the notes to realize upon the collateral will be subject to certain bankruptcy law limitations.

The ability of holders of the notes to realize upon the collateral will be subject to certain bankruptcy law limitations in the event of a bankruptcy. Under applicable U.S. federal bankruptcy laws, secured creditors are prohibited from, among other things, repossessing their security from a debtor in a bankruptcy case without bankruptcy court approval and may be prohibited from retaining security repossessed by such creditor without bankruptcy court approval. Moreover, applicable federal bankruptcy laws generally permit the debtor to continue to retain collateral, including cash collateral, even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given “adequate protection.”

The secured creditor is entitled to “adequate protection” to protect the value of the secured creditor’s interest in the collateral as of the commencement of the bankruptcy case but the adequate protection actually provided to a secured creditor may vary according to the circumstances. Adequate protection may include cash payments or the granting of additional security if and at such times as the court, in its discretion and at the request of such creditor, determines after notice and a hearing that the collateral has diminished in value as a result of the imposition of the automatic stay of repossession of such collateral or the debtor’s use, sale or lease of such collateral during the pendency of the bankruptcy case. In view of the lack of a precise definition of the term “adequate protection” and the broad discretionary powers of a U.S. bankruptcy court, we cannot predict whether or when the trustee and collateral trustees under the indenture could foreclose upon or sell the collateral or whether or to what extent holders of notes would be compensated for any delay in payment or loss of value of the collateral through the requirement of “adequate protection.”

Moreover, the trustee and collateral trustee under the indenture may need to evaluate the impact of the potential liabilities before determining to foreclose on collateral consisting of real property, if any, because secured creditors that hold a security interest in real property may be held liable under environmental laws for the costs of remediating or preventing the release or threatened releases of hazardous substances at such real property. Consequently, the first lien collateral trustee may decline to foreclose on such collateral or exercise remedies available in respect thereof if it does not receive indemnification to its satisfaction from the holders of the notes.

We may not be able to purchase the notes upon a change of control.

Upon the occurrence of certain specific kinds of change of control events, we will be required to offer to repurchase all outstanding notes at a purchase price of 101% of their principal amount plus accrued and unpaid interest, if any, to the date of repurchase. However, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of notes or that restrictions in our revolving credit facility will not allow such repurchase. Accordingly, we may not be able to satisfy our obligations to purchase the notes unless we are able to refinance or obtain waivers under our revolving credit facility. Our failure to repurchase the notes upon a change of control would cause a default under the indenture and a cross-default under our revolving credit facility and the second lien indenture. Our revolving credit facility also provides that a change of control is a default that permits lenders to accelerate the maturity of borrowings thereunder. The lenders under our revolving credit facility will have the right to require repayment in full of all outstanding borrowings under our revolving credit facility prior to any repurchase of the notes. We will not, therefore, be able to effect a repurchase of the notes upon a change of control event unless we repay all of the outstanding borrowings under our revolving credit facility or obtain the consent of the lenders thereunder. Any of our future debt agreements may contain similar provisions.

You may be adversely affected if you fail to exchange the original notes.

We will only issue exchange notes in exchange for original notes that are timely received by the exchange agent, together with all required documents, including a properly completed and signed letter of transmittal. Therefore, you should allow sufficient time to ensure timely delivery of the original notes and you should carefully follow the instructions on how to tender your original notes. Neither we nor the exchange agent are required to tell you of any defects or irregularities with respect to your tender of the original notes. If you are eligible to participate in this exchange offer and do not tender your original notes or if we do not accept your original notes because you did not tender your original notes properly, then, after we consummate this exchange offer, you will continue to hold original notes that are subject to the existing transfer restrictions and will no longer have any registration rights or be entitled to any additional interest with respect to the original notes. In addition:

•

if you tender your original notes for the purpose of participating in a distribution of the exchange notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes; and

•

if you are a broker-dealer that receives exchange notes for your own account in exchange for original notes that you acquired as a result of market-making activities or any other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale of those exchange notes.

We have agreed that, for a period of 180 days after this exchange offer is consummated, we will make this prospectus available to any broker-dealer for use in connection with any resales of the exchange notes.

After this exchange offer is consummated, if you continue to hold any original notes, you may have difficulty selling them because there will be fewer original notes outstanding.

There currently exists no market for the exchange notes. If an active trading market does not develop for the exchange notes you may not be able to resell them.

The exchange notes are new issues of securities of the same class as the original notes for which there is no established trading market. We cannot assure you that an active trading market will develop for the exchange notes. If no active trading market develops, you may not be able to resell your exchange notes at their fair market value or at all. Future trading prices of the notes will depend on many factors, including, among other things, prevailing interest rates, our operating results and the market for similar securities. We have been informed by the initial purchasers that they intend to make a market in the notes. However, the initial purchasers are not obligated to do so and may discontinue any market-making activities with respect to the notes at any time. The liquidity of any market for notes will depend upon various factors, including:

•	the number of holders of the notes;

•	the interest of securities dealers in making a market for the notes;

•	the overall market for similar classes of securities;

•	our financial performance or prospects; and

•	the performance and prospects for companies in our industry generally.

Accordingly, we cannot assure you that a market or liquidity will develop for the notes. Historically, the markets for non-investment grade indebtedness have been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes. We cannot assure you that the market for the notes, if any, will not be subject to similar disruptions. Any such disruptions may adversely affect you as a holder of the notes. In addition, if a large number of original notes are not tendered or are tendered improperly, the limited number of exchange notes that would be issued and outstanding after we consummate the exchange offer would reduce liquidity and could lower the market price of the exchange notes. We do not intend to apply to list the notes on any securities exchange.

Risks Related To Our Business

Our substantial debt could impair our ability to operate and expose us to certain risks.

Our future performance could be affected by our substantial amount of debt. As of June 30, 2012, our total principal amount of outstanding debt was approximately $493.9 million, consisting of $365.0 million principal amount of debt under the original notes, $104.9 million principal amount of debt under the second lien notes and $24.0 million amount of debt under the revolving credit agreement. Our total consolidated interest expense was $58.4 million for fiscal 2012 and $14.6 million for the first quarter of fiscal 2013. In addition, the revolving credit agreement, the indenture and the second lien indenture contain certain covenants that, subject to certain exceptions, restrict us from paying dividends, incurring additional debt, creating liens, entering into certain mergers or consolidations, making acquisitions or other investments and selling or otherwise disposing of assets.

Our high level of debt could have important consequences for our business and operations, including the following:

•

our debt level requires that a significant portion of our cash flow from operations be used for the payment of interest on debt, reducing our ability to use our cash flow to fund working capital, acquisitions, capital expenditures and general corporate requirements;

•	our debt under the revolving credit agreement has a variable rate of interest, which exposes us to the risk of increased interest rates;

•	we may have a much higher level of debt than certain of our competitors, which may put us at a competitive disadvantage;

•	our debt level makes us more vulnerable to economic downturns and adverse developments in our business;

•	our debt level reduces our flexibility in responding to changing business and economic conditions, including increased competition in the publishing industry; and

•	our debt level limits our ability to pursue other business opportunities, borrow more money for operations or capital in the future and implement our business strategy.

Under the revolving credit agreement, we have to comply with a maximum first lien leverage ratio. Our ability to satisfy this ratio is dependent on our business performing in accordance with our projections. If the performance of our business deviates from our projections, we may not be able to satisfy this ratio. If we do not comply with this or other covenants and restrictions, we would be in default under our revolving credit agreement unless we obtained a waiver from the required lenders thereunder. Our outstanding debt under our revolving credit agreement, together with accrued interest, could then be declared immediately due and payable and commitments thereunder could be terminated. Our ability to comply with such provisions may be affected by events beyond our control. Moreover, the instruments governing almost all our other debt contain cross-acceleration provisions so that acceleration under any of our debt may result in a default under our other debt instruments. If a cross-acceleration occurs, the maturity of almost all our debt could be accelerated and become immediately due and payable. If that happens, we would not be able to satisfy our debt obligations, which would have a substantial adverse effect on our ability to continue as a going concern.

Obligations under our revolving credit agreement are secured by liens on substantially all our assets and the assets of certain domestic subsidiaries. In addition, our obligations under our revolving credit agreement are secured by a pledge of all the issued and outstanding shares of, or other equity interests in, certain of our existing or subsequently acquired or organized domestic subsidiaries and a percentage of the capital stock of, or other equity interests in, certain of our existing or subsequently acquired or organized foreign subsidiaries. If we, or one of our restricted subsidiaries, should be declared bankrupt or insolvent, or if we otherwise default under our revolving credit agreement, the lenders could declare all the funds borrowed thereunder, together with accrued interest, immediately due and payable and commitments thereunder could be terminated. If we were unable to repay such debt, the lenders could foreclose on the pledged stock of our subsidiaries and on the assets in which they have been granted a security interest.

Future acquisitions, partnerships, publishing services agreements and joint ventures may require significant resources and/or result in significant unanticipated losses, costs or liabilities.

In the future, we may seek to grow the Company and its businesses by making acquisitions or entering into partnerships, publishing services agreements or joint ventures. Any future acquisition, partnership, publishing service agreement or joint venture may require that we make significant cash investments, issue stock or incur substantial debt. In addition, acquisitions, partnerships, publishing services agreements or investments may require significant managerial attention, which may be diverted from our other operations. These capital, equity and managerial commitments may impair the operation of our businesses. Furthermore, any future acquisitions of businesses or facilities could entail a number of additional risks, including:

•	problems with effective integration of operations;

•	the inability to maintain key pre-acquisition business relationships;

•	increased operating costs;

•	exposure to unanticipated liabilities; and

•	difficulties in realizing projected efficiencies, synergies and cost savings.

Such acquisitions and investments may require additional funding which may be provided in the form of additional debt, equity financing or a combination thereof. We cannot assure that any such additional financing will be available to us on acceptable terms, or at all, or that we will be permitted under the terms of the revolving credit agreement (or any replacement thereof) or under the terms of our Indentures to obtain such financing for such purpose.

We have incurred indebtedness to finance past acquisitions. We may finance future acquisitions with additional indebtedness, subject to limits in our debt agreements. As a result, we could face the financial risks associated with incurring additional indebtedness such as reducing our liquidity and access to financing markets and increasing the amount of cash flow required to service such indebtedness.

Our performance could be adversely affected if we lose our key personnel.

We believe that our success is largely dependent on the abilities and experience of our senior management team. The loss of the services of one or more of these senior executives could adversely affect our ability to effectively manage our overall operations or successfully execute current or future business strategies. We do not maintain key man life insurance on the lives of our senior management. We have entered into employment contracts with our senior management team, all of which contain non-compete provisions. While we believe that we could find replacements for these key personnel, the loss of their services could have a significant adverse effect on our operations.

If we fail to implement our business strategy, our business will be adversely affected.

Our future financial performance and success are dependent in large part upon our ability to successfully implement our business strategy. We may not be able to successfully implement our business strategy or improve our operating results. In particular, we may not be able to increase circulation of our publications, obtain new sources of advertising revenues, generate additional revenues by building on the brand names of our publications, attract new clients for DSI or raise the cover prices of our publications without causing a decline in circulation. Furthermore, any growth through acquisitions and investments will be dependent upon identifying suitable acquisition or investment candidates and successfully consummating such transactions and integrating the acquired operations at reasonable costs. We may not successfully integrate any acquired businesses or publishing services client and may not be able to achieve anticipated revenue and cost benefits.

Any failure to successfully implement our business strategy may adversely affect our ability to service our indebtedness, including our ability to make principal and interest payments on the debt. We may, in addition, decide to alter or discontinue certain aspects of our business strategy at any time.

The global financial crisis and economic downturn could continue to negatively impact our liquidity, results of operations and financial condition, as well as our ability to accurately forecast our results, and it may cause a number of the risks that we currently face to increase in likelihood, magnitude and duration.

The current financial crisis and economic downturn continues to negatively impact economic activity globally. Our operations and performance depend significantly on worldwide economic conditions. Our customers continue to delay and reduce their expenditures in response to deteriorating macroeconomic and industry conditions and uncertainty, which has had a significant negative impact on the demand for our products and therefore the cash flows of our business, and could continue to have a negative impact on our liquidity and capital resources. In addition, our revenues from advertising are still negatively impacted as customer advertising budgets have continued to be scaled back. Management expects to continue facing challenges resulting from the downturn in economic conditions.

A number of risks that we ordinarily face may increase in likelihood, magnitude and duration. These risks include potential deterioration of our customers’ ability to pay; losses or impairment charges; reduced revenue; further deterioration in our cash balances; an inability to access the capital markets; a further reduction in the amount of money that advertisers have available to spend for advertising in our products, increases in fuel prices, which affect our freight costs; increases in postage rates; unfavorable regulations; and our continued ability to achieve cost savings. We expect to continue facing challenges resulting from the downturn in economic conditions.

Our business is affected by factors that impact consumer spending habits or patterns.

Most of our products involve discretionary spending on the part of consumers. Consumer spending is influenced by general economic conditions and the availability of discretionary income. This makes our products sensitive to general economic conditions and economic cycles and trends in advertising placements and we have experienced reduced demand for, and decreased advertising in, our products in the current recessionary environment. Certain economic conditions such as regional or international economic downturns, including periods of increased inflation, unemployment levels, tax rates, interest rates, gasoline and other energy prices or declining consumer confidence negatively impact consumer spending. Reduced consumer spending or a shift in consumer spending patterns will likely result in reduced demand for our products and may also require increased selling and promotional expenses. A reduction or shift in domestic or international consumer spending habits or patterns could negatively impact our business, results of operations and financial condition.

General economic trends, as well as trends in advertising spending and competition, along with declines in single copy circulation, may reduce our advertising and circulation revenues which represent the vast majority of our revenues.

Our advertising and circulation revenues, which accounted for 92% of our total operating revenues in fiscal 2012, are subject to the risks arising from adverse changes in domestic and global market conditions (e.g. recessionary environments or increases in fuel prices and interest rates) and possible shifting of advertising spending from print to Internet or other media or decreases in advertising budgets. Extraordinary weather conditions, such as hurricanes and the tornado outbreaks, can impact newsstand sales, advertising revenues and other revenues, such as distribution. Any adverse impact of economic conditions on our business may result in reductions in advertising and circulation revenue.

Our circulation revenues are subject to the risks arising from our ability to institute price increases for our print products and are affected by competition from other publications and other forms of media available in our various markets, changing consumer lifestyles resulting in decreasing amounts of free time, declining frequency of regular magazine buying among young people and increasing costs of circulation acquisition.

We believe that the principal factors contributing to the declines in our single copy circulation include: (1) the current economic slowdown; (2) increased competition from other publications and forms of media, such as certain newspapers, television and radio programs and websites concentrating on celebrity news; (3) a general industry-wide decline in single copy circulation of individual publications due to an increasing number of publications in the industry; and (4) diminished service levels from wholesalers who distribute our magazines to retailers and fill the pockets at checkout counters as a result of consolidation among wholesalers and their related efforts to cut expenses.

Historically, we have been able to offset some of the declines in single copy circulation, in part, through increases in cover prices and cost reductions. We may not be able to increase cover prices without decreasing circulation, or be able to take other measures, such as increasing advertising revenue rates or pages, and reducing print orders of our titles to offset such circulation declines, or that the single copy circulation declines described above will be reversed. Continued declines in circulation could have a material adverse effect on our business, results of operations and financial condition.

We face significant competition from other publications and other forms of media, such as television, radio and digital concentrating on celebrity news and health and fitness, which we expect will continue to intensify, and we may not be able to maintain or improve our competitive position

We compete in varying degrees with other publications sold at retailers’ checkout counters, as well as forms of media concentrating on celebrity news, such as certain tabloids, magazines, digital and television and radio programs. We believe that historical declines in single copy circulation have resulted, in part, from increased competition from publications and other forms of media. Competition for circulation is largely based upon the content of the publication, its placement in retail outlets and its price. Competition for advertising revenues is largely based upon circulation levels, readership, demographics, price and results. Certain of our competitors have substantially larger operating staffs, greater capital resources and greater revenues from their publications. In this respect, we may be at a competitive disadvantage with such entities. We believe that currently our most significant direct competitors in the print media are Time Warner Inc. (which publishes People, People’s Country, In Style and Entertainment Weekly), Wenner Media, Inc. (which publishes US Weekly and Men’s Journal), Rodale, Inc. (which publishes Men’s Health and Women’s Health), Bauer Publishing (which publishes In Touch and Life & Style) and Condé Nast Publications, Inc. (which publishes Self). As use of the Internet and new on-line ventures focusing on celebrity news has increased, we have faced additional competition.

Increased competition may result in less demand for our products and services which may have a material adverse effect on our business, results of operations and financial condition.

Our business and results of operations may be adversely affected by increases in fuel costs and increases in the price of paper or postage.

Many aspects of our business have been directly affected by increases in the cost of fuel. Increased fuel costs have translated into increased costs for the products and services we receive from our third-party suppliers, including, but not limited to, increased production and distribution costs for our products. In particular, paper and postage represent significant components of our total cost to produce and distribute our printed products and represented approximately 16% and 8%, respectively, of our total operating expenses for the first fiscal quarter of fiscal 2013 and fiscal 2012. Paper is a commodity and its price has been subject to significant volatility due to supply and demand in the marketplace as well as volatility in the raw material and other costs incurred by our paper suppliers. We have not entered into a long-term supply agreement with our paper suppliers and they may raise their prices for paper from time to time. Furthermore, because the United States Postal Service and Canada Post Corporation distribute substantially all our subscription publications and many of our marketing materials, increases in the cost of postage to mail our subscription publications may have an adverse effect on our business. We cannot predict with certainty the magnitude of future price changes in paper and postage or how increases in fuel costs will affect our third-party suppliers and the rates they charge us. If fuel, paper or postage prices increase, and we cannot pass these costs on to our customers, such increases may have a material adverse effect on our business, results of operations and financial condition.

Our business may be adversely affected if we lose one or more of our vendors.

A loss of one or more of our vendors related to production or circulation or a disruption in one of those vendors’ businesses or a failure by one of them to meet our production or circulation needs on a timely basis could cause temporary shortages in needed materials or services which could have a material adverse effect on our business, results of operations and financial condition.

Terrorist attacks and other acts of violence or war may affect the financial markets and our business, results of operations and financial condition.

Terrorist attacks may negatively affect our operations and financial condition. There can be no assurance that there will not be further terrorist attacks against the United States or U.S. businesses. These attacks or armed conflicts may directly impact our physical facilities or those of our retailers and customers. These events could cause consumer confidence and spending to decrease or result in increased volatility in the U.S. and world financial markets and economy. They could result in an economic recession in the United States or abroad. Any of these occurrences could have a material adverse impact on our business, results of operations and financial condition.

Pending and future litigation or regulatory proceedings could materially affect our operations.

Since the focus of some of our publications often involves celebrities or controversial subjects and because of our news gathering techniques, the risk of defamation or invasion of privacy litigation or the filing of criminal charges exists. While we have not historically experienced any difficulty obtaining insurance coverage, we cannot assure that we will be able to do so in the future at rates acceptable to us, or at all. There are currently no such claims pending that we believe would have a material adverse effect on our operations. Any pending or future litigation or regulatory proceeding, if adversely determined, could have a material adverse effect on our business, results of operations and financial condition.

If our goodwill or other identifiable intangible assets become impaired, we may be required to record a significant charge to earnings.

As of June 30, 2012, the net book value of our goodwill and other intangible assets was approximately $519.1 million. Accounting rules require us to record a charge against our earnings to the extent that any of these assets are impaired. Accordingly, impairment of our goodwill, trade names, subscriber lists or the impairment of other intangible assets due to litigation, obsolescence, competitive factors or other reasons could result in a material adverse effect on our results of operations.

Some provisions of Delaware law and our amended and restated certificate of incorporation, as well as our stockholders’ agreement, may deter third parties from acquiring us.

Provisions contained in our amended and restated certificate of incorporation and the laws of Delaware, the state in which we are incorporated, as well as our stockholders’ agreement, could make it more difficult for a third party to acquire us, even if doing so might be beneficial to our stockholders. Provisions of our amended and restated certificate of incorporation and stockholders’ agreement impose various procedural and other requirements, which could make it more difficult for stockholders to effect certain corporate actions. These anti-takeover defenses could discourage, delay or prevent a transaction involving a change in control. These provisions could also discourage proxy contests and make it more difficult for stockholders to elect directors of their choosing and cause us to take other corporate actions that our stockholders desire.

If we do not maintain an effective system of internal and disclosure controls over financial reporting our operating results and reputation would be harmed.

Effective internal and disclosure controls are necessary for us to provide reliable financial reports, effectively prevent fraud and operate successfully. If we cannot provide reliable financial reports or prevent fraud, our operating results and reputation would be harmed. As part of our ongoing monitoring, we may discover material weaknesses or significant deficiencies in our internal control over financial reporting that require remediation.

We cannot assure that internal or disclosure control deficiencies would be identified in the future. Any failure to maintain effective controls or timely effect any necessary improvement of our internal and disclosure controls could, among other things, result in losses from fraud or error, cause us not to satisfy our reporting obligations, cause investors to lose confidence in our reported financial information or harm our reputation, all of which could have a material adverse effect on our business, results of operations and financial condition.

We may suffer credit losses that could adversely affect our results of operations.

We extend unsecured credit to most of our customers. We recognize that extending credit and setting appropriate reserves for receivables is largely a subjective decision based on knowledge of the customer and the industry. Credit exposure also includes the amount of estimated unbilled sales. The level of credit is influenced by the customer’s credit history with us and other available information, including industry-specific data.

We maintain a reserve account for estimated losses resulting from the inability of our customers to make required payments. If the financial condition of our customers were to deteriorate, resulting in an impairment of their ability to pay, additional allowances might be required, which could have a material adverse effect on our business, results of operations and financial condition.

Our single copy revenues consist of copies sold primarily to three wholesalers and the loss of any of these wholesalers could materially adversely affect our business and results of operations.

As of June 30, 2012, single copy revenues consisted of copies distributed to retailers primarily by three major wholesalers. In the first fiscal quarter of fiscal 2013 and in fiscal 2012, The News Group accounted for approximately 25% and 23%, respectively, of our total operating revenue and Source Interlink Companies accounted for approximately 13% and 12%, respectively, of our total operating revenue. We have multi-year service arrangements with our wholesalers, which provide incentives to maintain certain levels of service. When these arrangements expire, we may not be able to renew them with the wholesalers on favorable terms, extend the terms of these arrangements or extend our relationship with the wholesalers at all. Our operating results could be materially affected by disruption of the distribution of our magazines through the wholesalers.

Employee benefit costs are increasing significantly.

Health insurance costs have increased significantly faster than inflation on an annual basis during the past few years. We also anticipate that in coming years, the cost of health care will continue to escalate, causing an increase to our expenses and employee contributions.

If we are unable to protect our intellectual property, the value of our intangible assets may be diminished, and our competitive position and business may be adversely affected.

Our success depends in part upon our ability to protect our intellectual property, consisting primarily of trade secrets, trademarks and copyrights. To protect our intellectual property, we control access to our proprietary technology and other confidential information through a combination of confidentiality and license agreements with our employees, consultants, and third parties with whom we have relationships, as well as trademark, copyright and other protection laws, to protect our proprietary rights.

Other parties may infringe on our intellectual property rights and may thereby dilute the value of our brands in the marketplace. Brand dilution or the introduction of competitive brands could cause confusion in the marketplace and adversely affect the value that consumers associate with our brands, and thereby negatively impact our sales. Any such infringement of our intellectual property rights would also likely result in a commitment of our time and resources, financial or otherwise, to protect these rights through litigation or other means. In addition, third parties may assert claims against our intellectual property rights and we may not be able to successfully resolve those claims causing us to lose our ability to use our intellectual property that is the subject of those claims. Such loss could have a material adverse effect on our business, financial condition and results from operations. Furthermore, from time-to-time, we may be involved in litigation in which we are enforcing or defending our intellectual property rights which could require us to incur substantial fees and expenses and have a material adverse effect on our business, financial condition and results from operations.

Our financial statements are subject to changes in accounting standards that could adversely impact our profitability or financial position.

Our financial statements are subject to the application of accounting principles generally accepted in the United States of America (“US GAAP”), which are periodically revised and/or expanded. Accordingly, from time to time we are required to adopt new or revised accounting standards issued by recognized authoritative bodies, including the Financial Accounting Standards Board. The impact of accounting pronouncements that have been issued but not yet implemented is disclosed in our annual and quarterly reports. An assessment of proposed standards is not provided, as such proposals are subject to change through the exposure process and, therefore, their effects on our financial statements cannot be meaningfully assessed. It is possible that future accounting standards we are required to adopt could change the current accounting treatment that we apply to our consolidated financial statements and that such changes could have a material adverse effect on the reported results of operations and financial position.

USE OF PROCEEDS

The exchange offer is intended to satisfy our obligations under the registration rights agreement. We will not receive any cash proceeds from the issuance of the exchange notes. In consideration for issuing the exchange notes, we will receive an equal principal amount of the original notes. We will cancel all of the original notes that are tendered and accepted for exchange. Accordingly, no additional debt will result from the exchange offer. We have agreed to bear all expenses of the exchange offer.

The net proceeds from the offering of the original notes, together with the net proceeds from the offering of the second lien notes, borrowing under the revolving credit facility, cash on hand and other sources were used to finance the Company in connection with its emergence from bankruptcy and pay related fees and expenses. See “Prospectus Summary – The Company – 2010 Restructuring.”

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges, or the deficiency of earnings available to cover fixed charges, as appropriate, for each of the periods indicated.

The ratio of earnings to fixed charges is determined by dividing earnings by fixed charges. Earnings consists of income (loss) before income taxes plus fixed charges. Fixed charges consists of interest expense plus amortization of debt issuance costs.

For the fiscal quarters ended June 30, 2012 and 2011, and for the 2009 and 2008 fiscal years, earnings were insufficient to cover fixed charges by $2.2 million, $1.0 million, $216.7 million and $57.9 million, respectively.

	Fiscal Quarter Ended June 30,		Fiscal Year Ended March 31,
	2012	2011	2012	2011	2010	2009	2008

Ratio of earnings to fixed charges	-	-	1.1x	1.0x	1.5x	-	-

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of June 30, 2012. The information presented below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and with the consolidated financial statements, as well as the related notes, included elsewhere in this prospectus. The table below does not include a redeemable financial instrument of $6.4 million.

As of June 30, 2012
(in thousands, except share information)	(unaudited)

Cash and cash equivalents	$4,734

Debt (including current portion):
Revolving credit agreement (1)	24,000
First lien notes	365,000
Second lien notes	104,889

Total debt	$493,889

Stockholders’ deficit:
Common stock, $0.0001 par value; 14,000,000 shares authorized; 10,000,000 issued and outstanding	1
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding	-
Additional paid-in capital	822,723
Accumulated deficit	(845,162)
Accumulated other comprehensive loss	(262)

Total stockholders’ deficit	$(22,700)

Total capitalization	$471,189

(1)	In addition, we had $11.6 million available for borrowing under our revolving credit agreement (after giving effect to $4.4 million of letters of credit). For a discussion of the terms of our revolving credit agreement, see “Description of Other Indebtedness – Revolving Credit Agreement.”

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The selected financial data presented below as of and for the three months ended June 30, 2012 and 2011 is derived from our unaudited condensed consolidated financial statements. In the opinion of management, such unaudited financial data reflect all adjustments, consisting only of normal and recurring adjustments, necessary for a fair statement of the results for those periods. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year or any future period. The selected financial data presented below as of and for fiscal years ended March 31, 2008 through 2012 is derived from our audited financial statements.

The following selected financial data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the audited and unaudited consolidated financial statements of AMI, as well as the related notes, included elsewhere in this prospectus.

	Fiscal Quarter Ended June 30,		Fiscal Year Ended March 31,
($ in thousands)	2012	2011	2012	2011	2010	2009	2008

Statement of Income (Loss) Data:
Operating revenues	$87,224	$93,194	$386,616	$397,639	$412,430	$461,649	$490,774
Operating expenses (1)	74,434	78,252	320,299	303,612	331,453	588,680	423,720

Operating income (loss)	12,790	14,942	66,317	94,027	80,977	(127,031)	67,054
Interest expense (2)	(14,641)	(14,799)	(58,423)	(56,531)	(50,601)	(85,251)	(99,042)
Old notes issued (3)	-	-	-	-	-	-	(17,109)
Amortization of deferred debt costs	(341)	(533)	(1,584)	(3,217)	(3,893)	(9,849)	(10,926)
Other (expense) income, net (4)	(30)	(563)	(1,526)	(1,100)	-	537	2,522
Reorganization costs	-	-	-	(24,527)	-	-	-
(Loss) gain on extinguishment of debt	-	-	-	(8,612)	-	4,858	-

Income (loss) before provision (benefit) for income taxes, and income (loss) from discontinued operations	(2,222)	(953)	4,784	40	26,483	(216,736)	(57,501)
Provision (benefit) for income taxes	(968)	(211)	(17,509)	4,003	22,756	(33,339)	3,284

Income (loss) from continuing operations	(1,254)	(742)	22,293	(3,963)	3,727	(183,397)	(60,785)
Income (loss) from discontinued operations, net of income taxes (5)	-	-	-	-	-	500	(685)

Net income (loss)	(1,254)	(742)	22,293	(3,963)	3,727	(182,897)	(61,470)
Less: net income attributable to the noncontrolling interest	-	-	(726)	(510)	(509)	(426)	(424)

Net income (loss) attributable to American Media, Inc. and subsidiaries	(1,254)	(742)	$21,567	$(4,473)	$3,218	$(183,323)	$(61,894)

Balance Sheet Data:
Total assets	$643,789	$658,622	$651,648	$637,521	$620,459	$666,843	$941,159
Property and equipment, net	15,864	13,898	15,921	10,640	6,494	6,262	5,097
Deferred rack costs, net	9,859	12,045	9,966	7,592	8,461	6,686	7,749
Goodwill and other identified intangibles, net	519,106	521,222	519,469	499,898	502,520	523,465	747,415
Total debt, net of premium and discount (2)	493,889	497,389	476,889	489,889	1,014,480	1,061,991	1,077,681
Total stockholders’ deficit (6)	(22,700)	(43,622)	(21,349)	(42,878)	(578,434)	(581,703)	(399,082)

(1)	We recorded a non-cash provision for impairment of intangible assets and goodwill of $17.6 million, $217.4 million and $31.1 million in fiscal 2010, 2009 and 2008, respectively.

(2)	We recorded the principal amount of the Old Notes and all future interest payments associated with the Old Notes in the accompanying audited consolidated balance sheet included elsewhere in this prospectus. As a result, we did not recognize interest expense on the Old Notes.

(3)	In fiscal 2008, under the Company’s existing covenants, AMI cured an existing default by issuing additional Old Notes without additional consideration, which resulted in an offsetting charge to earnings.

(4)	Other expense in the fiscal quarter ended June 30, 2011, and in fiscal 2012 and 2011 was related to a loss on an investment. Other income in fiscal 2009 and 2008 was primarily related to interest income.

(5)	In fiscal 2008, we discontinued the publication of Weekly World News. As a result, the balance associated with this title has been reclassified to income (loss) from discontinued operations, net of income taxes for all years presented.

(6)	In fiscal 2011, in connection with the 2010 Restructuring, the exchange of debt for equity resulting in an approximate $587.0 million gain on restructuring was recorded as a capital transaction as the exchange occurred with pre-existing stockholders.

THE EXCHANGE OFFER

Purpose and Effect of this Exchange Offer

In connection with the issuance of the original notes, the issuer and the guarantors of the original notes entered into the registration rights agreement with the initial purchasers of the original notes. Under that agreement, we agreed to use commercially reasonable efforts to file a registration statement related to the exchange of original notes for exchange notes with the SEC, to cause the registration statement to become effective under the Securities Act, to have the registration statement remain effective until 180 days after the last exchange date and to consummate the exchange offer by no later than 450 days after December 1, 2010, which was the issue date of the original notes (the “Issue Date”).

The registration statement of which this prospectus forms a part was filed in compliance with the obligations under the registration rights agreement. The exchange notes will have terms substantially identical to the original notes except the exchange notes will not contain terms with respect to transfer restrictions and registration rights and we will not be obligated to pay additional interest as described in the registration rights agreement.

Under the circumstances set forth below, we are required to use our commercially reasonable efforts to file a shelf registration statement and cause the SEC to declare the shelf registration statement to be effective. These circumstances include:

•	the exchange offer is not available or may not be completed as soon as practicable after the last exchange date because it would violate any applicable law or applicable interpretations of the SEC;

•

any holder of notes who is not able to either participate in this exchange offer or resell the exchange notes in a transaction for which the registration statement is not appropriate or available requests in writing; or

•	any initial purchaser that represents that it holds original notes that are or were ineligible to be exchanged in the exchange offer requests in writing.

Each holder of original notes that wishes to exchange such original notes for transferable exchange notes in this exchange offer will be required to make the following representations:

•	that any exchange notes to be received by it will be acquired in the ordinary course of its business;

•	that it had no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of exchange notes in violation of the Securities Act;

•	that it is not an “affiliate,” as defined in Rule 405 under the Securities Act, of ours or any guarantor;

•	if such holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the exchange notes; and

•

if such holder is a broker-dealer that will receive exchange notes for its own account in exchange for original notes that were acquired as a result of market-making or other trading activities, that it will provide such information as may be reasonably requested by us and deliver a prospectus in connection with any resale of such exchange notes.

Resale of Exchange Notes

Based on interpretations of the SEC staff set forth in no action letters issued to unrelated third parties, we believe that exchange notes issued under this exchange offer in exchange for original notes may be offered for resale, resold and otherwise transferred by any holder of exchange notes without compliance with the registration and prospectus delivery provisions of the Securities Act, if:

•	such holder is not an “affiliate” of ours within the meaning of Rule 405 under the Securities Act;

•	such exchange notes are acquired in the ordinary course of the holder’s business; and

•	the holder does not intend to participate in the distribution of such exchange notes.

Any holder who tenders in this exchange offer with the intention of participating in any manner in a distribution of the exchange notes:

•	cannot rely on the position of the staff of the SEC set forth in “Exxon Capital Holdings Corporation” or similar interpretive letters; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

This prospectus may be used for an offer to resell, for the resale or for other retransfer of exchange notes only as specifically set forth in this prospectus. With regard to broker-dealers, only broker-dealers that acquired the original notes as a result of market-making activities or other trading activities may participate in this exchange offer. Each broker-dealer that receives exchange notes for its own account in exchange for original notes, where such original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. The original notes may not be sold under state securities laws unless the shares have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirement is available. Except as required by the registration rights agreement, we do not intend to register resales of the original notes under the Securities Act. Please read the section captioned “Plan of Distribution” for more details regarding these procedures for the transfer of exchange notes.

Terms of this Exchange Offer

Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept for exchange any original notes properly tendered and not withdrawn prior to the expiration time. We will issue a like principal amount of exchange notes in exchange for the principal amount of original notes surrendered under this exchange offer.

The form and terms of the exchange notes will be substantially identical to the form and terms of the original notes except the exchange notes will be registered under the Securities Act, will not bear legends restricting their transfer and we will not be obligated to pay additional interest as described in the registration rights agreement. The exchange notes will evidence the same debt as the original notes. The exchange notes will be issued under and entitled to the benefits of the same indenture that authorized the issuance of the original notes. Consequently, the original notes and the exchange notes will be treated as a single class of debt securities under the Indenture.

This exchange offer is not conditioned upon any minimum aggregate principal amount of original notes being tendered for exchange.

As of the date of this prospectus, $365.0 million aggregate principal amount of the original notes are outstanding. This prospectus and the letter of transmittal are being sent to all registered holders of original notes. There will be no fixed record date for determining registered holders of original notes entitled to participate in this exchange offer.

We intend to conduct this exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC. Original notes that are not tendered for exchange in this exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits such holders have under the applicable indenture relating to the original notes.

We will be deemed to have accepted for exchange properly tendered original notes when we have given oral or written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from us and delivering exchange notes to such holders.

Subject to the terms of the registration rights agreement, we expressly reserve the right to amend or terminate the exchange offer, and not to accept for exchange any original notes not previously accepted for exchange, upon the occurrence of any of the conditions specified below under the caption “—Certain Conditions to this Exchange Offer.”

Holders who tender original notes in this exchange offer will not be required to pay brokerage commissions or fees, or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of original notes. We will pay all charges and expenses, other than those transfer taxes described below, in connection with this exchange offer. It is important that you read the section labeled “—Fees and Expenses” below for more details regarding fees and expenses incurred in this exchange offer.

Expiration Time; Extensions; Amendments

This exchange offer will expire at 5:00 p.m., New York City time on,              2012, unless in our sole discretion, we extend it. The exchange notes issued pursuant to this exchange offer will be delivered promptly following the expiration time to the holders who validly tender their original notes.

In order to extend this exchange offer, we will notify the exchange agent orally or in writing of any extension. We will notify in writing or by public announcement the registered holders of original notes of the extension no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration time.

We reserve the right, in our sole discretion:

•

to delay accepting for exchange any original notes, to extend this exchange offer or to terminate this exchange offer and to refuse to accept original notes not previously accepted if any of the conditions set forth below under “—Certain Conditions to this Exchange Offer” have not been satisfied, by giving oral or written notice of such delay, extension or termination to the exchange agent; or

•	subject to the terms of the registration rights agreement, to amend the terms of this exchange offer in any manner.

Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice or public announcement thereof to the registered holders of original notes. If we amend this exchange offer in a manner that we determine to constitute a material change, including the waiver of a material condition, we will promptly disclose such amendment in a manner reasonably calculated to inform the holders of original notes of such amendment and will extend this exchange offer to the extent required by law, if necessary. Generally, in the event of a material change in this exchange offer, including the waiver of a material condition, we will extend this exchange offer for at least five business days from the date that notice of such material change is first published, sent or given by us to holders of the original notes. Pursuant to Rule 14e-1(b) under the Exchange Act, if we increase or decrease the percentage of original notes being sought, we will extend this exchange offer for at least ten business days from the date that notice of such increase or decrease is first published, sent or given by us to holders of the original notes. We currently do not intend to decrease the percentage of original notes being sought.

Without limiting the manner in which we may choose to make public announcements of any delay in acceptance, extension, termination or amendment of this exchange offer, we shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by issuing a timely press release to a financial news service.

Certain Conditions to this Exchange Offer

Despite any other term of this exchange offer, we will not be required to accept for exchange, or exchange any exchange notes for, any original notes, and we may terminate this exchange offer as provided in this prospectus before accepting any original notes for exchange if in our reasonable judgment:

•

the exchange notes to be received will not be tradable by the holder without restriction under the Securities Act or the Exchange Act and without material restrictions under the blue sky or securities laws of substantially all of the states of the United States;

•	this exchange offer, or the making of any exchange by a holder of original notes, would violate applicable law or any applicable interpretation of the staff of the SEC; or

•

any action or proceeding has been instituted or threatened in any court or by or before any governmental agency with respect to this exchange offer that, in our judgment, would reasonably be expected to impair our ability to proceed with this exchange offer.

In addition, we will not be obligated to accept for exchange the original notes of any holder that prior to the expiration of the exchange offer has not made:

•	the representations described under “—Purpose and Effect of this Exchange Offer”, “—Procedures for Tendering” and “Plan of Distribution,” and

•

such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to make available to us an appropriate form for registration of the exchange notes under the Securities Act.

We expressly reserve the right, at any time or at various times on or prior to the scheduled expiration time of the exchange offer, to extend the period of time during which this exchange offer is open. Consequently, we may delay acceptance of any original notes by giving oral or written notice of such extension of the expiration time to the registered holders of the original notes in accordance with the notice procedures described in the following paragraph. During any such extensions, all original notes previously tendered will remain subject to this exchange offer, and we may accept them for exchange unless they have been previously withdrawn. We will return any original notes that we do not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of this exchange offer.

We expressly reserve the right to amend or terminate this exchange offer on or prior to the scheduled expiration time of the exchange offer, and to reject for exchange any original notes not previously accepted for exchange, upon the occurrence of any of the conditions of this exchange offer specified above. We will give oral or written notice or public announcement of any extension, amendment, non-acceptance or termination to the registered holders of the original notes as promptly as practicable. In the case of any extension, such notice will be issued no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration time.

These conditions are for our sole benefit and we may, in our sole discretion, assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any time or at various times except that all conditions to this exchange offer, other than those described in the first sentence of this section, must be satisfied or waived by us at or before the expiration of this exchange offer. If we waive any of these conditions to the exchange offer, we expect that such waiver will apply equally to all holders of the original notes tendered in the exchange offer. If we fail to exercise any of the foregoing rights, that failure in itself will not constitute a waiver of such right. Each such right will be deemed an ongoing right that we may assert at any time or at various times except that all conditions to this exchange offer, other than those described in the first sentence of this section, must be satisfied or waived by us at or before the expiration of this exchange offer. There are no dissenters’ rights of appraisal applicable to this exchange offer.

In addition, we will not accept for exchange any original notes tendered, and will not issue exchange notes in exchange for any such original notes, if at such time any stop order will be threatened or in effect with respect to the registration statement of which this prospectus forms a part or the qualification of the Indenture under the Trust Indenture Act of 1939, as amended.

Procedures for Tendering

Only a holder of original notes may tender such original notes in this exchange offer. To tender in this exchange offer, a holder must:

•

complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal; have the signature on the letter of transmittal guaranteed if the letter of transmittal so requires; and mail or deliver such letter of transmittal or facsimile to the exchange agent prior to the expiration time; or

•	comply with DTC’s Automated Tender Offer Program procedures described below.

In addition, either:

•	the exchange agent must receive original notes along with the letter of transmittal; or

•

the exchange agent must receive, prior to the expiration time, a timely confirmation of book-entry transfer of such original notes into the exchange agent’s account at DTC according to the procedures for book-entry transfer described below or a properly transmitted agent’s message; or

•	the holder must comply with the guaranteed delivery procedures described below.

To be tendered effectively, the exchange agent must receive any physical delivery of the letter of transmittal and other required documents at the address set forth below under “—Exchange Agent” prior to the expiration time.

The tender by a holder that is not withdrawn prior to the expiration time will constitute an agreement between such holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

The method of delivery of original notes, the letter of transmittal and all other required documents to the exchange agent is at the holder’s election and risk. Rather than mail these items, we recommend that holders use an overnight or hand delivery service. In all cases, holders should allow sufficient time to assure delivery to the exchange agent before the expiration time. Holders should not send us the letter of transmittal or original notes. Holders may request their respective brokers, dealers, commercial banks, trust companies or other nominees to effect the above transactions for them.

Any beneficial owner whose original notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct it to tender on the owners’ behalf. If such beneficial owner wishes to tender on its own behalf, it must, prior to completing and executing the letter of transmittal and delivering its original notes, either:

•	make appropriate arrangements to register ownership of the original notes in such owner’s name; or

•	obtain a properly completed bond power from the registered holder of original notes.

The transfer of registered ownership may take considerable time and may not be completed prior to the expiration date.

Signatures on a letter of transmittal or a notice of withdrawal described below must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or another “eligible institution” within the meaning of Rule 17Ad-15 under the Exchange Act, unless the original notes tendered pursuant thereto are tendered:

•	by a registered holder who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an eligible institution.

If the letter of transmittal is signed by a person other than the registered holder of any original notes listed on the original notes, such original notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder’s name appears on the original notes and an eligible institution must guarantee the signature on the bond power.

If the letter of transmittal or any original notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing. Unless waived by us, they should also submit evidence satisfactory to us of their authority to deliver the letter of transmittal.

The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC’s system may use DTC’s Automated Tender Offer Program to tender. Participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, transmit their acceptance of this exchange offer electronically. They may do so by causing DTC to transfer the original notes to the exchange agent in accordance with its procedures for transfer. DTC will then send an agent’s message to the exchange agent. The term “agent’s message” means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, to the effect that:

•	DTC has received an express acknowledgment from a participant in its Automated Tender Offer Program that it is tendering original notes that are the subject of such book-entry confirmation;

•

such participant has received and agrees to be bound by the terms of the letter of transmittal (or, in the case of an agent’s message relating to guaranteed delivery, that such participant has received and agrees to be bound by the applicable notice of guaranteed delivery); and

•	the agreement may be enforced against such participant.

We will determine in our sole discretion all questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered original notes and withdrawal of tendered original notes. Our determination will be final and binding. We reserve the absolute right to reject any original notes not properly tendered or any original notes the acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular original notes. Our interpretation of the terms and conditions of this exchange offer (including the instructions in the letter of transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of original notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of original notes, neither we, the exchange agent nor any other person will incur any liability for failure to give such notification. Tenders of original notes will not be deemed made until such defects or irregularities have been cured or waived. Any original notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the exchange agent without cost to the tendering holder, unless otherwise provided in the letter of transmittal, promptly following the expiration time.

In all cases, we will issue exchange notes for original notes that we have accepted for exchange under this exchange offer only after the exchange agent timely receives:

•	original notes or a timely book-entry confirmation of such original notes into the exchange agent’s account at DTC; and

•	a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent’s message.

By signing the letter of transmittal, each tendering holder of original notes will represent that, among other things:

•	any exchange notes to be received by it will be acquired in the ordinary course of its business;

•	it had no arrangement or understanding with any person to participate in the distribution (within the meaning of Securities Act) of exchange notes in violation of the Securities Act;

•

it is not an “affiliate,” as defined in Rule 405 under the Securities Act, of ours, or if it is an affiliate of ours, that it will comply with the applicable registration and prospectus delivery requirements of the Securities Act; and

•	it is not prohibited by any law or policy of the SEC from participating in this exchange offer; and

•	if such holder is not a broker-dealer, it is not engaged in, and does not intend to engage in, the distribution of exchange notes; and

•

if such holder is a broker-dealer, it will receive exchange notes for its own account in exchange for original notes that were acquired as a result of market-making or other trading activities and that it will deliver a prospectus in connection with any resale of such exchange notes.

Book-Entry Transfer

The exchange agent will make a request to establish an account with respect to the original notes at DTC for purposes of this exchange offer promptly after the date of this prospectus; and any financial institution participating in DTC’s system may make book-entry delivery of original notes by causing DTC to transfer such original notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer. Holders of original notes who are unable to deliver confirmation of the book-entry tender of their original notes into the exchange agent’s account at DTC or all other documents of transmittal to the exchange agent on or prior to the expiration time must tender their original notes according to the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

Holders wishing to tender their original notes but whose original notes are not immediately available or who cannot deliver their original notes, the letter of transmittal or any other required documents to the exchange agent or comply with the applicable procedures under DTC’s Automated Tender Offer Program prior to the expiration time may tender if:

•	the tender is made through an eligible institution;

•

prior to the expiration time, the exchange agent receives from such eligible institution either a properly completed and duly executed notice of guaranteed delivery by facsimile transmission, mail or hand delivery or a properly transmitted agent’s message and notice of guaranteed delivery;

•	setting forth the name and address of the holder, the registered number(s) of such original notes and the principal amount of original notes tendered;

•	stating that the tender is being made thereby;

•

guaranteeing that, within three (3) New York Stock Exchange trading days after the expiration time, the letter of transmittal or facsimile thereof together with the original notes or a book-entry confirmation, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

•

the exchange agent receives such properly completed and executed letter of transmittal or facsimile thereof, as well as all tendered original notes in proper form for transfer or a book-entry confirmation, and all other documents required by the letter of transmittal, within three (3) New York Stock Exchange trading days after the expiration time.

Upon request to the exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their original notes according to the guaranteed delivery procedures set forth above.

Withdrawal of Tenders

Except as otherwise provided in this prospectus, holders of original notes may withdraw their tenders at any time prior to the expiration time.

For a withdrawal to be effective:

•

the exchange agent must receive a written notice, which notice may be by telegram, telex, facsimile transmission or letter of withdrawal at one of the addresses set forth below under “—Exchange Agent,” or

•	holders must comply with the appropriate procedures of DTC’s Automated Tender Offer Program system.

Any such notice of withdrawal must:

•	specify the name of the person who tendered the original notes to be withdrawn;

•	identify the original notes to be withdrawn, including the principal amount of such original notes; and

•	where certificates for original notes have been transmitted, specify the name in which such original notes were registered, if different from that of the withdrawing holder.

If certificates for original notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, the withdrawing holder must also submit:

•	the serial numbers of the particular certificates to be withdrawn; and

•	a signed notice of withdrawal with signatures guaranteed by an eligible institution unless such holder is an eligible institution.

If original notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn original notes and otherwise comply with the procedures of such facility. We will determine all questions as to the validity, form and eligibility, including time of receipt, of such notices, and our determination shall be final and binding on all parties. We will deem any original notes so withdrawn not to have been validly tendered for exchange for purposes of this exchange offer. Any original notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder without cost to the holder (or, in the case of original notes tendered by book-entry transfer into the exchange agent’s account at DTC according to the procedures described above, such original notes will be credited to an account maintained with DTC for original notes) as soon as practicable after withdrawal, rejection of tender or termination of this exchange offer. Properly withdrawn original notes may be retendered by following one of the procedures described under “—Procedures for Tendering” above at any time on or prior to the expiration time.

Exchange Agent

Wilmington Trust, National Association has been appointed as exchange agent for this exchange offer. You should direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for the notice of guaranteed delivery to the exchange agent addressed as follows:

By Mail, Hand or Overnight Delivery:

Wilmington Trust, National Association

c/o Wilmington Trust Company

Corporate Capital Markets

Rodney Square North

1100 North Market Street

Wilmington, Delaware 19890-1626

By Facsimile:

(302) 636-4139

For Information or Confirmation by Telephone:

Sam Hamed

(302) 636-6181

Delivery of the letter of transmittal to an address other than as set forth above or transmission via facsimile other than as set forth above does not constitute a valid delivery of such letter of transmittal.

Fees and Expenses

We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, we may make additional solicitations by telegraph, telephone or in person by our officers and regular employees and those of our affiliates.

We have not retained any dealer-manager in connection with this exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of this exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses.

Our expenses in connection with this exchange offer include:

•	SEC registration fees;

•	fees and expenses of the exchange agent and trustee;

•	accounting and legal fees and printing costs; and

•	related fees and expenses.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the exchange of original notes under this exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

•

certificates representing original notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of original notes tendered;

•	tendered original notes are registered in the name of any person other than the person signing the letter of transmittal; or

•	a transfer tax is imposed for any reason other than the exchange of original notes under this exchange offer.

If satisfactory evidence of payment of such taxes is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed to that tendering holder.

Holders who tender their original notes for exchange will not be required to pay any transfer taxes. However, holders who instruct us to register exchange notes in the name of, or request that original notes not tendered or not accepted in this exchange offer be returned to, a person other than the registered tendering holder will be required to pay any applicable transfer tax.

Consequences of Failure to Exchange

Holders of original notes who do not exchange their original notes for exchange notes under this exchange offer will remain subject to the restrictions on transfer of such original notes:

•

as set forth in the legend printed on the first lien notes as a consequence of the issuance of the original notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws; and

•	otherwise as set forth in the offering memorandum distributed in connection with the private offering of the original notes.

In general, you may not offer or sell the original notes unless they are registered under the Securities Act, or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the original notes under the Securities Act. Based on interpretations of the SEC staff, exchange notes issued pursuant to this exchange offer may be offered for resale, resold or otherwise transferred by their holders, other than any such holder that is our “affiliate” within the meaning of Rule 405 under the Securities Act, without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the holders acquired the exchange notes in the ordinary course of the holders’ business and the holders have no arrangement or understanding with respect to the distribution of the exchange notes to be acquired in this exchange offer. Any holder who tenders in this exchange offer for the purpose of participating in a distribution of the exchange notes:

•	could not rely on the applicable interpretations of the SEC; and

•	amust comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

Accounting Treatment

We will record the exchange notes in our accounting records at the same carrying value as the original notes, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with this exchange offer. The costs associated in connection with this exchange offer will be expensed as incurred.

Other

Participation in this exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

We may in the future seek to acquire untendered original notes in the open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any original notes that are not tendered in this exchange offer or to file a registration statement to permit resales of any untendered original notes.

MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Introduction

The following discussion and analysis includes historical and certain forward-looking information that should be read together with the accompanying audited and unaudited consolidated financial statements, related footnotes, and the discussion of certain risks and uncertainties, contained herein, that could cause future operating results to differ materially from historical results or from the expected results indicated by forward-looking statements but not limited to those described under “Risk Factors” and “Cautionary Statements Regarding Forward-Looking Information.”

ORGANIZATION OF INFORMATION

The following Management’s Discussion and Analysis of Financial Condition and Results of Operations (MD&A) was prepared to provide the reader with a view and perspective of our business through the eyes of management and should be read in conjunction with the “Selected Historical Consolidated Financial Data” and with the audited and unaudited consolidated financial statements, as well as the related notes, included elsewhere in this prospectus. In addition to historical data, this discussion contains forward-looking statements about our business, operations and financial performance based on current expectations that involve risks, uncertainties and assumptions. Our MD&A is presented in the following sections:

•	Executive Summary

•	Current Developments and Restructuring Actions

•	Results of Operations

•	Operating Segment Results

•	Liquidity and Capital Resources

•	Contractual Obligations and Other Commitments

•	Off-Balance Sheet Financing

•	Application of Critical Accounting Estimates

•	Recently Adopted and Recently Issued Accounting Pronouncements

EXECUTIVE SUMMARY

We are a leading content centric media company specializing in the fields of celebrity journalism and active life style. Our well known brands include, but are not limited to, National Enquirer, Star, OK! Weekly, Globe, National Examiner, Shape, Fit Pregnancy, Natural Health, Muscle & Fitness, Men’s Fitness and Flex. We distribute our content across multiple platforms including print, internet, mobile, tablets and video. We circulate our print publications utilizing single copy and subscription sales using the U.S. Postal Service, national distributors, wholesalers and retailers. Our print publications comprise approximately 24% of total U.S. and Canadian newsstand circulation for weekly publications that are audited by the ABC. Total circulation of our print publications with a frequency of six or more times per year, were approximately 6.0 million copies per issue during the first fiscal quarter of 2013, and 6.4 million copies per issue during fiscal 2012.

Our operating revenue is derived from the sale of our media content through print and digital platforms, as well as from advertisements placed within those platforms. Our print circulation revenue represented approximately 60% and 59% of our operating revenue in the first fiscal quarter of 2013 and in fiscal 2012, respectively, and single copy sales accounted for approximately 77% and 78% of the print circulation revenue during such periods, with the remaining 23% and 22% coming from subscription sales, respectively. Our print advertising revenue, generated by national advertisers represented approximately 30% and 31% of our operating revenue in the first fiscal quarter of 2013 and in fiscal 2012, respectively. Digital advertising revenue, which includes on-line, mobile, tablets and video, represented 2% of operating revenue in the first fiscal quarter of 2013 and in fiscal 2012.

Our primary operating expenses consist of production, distribution, circulation and editorial as well as selling, general and administrative. The largest components of our operating expenses are for production of our printed magazines, which includes costs for printing and paper. Distribution and circulation expenses primarily consist of costs associated with fulfilling subscriptions and newsstand transportation. Editorial expenses represent costs associated with manuscripts, photographs and related salaries.

We used $8.7 million of operating cash flows in the first fiscal quarter of 2013, compared to $6.3 million in the comparable period of fiscal 2012, and generated $21.7 million of operating cash flows in fiscal 2012, compared to $41.5 million in fiscal 2011. Refer to the section titled “Operating Activities” in the “Liquidity and Capital Resources” section for a discussion of items impacting cash flows.

CURRENT DEVELOPMENTS AND RESTRUCTURING ACTIONS

During the first fiscal quarter of 2013, we continued our transformation into a content centric media group, as we began the process of expanding the availability of our print content through a number of different digital platforms (e.g., websites, mobile web sites, digital applications and social media). In fiscal 2012, we began development of our Shape.com web site, an effort which continued though the first fiscal quarter of 2013, in partnership with other websites such as Yahoo’s Shine and She Knows. We also created tablet editions of Shape magazine and the Shape wireless application protocol (“WAP”) site for all mobile platforms. We are leveraging social media such as Facebook, Twitter and Pinterest to further promote the Shape brand and distribute our content. Digital advertising revenue for Shape in the first fiscal quarter of 2013 increased 66% over the first fiscal quarter of 2012 and in fiscal 2012 digital advertizing revenue increased 30% over fiscal 2011. Currently, digital advertising revenue represents 12% of Shape’s total revenue. Accordingly, we believe the audiences’ continued response to the digital distribution of Shape content has been very positive.

We are looking to continue our innovation of single-subject, single-sponsored digital magazines or “digi-mags” for both Apple and Android operating systems. With the continued successes achieved in the digital distribution of Shape’s content, we continue to expand our digital distribution platform across our other well-known brands with the launch of “digi-mags” for Men’s Fitness, an e-commerce web site for Muscle & Fitness and building out our other web sites, as well as launching digital editions for all our brands on the Apple Newsstand, Zinio, Amazon Kindle and Barnes & Noble’s Nook. As of June 30, 2012, 165,000, or almost 3% of our total paid subscription base is being delivered digitally. Our digital delivery is nearly double the industry average of 1.7% of total paid subscription base.

Management Action Plans for Revenue Enhancement and Cost Savings

During the first fiscal quarter of 2013, we developed and implemented management action plans that we expect to result in revenue enhancements of $7.0 million and operating income of $2.7 million from the publishing of 18 additional pop iconic special issues in the Celebrity Segment. In addition to the revenue enhancements, we developed and implemented management action plans that we expect to result in $6.7 million of cost savings in fiscal year ended March 31, 2013 (the “2013 Management Action Plans”). The expense improvements were primarily in the manufacturing area related to print order reductions of approximately $5.2 million.

During fiscal 2012, we developed and implemented management action plans aggregating $29.6 million of cost savings in fiscal 2012 (the “2012 Management Action Plans”). The expense reductions were primarily in the production area related to the renegotiation and extension of our largest printing contract, print order reductions to increase efficiencies for all of our magazines, reduced book sizes to be comparable to our competitive set, general and administrative and employee related expense reductions, as well as paper rate savings based on our in-house purchasing strategy.

During fiscal 2011, we implemented a management action plan (the “2011 Management Action Plan”), that resulted in incremental cost savings of $11.2 million and revenue enhancements of $2.3 million as compared to fiscal 2011 budget. The cost reductions were primarily in the production area related to print order reductions, reduced book sizes, and paper rate savings. Revenue enhancements included cover price increases and the publishing of five special issues.

During fiscal 2010, we implemented a management action plan (the “2010 Management Action Plan” and, together with the “Supplemental Management Action Plan” (as defined below), the “Management Action Plans”), that resulted in additional cost savings of $11.5 million and revenue enhancements of $5.7 million as compared to fiscal 2010 budget. Cost savings included expense reductions in production, editorial, distribution and personnel related costs. Revenue enhancements included cover price increases and the publishing of four special issues. We also implemented an additional management action plan (the “Supplemental Management Action Plan”) during the fourth quarter of fiscal 2009, which resulted in approximately $21.0 million of expense savings in fiscal 2010.

Acquisition

In June 2011, we entered into a limited liability company agreement to form a joint venture, Odyssey Magazine Publishing Group, LLC. Also in June 2011, Odyssey entered into a purchase agreement with Northern & Shell North America Ltd. and acquired OK! Weekly magazine. The total consideration paid by Odyssey in connection with this acquisition was $23.0 million in cash. This acquisition was intended to increase the Company’s market share in newsstand and advertising in the Celebrity Brands segment. On April 1, 2012, the Company and the other limited liability company member (the “LLC Member”) entered into a membership interest purchase agreement (the “Membership Interest Purchase Agreement”) wherein the Company became obligated to purchase all of the LLC Member’s interest in Odyssey for approximately $13.3 million, payable on a quarterly basis over a two year period.

        In August 2012, Odyssey was converted from a limited liability company to a corporation (the “Conversion”) and changed its name to Odyssey Magazine Publishing Group, Inc. (“Odyssey Corporation”). Concurrently with the Conversion, the membership interest of each of the Company and the LLC Member in Odyssey was converted into (i) for the Company, 1,000 shares of Common Stock and 731 shares of Series A Preferred Stock in Odyssey Corporation, and (ii) for the LLC Member, 269 shares of Series A Preferred Stock in Odyssey Corporation. The Series A Preferred Stock issued by Odyssey Corporation carries no voting rights and, as a result, the Company currently owns all outstanding voting stock. In connection with the Conversion, the Company and the LLC Member entered into a preferred stock purchase agreement (the “Preferred Stock Purchase Agreement”) wherein the Company will purchase the LLC Member’s shares of Series A Preferred Stock in Odyssey Corporation for approximately $7.2 million, payable on a quarterly basis through March 31, 2014. In accordance with the Preferred Stock Purchase Agreement, the Conversion, the Membership Interest Purchase Agreement and the limited liability company agreement, including any amendments thereto, were terminated. For further details, see Note 9, “Investments in Joint Ventures and Redeemable Noncontrolling Interest,” and Note 11, “Acquisition” to the unaudited condensed consolidated financial statements.

2010 Restructuring Actions

In December 2010, the Company and certain subsidiaries emerged from bankruptcy and consummated a financial restructuring through a series of transactions (the “2010 Restructuring”). For additional information regarding the 2010 Restructuring, see Note 1, “Description of Business, Basis of Presentation and Summary of Significant Accounting Policies,” to the audited consolidated financial statements.

The purpose of the 2010 Restructuring was to reduce our leverage and to enhance our long-term growth and competitive position. Specifically, the 2010 Restructuring was designed to:

•	reduce our outstanding indebtedness and interest costs and improve our cash flow and liquidity;

•	improve our capital structure;

•	better position us for value enhancing and other strategic transactions;

•	improve our ability to restructure and/or refinance other outstanding indebtedness to reduce leverage, interest expense and ease covenant requirements;

•	provide suppliers, customers and employees with more confidence in us;

•	enable us to capitalize on available opportunities to expand our publishing services business as a result of an improved capital structure; and

•	increase our enterprise value in excess of the principal amount of our debt.

RESULTS OF OPERATIONS

Comparison of the First Fiscal Quarter of 2013 vs. the First Fiscal Quarter of 2012

Operating Revenue

Our operating revenue is derived from distribution of our media content through print and digital platforms, as well as from advertisements placed within those platforms. Our print circulation revenue represented approximately 60% and 57% of our operating revenue in the first fiscal quarters of 2013 and 2012, respectively. Single copy sales accounted for approximately 77% of such circulation revenue in the first fiscal quarters of 2013 and 2012. The remainder of circulation revenues was from subscription sales.

Our advertising revenues are generated by national advertisers, including packaged goods, sports nutrition products, automotive, entertainment, pharmaceutical, sports apparel, beauty, cosmetics, fashion and direct response. Our print advertising revenues accounted for approximately 30% and 34% of our total operating revenues in the first fiscal quarters of 2013 and 2012, respectively.

Total operating revenue decreased $6.0 million, or 6.4% primarily due to a $4.9 million, or 14.6%, decrease in advertising revenue. Print circulation revenue decreased $0.7 million, or 1.4% and other revenues decreased $0.3 million or 5.2%. Our Women’s Active Lifestyle segment was down $4.8 million, due to reduced ad spending by beauty, packaged goods and pharmaceutical advertisers, primarily in Shape magazine. These print advertisers invested in the Olympics and we anticipate will be back in Shape in the fourth fiscal quarter of 2013. In addition, print circulation revenue decreased primarily due to the continuing softness in the U.S economy which impacts demand from consumers.

Operating Expenses

Our operating expenses consist of production, distribution, circulation, editorial and general and administrative. The largest components of our operating expenses consist of production, which includes printing, paper, distribution and circulation costs associated with fulfilling subscriptions and newsstand transportation. Editorial expense represents compensation and purchases for manuscripts and photographs.

Total operating expenses decreased $3.8 million, or 4.9%, due to planned expense reductions in the following areas: $2.1 million in production, $1.4 million in distribution and circulation expenses and $1.2 million in selling, general and administrative expenses. These decreases have been partially offset by an increase of $0.6 million in depreciation and amortization.

Operating expenses have decreased primarily due to the 2013 Management Action Plans implemented during the first fiscal quarter of 2013 which reduced expenses, primarily in the manufacturing area related to the renegotiation and extension of our RR Donnelly printing contract, print order efficiency plan, paper rate savings based on our in-house purchasing strategy, reduced book sizes and reduced general and administrative and employee related expenses.

Interest Expense

Interest expense decreased $0.2 million, or 1.1%, primarily due to a reduction in our outstanding balances under the revolving credit agreement and senior secured notes during the first fiscal quarter of 2013 as compared to the first fiscal quarter of 2012.

Amortization of Deferred Debt Costs

Amortization of deferred debt costs lowered due to a decrease in costs subject to amortization in the first fiscal quarter of 2013 as a result of the redemption of senior secured notes during the first fiscal quarter of 2012.

Income Taxes

We recorded an income tax benefit of $1.0 million and $0.2 million for the first fiscal quarters of 2013 and 2012, respectively. The increase in income tax benefit is due to the $1.3 million increase in net loss before income taxes.

Net Loss

The $0.5 million increase in net loss is primarily attributable to reduced operating income of $2.2 million partially offset by the $0.9 million decrease in other expenses and the $0.8 million increase in income tax benefit. Operating income decreased due to the $6.0 million reduction in operating revenue, partially offset by the $3.8 million decrease in operating expenses, as discussed above.

Comparison of Fiscal 2012 vs. Fiscal 2011

Operating Revenue

Our operating revenue is derived from distribution of our media content through print and digital platforms, as well as from advertisements placed within those platforms. Our print circulation revenue represented approximately 59% and 58% of our operating revenue in fiscal 2012 and 2011, respectively. Single copy sales accounted for approximately 78% and 80% of such circulation revenue in fiscal 2012 and 2011, respectively. The remainder of circulation revenues was from subscription sales.

Our advertising revenues are generated by national advertisers, including packaged goods, sports nutrition products, automotive, entertainment, pharmaceutical, sports apparel, beauty, cosmetics, fashion and direct response. Our print advertising revenues accounted for approximately 31% and 34% of our total operating revenues in fiscal 2012 and 2011, respectively.

Total operating revenue was $386.6 million and $397.6 million for fiscal 2012 and 2011, respectively, representing a decrease of $11.0 million, or 2.8%. This decrease is primarily attributable to a $9.8 million, or 7.2%, decrease in advertising revenue and a $1.3 million or 3.8% decrease in other revenues. Advertising revenue decreased primarily due to a $7.4 million decrease in advertising for nutritional supplements and diet products in our Men’s Active Lifestyle segment. Other revenues decreased primarily due to a $3.0 million shortfall in third party revenue generated by DSI due to the continuing softness in newsstand sales of our third party clients. This decrease has been partially offset by a $1.7 million increase in international licensing revenue.

Operating Expenses

Our operating expenses consist of production, distribution and circulation, editorial as well as selling, general and administrative. The largest components of our operating expenses consist of production, which includes printing, paper, distribution and circulation costs associated with fulfilling subscriptions and newsstand transportation. Editorial expenses represent compensation for manuscripts and photographs.

Total operating expenses were $320.3 million and $303.6 million for fiscal 2012 and 2011, respectively, representing an increase of $16.7 million, or 5.5%.

These increases are attributable to a $7.7 million increase in distribution and circulation, $5.5 million in production, $2.2 million in depreciation and amortization and $1.2 million in selling, general and administrative expenses. Operating expenses have increased due to the incremental expenses associated with OK! Weekly, which we started publishing during the quarter ended September 30, 2011, and Soap Opera Digest and Soap Opera Weekly, which we started publishing in the beginning of fiscal 2012.

Interest Expense

Interest expense was $58.4 million and $56.5 million for fiscal 2012 and 2011, respectively, representing an increase of $1.9 million, or 3.3%. This increase is primarily attributable to the interest under the New Notes being expensed as compared to certain pre-existing debt where the related interest expense was recorded as part of the outstanding debt balance in accordance with applicable accounting guidance.

Amortization of Deferred Debt Costs

Total amortization of deferred debt costs was $1.6 million and $3.2 million for fiscal 2012 and 2011, respectively. This decrease was due to lower costs being amortized during fiscal 2012 as a result of the extinguishment of debt in connection with the 2010 Restructuring.

Income Taxes

We recorded a $17.5 million income tax benefit for fiscal 2012, compared to a $4.0 million income tax expense for fiscal 2011. The income tax benefit for fiscal 2012 was due to the elimination of a previously recognized valuation allowance of $17.7 million against the Company’s deferred tax assets. See Note 4, “Income Taxes,” to the audited consolidated financial statements included elsewhere in this prospectus for further discussion.

Net Income (Loss)

Net income attributable to American Media, Inc. for fiscal 2012 was $21.6 million on sales of $386.6 million, compared to fiscal 2011 net loss attributable to American Media, Inc. of $(4.5) million on sales of $397.6 million. The increase in net income is directly attributable to the reorganization costs and loss on extinguishment of debt incurred during fiscal 2011, due to the restructuring, totaling $33.1 million and the increase in benefit for income taxes totaling $21.5 million. These increases have been partially offset by the decrease in operating income of $27.7 million due to the $11.0 million decrease in operating revenue and the $16.7 million increase in operating expenses.

In fiscal 2011, we recorded reorganization costs of $24.5 million and loss on extinguishment of debt of $8.6 million in connection with the 2010 Restructuring. For a detailed discussion of the 2010 Restructuring, see Note 1, “Description of Business, Basis of Presentation, and Summary of Significant Accounting Policies” to the audited consolidated financial statements. These expenses have been excluded from segment results as they were not considered in our evaluation of operating results for the year.

Comparison of Fiscal 2011 to Fiscal 2010

Operating Revenue

Our operating revenue is derived from distribution of our media content through print and digital platforms, as well as from advertisements placed within those publications. Our print circulation revenue represented approximately 58% and 60% of our operating revenue in fiscal 2011 and 2010, respectively. Single copy sales accounted for approximately 80% and 81% of such circulation revenue in fiscal 2011 and 2010, respectively. The remainder of circulation revenues was from subscription sales.

Our advertising revenues are generated by national advertisers, including packaged goods, sports nutrition products, automotive, entertainment, pharmaceutical, sports apparel, beauty, cosmetics, fashion and direct response. Advertising revenues accounted for approximately 34% and 33% of our total operating revenues in fiscal 2011 and 2010, respectively.

Total operating revenue was $397.6 million and $412.4 million for fiscal 2011 and 2010, respectively, representing a decrease in revenue of $14.8 million, or 3.6%. This decrease is primarily attributable to the $17.5 million reduction in circulation revenue due to the continuing softness in the U.S economy which impacted newsstand sales.

Operating Expense

Total operating expense was $303.6 million and $331.5 million for fiscal 2011 and 2010, respectively, representing a decrease of $27.9 million, or 8.4%. This reduction is primarily due to reduced production expenses due to the implementation of the 2011 Management Action Plan.

In addition, we recorded a provision for impairment of intangible assets and goodwill of $17.6 million for the three months ended June 30, 2009. There was no provision for impairment charges for fiscal 2011.

Interest Expense

Interest expense was $56.5 million and $50.6 million for fiscal 2011 and 2010, respectively, representing an increase of $5.9 million, or 11.7%. This increase is primarily attributable to a higher interest rate in fiscal 2011 under the New Notes as compared to the interest rate in fiscal 2010 under the 2009 Credit Agreement.

Amortization of Deferred Debt Costs

Total amortization of deferred debt costs was $3.2 million and $3.9 million for fiscal 2011 and 2010, respectively. This reduction was due to lower costs being amortized during fiscal 2011 as a result of the extinguishment of debt in connection with the 2010 Restructuring.

Income Taxes

We recorded a $4.0 million income tax expense for fiscal 2011, compared to a $22.8 million income tax expense for fiscal 2010. For fiscal 2010, the Company elected, under IRC Section 108(b)(5), to apply a portion of its debt discharge amount to first reduce the basis of depreciable and amortizable assets. The election resulted in additional tax expense of $24.8 million due to the reduction of basis on the Company’s indefinite lived intangible assets, which are deferred tax liabilities. See Note 4, “Income Taxes,” to the audited consolidated financial statements included elsewhere in this prospectus for further discussion.

Net Income (Loss)

Net loss attributable to American Media, Inc. for fiscal 2011 was $(4.5) million on sales of $397.6 million, compared to fiscal 2010 net income attributable to American Media, Inc. of $3.2 million on sales of $412.4 million. The decrease in net income is directly attributable to the expenses incurred during fiscal 2011, in connection with the 2010 Restructuring.

In fiscal 2011, we recorded bankruptcy costs and loss on extinguishment of debt totaling $38.0 million in connection with the 2010 Restructuring. This increase in expense has been partially offset by the $18.8 million decrease in provision for income taxes and the $13.1 million increase in operating income. Operating income increased due to the provision reduction for impairment of intangible assets and goodwill of $17.6 million.

See Note 1, “Description of Business, Basis of Presentation, and Summary of Significant Accounting Policies” and Note 2, “Goodwill and Other Identified Intangible Assets” to the audited consolidated financial statements for additional details. These expenses have been excluded from segment results as they were not considered in our evaluation of operating results for the year.

OPERATING SEGMENT RESULTS

After the completion of the 2010 Restructuring and fiscal 2011, we experienced a change in organizational structure resulting in new reporting operating segments, which are regularly reviewed by the chief operating decision maker, effective in the first quarter ended June 30, 2011.

Our reportable operating segments consist of the following: Celebrity Brands, Women’s Active Lifestyle, Men’s Active Lifestyle, Publishing Services and Corporate and Other. This reporting structure is organized according to the markets each segment serves and allows management to focus its efforts on providing the best content to a wide range of customers. The Celebrity Brands segment consists of a group of media content platforms primarily dedicated to news covering celebrities, musicians, movie and television stars and editorial content such as crime, health, fashion, beauty and accessories. The Women’s Active Lifestyle segment consists of a group of media content platforms that provide information to women on the latest cutting edge exercise techniques, health and nutrition, as well as the latest beauty and fashion trends. The Men’s Active Lifestyle segment consists of a group of media content platforms that provide information to men on cutting edge physical exercise, physique training and professional body building techniques, health and nutrition. This segment also includes the Mr. Olympia event. The Publishing Services segment includes services provided to third party publishing and non-publishing clients such as placement, monitoring, marketing, merchandising and back office financial functions. The Corporate and Other segment primarily includes business development, international licensing of certain health and fitness publications, photo syndication of our content to third parties and corporate overhead.

Our financial performance depends, in large part, on varying conditions in the markets we serve. Demand in these markets tends to fluctuate in response to overall economic conditions and current events. Economic downturns in the markets we serve generally result in reductions in revenue as a result of lower consumer spending which can lead to a reduction in advertising revenue.

The chief operating decision maker uses operating income (loss) as a primary basis to evaluate the performance of each of our operating segments.

We present operating income (loss) before the provision for impairment of intangible assets and goodwill to provide a consistent and comparable measure of our operating income (loss) for the periods indicated below due to the significant fluctuations in the impairment provision between periods. Management uses operating income (loss) before the provision for impairment of intangible assets and goodwill for analyzing performance, financial reporting to the board of directors and as an input in determining whether performance goals are met for compensation. Management also uses operating income (loss) before the provision for impairment of intangible assets and goodwill when communicating financial results to stockholders, debt holders and investors. Management believes this non-GAAP measure, although not a substitute for GAAP, improves comparability. Management also believes our stockholders, debt holders and investors use this measure as a gauge to assess the performance of their investment in the Company. The accounting policies of our operating segments are the same as those applied in our Consolidated Financial Statements included elsewhere in this prospectus. We prepared the financial results of our operating segments on a basis that is consistent with the manner in which we internally disaggregate financial information to assist in making internal operating decisions. Our calculations of operating income (loss) herein may be different from the calculations used by other companies, therefore comparability may be limited.

The following table summarizes our results of operations by segment. Operating income (loss) before the provision for impairment of intangible assets and goodwill are not measures of financial performance in accordance with US GAAP. We do not consider them as alternatives to net income (loss) as a measure of operating performance.

(in thousands)	Fiscal Quarter Ended June 30,		Fiscal Year Ended March 31,
	2012	2011	2012	2011	2010
Operating Revenue
Celebrity Brands	$54,035	$53,168	$233,885	$222,732	$237,718
Women’s Active Lifestyle	14,191	19,459	65,072	72,453	70,655
Men’s Active Lifestyle	13,998	14,542	60,853	68,283	70,954
Publishing Services	6,270	7,006	28,969	32,790	29,936
Corporate and Other	526	745	5,343	9,158	11,354
Intersegment eliminations	(1,796)	(1,726)	(7,506)	(7,777)	(8,187)

Total Operating Revenue	$87,224	$93,194	$386,616	$397,639	$412,430

Operating Income (Loss) before Provision for Impairment of Intangible Assets and Goodwill (1)
Celebrity Brands	$16,801	$16,380	$73,479	$90,294	$89,921
Women’s Active Lifestyle	2,304	4,979	12,990	15,620	15,956
Men’s Active Lifestyle	3,906	4,359	19,847	23,626	23,807
Publishing Services	709	555	3,555	7,176	6,286
Corporate and Other	(10,930)	(11,331)	(43,554)	(42,689)	(37,398)

Total Operating Income before Provision for Impairment of Intangible Assets and Goodwill	$12,790	$14,942	$66,317	$94,027	$98,572

Provision for impairment of intangible assets and goodwill	-	-	-	-	(17,595)

Operating Income (Loss)	$12,790	$14,942	$66,317	$94,027	$80,977

(1) Operating income before provision for impairment of intangible assets and goodwill for fiscal year 2010 excludes impairment losses for tradenames, goodwill and other identified intangibles of $17.6 million for Women’s Active Lifestyle Group. See Note 2, “Goodwill and Other Identified Intangible Assets,” to the audited consolidated financial statements included elsewhere in this prospectus.

Total operating revenue was $87.2 million and $93.2 million for the first fiscal quarters of fiscal 2013 and 2012, respectively, representing a decrease of $6.0 million, or 6.4%, primarily due to lower advertising spending in the Women’s Active Lifestyle segment, coupled with the discontinuation of certain publications in our Corporate and Other segment. These decreases in revenue have been partially offset by an increase in revenue from the Celebrity Brands segment.

Total operating revenue was $386.6 million and $397.6 million for fiscal 2012 and 2011, respectively, representing a decrease of $11.0 million, or 2.8%. This decrease is attributable to lower advertising spending in the Men’s and Women’s Active Lifestyle segments, coupled with the discontinuation of certain publications in our Corporate and Other segment and lower revenue from our Publishing Service Segment. These decreases in revenue have been partially offset by an increase in revenue from the Celebrity Brands segment.

As of June 30, 2012, single copy revenue consisted of newsstand units distributed by three primary wholesalers. Operating revenue generated by these wholesalers is included in the Celebrity Brands, Women’s Active Lifestyle, Men’s Active Lifestyle and Corporate and Other segments. Two wholesalers accounted for greater than 10% of our total operating revenue and in the aggregate accounted for approximately 35% and 38% of our total operating revenue in fiscal 2012 and 2011, respectively. We have multi-year service arrangements with these wholesalers that provide incentives to maintain certain levels of service. Our operating results could be materially affected by disruption of the distribution of our magazines through the wholesalers. See Legal Proceedings in this prospectus, for a description of litigation filed by former wholesalers.

Celebrity Brands Segment

The Celebrity Brands segment comprised approximately 62% and 57% of our consolidated operating revenue for the first fiscal quarters of 2013 and 2012, respectively, and approximately 60% and 56% of our consolidated operating revenue for fiscal 2012 and 2011, respectively. The Celebrity Brands segment consists of a group of media content platforms primarily dedicated to news covering celebrities, musicians, movie and television stars and editorial content such as crime, health, fashion, beauty and accessories. This segment consists of the production and sale of the following brands:

•

National Enquirer, a weekly hard news general interest publication dedicated to celebrities, investigative reporting, human interest and other lifestyle topics such as crime, health, fashion and beauty;

•

Star, a weekly celebrity breaking news-based glossy magazine dedicated to covering the stars of movies, television and music. Star’s editorial content also incorporates fashion, beauty and accessories;

•

OK! Weekly, a weekly celebrity friendly news-based glossy magazine dedicated to covering the stars of movies, television and music. OK!’s editorial content also incorporates fashion, beauty and accessories;

•

Globe, a weekly tabloid which focuses on older movie and television celebrities, the royal family, political scandals and investigative crime stories that are less mainstream and more salacious than the National Enquirer;

•

National Examiner, a weekly tabloid that presents editorial content consisting of celebrity and human-interest stories, differentiating it from the other titles through its upbeat positioning as the source for “gossip, contests, women’s service and good news” for an older tabloid audience.

Comparison of the First Fiscal Quarter of 2013 vs. the First Fiscal Quarter of 2012

Operating Revenue

Total operating revenue in the Celebrity Brands segment was $54.0 million for the first fiscal quarter of 2013, representing an increase of $0.9 million, or 1.6%. This increase is primarily attributable to the acquisition of OK! Weekly in June 2011 which resulted in an increase in operating revenue of $5.9 million during the first fiscal quarter of 2013 as compared to the first fiscal quarter of 2012.

The celebrity newsstand market was down 19% for the first fiscal quarter of 2013. This is partially due to the continuing softness in the U.S economy which impacts newsstand and subscription sales. Our Celebrity Brands segment was down 16% in newsstand unit sales, which was partially offset by $1.0 million related to cover price increases for National Enquirer, Globe and Examiner. This impacted newsstand sales for National Enquirer, Star and Globe resulting in a decrease in operating revenue of $3.4 million and an overall decrease in subscription sales of $0.8 million. In addition, advertising revenue has declined $0.7 million primarily due to reduced spending by packaged goods and beauty advertisers in the celebrity market.

Operating Income

Operating income in the Celebrity Brands segment increased in the first fiscal quarter of 2013 from prior year by $0.4 million, or 2.6%, to $16.8 million, primarily due to the acquisition of OK! Weekly.

Comparison of Fiscal 2012 vs. Fiscal 2011

Operating Revenue

Total operating revenue in the Celebrity Brands segment was $233.9 million for fiscal 2012, representing an increase of $11.2 million, or 5.0%, primarily attributable to the additions of OK! Weekly and Soap Opera Digest during the first quarter of fiscal 2012, which resulted in higher revenues of $36.4 million. This has been partially offset by a shortfall of $18.7 million due to lower newsstand sales for Star, National Enquirer and Globe due to the continuing softness in the U.S economy which impacted newsstand sales. In addition, advertising and subscription revenue has decreased approximately $6.4 million primarily due to reduced spending by automotive, packaged goods and beauty advertisers in the celebrity market. This was compounded by rate base reductions for Star and OK! Weekly.

Operating Income

Operating income in the Celebrity Brands segment decreased in fiscal 2012 from prior year by $16.8 million, or 18.6%, to $73.5 million. This decrease was attributable to the $13.8 million reduction in operating income for Star, National Enquirer and Globe due to lower newsstand sales resulting from the continuing softness in the U.S. economy.

Comparison of Fiscal 2011 vs. Fiscal 2010

Operating Revenue

Total operating revenue in the Celebrity Brands segment was $222.7 million for fiscal 2011, representing a decrease of $15.0 million, or 6.3%, from prior year. This was attributable to lower newsstand and subscription sales of $15.4 million due to reduced consumer spending and a decrease in advertising revenue of $0.9 million.

This decrease was partially offset by a $1.2 million increase in advertising revenue and $1.1 million increase in subscription revenue for Country Weekly.

Operating Income

Operating income in the Celebrity Brands segment increased in fiscal 2011 from prior year by $0.4 million, or 0.4%, to $90.3 million. This increase was primarily attributable to the 2011 Management Action Plan to reduce Star’s and National Enquirer’s rate bases by 16% and 17%, respectively, which lowered manufacturing and distribution costs by $8.0 million. This was partially offset by a 6.3% revenue decline.

Women’s Active Lifestyle Segment

The Women’s Active Lifestyle segment comprised approximately 16% and 21% of our consolidated operating revenue for the first fiscal quarters of 2013 and 2012, respectively, and 17% and 18% of our consolidated operating revenue for fiscal 2012 and 2011, respectively. The following leading brands represent this segment:

•

Shape, a monthly publication that provides women’s services information on the cutting edge of physical fitness, nutrition, health, psychology and other inspirational topics to help women lead a healthier lifestyle, and also offers extensive beauty and fashion coverage;

•	Fit Pregnancy, a bi-monthly publication that delivers authoritative information on health, fashion, food and fitness to women during pregnancy and the two-year postpartum period; and

•

Natural Health, a leading wellness magazine offering readers practical information to benefit from the latest scientific knowledge and advancements in the fields of natural health, food, beauty, pets, exercise and advice to improve fitness and the environment.

Comparison of the First Fiscal Quarter of 2013 vs. the First Fiscal Quarter of 2012

Operating Revenue

Total operating revenue in the Women’s Active Lifestyle segment was $14.2 million for the first fiscal quarter of 2013, a decrease of $5.3 million, or 27.1%, from prior year. This decrease is primarily due to the $4.8 decline in advertising revenue due to reduced spending by beauty, packaged goods and pharmaceutical advertisers primarily in Shape magazine. These print advertisers invested in the Olympics and we anticipate will be back in Shape in the fourth fiscal quarter of 2013. In addition, newsstand and subscription sales decreased by $0.5 million for the leading brands in this segment due the continuing softness in the U.S economy which impacts demand from consumers.

Operating Income

Operating income in the Women’s Active Lifestyle segment decreased in the first fiscal quarter of 2013 from prior year by $2.7 million, or 53.7%, to $2.3 million. This decline was primarily attributable to Shape as described above. This was partially offset by the implementation of our 2012 Management Action Plans, which reduced total operating expenses approximately $2.6 million.

Comparison of Fiscal 2012 vs. Fiscal 2011

Operating Revenue

Total operating revenue in the Women’s Active Lifestyle segment was $65.1 million for fiscal 2012, a decrease of $7.4 million, or 10.2%, from prior year. This was caused by a $6.0 million decline in advertising and a $2.1 million reduction in newsstand revenues, which was partially offset by a $0.8 million increase in digital advertising revenue. Newsstand revenues decreased due to reduced consumer spending as a result of the continuing economic downturn in the economy. This reduction in consumer spending has led to a reduction in advertising revenue.

Operating Income

Operating income in the Women’s Active Lifestyle segment decreased in fiscal 2012 from prior year by $2.6 million, or 16.8%, to $13.0 million. This decline was primarily attributable to the comments mentioned above and was partially offset by the implementation of our 2012 Management Action Plans, which reduced certain editorial and production expenses $3.3 million.

Comparison of Fiscal 2011 vs. Fiscal 2010

Operating Revenue

Total operating revenue in the Women’s Active Lifestyle segment was $72.5 million for fiscal 2011, representing an increase of $1.8 million, or 2.5%, from prior year. This was due to a $2.5 million increase in advertising revenue caused by a combination of higher ad volume and the sale of a custom digital Shape magazine. This was partially offset by a decrease in newsstand of $0.7 million.

Operating Income

Operating income in the Women’s Active Lifestyle segment decreased in fiscal 2011 from prior year by $0.3 million, or 2.1%, to $15.6 million. This decline was primarily caused by reduced issues being published in 2011, partially offset by the revenue increase discussed above.

Men’s Active Lifestyle Segment

The Men’s Active Lifestyle segment comprised approximately 16% of our consolidated operating revenue for the first fiscal quarters of each 2013 and 2012, and 16% and 17% of our consolidated operating revenue for fiscal 2012 and 2011, respectively. This group of media content provides information to men on cutting edge physique training, professional body building techniques and the latest content on health and nutrition. This segment also includes the Mr. Olympia event. The following leading brands represent this segment:

•

Men’s Fitness, a health and fitness magazine for men 18-34 years old with active lifestyles that promotes a multi-training approach towards exercise and nutrition, while offering information and advice in the areas of career, relationships, fashion and sports;

•

Muscle & Fitness, a monthly fitness physique training magazine appealing to exercise enthusiasts and athletes of all ages, especially those focused on resistance training, body fat control, sports nutrition and supplements;

•

Flex, a monthly magazine devoted to professional bodybuilding featuring nutrition, supplement and performance science content for bodybuilding enthusiasts and coverage of all professional and amateur bodybuilding contests;

•

Mr. Olympia, a four-day event held in September in Las Vegas, Nevada that appeals to bodybuilding and fitness enthusiasts from around the world; includes a sports and fitness expo with numerous activities and merchandising opportunities and culminates with the most prestigious event in the bodybuilding and fitness industry, the Mr. Olympia contest.

•

Weider UK, a wholly owned subsidiary, publishes Muscle & Fitness and Flex for the UK, France, Italy, Germany, Holland and Australia. Each market edition is in the local language and has local content in addition to content provided from the flagship U.S. titles.

Comparison of the First Fiscal Quarter of 2013 vs. the First Fiscal Quarter of 2012

Operating Revenue

Total operating revenue in the Men’s Active Lifestyle segment was $14.0 million for the first fiscal quarter of 2013, a decrease of $0.5 million, or 3.7%, from prior year. This decrease was due to the $0.9 million overall decrease in advertising revenue which is primarily attributable to reduced spending by certain advertisers who manufacture nutritional supplements and fat burning products due to launch delays of their ad campaigns. This decrease has been partially offset by $0.3 million of digital commerce revenue for Muscle and Fitness as a result of the launch of our new e-commerce online store in December 2011.

Operating Income

Operating income in the Men’s Active Lifestyle segment decreased in the first fiscal quarter of 2013 from prior year by $0.5 million, or 10.4%, to $3.9 million. This decrease was attributable to the revenue decline as explained above.

Comparison of Fiscal 2012 vs. Fiscal 2011

Operating Revenue

Total operating revenue in the Men’s Active Lifestyle segment was $60.9 million for fiscal 2012, a decrease of $7.4 million, or 10.9%, from prior year. This decrease was attributable to the decrease in advertising revenue due to reduced nutritional supplement and diet product advertising due to regulatory issues with three advertisers.

Operating Income

Operating income in the Men’s Active Lifestyle segment decreased in fiscal 2012 from prior year by $3.8 million, or 16%, to $19.8 million. This decrease was attributable to the revenue decline explained above.

Comparison of Fiscal 2011 vs. Fiscal 2010

Operating Revenue

Total operating revenue in the Men’s Active Lifestyle segment was $68.3 million for fiscal 2011, representing a decrease of $2.7 million, or 3.8%, from prior year. This was due to an advertising revenue reduction by two nutritional supplement advertisers that ceased spending due to regulatory issues.

Operating Income

Operating income in the Men’s Active Lifestyle segment decreased in fiscal 2011 from prior year by $0.2 million, or 0.8%, to $23.6 million. This decrease was primarily attributable to the revenue decrease of 3.8% discussed above.

Publishing Services Segment

The Publishing Services segment comprised approximately 7% and 8% of our consolidated operating revenue for the first fiscal quarters of 2013 and 2012, respectively, and was 7% of our consolidated operating revenue for fiscal 2012 and 2011. These revenues represent services provided to publishing and non-publishing clients such as placement and monitoring, marketing and merchandising and back office financial functions. This segment consists of the following services provided to publishing and non-publishing clients:

•

print and digital advertising sales and strategic management direction in the following areas: manufacturing, subscription circulation, logistics, event marketing and full back office financial functions;

•	placement and monitoring of publications at the wholesale and retail level to monitor proper displays and quantity of product in major retail and supermarket chains; and

•	marketing, point of purchase, merchandising and information gathering in Walmart, Kroger and the other top six retailers.

Comparison of the First Fiscal Quarter of 2013 vs. the First Fiscal Quarter of 2012

Operating Revenue

Total operating revenue in the Publishing Services segment was $4.5 million, net of intersegment eliminations, for the first fiscal quarter of 2013, representing a decrease of $0.8 million, or 15.3%, from prior year. This decrease was primarily attributable to the general softness in the U.S. economy which impacted newsstand sales causing a shortfall of publishing services revenue of approximately $0.8 million.

Operating Income

Operating income in the Publishing Services segment increased in the first fiscal quarter of 2013 from prior year by $0.2 million, or 27.7%, to $0.7 million. Total operating income increased primarily due to reduced operating expenses as a result of the implementation of our 2012 Management Action Plans, which lowered total operating expenses by approximately $0.9 million which was partially offset by the $0.8 million decrease in operating revenue as described above.

Comparison of Fiscal 2012 vs. Fiscal 2011

Operating Revenue

Total operating revenue in the Publishing Services segment was $21.5 million, net of eliminations, for fiscal 2012, representing a decrease of $3.5 million, or 14.2%, from prior year. This decrease was primarily attributable to the general softness in the U.S. economy which impacted newsstand sales that caused a shortfall of publishing services revenue of approximately $3.0 million.

Operating Income

Operating income in the Publishing Services segment decreased in fiscal 2012 from prior year by $3.6 million, or 50.5%, to $3.6 million. This decrease was attributable to the revenue decline of 14.2% discussed above.

Comparison of Fiscal 2011 vs. Fiscal 2010

Operating Revenue

Total operating revenue in the Publishing Services segment was $25.0 million, net of eliminations, for fiscal 2011, representing an increase of $3.3 million, or 15.0%, from prior year due to a full fiscal year of providing services to Playboy.

Operating Income

Operating income in the Publishing Services segment increased in fiscal 2011 from the prior year by $0.9 million, or 14.1%, to $7.2 million primarily due to Playboy.

Corporate and Other Segment

The Corporate and Other segment comprised approximately 1% our consolidated operating revenue for each of the first fiscal quarters of 2013 and 2012, respectively, and represented 1% and 2% of our consolidated operating revenue for fiscal 2012 and 2011, respectively. This includes the international licensing of certain health and fitness publications, photo syndication for all our media content platforms as well as corporate overhead. Corporate overhead expenses are not allocated to other segments. This includes production, circulation, executive staff, information technology, accounting, legal, human resources, business development and administration department costs.

Comparison of the First Fiscal Quarter of 2013 vs. the First Fiscal Quarter of 2012

Operating Revenue

Total operating revenue in the Corporate and Other segment was $0.5 million for the first fiscal quarter of 2013, representing a decrease of $0.2 million, or 29.4%, from prior year. This decrease in operating revenue was primarily due to the discontinuation of certain publications, which resulted in a $0.4 million decrease. This decrease has been partially offset by a $0.3 million increase in operating revenue due to additional special issues of certain magazines published during the first fiscal quarter of 2013 and an increase in international licensing of $0.1 million.

Operating Loss

Total operating loss decreased by $0.4 million, or 3.5%, to $(10.9) million during the first fiscal quarter of 2013. This decrease was attributable to lower corporate expenses and the implementation of the 2013 Management Action Plans.

Comparison of Fiscal 2012 vs. Fiscal 2011

Operating Revenue

Total operating revenue in the Corporate and Other segment was $5.3 million for fiscal 2012, representing a decrease of $3.8 million, or 41.7%, from prior year. This decrease in operating revenue was primarily due to the discontinuation of UFC and Mira! magazines of $4.0 million and a $2.2 million decrease due to additional special issues of certain magazines published in fiscal 2011. This was partially offset by an increase of $0.9 million in international licensing revenue and $1.0 million for an additional special issue during fiscal 2012.

Operating Loss

Total operating loss increased by $0.9 million, or 2.0%, to $(43.5) million during fiscal 2012. This increase was attributable to the revenue decline as discussed above.

Comparison of Fiscal 2011 vs. Fiscal 2010

Operating Revenue

Total operating revenue in the Corporate and Other segment was $9.2 million for fiscal 2011, representing a decrease of $2.2 million, or 19.3%, from prior year. This reduction was attributable to the Michael Jackson special issue that was published during the three months ended June 30, 2009.

Operating Loss

Operating loss increased by $5.3 million in fiscal 2011, from the prior year period, or 14.1%, to $(42.7) million. This increase is primarily due to certain expenses incurred in connection with the 2010 Restructuring.

LIQUIDITY AND CAPITAL RESOURCES

Management’s Assessment of Liquidity

Our primary sources of liquidity are cash generated from operations, cash on hand and amounts available for borrowing under the 2010 Revolving Credit Agreement. For a description of the terms of the 2010 Revolving Credit Agreement, see Note 5, “Credit Agreement,” to the audited consolidated financial statements included elsewhere in this prospectus. The 2010 Revolving Credit Agreement consists of a $40.0 million revolving credit facility.

As of June 30, 2012, we had cash and cash equivalents of $4.7 million and a working capital deficit of $2.5 million. The $4.5 million decrease in working capital deficit from $7.0 million at March 31, 2012 to $2.5 million at June 30, 2012, resulted primarily from the following:

•	a $14.2 million decrease in accrued interest due to timing of payments;
•	a $3.4 million decrease in accounts receivable;
•	a $1.8 million decrease in prepaid expenses; and,
•	a $3.9 million increase in redeemable financial instruments.

Our primary uses of liquidity are for working capital requirements, capital expenditures and debt service obligations as they become due. We currently believe that available funds and cash flows generated by operations will be sufficient to fund our working capital, capital expenditure requirements and debt service for at least the next 12 months. We believe that available cash at June 30, 2012 and amounts available under our 2010 Revolving Credit Agreement will mitigate future possible cash flow requirements. To the extent we make future acquisitions, we may require new sources of funding, including additional debt, equity financing or some combination thereof. There can be no assurances that we will be able to secure additional sources of funding or that such additional sources of funding will be available to us on acceptable terms.

As of June 30, 2012, there was $11.6 million available to borrow under the 2010 Revolving Credit Agreement, consisting of $16.0 million under the 2010 Revolving Credit Agreement less a $4.4 million outstanding letter of credit. At June 30, 2012, our outstanding principal amount of senior secured debt was approximately $469.9 million, consisting of $365.0 million principal amount of First Lien Notes and $104.9 million principal amount of Second Lien Notes. See “Risk Factors” in this prospectus, for a discussion of the risks associated with our indebtedness.

Cash Flow Summary

At June 30, 2012, we had $4.7 million of cash and cash equivalents on hand, a decrease of $0.5 million from $5.2 million at March 31, 2012, which was a decrease of $16.1 million from $21.3 million at March 31, 2011. The following table summarizes our cash flows:

	Fiscal Quarter Ended June 30,		For the fiscal years ended March 31,
$ in thousands	2012	2011	2012	2011	2010

Cash provided by (used in):
Operating Activities	$(8,704)	$(6,336)	$21,679	$41,496	$40,250
Investing Activities	$(2,241)	$(28,145)	$(35,857)	$(9,032)	$(4,222)
Financing Activities	$10,870	$18,400	$(1,706)	$(17,976)	$(49,210)
Effect of Exchange Rate Changes	$(417)	$(6)	$(175)	$191	$793

Net Change in Cash and Cash Equivalents	$(492)	$(16,087)	$(16,059)	$14,679	$(12,389)

Comparison of the First Fiscal Quarter of 2013 vs. the First Fiscal Quarter of 2012

Operating Activities

Cash used in operating activities is primarily driven by our net loss, adjusted for non-cash items and changes in working capital. Non-cash items consist primarily of amortization of deferred rack costs, depreciation of property and equipment, amortization of other identified intangibles and amortization of deferred debt costs.

Net cash used in operating activities increased $2.4 million during the first fiscal quarter of 2013 as compared to the same period in 2012, due primarily to the $0.5 million increase in net loss, the $0.6 million net decrease in non-cash items and the $1.3 million net change in operating assets and liabilities.

The net change in operating assets and liabilities is primarily due to the $12.6 million decrease in working capital items, specifically trade receivables, inventories and prepaid expenses, the $2.2 million decrease in accrued interest and the $1.8 million decrease in deferred rack costs, partially offset by the increase in accounts payable and accrued expenses of $17.9 million. Working capital items have decreased due to the overall decline in operating revenue from the continued softness in the U.S. economy and the decrease in consumer discretionary spending.

Non-cash items decreased primarily due to the decrease in deferred taxes of $0.6 million and other non-cash items of $0.7 million. These decreases have been partially offset by the increase in depreciation and amortization expense of $0.6 million.

Investing activities

Net cash used in investing activities for the first fiscal quarter of 2013 was $2.2 million, a decrease of $25.9 million, compared to $28.1 million for the first fiscal quarter of 2012. The decrease is primarily attributable to the acquisition of OK! Magazine during the first fiscal quarter of 2012 which used $23.0 million in cash. In addition, net cash used for purchases of property and equipment decreased $2.9 million due to the build out and systems upgrades associated with our New York office move during the first fiscal quarter of 2012.

Financing activities

Net cash provided by financing activities for the first fiscal quarter of 2013 was $10.9 million, a decrease of $7.5 million, compared to $18.4 million for the first fiscal quarter of 2012. The decrease is primarily attributable to the $11.5 million in proceeds in Odyssey from noncontrolling interest holders during the first fiscal quarter of 2012 and the $6.1 million payment, in the first fiscal quarter of 2013, to noncontrolling interest holders of Odyssey. This decrease has been partially offset by the net $17.0 million in proceeds from the revolving credit facility in the first fiscal quarter of 2013 compared with $27.5 million in proceeds from the revolving credit facility, partially offset by $20.6 million of redemption payments on the senior secured notes during the first fiscal quarter of 2012.

Comparison of Fiscal 2012 vs. Fiscal 2011

Operating Activities

Net cash provided by operating activities was $21.7 million for fiscal 2012, as compared to net cash provided by operating activities of $41.5 million for fiscal 2011. This decrease of $19.8 million in cash provided by operating activities resulted from the following:

•

a net increase in operating assets of $5.1 million, primarily consisting of an increase in deferred rack costs for fiscal 2012 of $10.4 million compared with an increase in deferred rack costs for fiscal 2011 of $6.5 million due to the addition of OK! Weekly; an increase in trade receivables of $4.9 million compared with an increase in trade receivables for fiscal 2011 of $0.3 million due to the addition of OK! Weekly; and an increase in inventories for fiscal 2012 of $0.2 million compared with an increase in inventories for fiscal 2011 of $3.5 million due to less paper consumption.

These items were partially offset by an increase in net income of $26.3 million from a net loss of $(4.0) million to net income of $22.3 million and a net decrease in operating liabilities of $5.7 million, which was primarily a result of an decrease in accrued interest of $2.1 million for fiscal 2012 compared to an increase of $21.3 million for the comparable prior year period due to the timing of interest payments. This was offset by an increase in accrued expenses and other liabilities of $1.9 million compared to a decrease of $3.2 million for the comparable prior year period and an increase in accounts payable of $4.7 million compared to a decrease of $4.2 million for the comparable prior year period. The increase in accrued expenses and other liabilities and accounts payable relates to timing of payments.

Investing Activities

Net cash used in investing activities increased by $26.8 million from $9.0 million for fiscal 2011 to $35.9 million for fiscal 2012, principally as a result of our investment in OK! Weekly and for purchases of property and equipment.

Financing Activities

Our financing activities used $1.7 million of cash during fiscal 2012, a decrease of $16.3 million from the $18.0 million used during fiscal 2011. The decrease resulted primarily from $13.5 million of proceeds from the Odyssey non-controlling interest holder; net borrowings of $7.0 million under our 2010 Revolving Credit Agreement; redemption of $20.0 million aggregate principal of the First Lien Notes; and $1.6 million of other financing activities.

Comparison of Fiscal 2011 vs. Fiscal 2010

Operating Activities

Net cash provided by operating activities was $41.5 million and $40.3 million for fiscal 2011 and 2010, respectively. During fiscal 2011, net cash provided by operating activities was primarily attributable to: (i) $35.0 million of non-cash expenses (excluding amortization and write-off of deferred rack costs) primarily as a result of $8.1 million non-cash reorganization costs and an $(8.6) million loss on extinguishment of debt, $5.3 million increase in deferred income taxes, $3.2 million in amortization of deferred costs and $6.3 million in depreciation and amortization expenses, (ii) a $3.8 million decrease in prepaid expenses and other current assets, and (iii) a $21.3 million increase in accrued interest. These items were partially offset by: (i) $4.2 million decrease in accounts payable due to timing of payments, (ii) $3.2 million decrease in accrued expenses and other current liabilities due to lower personnel-related costs, tax-related accruals, and retail display allowance, (iii) $3.5 million increase in inventories, (iv) $2.2 million increase in other long term assets and (v) $1.2 million decrease in deferred revenues.

Investing Activities

Net cash used in investing activities was $9.0 million for fiscal 2011, as compared to $4.2 million for fiscal 2010. Net cash used in investing activities for fiscal 2011 was primarily attributable to $7.7 million for purchases of property and equipment, including an investment of $3.0 million in our ERP system upgrade, $1.1 million related to the investment in Radar Online, LLC and $0.3 million related to the investment in Mr. Olympia, LLC, partially offset by $0.1 million related to proceeds from the sale of assets.

Financing Activities

Net cash used in financing activities was $18.0 million for fiscal 2011, as compared to $49.2 million for fiscal 2010. Net cash used in financing activities for fiscal 2011 primarily consisted of (i) borrowings of $102.0 million and payments of $120.8 million on the revolving facility under our 2009 Credit Agreement (the “2009 Revolving Facility”), as well as required quarterly principal payments on the Term Facility under the 2009 Credit Agreement (the “2009 Term Facility”) of $2.2 million and borrowings of $10.0 million and payments of $10.0 million under the 2010 Revolving Credit Agreement (ii) proceeds from the First Lien Notes of $385.0 million and Second Lien Notes of $80.0 million and principal repayment on the 2009 Term Facility of $432.9 million, (iii) payment of debt issuance costs of $13.2 million, (iv) make-whole payment of $8.6 million to repay the 2009 Credit Agreement and (v) payment of deferred consent fees of $7.3 million.

Credit Facilities and Long Term Debt

In connection with the financial restructuring we consummated in December 2010, we (a) entered into the revolving credit facility replacing our previous revolving credit facility; (b) issued $385.0 million of First Lien Notes; and (c) issued $104.9 million of Second Lien Notes.

Revolving Credit Facility

In December 2010, we entered into a revolving credit facility maturing in December 2015 (the “2010 Revolving Credit Agreement”). The agreement governing our 2010 Revolving Credit Agreement provides for borrowings of up to $40.0 million, less outstanding letters of credit, to be outstanding at any one time. During the first fiscal quarter of 2013, we borrowed $24.0 million and repaid $7.0 million under the 2010 Revolving Credit Facility. The outstanding balance of $24.0 million on June 30, 2012 is reflected in non-current liabilities in the unaudited condensed consolidated financial statements included elsewhere in this prospectus as the outstanding balance is not due until December 2015.

During fiscal 2012, we borrowed $53.5 million and paid down $46.5 million under the 2010 Revolving Credit Agreement. Under the 2010 Revolving Credit Agreement, we had $33.0 million remaining as of March 31, 2012, of which $28.6 million is available to be borrowed after considering a $4.4 million outstanding letter of credit. The outstanding balance under the 2010 Revolving Credit Agreement was $7.0 million on March 31, 2012, which is reflected in non-current liabilities in the audited consolidated financial statements included elsewhere in this prospectus as the outstanding balance is not due until December 2015.

Our 2010 Revolving Credit Agreement matures on December 22, 2015 and requires mandatory prepayments of the loans outstanding thereunder to the extent that total revolving exposures exceed total revolving commitments. Our 2010 Revolving Credit Agreement requires us to pay, from December 22, 2010 until the commitments expire under our 2010 Revolving Credit Agreement, a commitment fee ranging from 0.50% to 0.75% of the unused portion of the revolving commitment. We have the option to pay interest on outstanding balances based on (i) a floating base rate option equal to the greatest of (x) the prime rate in effect on such day (y) the federal funds effective rate in effect on such day plus  1/2 of 1%, and (z) one month LIBOR (but no less than 2%) plus 1%, or (ii) based on LIBOR, in each case plus a margin. The effective weighted-average interest rate under our revolving credit facility as of June 30, 2012 was 8.25%.

Our 2010 Revolving Credit Agreement includes certain representations and warranties, conditions precedent, affirmative covenants, negative covenants and events of default customary for agreements of this type. The negative covenants include a financial maintenance covenant comprised of a first lien leverage ratio calculated using Adjusted EBITDA, as defined in our 2010 Revolving Credit Agreement. Our 2010 Revolving Credit Agreement also contains certain covenants that, subject to certain exceptions, restrict paying dividends, incurring additional indebtedness, creating liens, making acquisitions or other investments, entering into certain mergers or consolidations, prepaying junior debt and selling or disposing of assets.

The indebtedness under our 2010 Revolving Credit Agreement is guaranteed by certain of our domestic subsidiaries and is secured by liens on substantially all of our assets. In addition, our obligations are secured by a pledge of all of the issued and outstanding shares of, or other equity interests in, certain of the our existing or subsequently acquired or organized domestic subsidiaries and a percentage of the capital stock of, or other equity interests in, certain of its existing or subsequently acquired or organized foreign subsidiaries. Due to the merger of AMI and AMOI, the borrower under the 2010 Revolving Credit Agreement is AMI. The equity interests of AMI have not been pledged to the lenders.

First Lien Notes

In December 2010, we issued $385.0 million aggregate principal amount of senior secured notes, which bear interest at a rate of 11.5% per annum, payable semi-annually and mature in December 2017 (the “First Lien Notes”). At June 30, 2012, the First Lien Notes represented an aggregate of $365.0 million of our indebtedness.

The indenture governing the First Lien Notes contains certain affirmative covenants, negative covenants and events of default customary for agreements of this type. For example, the indenture governing the First Lien Notes contains covenants that limit our ability and that of our restricted subsidiaries, subject to important exceptions and qualifications, to: borrow money; guarantee other indebtedness; use assets as security in other transactions; pay dividends on stock, redeem stock or redeem subordinated debt; make investments; enter into agreements that restrict the payment of dividends by subsidiaries; sell assets; enter into affiliate transactions; sell capital stock of subsidiaries; enter into new lines of business; and merge or consolidate. In addition, the indenture imposes certain requirements as to future subsidiary guarantors.

The First Lien Notes are guaranteed on a first lien senior secured basis by the same subsidiaries of the Company that guarantee our 2010 Revolving Credit Agreement. The First Lien Notes and the guarantees thereof are secured by a first-priority lien on substantially all of our assets (subject to certain permitted liens and exceptions), pari passu with the liens granted under our 2010 Revolving Credit Agreement, provided that in the event of a foreclosure on the collateral or of insolvency proceedings, obligations under our 2010 Revolving Credit Agreement will be repaid in full with proceeds from the collateral prior to the obligations under the First Lien Notes.

Interest on the First Lien Notes is payable semi-annually on June 15 and December 15 of each year, commencing on June 15, 2011. Interest accrues from the most recent date to which interest has been paid or, if no interest has been paid, from the issue date of such notes. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months.

In April 2011, we redeemed $10.0 million in aggregate principal amount of the First Lien Notes, which is reflected in the current portion of senior secured notes in the Consolidated Balance Sheet as of March 31, 2011, at a redemption price equal to 103.0% of the aggregate principal amount thereof, plus accrued and unpaid interest. In June 2011, we redeemed an additional $10.0 million aggregate in principal amount of the First Lien Notes at a redemption price equal to 103.0% of the aggregate principal amount thereof, plus accrued and unpaid interest.

Registration Rights Agreement

In connection with the issuance of the First Lien Notes, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the holders and the guarantors of the First Lien Notes, which, among other things, requires the Company to file an exchange offer registration statement (the “Exchange Offer Registration Statement”) with the Securities and Exchange Commission (the “SEC”). Pursuant to the Exchange Offer Registration Statement, the Company is required to offer to exchange up to $365.0 million of the 11.5% senior notes due 2017 (the “Exchange Notes”), which will be registered under the Securities Act of 1933, as amended (the “Securities Act”), for up to $365.0 million of our First Lien Notes, which we issued in December 2010.

The terms of the Exchange Notes will be substantially identical to the terms of the First Lien Notes, except that the transfer restrictions, registration rights and additional interest provisions relating to the First Lien Notes will not apply to the Exchange Notes.

The Company is required to commence the exchange offer once the Exchange Offer Registration Statement is declared effective by the SEC and use commercial reasonable efforts to complete the exchange offer no later than February 24, 2012. Since the exchange offer was not completed by February 24, 2012, a registration default has occurred (the “Registration Default”) and the interest on the First Lien Notes has increased by (a) 0.25% per annum for the 90 days in the period from February 24, 2012 to May 24, 2012 and the interest will continue to increase by an additional 0.25% per annum with respect to each subsequent 90 day period, up to a maximum increase of 1.0% per annum until the Registration Default is cured. The Registration Default does not impact the provisions of or our compliance with the First Lien Notes, Second Lien Notes or the 2010 Revolving Credit Agreement.

As of June 30, 2012, the Company has incurred approximately $0.3 million in additional interest on the First Lien Notes due to the Registration Default for the period from February 24, 2012 to June 30, 2012.

Second Lien Notes

In December 2010, we issued $104.9 million aggregate principal amount of senior secured notes, which bear interest at a rate of 13.5% per annum, payable semi-annually and mature in June 2018 (the “Second Lien Notes”). At June 30, 2012, the Second Lien Notes represented an aggregate of $104.9 million of our indebtedness.

The indenture governing the Second Lien Notes contains certain affirmative covenants, negative covenants and events of default customary for agreements of this type. For example, the indenture governing the Second Lien Notes contains covenants that limit our ability and that of our restricted subsidiaries, subject to important exceptions and qualifications, to: borrow money; guarantee other indebtedness; use assets as security in other transactions; pay dividends on stock, redeem stock or redeem subordinated debt; make investments; enter into agreements that restrict the payment of dividends by subsidiaries; sell assets; enter into affiliate transactions; sell capital stock of subsidiaries; enter into new lines of business; and merge or consolidate. In addition, the second lien indenture imposes certain requirements as to future subsidiary guarantors.

The Second Lien Notes are guaranteed on a second lien senior secured basis by the same subsidiaries of the Company that guarantee our 2010 Revolving Credit Agreement and the First Lien Notes. The Second Lien Notes and the guarantees thereof are secured by a second-priority lien on substantially all of our assets (subject to certain permitted liens and exceptions).

Covenant Compliance

As discussed above, our 2010 Revolving Credit Agreement and the indentures governing the First Lien Notes and the Second Lien Notes contain various restrictive covenants. Under our 2010 Revolving Credit Agreement, the first lien leverage ratio (total first lien debt to EBITDA, each as defined in our 2010 Revolving Credit Agreement) must be equal to or less than 4.75 to 1.00.

As of June 30, 2012, the first lien leverage ratio was 3.78 to 1.00 and the Company was in compliance with its covenants under the 2010 Revolving Credit Agreement and under the indentures governing the First Lien Notes and the Second Lien Notes.

Although there can be no assurances, we anticipate that, based on current projections (including projected borrowings and repayments under the 2010 Revolving Credit Agreement), our operating results for fiscal 2013 will be sufficient to satisfy the first lien leverage covenant under the 2010 Revolving Credit Agreement. Our ability to satisfy such financial covenant is dependent on our business performing in accordance with our projections. If the performance of our business deviates from our projections, we may not be able to satisfy such financial covenant. Our projections are subject to a number of factors, many of which are events beyond our control, which could cause our actual results to differ materially from our projections (see Risk Factors included elsewhere in this prospectus). If we do not comply with our financial covenant, we would default under the 2010 Revolving Credit Agreement, which could result in all of our debt being accelerated due to cross-default provisions in the Indentures governing the First Lien Notes and the Second Lien Notes.

We have the ability to incur additional debt, subject to limitations imposed by our 2010 Revolving Credit Agreement and the indentures governing the First Lien Notes and the Second Lien Notes. Under the indentures governing the First Lien Notes and the Second Lien Notes, in addition to specified permitted indebtedness, we will be able to incur additional indebtedness as long as on a pro forma basis our consolidated leverage ratio (total consolidated indebtedness to EBITDA, each as defined in the indentures) is less than 4.50 to 1.00.

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

Adjusted EBITDA, a measure we use to gauge our operating performance, is defined as net income (loss) attributable to the Company plus interest expense, provision (benefit) for income taxes, depreciation of property and equipment, amortization of intangible assets, deferred debt costs and deferred rack costs, provision for impairment of intangible assets and goodwill, adjusted for gains or costs related to closures, launching or re-launches of publications, restructuring costs and severance and other one-time costs. We believe that the inclusion of Adjusted EBITDA is appropriate to evaluate our operating performance compared to our operating plans and/or prior years and to value prospective acquisitions. We also believe that Adjusted EBITDA is helpful in highlighting trends because Adjusted EBITDA excludes the impact of certain items that can differ significantly from company to company depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. Management believes our investors use Adjusted EBITDA as a gauge to measure the performance of their investment in the Company. Management compensates for limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting our business than GAAP results alone. Adjusted EBITDA is not a recognized term under GAAP and does not purport to be an alternative to income from continuing operations as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, Adjusted EBITDA is not intended to be a measure of free cash flow available for management’s discretionary use as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. The presentation of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Because not all companies use identical calculations, our presentation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.

Set forth below is a reconciliation of net income (loss) attributable to American Media, Inc. and Subsidiaries to Adjusted EBITDA for the first fiscal quarters of 2013 and 2012, and for the fiscal years ended March 31, 2012, 2011 and 2010:

	Fiscal Quarter Ended June 30,		Fiscal Year Ended March 31,
	2012	2011	2012	2011	2010
Net income (loss) attributable to American Media, Inc. and subsidiaries	$(1,254)	$(742)	$21,567	$(4,473)	$3,218
Add (deduct):
Interest expense	14,641	14,799	58,423	56,531	50,601
Provision (benefit) for income taxes	(968)	(211)	(17,509)	4,003	22,756
Depreciation and amortization	2,301	1,730	8,539	6,334	6,633
Amortization of deferred debt costs	341	533	1,585	3,217	3,893
Amortization of deferred rack costs	2,546	2,285	10,561	7,411	5,892
Amortization of short-term racks	2,042	2,026	9,363	4,963	4,009
Loss on extinguishment of debt	-	-	-	8,612	-
Provision for impairment of intangible assets and goodwill	-	-	-	-	17,595
Costs related to closures and re-launch of publications	1,105	(215)	-	581	-
Restructuring costs and severance	715	1,204	5,450	29,014	-
Other	983	615	8,269	1,100	(610)

Adjusted EBITDA	$22,452	$22,024	$106,248	$117,293	$113,987

CONTRACTUAL OBLIGATIONS AND OTHER COMMITMENTS

The impact that our aggregate contractual obligations as of March 31, 2012 are expected to have on our liquidity and cash flow in future periods is as follows:

	Payments Due by Period
($ in thousands)	Total	Less Than 1 Year	1-3 Years	4-5 Years	More Than 5 Years
Long-term debt obligations, principal (1)	$476,889	$-	$-	$7,000	$469,889
Long-term debt obligations, interest (2)	$330,986	$57,108	$114,216	$112,976	$46,686
Operating lease obligations	$28,393	$1,782	$4,978	$4,384	$17,249
Printing agreement obligations (3)	$366,424	$50,518	$104,095	$94,637	$117,174
Pre-press obligations (4)	$23,131	$3,620	$7,373	$6,614	$5,524
Trademark license agreement (5)	$1,000	$200	$400	$400	$-
Mr. Olympia, LLC put option (6)	$3,000	$3,000	$-	$-	$-
Mr. Olympia, LLC license fee (6)	$600	$300	$300	$-	$-
Transportation agreement (7)	$12,489	$6,166	$6,323	$-	$-
Other agreements (8)	$6,000	$2,000	$4,000	$-	$-
Subscription agreement (9)	$15,809	$5,496	$10,313	$-	$-
Odyssey, LLC agreement (10)	$13,283	$9,322	$3,961	$-	$-

Total contractual obligations (11)	$1,278,004	$139,512	$255,959	$226,011	$656,522

(1)	Includes principal payments on both fixed and variable rate obligations.

(2)	Includes interest payments on both fixed and variable rate obligations and a commitment fee of 0.75% on the unused portion of our 2010 Revolving Credit Agreement. The interest to be paid on variable rate obligations is affected by changes in our applicable borrowing rate subject to a 2.0% floor.

(3)	We have long term printing contracts with several major domestic printers for our publications. These contracts require pricing adjustments based on the Consumer Price Index.

(4)	We have long term pre-press agreements to perform pre-press services for certain publications. One of these contracts requires pricing adjustments based on the Consumer Price Index.

(5)	As part of the acquisition of Weider Publications LLC in January 2003, we entered into a trademark license agreement with Weider Health and Fitness that grants us the exclusive right to use the Weider trademarks on the cover and in the editorial content of existing Weider titles of the acquired business and in any future healthy living or fitness-related publications in any media. We were also given the non-exclusive right to use the trade name Joe Weider on products and services other than publications. We pay Weider Health and Fitness $0.2 million per year pursuant to the trademark license agreement and we have assumed that such payments will continue through 2017. We also have the right to use the Weider, Team Weider and Joe Weider trademarks in most other countries in the world.

(6)	In April 2005, we entered into a limited liability company agreement to form a joint venture, Mr. Olympia, LLC (“Olympia”) to manage and promote the Mr. Olympia fitness events. At any time prior to April 2015, the Company may be required to purchase all of the limited liability company units (the “Olympia Put Option”) for $3.0 million cash. If the Olympia Put Option is not exercised, then the Company may require the other limited liability company member to sell all of its limited liability company units (the “Olympia Call Option”) for $3.0 million cash.

In April 2005, the other limited liability company member licensed certain trademarks related to the Mr. Olympia fitness events (collectively, the “Olympia Trademarks”) to Olympia for $3.0 million, payable by the Company over a 10 year period (the “License Fee”). Upon the exercise of the Olympia Put Option or the Olympia Call Option, the ownership of the Olympia Trademarks will be transferred to Olympia and the License Fee will be due and payable upon such exercise. If the Olympia Put Option or the Olympia Call Option is not exercised, then Olympia will retain the license to the Olympia Trademarks in perpetuity upon final payment of the License Fee. We have assumed that such Olympia Call Option will be exercised in 2015.

(7)	We have a transportation agreement expiring in fiscal 2014 with a company to deliver some of our publications to wholesalers within the continental United States and Canada.

(8)	We have a consulting agreement expiring in fiscal 2015 with a company to assist us with the marketing of our brands.

(9)	We have a subscription agreement expiring in fiscal 2015 with a company for subscription fulfillment services.

(10)	On April 1, 2012, the Company and the other limited liability company member (the “LLC Member”) of Odyssey entered into a membership interest purchase agreement wherein the Company is required to purchase all of the LLC Member’s interest in Odyssey for approximately $13.3 million, payable on a quarterly basis over a two year period, after an initial $5.0 million payment in April 2012. In August 2012, the Conversion occurred and the membership interest purchase agreement was terminated and replaced by a preferred stock purchase agreement. The terms and conditions of the preferred stock purchase agreement are substantially the same as the membership interest purchase agreement. See Note 9, “Investments in Joint Ventures and Redeemable Noncontrolling Interest” to the audited consolidated financial statements and unaudited condensed consolidated financial statements included elsewhere in this prospectus for additional information.

(11)	The timing of future cash flows related to tax liabilities of $1.4 million cannot be reasonably estimated.

There have been no significant changes in our contractual obligations since March 31, 2012.

OFF-BALANCE SHEET FINANCING

We do not have any off-balance sheet financing arrangements.

APPLICATION OF CRITICAL ACCOUNTING ESTIMATES

Our discussion and analysis of financial condition and results of operations are based upon our Consolidated Financial Statements, which have been prepared in accordance with US GAAP. The preparation of these financial statements requires management to make estimates and judgments that affect the reported amounts in our Consolidated Financial Statements. We evaluate our estimates on an on-going basis, including those related to revenue, trade receivables and allowance for doubtful accounts, goodwill and other intangible assets, income taxes and contingent liabilities.

We base our estimates on historical experience and on various other factors that we believe reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Due to the inherent uncertainty involved in making these estimates, actual results may differ from these estimates or our estimates may be affected by different situations or conditions.

Critical accounting policies are those that are both most important to the portrayal of a company’s financial position and results of operations, and require management’s most difficult, subjective or complex judgments. The following accounting policies and estimates are those that management deems most critical. For a complete listing of our significant accounting policies, see Note 1, “Description of Business, Basis of Presentation and Summary of Significant Accounting Policies,” to the Consolidated Financial Statements included elsewhere in this prospectus.

Revenue Recognition

Our revenues are primarily comprised of single copy, subscription and advertising. Single copy, subscription and advertising revenue and related expenses for our publications are recognized the date the publication goes on sale.

Revenues from single copy sales are recognized net of expected sales returns, after considering such factors as sales history and available market information. All our publications are sold with full return privileges. Our major U.S. and Canadian distributor provides us with weekly reporting on the actual returns by publication and by issue of each publication. We also receive sales data from certain retailers that sell our publications. We utilize these data sources as well as our long-term history of sales data by publication to estimate the actual anticipated sale of our publications and our experience has demonstrated that the actual sale of each issue of each magazine can be reasonably estimated based on this information. Our in-house circulation department has developed financial models that we utilize when projecting the anticipated sale of magazines. Revenues are presented net of amortization on the deferred rack costs, terminal and other short-term rack promotions and product placement costs (“retail display allowances and payments”) paid to the retailers and sales taxes.

Other revenues, primarily from marketing services performed for third parties by DSI, are recognized when the service is performed.

Trade Receivables and Allowance for Doubtful Accounts

Substantially all of our trade receivables are from single copy distributors, subscriptions and advertising customers. We maintain allowances for doubtful accounts for estimated losses resulting from our customers not making required payments. We make estimates of the collectability of trade receivables. We critically review trade receivables and analyze historical bad debts, past-due accounts, customer credit-worthiness and current economic trends when evaluating the adequacy of the allowance for doubtful accounts.

Goodwill and Intangible Assets

Our reporting units and related indefinite-lived intangibles are tested annually during the fourth quarter of each fiscal year to determine whether their carrying value exceeds their fair value. Goodwill and other indefinite-lived intangible assets are also tested for impairment on an interim basis if an event occurs or circumstances change between annual tests that would indicate that impairment exists. Impairment losses, if any, are reflected in operating income or loss in the Consolidated Statements of Income (Loss). Our reporting units consist of each of our publications and other consolidated subsidiaries. The previously discussed change in our reporting segments did not impact our reporting units.

We review finite-lived intangible assets for impairment whenever an event occurs or circumstances change to indicate that the carrying amount of such assets may not be fully recoverable. Determination of recoverability is based on an estimate of undiscounted future cash flows resulting from the use of the asset and its eventual disposition. Measurement of an impairment loss is based on the fair value of the asset compared to its carrying value. Impairment losses, if any, are reflected in operating income or loss in the Consolidated Statements of Income (Loss).

In assessing goodwill and intangible assets for impairment, we make estimates of fair value based on our projection of revenues, operating costs, and cash flows of each reporting unit considering historical and anticipated future results, general economic and market conditions, as well as the impact of planned business or operational strategies. The valuations employ a combination of present value techniques to measure fair value and consider market factors. Changes in our judgments and projections could result in a significantly different estimate of the fair value of the reporting units and could result in an impairment of goodwill or other intangible assets. A variance in the assumptions used could have had a significant impact on the amount of tradename and goodwill impairment charges recorded. For example:

a)	a 100 basis point change in the discount rate would have caused an increase or decrease in the existing tradename impairment charges recognized (if any) of approximately $1.7 million, $0.1 million and $2.7 million in fiscal 2012, 2011 and 2010, respectively;
b)	a 5% decrease in the enterprise value would have caused goodwill impairment of one publication in fiscal 2012 and none in fiscal 2011 and 2010, respectively; and
c)	a 5% increase in enterprise value would:
•	not have changed the Company’s conclusion of no impairment in fiscal 2012 and 2011; and
•	have reduced the goodwill impairment charge to the Women’s Health and Fitness Publications segment by $2.8 million in fiscal 2010.

During fiscal 2010, we recorded certain non-cash provisions for impairment of intangible assets and goodwill. See Note 2, “Goodwill and Other Identified Intangible Assets,” in the Notes to Consolidated Financial Statements included elsewhere in this prospectus for further discussion relating to these charges and the assumptions utilized.

There was no provision for impairment charges for fiscal 2012 and 2011. During the annual goodwill assessment performed in the fourth quarter of fiscal 2012 we identified four reporting units with an excess fair value over carrying value of less than 25%. As of March 31, 2012, National Enquirer, Globe, Flex and Muscle & Fitness reporting units had goodwill balances of $59.0 million, $31.1 million, $7.2 million and $25.1 million, respectively. For all other reporting units, the fair value is substantially in excess of carrying value as of March 31, 2012. While historical performance and current expectations have resulted in fair values of goodwill in excess of carrying values, if our assumptions are not realized, it is possible that in the future an impairment charge may need to be recorded. However, it is not possible at this time to determine if an impairment charge would result or if such a charge would be material. The Company will continue to monitor the recoverability of its goodwill.

Fair value determinations require considerable judgment and are sensitive to changes in underlying assumptions and factors. As a result, there can be no assurance that the estimates and assumptions made for purposes of the annual goodwill impairment test will prove to be accurate predictions of the future. Examples of events or circumstances that could reasonably be expected to negatively affect the underlying key assumptions and ultimately impact the estimated fair value of the aforementioned reporting units may include such items as follows:

•	A prolonged downturn in the business environment in which the reporting units operate (i.e. circulation and advertising decreases) especially in the markets we serve;

•	An economic recovery that significantly differs from our assumptions in timing or degree;

•	Volatility in debt markets resulting in higher discount rates; and

•	Unexpected regulatory changes for our advertisers.

While historical performance and current expectations have resulted in fair values of goodwill in excess of carrying values, if our assumptions are not realized, it is possible that in the future an impairment charge may need to be recorded. However, it is not possible at this time to determine if an impairment charge would result or if such a charge would be material.

Income Taxes

Income taxes are accounted for using the asset and liability method. Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax based and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The asset and liability method of accounting for deferred income taxes requires a valuation against deferred tax assets if based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. The effect on any changes in deferred tax assets and liabilities as a result of a change in tax rates is recognized in income.

Contingent Liabilities

We have certain contingent liabilities that arise in the ordinary course of our business activities. We accrue for contingent liabilities when it is probable that future expenditures will be made and such expenditures can be reasonably estimated. Reserves for contingent liabilities are reflected in our Consolidated Financial Statements based on management’s assessment, along with legal counsel, of the expected outcome of the contingencies. If the final outcome of our contingencies differs from that currently expected, it would result in a change to earnings in the period determined.

RECENTLY ADOPTED AND RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In June 2011, the FASB issued Accounting Standards Update (“ASU”) No. 2011-05, “Comprehensive Income (Topic 220)” (“ASU 2011-05”). This ASU eliminates the current option to report other comprehensive income and its components in the statement of changes in equity. Upon adoption, other comprehensive income must be presented either in a single continuous statement of comprehensive income or in two separate but consecutive statements. In December 2011, the FASB issued ASU No. 2011-12, “Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05” (“ASU 2011-12”). ASU 2011-12 defers indefinitely the requirement to present reclassification adjustments and the effect of those reclassification adjustments on the face of the financial statements where net income is presented, by component of net income, and on the face of the financial statements where other comprehensive income is presented, by component of other comprehensive income. ASU 2011-05 is effective for reporting periods (including interim periods) beginning after December 15, 2011. Accordingly, the Company has adopted ASU 2011-05 and presented other comprehensive income in a single continuous statement within these Consolidated Financial Statements.

In May 2011, the FASB issued ASU 2011-04, “Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRS” (“ASU 2011-04”). This ASU establishes a global standard for measuring amounts at fair value. This ASU will not have a material effect on our financial position or results of operations, but will change our disclosure policies for fair value. This ASU is effective for reporting periods (including interim periods) beginning after December 15, 2011. The Company’s adoption of ASU 2011-04 did not result in a material impact on the Consolidated Financial Statements.

In September 2011, the FASB issued ASU No. 2011-08, “Intangibles-Goodwill and Other (Topic 350): Testing Goodwill for Impairment” (“ASU 2011-08”). Under the amendments in ASU 2011-08, an entity has the option to first assess qualitative factors to determine whether the existence of events or circumstances leads to a determination that it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If, after assessing the totality of events or circumstances, an entity determines it is not more likely than not that the fair value of a reporting unit is less than its carrying amount, then performing the two-step impairment test is unnecessary. However, if an entity concludes otherwise, then it is required to perform the first step of the two-step impairment test by calculating the fair value of the reporting unit and comparing the fair value with the carrying amount of the reporting unit. If the carrying amount of a reporting unit exceeds its fair value, then the entity is required to perform the second step of the goodwill impairment test to measure the amount of the impairment loss, if any. Under the amendments in ASU 2011-08, an entity has the option to bypass the qualitative assessment for any reporting unit in any period and proceed directly to performing the first step of the two-step goodwill impairment test. An entity may resume performing the qualitative assessment in any subsequent period. This ASU is effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011, with early adoption permitted. The Company adopted this ASU April 1, 2012 and it had no effect on the Company’s financial position or results of operations.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

We are exposed to certain financial risks in the ordinary course of our business. These risks primarily result from volatility in interest rate, foreign exchange rates, inflation and other general market risks.

Interest Rate Risk

We are exposed to market risk from fluctuations in interest rates. Our primary interest rate risk exposures relates to (i) the interest rate risk on long-term borrowings, (ii) the impact of interest rate movements on our ability to meet interest expense requirements and comply with financial covenants and (iii) the impact of interest rate movements on our ability to obtain adequate financing to fund acquisitions, if any.

We generally manage our exposure to interest rate fluctuations through the use of a combination of fixed and variable rate debt. At June 30, 2012, we had $469.9 million outstanding in fixed rate debt. There are no earnings or liquidity risks associated with the Company’s fixed-rate debt. We had $24.0 million outstanding in variable rate debt at June 30, 2012. The Company is subject to earnings and liquidity risk associated with the variable rate debt.

To date, we have not entered into any derivatives financial instruments for purposes of reducing our exposure to adverse fluctuations in interest rates that are designated as hedges.

Foreign Currency Exchange Risk

We face exposures to adverse movements in foreign currency exchange rates, as a portion of our revenues, expenses, assets and liabilities are denominated in currencies other than the U.S. dollar, primarily the Canadian dollar, the British pound, and the Euro. These exposures may change over time as business practices evolve.

We do not believe movements in foreign currencies in which we transact business will significantly affect future net earnings or losses Foreign currency exchange risk can be quantified by estimating the change in operating revenue resulting from a hypothetical 10% adverse change in foreign exchange rates. We believe such an adverse change would not currently have a material impact on our results of operations. However, if our international operations grow, our risk associated with fluctuations in foreign currency exchange rates could increase.

To date, we have not entered into any derivatives financial instruments for purposes of reducing our exposure to adverse fluctuations in foreign currency exchange rates that are designated as hedges.

Inflationary Risk

We are exposed to fluctuations in operating expenses due to contractual agreements with printers, paper suppliers and wholesale distributors. In addition, we are also exposed to fluctuations in the cost of fuel, the cost of paper, postage and certain placement related costs.

While we do not believe these inflationary risks have had a material effect on our business, financial condition or results of operations, if our costs were to become subject to significant inflationary pressures, we may not be able to fully offset such higher costs through price increases. Our inability or failure to do so could have a material impact on our business, financial condition and results of operations.

Other Relevant Market Risk

We have approximately $234.2 million in goodwill as of June 30, 2012. As of June 30, 2012, we believe our goodwill is not impaired, however, changes in the economy, the industries in which we operate and our own relative performance could change the assumptions used to evaluate goodwill. In the event that we determine that goodwill has been impaired, we would recognize an impairment charge equal to the amount by which the carrying amount of the goodwill exceeds the implied fair value of reporting unit goodwill.

BUSINESS

GENERAL

We were incorporated under the laws of Delaware in 1990. Our headquarters and principal executive offices are located at 1000 American Media Way, Boca Raton, FL 33464 and our telephone number is (561) 997-7733.

On December 22, 2010, American Media Operations, Inc. (“AMOI”) was merged with and into American Media, Inc. (“AMI” or the “Company”), AMOI’s immediate parent corporation prior to the merger. As such, AMI is the surviving entity for financial reporting purposes. Given AMI was a holding company with only one subsidiary and owned 100% of AMOI, the merger did not result in a change in the historical cost basis of AMI’s consolidated assets and liabilities. As the merger occurred between entities under common control, the historical consolidated financial statements of AMOI are presented as the consolidated financial statements of AMI and the Consolidated Financial Statements contained herein have been prepared as if AMI has always been the reporting company. The merger was unrelated to the 2010 restructuring discussed below.

We are a leading content media company in the fields of celebrity journalism and health and fitness. This business component includes magazine publishing, related interactive media sites, brand licensing and other operations. Our well known brands include Star, Shape, Men’s Fitness, Fit Pregnancy, Natural Health, Muscle & Fitness, Flex, National Enquirer, Globe, OK! Weekly, National Examiner and other media brands.

Reference to a fiscal year (e.g. “fiscal 2012”) refers to our fiscal year ended March 31 of the applicable year and “fiscal quarter” (e.g., “first fiscal quarter of 2013”) refers to a three month period ending June 30, September 30, December 31 or March 31 of the applicable fiscal year.

DESCRIPTION OF BUSINESS

We are a leading publisher of periodicals serving women and men. Our print publications comprise approximately 24% of total U.S. and Canadian newsstand circulation for audited (by the Audit Bureau of Circulations or “ABC”) weekly publications. Total average newsstand and subscription circulation per issue for all of our publications that are currently published and have a frequency of six or more times per year was approximately 6.0 million copies per issue during the first fiscal quarter of fiscal 2013, 5.8 million copies per issue during the first fiscal quarter of fiscal 2012, 6.4 million copies per issue during fiscal 2012, 5.9 million copies for fiscal 2011 and 6.1 million copies for fiscal 2010.

During the first fiscal quarter of 2013 and fiscal 2012, we derived approximately 60% and 59%, respectively, of our revenues from circulation, predominantly single copy sales in retail outlets, and subscription sales, with the remainder from advertising and other sources. As of June 30, 2012, our print publications are distributed to newsstands primarily by three major wholesalers who distribute them to retailers for sale to consumers. The wholesalers also process returns of unsold copies of our publications, bill and collect from the retailers, and make payments to our national distributors. We distribute our print publications to the wholesalers with a full right of return, who in turn sell them to retailers with a full right of return. Our national distributors’ primary function is to bill and collect funds from wholesalers on our behalf and remit these funds to us.

In addition to our relationships with our national distributors and wholesalers, we also have direct relationships with retailers, to which we pay one or more of the following:

•	Rack Costs – We make payments to retailers to prominently display and sell our print publications at the checkout section of supermarkets and other large retailers, typically for three year periods.

•	Display Continuity Allowances (“DCA”) – DCA is a payment that we make directly to the retailer and is similar to slotting fees paid by other industries to supermarkets.

•

Retail Display Allowance (“RDA”) – RDA is a fee we pay on a quarterly basis to qualifying retailers as an incentive for selling our titles in its stores. On average, RDA payments are equal to approximately 10% of the cover price for each magazine sold.

•

Retail Display Payments (“RDP”) – We pay this quarterly incentive based on the fixed amount of pockets our titles occupy on the display fixture directly to retailers. This fee is similar to RDA, except that the amount is fixed. We pay either RDA or RDP to a particular retailer, but not both for each title.

The Company’s largest revenue source is single copy newsstand sales. Magazine newsstand revenues are generally affected by national and regional economic conditions and competition from other forms of media. The second largest revenue stream is advertising. National economic conditions affect the magnitude of our advertising revenues. Advertising revenues are derived primarily from customer advertisements placed across all of our media content platforms. The third largest revenue stream is subscription circulation. Subscription revenues are derived from copies mailed to our subscribers, as well as digital copies sold. We outsource our subscription fulfillment services to a third party.

Distribution Services, Inc. (“DSI”), a wholly-owned subsidiary, included in our publishing services segment, is an in-store product sale, merchandising and marketing company doing business in the U.S. and Canada. DSI places and monitors the Company’s print publications and third-party publications to ensure proper displays in major national and regional retail, drug and supermarket chains. DSI also provides marketing, merchandising and information gathering services to third parties, including non-magazine clients. Some of DSI’s third-party publishing clients include Bauer Publishing, which publishes First for Women, Woman’s World, Life & Style and In Touch; Rodale, Inc., which publishes Prevention, Men’s Health and Woman’s Health; and New York Media LLC, which publishes New York Magazine and specials. Some of DSI’s third-party non-publishing clients include Kroger, Safeway and Frontline Marketing, Inc.

BUSINESS DEVELOPMENTS

During first fiscal quarter of 2013, we continued our transformation into a content centric media group, as we began the process of expanding the availability of our print content through a number of different digital platforms (e.g. websites, mobile websites, digital applications and social media). In 2012, we began development of our Shape.com web site, an effort which continued though the first fiscal quarter of 2013, in partnership with other websites such as Yahoo’s Shine and She Knows. We also created tablet editions of Shape magazine and the Shape wireless application protocol (“WAP”) site for all mobile platforms. We are leveraging social media such as Facebook, Twitter and Pinterest to further promote the Shape brand and distribute our content. Digital advertising revenue for Shape in the first fiscal quarter of 2013 increased 66% over the first fiscal quarter of 2012 and in fiscal 2012 digital advertizing revenue for Shape increased 30% over fiscal 2011. Currently, digital advertising revenue represents 12% of Shape’s total revenue. Accordingly, we believe the audiences’ continued response to the digital distribution of Shape content has been very positive.

We are looking to continue our innovation of single-subject, single-sponsored digital magazines or “digi-mags” for both Apple and Android operating systems. With the continued successes achieved in the digital distribution of Shape’s content, we continue to expand our digital distribution platform across our other well-known brands with the launch of “digi-mags” for Men’s Fitness, an e-commerce web site for Muscle & Fitness and building out our other web sites, as well as launching digital editions for all our brands on the Apple Newsstand, Zinio, Amazon Kindle and Barnes & Noble’s Nook. As of June 30, 2012, 165,000, or almost 3% of our total paid subscription base is being delivered digitally. Our digital delivery is nearly double the industry average of 1.7% of total paid subscription base.

2010 Restructuring

In November 2010, the Company and certain subsidiaries filed a prepackaged plan of reorganization (the “Plan”) under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York. The Plan identified liabilities subject to compromise of $893.9 million, which included an outstanding term loan of $445.7 million, a revolving credit facility of $60.0 million and previously issued notes of $388.2 million (the “Old Notes”). In December 2010, the Bankruptcy Court confirmed the Plan and the Company emerged from bankruptcy and consummated a financial restructuring through a series of transactions (the “2010 Restructuring”).

As part of the 2010 Restructuring, we amended and restated our certificate of incorporation to, among other things, increase the number of shares authorized to be issued from 11,000,000 to 15,000,000, comprised of 14,000,000 shares of common stock and 1,000,000 shares of preferred stock. We issued 10,000,000 shares of new common stock and cancelled all pre-existing equity interests in AMI, including warrants. We did not issue any shares of preferred stock.

Upon emergence, the Company determined it did not meet the requirements to apply fresh start accounting under applicable accounting standards because the holders of existing voting shares immediately before confirmation of the 2010 Restructuring received more than 50% of the voting shares in the emerging Company. Since fresh start accounting did not apply, assets and liabilities not subject to compromise continue to be reflected at historical cost. However, liabilities compromised by confirmed plans were accounted for, as summarized below, in accordance with the guidance provided for reporting entities not qualifying for fresh start accounting.

We exchanged $363.3 million of our Old Notes for 10,000,000 shares of newly issued common stock. The holders of the pre-existing debt also held shares of common stock that were cancelled in connection with the 2010 Restructuring. Since this exchange occurred with pre-existing stockholders, the extinguishment of debt transaction was recorded as a capital transaction. As a result, the $587.0 million gain on this debt-for-equity exchange is reflected in the Consolidated Statement of Stockholders’ Deficit for fiscal 2011. The gain on the exchange primarily consists of (i) $363.3 million of Old Notes, (ii) $282.7 million of cancelled stock and (iii) $176.1 million of forfeited future interest payments on the Old Notes, less (iv) issuance of $235.8 million of equity.

We satisfied the term loan and revolving credit facility of $505.7 million with cash on hand and the proceeds from the issuance of new debt. Specifically, we issued $385.0 million aggregate principal amount of 11.5% first lien senior secured notes, maturing in December 2017 (the “First Lien Notes”) and $80.0 million aggregate principal amount of 13.5% second lien notes, maturing in June 2018 (the “Second Lien Notes”). The First Lien Notes and the Second Lien Notes are collectively referred to herein as the New Notes. We also exchanged $24.9 million of the remaining Old Notes for $24.9 million of Second Lien Notes. Finally, we entered into a $40.0 million revolving credit facility, maturing in December 2015 (the “2010 Revolving Credit Facility”) which replaced our previous revolving credit facility. Under the 2010 Restructuring, the proceeds from the New Notes and the 2010 Revolving Credit Facility were used to pay (i) the net carrying amount of the term loan and revolving credit facility, including a deferred consent fee and (ii) a 2% make-whole provision. In accordance with applicable accounting standards, the Company recorded this series of transactions as an extinguishment of debt and reflected the $(8.6) million loss on extinguishment of debt in the Consolidated Statement of Income (Loss) for fiscal 2011.

Industry Data and Circulation Information

Information contained in this prospectus concerning publishing industry data, circulation information, rankings, readership information (e.g., multiple readers per copy) and other industry and market information, including our general expectations concerning the publishing industry, are based on estimates prepared by us based on certain assumptions and our knowledge of the publishing industry as well as data from various third-party sources. These sources include, but are not limited to, reports of the ABC, Business Publishers Association (“BPA”) Circulation Statements, Statement of Ownership figures filed with the U.S. Postal Service, Publisher’s Information Bureau (“PIB”), Hall’s Reports, Affinity Research, Comscore, Google Analytics and GFK MRI Inc. (“previously known as MRI”) syndicated research data. While we are not aware of any misstatements regarding any industry data presented in this prospectus and believe such industry data is accurate, we have not independently verified any of the data from any of these sources. Our estimates, in particular as they relate to our general expectations concerning the publishing industry, involve risks and uncertainties and are subject to change based on various factors. See “Risk Factors.”

Unless otherwise indicated, all average circulation information for our publications is an average of actual single copy circulation and subscription copies for fiscal 2012. All references to “circulation” are to single copy newsstand sales and paid subscription circulation, unless otherwise specified. References to “verified non-paid subscriptions” are to non-paid subscription copies designated by publishers for readership in public places or intended for individual use by recipients who are likely to have a strong affinity for the content of the publication.

Segment Information

We have aggregated our business into five reporting operating segments: Celebrity Brands, Women’s Active Lifestyle, Men’s Active Lifestyle, Publishing Services and Corporate and Other. The operating segments are based on each having the following characteristics: the operating segments engage in business activities from which it earns revenues and incurs expenses; the operating results are regularly reviewed by the chief operating decision maker (“CODM”) and there is discrete financial information. The Company does not aggregate any of its operating segments. For a discussion of certain financial information relating to these reporting operating segments, including a restatement of our reporting operating segments due to a change in organizational structure, see Note 12, “Business Segment Information,” in the notes to audited and unaudited consolidated financial statements included elsewhere in this prospectus.

    CELEBRITY BRANDS SEGMENT

Our Celebrity Brands segment includes the following brands:

Brand	Description	Annual Frequency	Fiscal 2012 Year-End Rate Base	Fiscal 2012 Web Site Monthly Average Unique Visitors	Year End Cover Price

National Enquirer	Investigative Reporting	52x	None Claimed	647,976	$3.99

Star	Celebrity Breaking News	52x	850,000	222,950	$3.99

OK! Weekly	Celebrity Friendly	52x	500,000	2,039,883	$3.99

Globe	Older Celebrities/Royal Family	52x	None Claimed	17,292	$3.99

National Examiner	Celebrity Human Interest	52x	None Claimed	n/a	$3.79

Circulation

The following table sets forth average circulation (per issue) and U.S. cover prices for our Celebrity Brands segment as follows:

	For Fiscal Year Ended
	March 31, 2012		March 31, 2011		March 31, 2010
	(Circulation data in thousands)

Celebrity Brands Segment

National Enquirer
Total Circulation	625		693		784
Subscription Circulation	146		168		224
Single Copy Circulation	479		525	(1)	560
Cover Price	$3.99	(2)	$3.79	(2)	$3.69	(2)
Star
Total Circulation	831		914		1,025
Subscription Circulation	408		417		455
Single Copy Circulation	423	(3)	497	(4)	570
Cover Price	$3.99		$3.99		$3.99
OK! Weekly (7)
Total Circulation	557
Subscription Circulation	321
Single Copy Circulation	236
Cover Price	$3.99
Globe
Total Circulation	271		310		352
Subscription Circulation	33		38		48
Single Copy Circulation	238		272		304
Cover Price	$3.99	(5)	$3.79	(5)	$3.69	(5)
National Examiner
Total Circulation	109		118		125
Subscription Circulation	10		12		15
Single Copy Circulation	99		106		110
Cover Price	$3.79	(6)	$3.59	(6)	$3.49	(6)

(1)	Amount includes two special issues of National Enquirer that were priced at $6.99.

(2)	Effective with the May 4, 2009 issue, we increased the U.S. cover price of National Enquirer from $3.49 to $3.59. We then increased the U.S. cover price of National Enquirer from $3.59 to $3.69 effective with the October 5, 2009 issue. Effective with the December 6, 2010 issue, we increased the U.S. cover price of National Enquirer from $3.69 to $3.79. Effective with the March 26, 2012 issue, we increased the U.S. cover price of National Enquirer from $3.79 to $3.99.
(3)	Amount includes one expanded issue for Star that was priced at $4.49. Amount includes two special issues of Star that were priced at $5.99.
(4)	Amount includes four expanded issues for Star that were priced at $4.49. Amount includes two special issues of Star that were priced at $5.99.
(5)	We increased the U.S. cover price of Globe from $3.49 to $3.59 effective with the May 4, 2009 issue. We then increased the U.S. cover price of Globe from $3.59 to $3.69 effective with the October 5, 2009 issue. We then increased the U.S. cover price of Globe from $3.69 to $3.79 effective with the December 6, 2010 issue. We then increased the U.S. cover price of Globe from $3.79 to $3.99 effective with the March 26, 2012 issue.
(6)	We increased the U.S. cover price of National Examiner from $3.29 to $3.39 effective with the May 4, 2009 issue. We then increased the U.S. cover price of National Examiner from $3.39 to $3.49 effective with the October 5, 2009 issue. We then increased the U.S. cover price of National Examiner from $3.49 to $3.59 effective with the December 6, 2010 issue. We then increased the U.S. cover price of National Examiner from $3.59 to $3.79 effective with the March 26, 2012 issue.
(7)	In June 2011, we entered into a limited liability company agreement to form a joint venture, Odyssey Magazine Publishing Group, LLC (“Odyssey”). Also in June 2011, Odyssey entered into a purchase agreement with Northern & Shell North America Ltd. and acquired OK! Weekly magazine.

    WOMEN’S ACTIVE LIFESTYLE SEGMENT

Our Women’s Active Lifestyle segment includes the following brands:

Brand	Description	Annual Frequency	Fiscal 2012 Year- End Rate Base	Fiscal 2012 Web Site Monthly Average Unique Visitors	Year End Cover Price

Shape	Health & Fitness for women	12x	1,605,000	1,414,902	$4.99

Fit Pregnancy	Health & Fitness for pregnant women	6x	463,000	226,058	$5.95

Natural Health	Health & Wellness	8x	312,000	29,093	$4.99

Circulation

The following table sets forth average circulation (per issue) and U.S. cover prices for our Women’s Active Lifestyle segment as follows:

	For Fiscal Year Ended
	March 31, 2012		March 31, 2011		March 31, 2010
	(Circulation data in thousands)
Women’s Active Lifestyle Segment
Shape
Total Circulation	1,605		1,652		1,657
Subscription Circulation	1,410		1,389		1,369
Single Copy Circulation	195	(1)	263	(2)	288	(3)
Cover Price	$4.99		$4.99		$4.99
Fit Pregnancy
Total Circulation	502		503		495
Subscription Circulation (paid & verified non-paid)	463		459		446
Single Copy Circulation	39		44		49
Cover Price	$5.95		$5.95		$5.95
Natural Health
Total Circulation	307		304		312
Subscription Circulation	269		261		271
Single Copy Circulation	38		43		41
Cover Price	$4.99		$4.99		$4.99	(4)

(1)	Amounts include two special issues for Shape in January 2012 and March 2012, respectively priced at $5.99.
(2)	Amount includes one special issue for Shape in March 2011 priced at $5.99.
(3)	Amounts include one special issue for Shape in February 2010 priced at $5.99.
(4)	We increased the U.S. cover price of Natural Health from $4.50 to $4.99 effective with the May 2009 issue.

    MEN’S ACTIVE LIFESTYLE SEGMENT

Our Men’s Active Lifestyle segment includes the following brands:

Brand	Description	Annual Frequency	Fiscal 2012 Year- End Rate Base	Fiscal 2012 Web Site Monthly Average Unique Visitors	Year End Cover Price

Muscle & Fitness	Fitness Training for Men	12x	325,000	275,840	$6.99

Mens’ Fitness	Health & Fitness for Men	10x	550,000	600,292	$4.99

Flex	Professional Body Building	12x	70,000	287,209	$6.99

Circulation

The following table sets forth average circulation (per issue) and U.S. cover prices for our Men’s Active Lifestyle segment as follows:

	For Fiscal Year Ended
	March 31, 2012	March 31, 2011	March 31, 2010
	(Circulation data in thousands)
Men’s Active Lifestyle Segment
Muscle & Fitness
Total Circulation	347	377	402
Subscription Circulation	267	280	291
Single Copy Circulation	80	97	111	(1)
Cover Price	$6.99	$6.99	$6.99
Men’s Fitness
Total Circulation	538	593	614
Subscription Circulation	455	499	528
Single Copy Circulation	83	94	86	(1)
Cover Price	$4.99	$4.99	$4.99	(2)
Flex
Total Circulation	78	88	105
Subscription Circulation	46	53	63
Single Copy Circulation	32	35	42
Cover Price	$6.99	$6.99	$6.99

(1)	Amounts include one special issue for Muscle & Fitness priced at $4.99 February 2010 and one special issue for Men’s Fitness priced at $5.99 in December 2009/January 2010.
(2)	We increased the U.S. cover price of Men’s Fitness from $4.50 to $4.99 effective with the August 2009 issue.

Special Unique Event Marketing

Mr. Olympia is a four-day event held annually in September in Las Vegas, Nevada that appeals to bodybuilding and fitness enthusiasts from around the world; includes a sports and fitness expo with numerous activities and merchandising opportunities and culminates with the most prestigious event in the bodybuilding and fitness industry, the Mr. Olympia contest.

International Publishing

Weider UK, a wholly owned subsidiary, operates in Europe and Australia as a corporately held, but independently operated licensee for Muscle & Fitness and Flex magazines. Weider UK produces distinct, local language editions for the U.K., France, Germany, Italy, Holland and Australia/New Zealand. The company is based in Harrogate, England. This division began operations in January 1988.

The division publishes Muscle & Fitness monthly in each of the six markets except Italy which has eleven issues annually. Flex is published monthly in the UK, Germany and Holland, with Italy publishing eleven issues annually. The French and Australia/New Zealand versions are published six times annually.

During the second half of fiscal 2012, Weider UK re-launched all six Flex websites and is currently re-launching all six Muscle & Fitness websites with a new look and new search engine optimization.

PUBLISHING SERVICES SEGMENT

Our Publishing Services segment consists of rendering the following services to publishing and non-publishing clients:

•

print and digital advertising sales and strategic management direction in the following areas: manufacturing, subscription circulation, logistics, event marketing and full back office financial functions;

•	placement and monitoring of publications at the wholesale and retail level to monitor proper displays and quantity of product in major retail chains and national and regional supermarket chains; and

•	marketing, point of purchase, merchandising and information gathering in Walmart, Kroger and the other top six retailers.

The Publishing Services segment includes DSI, an in-store product sales, merchandising and marketing company doing business in the U.S. and Canada. DSI places and monitors the Company’s print publications and third-party publications to ensure proper displays in major national and regional retail, drug and supermarket chains. DSI also provides marketing, merchandising and information gathering services to third parties including non-magazine clients. DSI continues to leverage its network of field representatives, which are regularly in retail outlets performing its services, by expanding its services to provide merchandising, advertisement placements, resetting of rack programs and point of purchase information gathering services to consumer product companies outside the publishing industry. We continue to expand the distribution of our print publications into specialty and niche retail accounts utilizing DSI’s extensive retail relationships.

Publishing Services also provides print and digital advertising sales and strategic management direction in the following areas: manufacturing, subscription circulation, logistics, event marketing and full back office financial functions. Playboy is one of many publishers who have taken advantage of these additional services.

CORPORATE AND OTHER SEGMENT

The Corporate and Other segment includes business development, international licensing, photo syndication of our content to third parties and corporate overhead. Corporate overhead expenses are not allocated to other segments and include production and circulation department expenses, executive staff, information technology, accounting, legal, human resources, business development and administration.

SUBSCRIPTION AND ADVERTISING REVENUE

Our overall strategy with respect to subscriptions is to obtain the most cost-efficient subscriptions in meeting our circulation rate base. To accomplish this strategy, we focus on magazine specific sales of our titles through inserts, direct mailings, in-house advertisements, the Internet and third-party agents. Our only subscription offer is cash with order.

Advertising revenues are generated primarily from sales to clients engaged in consumer marketing. The Company sells two primary types of magazine advertising: display and direct response. The advertising sectors include sports nutritional supplement marketers, automotive, entertainment, packaged goods, pharmaceutical, sports apparel, beauty, cosmetics, fashion and tobacco. Our team of creative and marketing experts delivers innovative solutions across print, digital, tablets and unique events to meet each client’s advertising and promotional requirements. Advertising revenue is typically lowest in the third quarter of our fiscal year due to seasonality.

COMPETITION

Publishing is a highly competitive business. The Company’s magazines and related publishing products and services compete with other mass media, including the Internet and many other leisure-time activities. Competition for advertising dollars is based primarily on advertising rates, circulation levels, reader demographics, advertiser results and sales team effectiveness. Competition for readers is based principally on editorial content, marketing skills, price and customer service. While competition is strong for established titles, gaining readership for newer magazines and specialty publications is especially competitive.

We believe our Celebrity Brands Segment’s most significant direct competitors are: Time Warner (People Magazine) and Bauer Publishing (In Touch and Life & Style) and Wenner Media, Inc. (US Weekly). We believe that our Women’s Active Lifestyle Segment’s most significant direct competitors are: Condé Nast Publications, Inc. (Self), Meredith Corporation (Fitness, Parents and American Baby) and Rodale Inc. (Women’s Health and Prevention). We believe that our Men’s Active Lifestyle Segment’s most significant direct competitors are: Meredith Corporation (Fitness), Rodale (Men’s Health), Wenner Media (Men’s Journal) and Advanced Research Press (Muscular Development). DSI primarily competes with Time Warner Retail Services, Inc. and Comag Marketing Group in providing marketing and distribution services to magazine publishers.

MAGAZINE PRODUCTION, TRANSPORTATION, AND DISTRIBUTION

Our production expenses, including paper and printing costs, accounted for approximately 35% of our fiscal 2012 operating expenses.

Paper is the principal raw material utilized in our publications which we purchase directly from suppliers and ship to third party printing companies. The price of paper is driven by overall market conditions and is therefore difficult to predict. Changes in paper prices could significantly affect our business. We believe adequate supplies of paper are available to fulfill our planned, as well as future, publishing requirements.

We have long term printing contracts with several major domestic printers for our publications.

Our distribution and circulation expenses including costs of freight to our wholesalers and subscription fulfillment costs accounted for approximately 24% of our fiscal 2012 operating expenses.

Newsstand magazine copies are transported from third party printers to our wholesalers who distribute them to retailers for sale to consumers. We sell our publications to our wholesalers with the full right of return for unsold copies and our wholesalers distribute to retailers with the same right of return. We also utilize the service of national distributors for billing and collections from wholesalers. These magazine newsstand distribution services are provided by third parties through multi-year arrangements. In fiscal 2012, The News Group and Source Interlink Companies accounted for approximately 23% and 12%, respectively, of our total operating revenue. See Legal Proceedings included elsewhere in this prospectus for a description of litigation filed by former wholesalers.

Subscription magazine copies are distributed primarily through the United States Postal Service and accounted for approximately 52% of our distribution and circulation expenses for fiscal 2012. The Governors of the United States Postal Service (USPS) review prices for mailing services annually and adjust postage rates periodically. We continually seek the most economical and effective methods for mail delivery, including cost-saving strategies offered within the postal rate structure. We cannot, however, predict future changes in the USPS and postal rates or the impact they will have on our business.

DIGITAL SUPPORT SERVICES

We manage 14 websites that reach an average of 10 million unique visitors each month. Our celebrity sites, notably Radaronline.com and OKmagazine.com, entertain and engage visitors with the latest in celebrity and entertainment news. Our branded Health and Fitness sites keep women and men informed with content that helps them achieve their fitness, nutrition and exercise goals. In fiscal 2012, AMI re-launched Shape.com which doubled unique visitors and tripled page views.

In fiscal 2012, we solidified strategic partnerships with every major distributor of digital magazines, including Apple, Amazon and Barnes & Noble. These partnerships allow us to offer our customers digital versions of our magazines and our advertisers increased engagement with our audience.

INTELLECTUAL PROPERTY

Our success depends in part upon our ability to protect our intellectual property, consisting primarily of trade secrets, trademarks and copyrights. As of June 30, 2012, we had 63 registered trademarks in the United States and 219 corresponding trademarks registered in foreign countries relating to our brand names.

To protect our intellectual property, we control access to our proprietary technology and other confidential information through a combination of confidentiality and license agreements with our employees, consultants, and third parties with whom we have relationships, as well as trademark, copyright and other protection laws, to protect our proprietary rights. Despite our efforts to protect our proprietary rights through intellectual property rights, licenses, and confidentiality agreements, we may not be able to prevent unauthorized parties from using our brand names.

EMPLOYEE RELATIONS

At June 30, 2012, we employed approximately 626 staff equivalent to full-time employees (each, an “FTE”), excluding part-time employees in our Distribution Services segment. There are 170 FTEs in our Celebrity Brands segment, 90 FTEs in our Women’s Active Lifestyle segment, 50 FTEs in our Men’s Active Lifestyle segment, 121 FTEs in our Publishing Services segment and 195 FTEs in our Corporate and Other segment. In addition, at June 30, 2012, we employed approximately 1,355 part-time employees. None of our employees are represented by any union or other labor organization. We have had no strikes or work stoppages during the last five years. We believe that our relations with our employees are good.

GOVERNMENT REGULATIONS

Advertising and promotional information presented to visitors on our websites and our other marketing activities are subject to federal and state consumer protection laws that regulate unfair and deceptive practices. In the United States, Congress has adopted legislation that regulates certain aspects of the Internet, including online content, user privacy, taxation, liability for third-party activities and jurisdiction. Federal, state, local and foreign governments are also considering other legislative and regulatory proposals that would regulate the Internet in more and different ways than exist today.

Legal Proceedings

On March 10, 2009, Anderson News, L.L.C. and Anderson Services, L.L.C., magazine wholesalers (collectively, “Anderson”), filed a lawsuit against the Company, DSI, and various magazine publishers, wholesalers and distributors in the Federal District Court for the Southern District of New York (the “Anderson Action”). Anderson’s complaint alleged that the defendants violated Section 1 of the Sherman Act by engaging in a purported industry-wide conspiracy to boycott Anderson and drive it out of business. Plaintiffs also purported to assert claims for defamation, tortious interference with contract, and civil conspiracy. The complaint did not specify the amount of damages sought. On August 2, 2010, the District Court dismissed the action in its entirety with prejudice and without leave to replead and, on October 25, 2010, denied Anderson’s motion for reconsideration of the dismissal decision. Anderson appealed the District Court’s decisions. Anderson’s only settlement offer to defendants was made during a settlement conference held by the United States Court of Appeals for the Second Circuit; the offer was $500.0 million.

On April 3, 2012, the Second Circuit issued a decision reversing the dismissal of the lawsuit and reinstating the antitrust and state law claims (except the defamation claim, which Anderson withdrew). On April 17, 2012 the Company, DSI and the other defendants filed a petition with the Second Circuit asking that the panel that issued the April 3 decision reconsider that decision or, alternatively, that the appeal be reheard en banc by the entire Second Circuit. The filing of that petition stayed the return of the case to the District Court for further proceedings.

Anderson is in chapter 11 bankruptcy proceedings in Delaware bankruptcy court. AMI has filed a proof of claim in that proceeding for $5.6 million, but Anderson claims to have no assets to pay unsecured creditors like AMI. An independent court-appointed examiner has identified claims that Anderson could assert against Anderson insiders of in excess of $270.0 million.

By order of November 14, 2011, AMI and four other creditors (the “Creditors”), which also are defendants in the Anderson Action, were granted the right to file lawsuits against Anderson insiders asserting Anderson’s claims identified by the examiner. The Creditors’ retention of counsel to pursue the claims on a contingency fee basis was also approved. On November 14, 2011 pursuant to this order, a complaint was filed against ten defendants. On December 28, 2011, nine of the defendants filed motion to dismiss the complaint and seeking removal of the lawsuit from the bankruptcy court to the United States Court in Delaware. On February 27, 2012, a motion was made by defendants to the United States District Court for the District of Delaware asking that the District Court rather than the bankruptcy court hear the case filed by the Creditors. In addition, two affiliates of Anderson filed a motion on September 15, 2011 before the bankruptcy court seeking the right to serve requests for documents and depositions upon AMI and the Creditors that were granted standing to pursue the claims identified by the examiner.

Much of the information being sought by the two Anderson affiliates concerns the antitrust claim asserted by Anderson in the Anderson Action. The motion was denied without prejudice on November 15, 2011 and an appeal was filed by the Anderson affiliates to the Delaware federal district court on November 29, 2011. A stipulation dismissing the appeal was filed on April 11, 2012. While it is not possible to predict the outcome of the Anderson Action or to estimate the impact on the Company of a final judgment against the Company and DSI (if that were to occur), the Company and DSI will continue to vigorously defend the case.

In addition, because the focus of some of our publications often involves celebrities and controversial subjects, the risk of defamation or invasion of privacy litigation exists. Our experience indicates that the claims for damages made in such lawsuits are usually inflated and the lawsuits are usually defensible and, in any event, any reasonably foreseeable material liability or settlement would likely be covered by insurance. We also periodically evaluate and assess the risks and uncertainties associated with such litigation disregarding the existence of insurance that would cover liability for such litigation. At present, in the opinion of management, after consultation with outside legal counsel, the liability resulting from such litigation, even if insurance was not available, is not expected to have a material effect on our Consolidated Financial Statements included elsewhere in this prospectus.

Real Property

The following table sets forth certain information with respect to our principal locations as of August 14, 2012. All such locations are leased. We consider the locations currently used for our operations as adequate for our present needs.

Location	Principal Use	Approximate Square Feet	Lease Expiration Date

Boca Raton, FL 1000 American Media Way	Editorial offices for our Celebrity Brands segment and executive administrative offices	55,660	Lease expires in 2014

New York, NY 4 New York Plaza	Editorial, sales and executive administrative offices for all of our segments, except our Publishing Services segment	99,054	Lease expires in 2022

Los Angeles, CA 6420 Wilshire Blvd	Editorial offices for our Celebrity Brands segment	13,718	Lease expires in 2013

West Palm Beach, FL 1665 Palm Beach Lakes Blvd	Administrative offices for our Publishing Services segment	7,763	Lease expires in 2013

MANAGEMENT

Our directors and executive officers as of August 14, 2012, together with their biographical summaries and business experience during the past five years and directorships of other public corporations during the past five years, are set forth below.

In connection with the 2010 Restructuring, we entered into a Stockholders’ Agreement, which, among other things, provides for the Board of Directors of the Company to be comprised of the chief executive officer of the Company and eight members designated pursuant to the designation rights in the Stockholders’ Agreement. Accordingly, in December 2010, the Angelo Gordon Stockholders designated Philip Maslowe and Gavin Baiera as directors, the Avenue Stockholders designated Lawrence Kramer (who resigned in May 2012), Michael Elkins, David Licht and Daniel Flores as directors and the Capital Research Stockholders designated Charles C. Koones and Susan Tolson as directors.

Name	Age	Position
David J. Pecker	60	Chairman, Chief Executive Officer, President and Director
Philip L. Maslowe	65	Director
Charles C. Koones	49	Director
Susan Tolson	50	Director
Michael Elkins	44	Director
David Licht	37	Director
Daniel Flores	42	Director
Gavin Baiera	36	Director
Christopher Polimeni	46	Executive Vice President, Chief Financial Officer and Treasurer
Kevin Hyson	62	Executive Vice President and Chief Marketing Officer
David Leckey	59	Executive Vice President, Consumer Marketing
John Swider	52	Executive Vice President, Operations of American Media, Inc.,
		President and Chief Executive Officer of Distribution Services, Inc.
David Thompson	45	Executive Vice President, Digital Media Operations and Chief Information Officer
Marc Fierman	51	Senior Vice President, Chief Accounting Officer of American Media, Inc.,
		Chief Financial Officer of Distribution Services, Inc.
Michael Antonello	49	Vice President and General Counsel

David J. Pecker has been our Chairman, Chief Executive Officer, President and a Director since May 1999 and also serves on the Board’s Compensation Committee. Prior to 1999, Mr. Pecker was president and chief executive officer of Hachette Filipacchi Magazines, Inc. He was appointed chief executive officer in 1992, after being named president of Hachette Magazines, Inc. in September 1991. Previously, since September 1990 Mr. Pecker had served as executive vice president, chief operating officer and chief financial officer for Hachette Magazines, Inc., formerly Diamandis Communications, Inc. Mr. Pecker has 30 years of publishing industry experience, having worked as the director of financial reporting at CBS, Inc. Magazine Group and as the vice president and controller of Diamandis Communications Inc. Mr. Pecker currently serves as a director of the Madison Square Boys and Girls Club of New York. Mr. Pecker was appointed to the board of trustees of Pace University in February 2009. Mr. Pecker received a B.B.A. degree from Pace University, received an honorary doctorate degree in commercial science from Pace University in 1998, and is the founder, past president and a current director of the Federal Drug Enforcement Foundation. Mr. Pecker was appointed as a director due to his extensive experience in the publishing industry.

Philip L. Maslowe has served as a Director since January 2009. Mr. Maslowe is also the Chairperson of the Board’s Audit Committee. Mr. Maslowe has served on the board of directors for NextMedia Group, Inc., an out-of-home media company that owns and operates radio and outdoor advertising properties throughout the United States, since May 2010. Mr. Maslowe has served on the board of directors and chairperson of the audit committee for United Site Services, a national provider of portable restrooms, temporary fence, storage, erosion control and power sweeping, since January 2010. Mr. Maslowe has served on the board of directors, chairperson of the audit committee and member of the incentive plan committee for Delek US Holdings, Inc., a diversified energy business, since May 2006, and has served on the board of directors and as chairperson of the human resources committee, of Northwestern Corporation, a publicly traded provider of electricity and natural gas, since December 2004. From 2008 to 2009, Mr. Maslowe served as a member of the board of directors and as chairperson of the audit committee of Hilex Poly Co., LLC, a manufacturer of plastic bag and film products. From March 2006 to February 2007, Mr. Maslowe served on the board of managers and human resources committee of Gate Gourmet Group Holding, LLC, a privately held airline catering company. From 2002 to 2004, Mr. Maslowe served as a member of the board of directors and audit committee, as well as chairperson of the corporate governance committee of Mariner Health Care, Inc., a publicly traded health care service provider, and served as chairman of the board of directors, chairman of the audit committee, and chairman of the compensation committee of AMF Bowling Worldwide, Inc., an operator of bowling centers. From 2000 to 2001, Mr. Maslowe served as a director and member of the audit committee of Bruno’s Supermarkets, Inc., a supermarket chain in Alabama, Georgia, Florida and Mississippi. From 1997 to 2002, Mr. Maslowe served as executive vice president and chief financial officer of The Wackenhut Corporation, a security, staffing and privatized prisons corporation. Mr. Maslowe received a B.B.A. degree from Loyola University of Chicago and received a Master of Management degree from Northwestern University and is a certified public accountant. Mr. Maslowe was appointed as a director based on his directorship experience, as well as his financial and accounting experience, in the media industry. Mr. Maslowe is a 2011 National Association of Corporate Directors (“NACD”) Governance Fellow which demonstrates his commitment to boardroom excellence by completing NACD’s comprehensive program of study for corporate directors.

Charles C. Koones has served as a Director since May 2011 and also serves on the Board’s Compensation Committee. Mr. Koones had previously served as a Director from January 2009 until his resignation in December 2010 in connection with our emergence from bankruptcy. Since November 2010, Mr. Koones has been the chief executive officer of Moon Tide Media, LLC and a principal of Rockmore Media, a Los Angeles-based media advisor. From 2000 to 2007, Mr. Koones was president of the Reed Business Entertainment Group (“RBI”) and the president and publisher of Variety magazine. In these roles, Mr. Koones oversaw the media assets of RBI including Broadcasting & Cable, MutliChannel News, TWICE and Video Business magazines as well as leading marketing research firm, Marketcast. Mr. Koones currently serves as a member of the board of directors for TheWrap, Inc. (Los Angeles) and The New Visions Foundation (Los Angeles). Previously, Mr. Koones served on the board of ContentNext Media until its sale to Guardian News and Media in 2008. Mr. Koones received a B.A. degree from the University of Richmond. Mr. Koones was appointed as a director based on his publishing and management experience in the publishing industry.

Susan Tolson has served as a Director since December 2010 and also serves on the Board’s Audit Committee. From June 2010 to date, Ms. Tolson has been an active board member for several corporations and non-profit entities. From 1990 to June 2010, Ms. Tolson worked as an analyst and portfolio manager at Capital Research Company (Capital Research), a subsidiary of The Capital Group Companies, Inc., one of the world’s largest investment management organizations. At Capital Research, she served as a senior vice president, specializing in the high yield bond market. Prior to joining Capital Research, Ms. Tolson spent two years with Aetna Investment Management Company, making private investments in media and entertainment companies. Ms. Tolson serves as board member and audit committee member of the American Cinémathèque, board member and member of the business affairs committee of The American University of Paris, board member of Lagardére Groupe, and board member of the Fulbright Commission. Ms. Tolson also chairs the investment committee of the American School of Paris. Ms. Tolson received a B.A. degree in economics from Smith College and a M.B.A degree from Harvard University Graduate School of Business Administration. Ms. Tolson was appointed as a director based on her analytical and investment experience in the media and entertainment industries.

Michael Elkins has served as a Director since December 2010. Mr. Elkins is the Chairperson of the Board’s Compensation Committee. Mr. Elkins joined Avenue Capital in 2004 and is currently a portfolio manager of the Avenue U.S. Funds. In such capacity, Mr. Elkins is responsible for assisting with the direction of the investment activities of the Avenue U.S. Funds strategy. From October 2001 to December 2003, Mr. Elkins was a portfolio manager and trader with ABP Investments US, Inc. where he was responsible for actively managing the firm’s U.S. high yield and distressed investment strategy. Mr. Elkins served as a portfolio manager and trader for UBK Asset Management, from February 1997 to September 2001, after joining the company as a high yield credit analyst. Mr. Elkins was also a credit analyst for Oppenheimer & Co., Inc. from March 1995 to January 1997 and Smith Barney, Inc. from May 1994 to February 1995. Mr. Elkins formerly served on the board of directors of Vertis Communications from October 2008 through December 2011 and Milacron, LLC from April 2009 through April 2012. Mr. Elkins presently serves on the board of directors for Media Holdco Parent, Inc. and Media Holdco LP Partners, Inc. since January 2009 and Magnachip Semiconductor LLC since November 2009. Mr. Elkins serves on the board of directors of each of these companies in connection with their affiliation with Avenue Capital. Mr. Elkins received a B.A. degree from George Washington University and an M.B.A degree from Emory University. Mr. Elkins was appointed as a director based on his experience in managing high yield and distressed investments.

David Licht has served as a Director since December 2010 and also serves on the Board’s Audit Committee. Mr. Licht joined Avenue Capital in 2007 and is currently a senior vice president of the Avenue U.S. Funds. In such capacity, Mr. Licht focuses on distressed debt and undervalued securities of companies based in the United States of America. Prior to joining Avenue, Mr. Licht was a senior portfolio manager at ABP from 2001 to 2007 where he was responsible for managing and overseeing the firm’s high-yield, distressed debt and bank debt portfolios. Prior to joining ABP in 2001, Mr. Licht was an associate at Donaldson, Lufkin & Jenrette Securities Corporation in its leveraged finance division from 1998 to 2001. Mr. Licht worked for Arthur Andersen LLP from 1996 to 1998 in the Financial Markets Group in the audit division. Mr. Licht currently serves on the board of directors of Trump Entertainment Resorts, Inc. in connection with the affiliation with Avenue Capital. Mr. Licht received a B.B.A. degree from the University of Michigan’s School of Business and is a certified public accountant. Mr. Licht was appointed as a director based on his experience in managing high yield and distressed debt.

Daniel Flores has served as a Director since December 2010. Mr. Flores joined Avenue Capital in 2008 and is currently a senior vice president. In such capacity, Mr. Flores focuses on distressed debt opportunities and restructuring transactions for Avenue Capital’s U.S. Strategy. Prior to joining Avenue Capital, Mr. Flores worked in the restructuring and finance group at Lehman Brothers from 2002 to 2008. Prior to joining Lehman Brothers in 2002, he was a co-founder and director of MENU Pte Ltd, from 1996 to 2000 and as an analyst in Merrill Lynch’s global power group in New York and Singapore from 1993 to 1996. Mr. Flores formerly served on the board of directors of Vertis Communications from November 2009 through December 2011 and Milacron, LLC from August 2009 through April 2012. Mr. Flores presently serves on the board of directors of QCE Finance LLC (Quiznos). Mr. Flores serves on the board of directors of each of these companies in connection with their affiliation with Avenue Capital. Mr. Flores received a B.A. degree from Duke University and an M.B.A. degree from Columbia Business School. Mr. Flores was appointed as a director based on his experience in managing distressed debt and restructuring transactions.

Gavin Baiera has served as a Director since December 2010 and also serves on the Board’s Compensation Committee. Mr. Baiera joined Angelo Gordon in 2008 and is currently a managing director. In such capacity, Mr. Baiera is responsible for investing in distressed securities. Prior to joining Angelo Gordon, Mr. Baiera was the co-head of the strategic finance group at Morgan Stanley from 2006 to 2008, where he was responsible for the origination, underwriting and distribution of restructuring transactions. Prior to joining Morgan Stanley in 2005, Mr. Baiera was at General Electric Capital Corporation, concentrating on underwriting and investing in performing and distressed transactions from 2000 to 2005. Mr. Baiera began his career at General Electric Capital Corporation in 1998 as a part of its financial management program. Mr. Baiera presently serves on the board of directors of Travelport Limited. Mr. Baiera received a B.A. degree from Fairfield University and an M.B.A. degree from the University of Southern California. Mr. Baiera was appointed as a director based on his experience in managing distressed securities and restructuring transactions.

Christopher Polimeni is Executive Vice President, Chief Financial Officer and Treasurer. Prior to being appointed Chief Financial Officer of the Company in March 2010, Mr. Polimeni served as Executive Vice President, Chief Accounting Officer and Treasurer from July 2009, Senior Vice President, Chief Accounting Officer and Treasurer from January 2009 and Senior Vice President of Finance and Treasurer of the Company from September 2008 and as Senior Vice President of Process Improvement from the time he joined the Company in February 2007 until September 2008. Prior to joining the Company, he formed his own consulting firm in 2003 and provided services in areas such as Securities and Exchange Commission reporting, mergers and acquisitions, internal control evaluations, reorganizations and technology strategic planning and implementation. From 1994 to 2003, Mr. Polimeni served as vice president of finance and corporate controller of GE Supply Logistics, LLC (formerly Questron Technology, Inc.), a provider of inventory logistics management services. He practiced as a certified public accountant between 1987 and 1994. Mr. Polimeni received a B.B.A. degree in Accounting and Business Computer Information Systems from Hofstra University and passed the Certified Public Accountant exam in 1992.

Kevin Hyson is Executive Vice President and Chief Marketing Officer. Mr. Hyson joined the Company in 1999 as a Senior Vice President and was promoted to Executive Vice President in 2001. Prior to joining the Company, Mr. Hyson was president of Hylen Sharp Inc., a marketing firm based in Greenwich, Connecticut from 1990 to 1999, whose clients included Hachette, JVC and Sony.

David Leckey became Executive Vice President, Consumer Marketing in February 2006. From 2001 to 2006, Mr. Leckey was Senior Vice President, Consumer Marketing at Hachette Magazine, Inc., where he spent 28 years. Prior to that, he was at Hearst Publications from 1975 to 1977. Mr. Leckey has served on the board of directors of the Audit Bureau of Circulations since 1988, where he is chairman of the magazine committee, which addresses issues confronting the media industry, especially those concerning circulation reporting and measurement standards. He was the 2002 recipient of the Lee C. Williams Lifetime Achievement Award by the Fulfillment Management Association. Mr. Leckey received a B.A. degree from Marietta College.

John Swider is the Executive Vice President of Operations of AMI and President and Chief Executive Officer of DSI. Prior to being appointed President and Chief Executive Officer of DSI in October 2010, Mr. Swider served as Executive Vice President, Operations from November 1999 to October 2010 where his responsibilities included production, manufacturing and oversight for the corporate library and archives and customer service. Prior to joining the Company in November 1999, Mr. Swider was an executive vice president for Globe Communications Corp., where he managed all aspects of their newsstand business. Mr. Swider received a B.A. degree from Wake Forest University.

Marc Fierman is Senior Vice President, Chief Accounting Officer of AMI and Chief Financial Officer of DSI. Prior to being appointed Chief Accounting Officer of the Company in January 2012, Mr. Fierman served as Senior Vice President of AMI and Chief Financial Officer of DSI since July 2011 when he joined the Company. Prior to joining the Company, Mr. Fierman served as Executive Vice President and Chief Financial Officer of Source Interlink Companies, Inc. from November 2002 to January 2011 and Senior Vice President of Finance of Source Interlink Companies, Inc. from January 1999 to November 2002. Source Interlink Companies, Inc. is an integrated media, publishing, merchandising and logistics company. From 1997 to 1999, Mr. Fierman served as Chief Financial Officer and Treasurer of Brand Manufacturing Corp., and Mr. Fierman was an accounting professional between 1982 and 1997. Mr. Fierman received a B.S. degree in Accounting from Brooklyn College, City University of New York and passed the Certified Public Accountant exam in 1987.

David Thompson has been our Executive Vice President of Digital Media Operations since April 2012. Mr. Thompson has also been our Chief Information Officer since 2006. Mr. Thompson served in the information technology department of Globe Communications Corp from 1993 and was promoted to Vice President of Information Technology in 1999. His current responsibilities include managing the technology platforms and product development for our digital media assets as well as overseeing the Company’s information technology department.

Michael Antonello has been our Vice President, and General Counsel since 2007. Prior to being appointed General Counsel of the Company, Mr. Antonello has been representing American Media publications since 1990. Previously, Mr. Antonello was General Counsel for Contemporary Books, Inc., a national trade and educational book publisher. He has worked as a Senior Counsel for Deutsch, Levy & Engel where his practice focused primarily on media clients including Globe Communications Corp., Twentieth Television (Fox) and The Walt Disney Company. Mr. Antonello received a B.S. degree from Boston College, an M.B.A. degree from the University of Chicago, Graduate School of Business and a J.D. degree from Northwestern University Law School.

Corporate Governance

Our Board of Directors (the “Board”) and its committees are involved, on an ongoing basis, in the oversight of the risk management process as it relates to the business and operations of the Company. The Board believes that good corporate governance is critical to fulfilling the Company’s obligations to our stockholders. Our Board, as a whole, determines the appropriate level of risk for our Company and assesses the specific risks that we face and reviews management’s strategies for adequately mitigating and managing the identified risks. Although our Board administers this risk management oversight function, our audit committee and compensation committee support our Board in discharging its oversight duties and address risks inherent in their respective areas. We believe this division of responsibilities is an effective approach for addressing the risks we face. Our Board and its committee’s roles in the oversight processes of our identified risks have not impacted our Board’s leadership structure.

Our Board has adopted a Code of Ethics and Corporate Conduct that applies to our principal executive officers an senior financial officers. Our Statement of Corporate Governance, Code of Ethics and Corporate Conduct and Audit Committee Charter are available on our website, http://www.americanmediainc.com, under Corporate Governance, and are otherwise available in print to any shareholder who requests them from our Secretary. Please direct all requests to our Corporate Secretary, American Media, Inc., 4 New York Plaza, 2nd Floor, New York, New York, 10004.

Board Independence

Our Board consists of nine members of which one member appointment is vacant due to the resignation of Lawrence Kramer in May 2012. Since our securities are not listed on any national securities exchange there are no independence standards applicable to our Board. However, we applied the definition of independent director in accordance with the NASDAQ Marketplace rules and determined that Messrs. Maslowe and Koones and Ms. Tolson would be deemed independent (the “Independent Directors”). Messrs. Elkins, Licht, Flores would not be deemed independent due to their association with Avenue and Mr. Baiera would not be deemed independent due to his association with Angelo Gordon. Mr. Pecker, who serves as our Chairmen of the Board and Chief Executive Officer, would not qualify as independent. In making these determinations, the Board considered all relationships between us and each director and each director’s family members and other potential conflicts.

A number of our Independent Directors are currently serving or have served as members of senior management of other public companies and have served as directors of other public companies. We believe that the number of independent, experienced directors that make up our Board benefits our Company and our stockholders.

Board of Directors and Committees

Our Board held four meetings during fiscal 2012. All of the directors attended 75% or more of the aggregate number of meetings of our Board and the committees on which they served. The non-employee members of our Board also met in executive session without management present as part of each regular meeting.

Our corporate governance principles and charters describe how the Board should conduct its oversight responsibilities in protecting and representing our Company’s stockholders. Under these principles, our Board has established two standing committees. Certain of the significant functions performed by these committees and the members of the Board currently serving on these committees, are as follows:

Audit Committee

The members of our audit committee, as appointed by the Board, are Messrs. Maslowe and Licht and Ms. Tolson with Mr. Maslowe serving as the Chairperson. Mr. Maslowe and Ms. Tolson are Independent Directors. The Board has determined Mr. Maslowe and Ms. Tolson meet the SEC criteria and definition of “audit committee financial expert” and have the requisite financial sophistication as defined under the applicable rules and regulations of the NASDAQ Marketplace. Ms. Tolson was appointed to the Audit Committee in June 2012 to fill the vacancy caused Mr. Kramer’s resignation.

The Audit Committee is responsible for assisting the Board in fulfilling its oversight responsibilities with respect to overseeing management’s maintenance of the reliability and integrity of our accounting policies and financial reporting and disclosure procedures; overseeing management’s establishment and maintenance of processes to assure that an adequate system of internal control is functioning; reviewing our annual and quarterly financial statements; appointing and evaluating the independent accountants and considering and approving any non-audit services proposed to be performed by the independent accountants; and discussing with management and our Board our policies with respect to risk assessment and risk management, as well as our significant financial risk exposures and the actions management has taken to limit, monitor or control such exposures, if any.

The audit committee met seven times during fiscal 2012.

Compensation Committee

The members of our compensation committee, as appointed by the Board, are Messrs. Elkins, Baiera, Koones and Pecker with Mr. Elkins serving as the Chairperson. Mr. Koones is an Independent Director. Mr. Kramer also served as member of the compensation committee during fiscal 2012 until his resignation in May 2012.

The Compensation Committee is responsible for, among other things, reviewing management and employee compensation policies, plans and programs; monitoring performance and compensation of our executive officers and other key employees; preparing recommendations and periodic reports to our Board concerning these matters; and administering our equity incentive plans.

The compensation committee met four times during fiscal 2012.

Nominating and Governance Committee

The members of our Board are designated and appointed by the stockholders who are a party to the Stockholders’ Agreement executed in connection with the 2010 Restructuring. The Stockholders’ Agreement provides for the Board to be comprised of the Chief Executive Officer of the Company and eight members designated pursuant to the designation rights of the Stockholders’ Agreement.

The Nominating and Governance Committee did not meet during fiscal 2012 and was dissolved.

Communication with the Board

Stockholders and other interested parties may communicate with our Board and other non-management directors, by sending written communications to the directors c/o our Corporate Secretary, 1000 American Media Way, Boca Raton, Florida 33464.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Our Compensation Discussion and Analysis provides detailed information about compensation programs for our named executive officers (the Named Executive Officers). Our Named Executive Officers for 2012 were David Pecker, Chairman, Chief Executive Officer and President; Christopher Polimeni, Executive Vice President, Chief Financial Officer and Treasurer; John Swider, Executive Vice Present of Operations and President and Chief Executive Officer of DSI; Kevin Hyson, Executive Vice President and Chief Marketing Officer; David Leckey, Executive Vice President, Consumer Marketing and Jeffrey Laymon, our former Senior Vice President, Chief Accounting Officer and Controller, who resigned in January 2012. Messrs. Pecker and Polimeni were named executive officers as a result of their position as the primary executive officer and primary financial officer, respectively, and Messrs. Swider, Hyson and Leckey were named executive officers as a result of their level of compensation. Mr. Laymon is listed as a named executive officer because he would have been a named executive officer based on his level of compensation had he been employed by us for all of fiscal 2012.

Executive Summary

We have designed our executive compensation programs to support our overall performance goals. Our compensation programs are based on the principle of “pay for performance,” which means the level of compensation received by executives should be closely tied to our corporate financial performance.

The Compensation Committee reviews our executive compensation programs on a regular basis, and has structured the programs to consist of three principal components: base salary, annual cash bonus opportunities and long-term incentive compensation. We refer to these three components as “total direct compensation.” We also provide to our officers, as part of a competitive compensation package, limited post-employment benefits and perquisites.

We have designed our compensation programs to attract, motivate, focus and retain employees with the skills required to achieve our performance goals which are critical to our future success. Our program is designed to reflect each individual’s contribution to our corporate performance, while striking an appropriate balance between short-term and longer-term corporate performance.

We consider the following principles and objectives when designing compensation programs for our executive officers and other employees:

•

Our programs are designed to provide a competitive compensation “opportunity” for our executives. We believe that our executives should be compensated well when our company performs well and that their total direct compensation should vary in relation to our corporate performance.

•	The more senior a person’s position, the more his or her compensation should be “at risk,” meaning dependent on our corporate performance.

•	Our compensation programs should support retention of our experienced executives and achievement of our leadership succession plans.

•	Our assessment of the competitive marketplace and the relative performance of other similar companies.

Overview of How our Executive Compensation is Determined

Our Compensation Committee regularly reviews the components of our executive compensation program and may make changes, from time to time, as deemed appropriate. These reviews may include general comparisons against general market survey data of other similar and comparable companies, including, but not limited to:

•	Executive compensation policies and practices,

•	Competitive pay objectives,

•	Base salaries,

•	Annual bonus plans, including performance measures and performance targets,

•	Executives perquisites,

•	Executive benefits and protection policies, including severance practices for officers and change in control compensation protection programs.

The Compensation Committee has the flexibility to establish annual performance measures and goals that are deemed appropriate to help achieve our business strategy, corporate performance and objectives. Individual performance, retention, and internal pay equity have been the primary factors considered in any decision to adjust compensation materially. We do not apportion any particular percentage of an executive’s total compensation to base salary, annual bonus opportunities or long-term incentive compensation. Except for based salaries, all other components of the executives’ compensation are at risk. In allocating the various components of compensation, we refer to the terms of executives’ employment agreements, the Company’s compensation budget, the likelihood that annual bonus opportunity targets will be met, and the individuals’ equity holdings in the Company. Although we do not formally benchmark the compensation practices of other companies, we believe based on generalized market survey data of other similar and comparable companies that we provide competitive pay, taking into account total compensation, including salaries, annual bonus opportunities and long-term incentives. We do not use compensation consultants in setting compensation for our Named Executive Officers.

Determination of Our Chief Executive Officer’s Compensation

The Board formally reviews our Chief Executive Officer’s performance annually. This review is based on our Chief Executive Officer’s performance against specific objectives, which include the progress made by our company in implementing its business strategy and achieving its business objectives, both short-term and long-term. This review, which is reported in detail to the Compensation Committee, considers both quantitative and qualitative performance matters and is a key factor that the Compensation Committee uses in setting our Chief Executive Officer’s compensation and respective components for the coming year. Specific business objectives and goals that were part of our Chief Executive Officer’s performance review for 2012 included the financial performance of our company, progress towards achieving our company’s long-term strategic objectives and the development of key leadership talent.

The Compensation Committee meets in executive session to determine the compensation of our Chief Executive Officer. Members of management do not make any recommendations regarding the compensation of our Chief Executive Officer. The Compensation Committee Chairperson presents the Compensation Committee’s decisions on the compensation for our Chief Executive Officer to the Board for their information. Although the Chief Executive Officer is a member of our Compensation Committee, he does not attend the executive session when his compensation is discussed and determined.

Role of Our Officers in Settings Compensation for Others

Members of our senior management, including our Named Executive Officers, recommend compensation actions to our Chief Executive Officer for officers in the areas for which they are responsible, but not with respect to their own compensation. Taking these recommendations into consideration, our Chief Executive Officer then makes recommendations to our Compensation Committee regarding each officer. Our senior management and our Chief Executive Officer base these recommendations on assessments of individual performance and potential to assume greater responsibility. Our Chief Executive Officer discusses the recommendations and the performance of the officers with the Compensation Committee. The Compensation Committee reviews our Chief Executive Officer’s recommendations, may make modifications based on a discussion of individual and corporate performance, and then makes the final decisions regarding each officer’s targeted total compensation, and respective components, for the upcoming year. Our officer compensation review occurs annually at the March Compensation Committee meeting since this is the first Compensation Committee meeting after our prior year end and provides the earliest opportunity to review and assess individual and corporate performance for the previous year.

Compensation Program Components

Our executive compensation program consists of three principal components: base salary, annual cash bonus opportunities and long-term equity incentive compensation in the form of restricted stock awards. In total, these components are designed to link our pay for performance philosophy and provide competitive compensation programs.

We believe that this combination of compensation components provides an appropriate mix of fixed and variable compensation, balances short-term operational performance with long-term value, and encourages recruitment and retention of highly qualified executives. All officers participate in each component of the executive compensation program, but at different levels or percentages.

The Compensation Committee has not adopted specific allocations between cash and equity-based compensation, or between short-term and long-term compensation. The Compensation Committee believes that executive compensation should include compensation “at risk” of fluctuation and subject to attaining performance objectives, and determines the amount to be “at risk” upon its periodic review of total direct compensation. Variable compensation or compensation “at risk”, such as our annual bonus opportunities, makes up a significant portion of executives’ total compensation.

Base Salary

Base salary is provided to compensate executives for services performed during the fiscal year and is fixed by the terms of the executive’s employment agreement. The Compensation Committee reviews base salary at the end of the term of each executive’s employment agreement in connection with the extension of an executive’s employment agreement.

The following Named Executive Officers’ base salaries increased on the following dates for the following reasons:

•

Mr. Pecker received an increase of $250,000 to bring his base salary to $1,750,000 per year, effective January 31, 2011, in connection with the extension of his employment agreement. The Compensation Committee approved the increase to Mr. Pecker’s salary based on his prior performance and contribution to the Company.

•

Mr. Polimeni received an increase of $15,000 to bring his base salary to $350,000 per year, effective April 1, 2012, in connection with the extension of his employment agreement. The Compensation Committee approved the increase to Mr. Polimeni’s salary based on his prior performance and contribution to the Company.

•

Mr. Swider received an increase of $75,000 to bring his base salary to $400,000 per year, effective April 1, 2011 and received another increase in base salary, effective April 1, 2012, of $25,000 to bring his base salary to $425,000 per year. These increases were in accordance with Mr. Swider’s employment agreement.

Annual Bonus

We design annual bonus opportunities for our executives to link executive pay to our annual financial performance and the individual executive’s job performance. Executives are eligible to receive either an annual discretionary bonus or an annual cash incentive payment.

The performance targets are set by the Compensation Committee at the beginning of the fiscal year. Performance targets are based on budgeted Adjusted EBITDA. We have selected Adjusted EBITDA as the primary performance measure under our annual bonus program because we believe it appropriately evaluates our operating performance compared to our operating plans. Adjusted EBITDA, for compensation purposes is calculated, in accordance with the first lien leverage ratio pursuant to our 2010 Revolving Credit Agreement, as:

Net income (loss) plus interest expense, provision (benefit) for income taxes, depreciation and amortization, amortization of deferred debt costs, loss on extinguishment of debt, amortization of deferred rack costs and amortization of short-term racks, plus costs related to closures and re-launch of publications, restructuring costs and severance, and other one-time costs.

The Compensation Committee, in its discretion, may set alternative targets in any year for some or all of the executives.

Annual Discretionary Bonus

The annual discretionary bonus gives the Company the flexibility to take into consideration the different quantitative and qualitative measures over the fiscal year in determining the eligible executive’s bonus. In determining discretionary bonus amounts, the Compensation Committee may consider a combination of factors, including Adjusted EBITDA and individual performance. The annual discretionary bonus is payable at the sole discretion of the Chief Executive Officer and the Compensation Committee and is not conditioned on the achievement of any specified targets or goals.

Annual Cash Incentive Payment

The annual cash incentive payment creates an incentive for the eligible executive to meet certain financial and operating goals of the Company. In determining the cash incentive payment amount, the Compensation Committee may consider a combination of factors, including, but not limited to Adjusted EBITDA, a business unit’s budgeted EBITDA, an implementation of a cost savings plan and other performance factors that may be deemed relevant.

Since the cash incentive payment is intended to reward an executive’s ability to meet or exceed performance goals, the attainment of the performance goals is uncertain at the time the goals are established. The Chief Executive Officer and the Compensation Committee may exercise their discretion and elect to pay a discretionary cash bonus if the incentive target is not achieved.

The following table reflects the range of eligible annual discretionary bonus that could have been earned, for each Named Executive Officer, pursuant to the terms of each Named Executive Officers’ employment agreement and the amount of annual discretionary bonus paid for fiscal 2012 as determined in the sole discretion of the Chief Executive Officer (except with respect to his discretionary bonus) and the Compensation Committee:

			Annual	Annual
	Bonus Range		Discretionary	Cash
	Minimum	Maximum	Bonus	Incentive
David Pecker	$-	$875,000	$175,000	$-
Christopher Polimeni	$-	$175,000	$50,000	$-
John Swider	$-	$225,000	$-	$225,000
Kevin Hyson	$-	$175,000	$100,000	$-
David Leckey	$-	$100,000	$45,000	$-
Jeffrey Laymon (1)	$-	$125,000	$-	$-

(1)	Mr. Laymon did not receive an annual discretionary bonus, in accordance with the terms of his employment agreement, as he resigned as Senior Vice President, Chief Accounting Officer and Controller in January 2012. Mr. Laymon received $255,000 for the achievement of specific, individual, short-term projects during fiscal 2012.

The foregoing table also includes the range of eligible annual cash incentive payments that could be earned for Mr. Swider, the only Named Executive Officer who was subject to an annual cash incentive Plan in fiscal 2012. In fiscal 2012, Mr. Swider was eligible to earn an annual cash incentive payment in the amount of $225,000 if the Adjusted EBITDA for DSI met or exceeded a specified target. In the beginning of fiscal 2012, the Board of Directors set the Adjusted EBITDA target for DSI at $5,003,000. If DSI’s Adjusted EBITDA was less than the target set by the Board of Directors, then Mr. Swider would not be entitled to any annual cash incentive payment for fiscal 2012 and any bonus he would have received would have been awarded at the discretion of the Chief Executive Officer and the Compensation Committee. As DSI’s Adjusted EBITDA for fiscal 2012 was greater than $5,003,000, the Chief Executive Officer and the Compensation Committee determined that Mr. Swider earned his annual cash incentive payment in the amount of $225,000.

Long-term equity incentive compensation

Stock based compensation in the form of restricted stock is designed to align the interests of executives with the interest of stockholders and as a retention tool to seek long-term growth.

The restriction on the stock awards granted will lapse on the earlier of a change in control or an initial public offering, referred to as a liquidity event. The purpose of this benefit is to provide an interest to the executive in certain proceeds of such a liquidity event which will allow our executives to concentrate on taking actions that are in the best interest of our stockholders without regard to whether such action may ultimately have an adverse impact on their personal financial security and future.

The Compensation Committee granted 1,661 shares of restricted stock to Mr. Hyson during fiscal 2012

Benefits and Perquisites

Our officers, including our Named Executive Officers, participate in a full range of health, welfare and life insurance benefits and are covered by the same plans as other exempt employees. Perquisites do not comprise a major component in our executive compensation program.

We provide support to our Chief Executive Officer for personal financial management services. Since this financial manager is familiar with our compensation program, our Chief Executive Officer’s financial management is enhanced, thereby providing a benefit to the Company and our Chief Executive Officer. The cost of this service was $66,405 in fiscal 2012, including the gross-up in taxes to make the Chief Executive Officer whole to the extent that taxes were imposed on the Chief Executive Officer in respect of such financial management benefit.

We may, from time to time, provide a housing allowance for an executive officer in instances where we have asked an executive to relocate. Mr. Hyson is entitled to receive $1,000 per month housing allowance.

Historically, we have not provided any other perquisites to our executives and we do not view perquisites or other personal benefits as a major component in our executive compensation program. In the future, we may provide perquisites or other personal benefits in limited circumstances, such as where we believe it is appropriate to assist an individual executive in the performance of his or her duties, to make our executive officers more efficient and effective or for recruitment, motivation and retention purposes. Future practices with respect to perquisites or other personal benefits for our executive officers will be approved and subject to periodic review by the Compensation Committee. We do not expect these perquisites to be a material component of our compensation program.

Post-Employment Compensation and Change in Control Provisions

We do not have separate severance agreements with any of our Named Executive Officers, but each Named Executive Officers’ employment agreement contains provisions for paying severance under certain circumstances if employment is terminated and certain of our plans provide for other benefits upon certain change in control events and terminations of employment, each as described in detail under “Payments Upon a Qualified Termination Following a Change in Control” included elsewhere in this prospectus. The Compensation Committee believes the change in control and termination benefits that we provide our Named Executive Officers are consistent with the Compensation Committee’s overall objectives and are similar to benefits offered to executives of comparable companies. The purpose of these benefits are to permit our key executive officers to concentrate on taking actions that are in the best interest of our stockholders without regard to whether such action may ultimately have an adverse impact on their job security and to enable them to provide objective advice on any potential change in control of our Company without undue concern regarding its potential impact on their personal financial security and future.

The Compensation Committee selected the triggering events for change in control and termination benefits for our Chief Executive Officer based on its judgment that these events would likely result in the job security distractions and retention concerns described above. Our change in control compensation protection arrangements require the occurrence of two events (a so-called “double trigger”) to trigger payments: (1) a “change in control,” and (2) termination “without cause” by the company or termination by the officer with “good reason” within one year of the change in control.

Upon the occurrence of both triggering events, certain benefits would be provided to the Chief Executive Officer. These benefits included a severance payment in the form of installment payments of base salary for a period of two years and continued benefits and outplacement services for a period of one year.

In addition to the severance provisions of our change in control compensation protection arrangements, there are provisions within our long-term equity compensation plans that provide for accelerated vesting of all outstanding shares of restricted stock upon a change in control without requiring termination of employment.

Due to the application of the “golden parachute” excise tax provision of Internal Revenue Code Section 4999, we have provided our Chief Executive Officer with a gross-up payment if necessary so that the executive will receive the same economic terms as if there were no excise tax. The effects of Section 4999 generally are unpredictable and can have different impacts depending on the executive’s compensation history. As a result, the Compensation Committee has determined it is appropriate and consistent with competitive pay packages to pay the cost of the excise tax plus an amount needed to pay income taxes due on such additional payment up to $4.8 million for the Chief Executive Officer.

Compensation Committee Interlocks and Insider Participation

After Mr. Kramer’s resignation in May 2012, our Compensation Committee has four members: Mr. Elkins, who serves as the Chairperson and Messrs. Pecker, Koones and Baiera. Mr. Koones is an Independent Director. Mr. Pecker serves as the Chairman of the Board, President and Chief Executive Officer of the Company and Messrs. Baiera and Elkins are associated with Angelo Gordon and Avenue Capital, respectively, and do not qualify as Independent Directors.

Deductibility of Executive Compensation/Internal Revenue Code Section 162(m)

Since we do not currently have a class of equity securities that is required to be registered under the Securities Exchange Act of 1934, as amended, we are not subject to Internal Revenue Code Section 162(m).

Accounting for Stock Based Compensation

The Company accounts for stock based payments under its equity arrangements in accordance with and to the extent required by the Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation.

Company Risk Assessment

Based on our assessment, we believe that our compensation and benefit programs have been appropriately designed to attract and retain talent and properly incentivize employees. Although our programs are generally designed to pay-for-performance and to provide incentive based compensation, the programs contain various mitigating factors to ensure our employees, including our named executive officers, are not encouraged to take unnecessary risks in managing our business. These factors include:

•	the multiple elements of our compensation packages, including base salary, annual bonus programs and equity awards that vest only in certain limited circumstances;

•	the structure of our annual cash bonus program; and

•	oversight of programs by the committees of the Board, including the Compensation Committee.

Summary Compensation Table

The summary compensation table and supplemental tables on the following pages disclose compensation information for our Named Executive Officers during fiscal 2012 and 2011.

Name and Principal Position	Year	Salary	(1) Bonus	(2) Stock Awards	(3) Non-Equity Incentive Plan Compensation	(4) All Other Compensation	Total
David J. Pecker	2012	$1,750,000	$175,000	$-	$-	$66,405	$1,991,405
Chairman, President and Chief Executive Officer	2011	$1,541,096	$1,225,000	$6,666,660	$518,000	$60,122	$10,010,878

Christopher Polimeni	2012	$335,000	$50,000	$-	$-	$-	$385,000
Executive Vice President, Chief Financial Officer and Treasurer	2011	$335,000	$750,000	$1,333,332	$-	$-	$2,418,332

John Swider	2012	$400,000	$-	$-	$225,000	$-	$625,000
Executive Vice President, Operations	2011	$325,000	$175,000	$368,004	$-	$-	$868,004

Kevin Hyson	2012	$325,000	$100,000	$19,932	$-	$12,000	$456,932
Executive Vice President, Chief Marketing Officer	2011	$325,000	$50,000	$502,668	$-	$12,000	$889,668

David Leckey	2012	$350,000	$45,000	$-	$-	$-	$395,000
Executive Vice President, Consumer Marketing	2011	$350,000	$50,000	$502,668	$-	$-	$902,668

Jeffrey Laymon (5)	2012	$275,000	$255,000	$-	$-	$-	$530,000
former Senior Vice President, Chief Accounting Officer, and Controller	2011	$275,000	$150,000	$999,996	$-	$-	$1,424,996

(1)	Represents annual discretionary bonus earned in 2012, except for Mr. Laymon, which allowed participating individuals to earn a bonus based on the achievement of certain performance measures, as determined in the sole discretion of the Chief Executive Officer and the Compensation Committee as discussed in the Compensation Discussion and Analysis section of this Item 11. Executive Compensation. Mr. Laymon did not receive an annual discretionary bonus as he resigned as Senior Vice President, Chief Accounting Officer and Controller in January 2012. Mr. Laymon received $255,000 for the achievement of specific, individual, short-term projects during fiscal 2012.

(2)	The stock awards column reports the aggregate grant date fair value of the restricted stock awards granted to Named Executive Officers in the year shown. The aggregate grant date fair value is computed in accordance with Accounting Standards Codification Topic 718, disregarding estimates for forfeitures, and is based on the estimated fair value of AMI common stock on the date of grant. See Note 16, “Stock Based Compensation” to our Consolidated Financial Statements elsewhere in this prospectus for assumptions made in valuing stock awards.

(3)	Represents annual cash incentive payments earned in 2012, which allowed participating individuals to earn a target bonus based on their position in the Company and the achievement of certain performance measures as discussed in the Compensation Discussion and Analysis section of this Item 11. Executive Compensation.

(4)	Amounts under the “All Other Compensation” column consist, as applicable and as indicated in the following table, of Company payments of financial management services with respect to Mr. Pecker and with respect to Mr. Hyson, a housing allowance.

Executive	Financial Management Services		Housing Allowance	Other
David J. Pecker - 2012	$66,405	(a)	$-	$-
David J. Pecker - 2011	$52,998	(a)	$-	$7,124
Kevin Hyson	$-		$12,000	$-

(a)	Includes $26,905 and $22,998 of gross-up in taxes to make the Chief Executive Officer whole to the extent that taxes were imposed on the Chief Executive Officer in respect of such financial management benefit for fiscal year 2012 and 2011, respectively.

The Company permits certain executive officers to charter aircraft for business related travel. When a seat would otherwise be unoccupied by employees traveling for business, the Company may permit a spouse or other family member to accompany an executive traveling for business. There is very little incremental cost, if any, to the Company for permitting a spouse or other family member to accompany an executive under these circumstances. The incremental cost is determined based on the customary price of a first class plane ticket and with respect to fiscal 2012 and 2011 did not meet the threshold for disclosure.

(5)	Mr. Laymon served as Senior Vice President, Chief Accounting Officer and Controller until his resignation in January 2012. Upon Mr. Laymon’s resignation, the 2011 grant of restricted stock totaling 83,333 shares were forfeited.

Grant of Plan Based Awards Table

The following table supplements the disclosures set forth in columns titled Stock Awards of the Summary Compensation Table and reports stock awards granted to Named Executive Officers in 2012 under the American Media, Inc. Equity Incentive Plan:

2012 Grants of Plan-Based Awards
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)

John Swider	-	$225,000	$225,000	$225,000	-	$-

Kevin Hyson	06/10/11	-	-	-	1,661	$19,932

(1)	Payments are made pursuant to the terms set forth in each Named Executive Officer’s employment agreement. Targets, where applicable, are set by the Compensation Committee at the beginning of the fiscal year.

(2)	The restricted stock award listed in this column was granted under the Equity Incentive Plan. These shares vest only upon a liquidity event. There is a requirement for the executive to be employed on the date of a liquidity event. A “Liquidity Event” is defined in the applicable restricted stock agreement as the earlier to occur of a change in control or an initial public offering. The grant date fair value of the shares is deemed to be $12.00 per share for this table, taking into consideration the absence of a public market for the shares. The aggregate grant date fair value is computed in accordance with Accounting Standards Codification Topic 718, disregarding estimates for forfeitures, and is based on the estimated fair value of AMI common stock on the date of grant. See Note 16, “Stock Based Compensation” to our Consolidated Financial Statements included elsewhere in this prospectus for assumptions made in valuing stock awards.

Each Named Executive Officer was paid his base salary pursuant to his employment agreement. The employment agreements for the Named Executive Officers also provide for discretionary bonuses, if any, to be paid at the discretion of the Compensation Committee. In fiscal 2011 and 2012, the Compensation Committee exercised its discretion and paid bonuses to the Named Executive Officers, except with respect to Mr. Swider who received a cash incentive plan payment in fiscal 2012 for meeting EBITDA and cost-saving plan targets for DSI. Mr. Pecker also received a cash incentive payment for fiscal 2011 for achieving budgeted EBITDA. In connection with the bankruptcy proceeding and related financial restructuring completed in fiscal 2011, each of the Named Executive Officers received grants of restricted common stock that will vest upon the Company’s consummating an initial public offering of the Company’s common stock or a change in control of the Company. The restricted stock grants in fiscal 2011 were made to reward the Named Executive Officers for their efforts in completing the bankruptcy proceeding and financial restructuring and ensuring that their interests were aligned with the interests of the Company’s stockholders after giving effect to such restructuring. Mr. Hyson also received a grant of restricted common stock with the same vesting provisions in 2012. Pursuant to his employment agreement with the Company, during fiscal 2011 and 2012, the Company paid for certain financial management services to be provided to Mr. Pecker, together with a supplemental gross-up payment to cover Mr. Pecker’s income tax owed for such financial management services fees. During fiscal 2011 and 2012, Mr. Hyson received a monthly housing allowance from the Company to subsidize a residence near the New York office.

Outstanding Equity Awards at 2012 Fiscal Year End

The following table is intended to supplement and enhance the understanding of equity compensation that has been previously awarded and remains outstanding:

Outstanding Equity Awards at Fiscal Year-End
Name	Stock Awards
	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)

David J. Pecker	555,555	$ 6,666,660

Christopher Polimeni	111,111	$ 1,333,332

John Swider	30,667	$ 368,004

Kevin Hyson	43,550	$ 522,600

David Leckey	41,889	$ 502,668

(1)	The Company’s common stock is not publicly traded. The “market value” of the Company’s stock at the end of fiscal 2012 is deemed to be $12.00 per share for this table, taking into consideration the absence of a public market for the shares. The shares in this column are restricted shares awarded under the Equity Incentive Plan.

Potential Payments upon Termination or Change in Control

Our Named Executive Officers are entitled to certain payments and benefits under their employment agreements upon certain qualifying terminations of employment and a change in control, as described below. As discussed above under “Compensation Discussion and Analysis,” we believe that severance and change in control provisions are important components of our Named Executive Officers’ compensation packages because these provisions allow our key executive officers to concentrate on taking actions that are in the best interest of our stockholders without regard to whether such action may ultimately have an adverse impact on their job security and to enable them to provide objective advice on any potential change in control of our Company without undue concern regarding its potential impact on their personal financial security and future. Our Named Executive Officers’ right to receive the severance payments described below is subject to their execution and delivery of an effective general release of claims in favor of the Company.

Under our current arrangements, there are no severance payments, benefit payments or acceleration of vesting in shares of restricted stock that would be provided in the event of resignation without good reason, termination for cause, retirement, death or disability.

If the Company experiences a “Liquidity Event” (as defined in the Equity Incentive Plan) the Named Executive Officers will be entitled to accelerated vesting of all outstanding shares of restricted stock held by the Named Executive Officer on such date, without requiring termination of employment.

David Pecker

Mr. Pecker’s right to receive the severance payments described in the subsections below is subject to his execution and delivery of an effective general release of claims in favor of the Company.

Termination, No Change in Control. If Mr. Pecker’s employment is terminated by the Company “without cause” or by the executive for “good reason” in any case, outside the context of a change in control, then, in addition to payments of accrued compensation (including any earned but unpaid bonus) and benefits through the date of termination, the executive will be entitled to receive the following:

•

installment payments of executives annual base salary then in effect over the later of the twelve month period following the termination of employment or the scheduled expiration of the executive’s employment agreement;

•

continued health, life insurance and disability benefits over the later of the twelve month period following the termination of employment or the scheduled expiration of the executive’s employment agreement;

•	immediate vesting of all shares of restricted stock granted under the Equity Incentive Plan; and

•	outplacement services for a period of twelve months.

Change in Control and Qualifying Termination. If Mr. Pecker’s employment is terminated by the Company “without cause” or by the executive for “good reason”, in any case, within one year following a change in control (as defined in Mr. Pecker’s employment agreement) of the Company, then in addition to payments of accrued compensation (including any earned but unpaid bonus) and benefits through the date of termination (and in lieu of the severance described above), the executive will be entitled to receive the following:

•	installment payments of executives annual base salary then in effect for a period of two years;

•	continued health, life insurance and disability benefits for a period of one year;

•	immediate vesting of all shares of restricted stock granted under the Equity Incentive Plan; and

•	outplacement services for a period of twelve months;

•	a lump sum gross-up payment to reimburse the executive for any excise tax imposed as a result of any payments made in connection with such change in control, up to $4.8 million.

Christopher Polimeni

If Mr. Polimeni’s employment is terminated by the Company “without cause” then, in addition to payments of accrued compensation (including any earned but unpaid bonus) and benefits through the date of termination, the executive will be entitled to receive the following:

•	severance payment equal to the executive’s annual base salary then in effect payable in installments over a period of twelve months following his termination of employment.

John Swider

If Mr. Swider’s employment is terminated by the Company “without cause” then, in addition to payments of accrued compensation (including any earned but unpaid bonus) and benefits through the date of termination, the executive will be entitled to receive the following:

•	severance payment of $325,000 payable in installments over a period of twelve months following his termination of employment; and

•	a lump sum payment of $117,000.

Kevin Hyson

If Mr. Hyson’s employment is terminated by the Company “without cause” then, in addition to payments of accrued compensation (including any earned but unpaid bonus) and benefits through the date of termination, the executive will be entitled to receive the following:

•	severance payment equal to one half of the executive’s annual base salary then in effect payable in installments over a period of six months following his termination of employment.

David Leckey

If Mr. Leckey’s employment is terminated by the Company “without cause” then, in addition to payments of accrued compensation (including any earned but unpaid bonus) and benefits through the date of termination, the executive will be entitled to receive the following:

•	severance payment equal to one third of the executive’s annual base salary then in effect payable in installments over a period of four months following his termination of employment.

Summary of Potential Payments

The following table summarizes the payments that would be made to our Named Executive Officers upon the occurrence of certain qualifying terminations of employment, including in connection with a change in control, assuming that each Named Executive Officer’s termination of employment with the Company occurred on March 31, 2012 and, where relevant, that a change in control of the Company occurred on March 31, 2012 and satisfied any performance criteria applicable to immediate vesting of all shares of restricted stock, as applicable.

Amounts shown in the table below do not include (i) accrued but unpaid salary through the date of termination, and (ii) other benefits earned or accrued by the Named Executive Officer during his employment that are available to all salaried employees, such as accrued vacation.

Name	Benefit			Termination By Company Without Cause	Termination By Named Executive Officer With Good Reason	Change in Control
David J. Pecker	Severance		(1)	$1,750,000	$1,750,000	$3,500,000
	Unvested Restricted Stock	*	(2)	$6,666,660	$6,666,660	$6,666,660
	Benefit values		(3)	$12,240	$12,240	$12,240
	Outplacement services		(4)	$30,000	$30,000	$30,000
	Excise gross up		(5)	$-	$-	$1,659,898

	Total			$8,458,900	$8,458,900	$11,868,798

Christopher Polimeni	Severance		(1)	$350,000	$-	$350,000
	Unvested Restricted Stock	*	(2)	$-	$-	$1,333,332

	Total			$350,000	$-	$1,683,332

John Swider	Severance		(1)	$442,000	$-	$442,000
	Unvested Restricted Stock	*	(2)	$-	$-	$368,004

	Total			$442,000	$-	$810,004

David Leckey	Severance		(1)	$115,500	$-	$115,500
	Unvested Restricted Stock	*	(2)	$-	$-	$502,668

	Total			$115,500	$-	$618,168

Kevin Hyson	Severance		(1)	$162,500	$-	$162,500
	Unvested Restricted Stock	*	(2)	$-	$-	$522,600

	Total			$162,500	$-	$685,100

*	These payouts would occur upon a change in control, without requiring termination of employment.

(1)	Represents continuation of salary payments for the payout period provided under each Named Executive Officer’s employment agreement.

(2)	Represents the aggregate value of the executive’s unvested restricted stock that would have vested on an accelerated basis, determined by multiplying the number of accelerating shares by the assumed fair market value of our common stock of $12.00 per share and a Liquidation Event date of March 31, 2012.

(3)	Represents the estimated value associated with the continuation of health, life insurance and disability benefits for the payout period provided under Mr. Pecker’s employment agreement, based on our current costs to provide such coverage.

(4)	Represents the estimated value associated with providing outplacement services for the payout period provided under Mr. Pecker’s employment agreement based on our estimate of the costs to provide such benefit.

(5)	Represents, in the case of Mr. Pecker, additional tax-gross up payments to compensate for excise taxes imposed by Section 4999 of the Internal Revenue Code on the benefits provided. The assumptions used to calculate the excise tax gross-up include the following: an excise tax rate of 20%, a federal tax rate of 35%, New York state tax rate of 8.82% and a Medicare tax rate of 1.45%.

Employment Arrangements

Certain terms used in the following paragraphs, such as termination without cause and change in control are defined and discussed further in the section covering potential payments upon termination or change in control for 2012 above. We have entered into employment agreements with our Named Executive Officers as described below, and in addition, under “Potential Payments upon Termination or Change in Control.” Our Named Executive Officer’s employment agreements also contain certain confidentiality and non-compete and non-solicitation provisions as well as other provisions that are customary for an executive employment agreement.

Mr. Pecker

In March 2009, the Company entered into an employment agreement with Mr. Pecker pursuant to which Mr. Pecker serves as its Chairman, President and Chief Executive Officer. The initial term of the agreement was for two years with an annual base salary of $1,500,000. After the initial term, the agreement was amended, to among other things, extend the terms of Mr. Pecker’s employment through March 31, 2013 and increase the annual base salary from $1,500,000 to $1,750,000. Mr. Pecker’s agreement will automatically renew for an unlimited number of one year periods (the “Subsequent Term”), unless either party provides 60 days prior written notice before the beginning of the Subsequent Term. Mr. Pecker may from time to time be eligible to earn an annual discretionary bonus up to 50% of his base salary at the discretion of the Compensation Committee.

Mr. Pecker is entitled to participate in all employee benefits and incentive compensation plans offered by the Company. In addition, Mr. Pecker may receive reimbursement for certain expenses, including, but not limited to travel and travel related expenses, financial management services, certain membership fees and a “tax gross-up” payment for such items, if necessary.

In the event Mr. Pecker is terminated by the Company without cause or Mr. Pecker resigns for good reason, and if Mr. Pecker executes and delivers a release to the Company, he will be entitled to receive severance in the form of installment payments of his base salary plus continued benefits for a period of one year and all restricted stock previously granted to him under the Company’s equity incentive plans will vest immediately. In addition, Mr. Pecker is entitled to receive outplacement services for a period of one year.

If within 12 months after a change in control event Mr. Pecker is terminated by the Company without cause or he resigns for good reason, and if Mr. Pecker executes and delivers a release to the Company, he will be entitled to receive severance in the form of installment payments of his base salary for a period of two years. In addition, Mr. Pecker is entitled to continued benefits and outplacement services for a period of one year. Lastly, Mr. Pecker may receive a gross-up payment from the Company under certain circumstances, up to a maximum of $4.8 million.

In the event Mr. Pecker’s employment terminates for any other reason, he is not entitled to receive any severance under the terms of his employment agreement.

Mr. Polimeni

In March 2010, the Company entered into an employment agreement with Mr. Polimeni pursuant to which Mr. Polimeni serves as its Executive Vice President, Chief Financial Officer and Treasurer of the Company. In March 2012, the employment agreement was amended, to among other things, extend the term of Mr. Polimeni’s employment through March 31, 2013 and increase the annual salary from $335,000 to $350,000, effective April 1, 2012. Mr. Polimeni is eligible to earn an annual discretionary bonus up to $175,000 at the discretion of the Chief Executive Officer and the Compensation Committee. In addition, Mr. Polimeni is entitled to participate in all employee benefits and incentive compensation plans offered by the Company.

In the event Mr. Polimeni is terminated by the Company without cause, and if Mr. Polimeni executes and delivers a release to the Company, he will be entitled to receive severance in the form of installment payments of his base salary for a period of twelve months. In the event Mr. Polimeni’s employment terminates for any other reason, he is not entitled to receive any severance under the terms of his employment agreement.

Mr. Swider

In October 2004, the Company entered into an employment agreement with Mr. Swider, pursuant to which Mr. Swider serves as its Executive Vice President, Operations of AMI and President and Chief Executive Officer of DSI. In September 2010, the employment agreement was amended, to among other things, extend the term of Mr. Swider’s employment through March 31, 2013 and provide for annual salary increases. Mr. Swider’s salary under the agreement was $325,000 for fiscal 2011; $400,000 for fiscal 2012 and $425,000 for fiscal 2013. Mr. Swider is eligible to earn an annual bonus based on the financial results of DSI as measured by

EBITDA and the cost savings action plan, both as approved by the Board. Mr. Swider earned $225,000 for fiscal 2012 and could earn up to $125,000 for fiscal 2013. These amounts are subject to change at the discretion of the Chief Executive Officer of the Company. In addition, Mr. Swider is entitled to participate in all employee benefits and incentive compensation plans offered by the Company.

In the event of a change of control of DSI, Mr. Swider’s base salary will cease to increase and will remain the same it was immediately prior to the change of control and the bonus plan will reset to have a target for the remainder of the term of the employment agreement so as when added to the base salary Mr. Swider’s compensation is no less than $500,000.

In the event Mr. Swider is terminated by the Company without cause, and if Mr. Swider executes and delivers a release to the Company, Mr. Swider will be entitled to receive severance in the form of installment payments over a period of twelve months totaling $325,000 and a lump sum payment of $117,000. In the event Mr. Swider’s employment terminates for any other reason, he is not entitled to receive any severance under the terms of his employment agreement.

Mr. Hyson

In November 2004, the Company entered into an employment agreement with Mr. Hyson pursuant to which Mr. Hyson serves as its Executive Vice President and Chief Marketing Officer. Mr. Hyson’s annual base salary is $325,000. In January 2012, the employment agreement was amended to extend the term of Mr. Hyson’s employment through March 31, 2013. Mr. Hyson is eligible to earn an annual discretionary bonus up to $175,000 at the discretion of the Chief Executive Officer and the Compensation Committee. In addition, Mr. Hyson is entitled to participate in all employee benefits and incentive compensation plans offered by the Company.

In the event Mr. Hyson is terminated by the Company without cause, and if Mr. Hyson executes and delivers a release to the Company, he will be entitled to receive severance in the form of installment payments of his base salary for a period of six months. In the event Mr. Hyson’s employment terminates for any other reason, he is not entitled to receive any severance under the terms of his employment agreement.

Mr. Leckey

In March 2009, the Company entered into an employment agreement with Mr. Leckey pursuant to which Mr. Leckey serves as its Executive Vice President, Consumer Marketing of the Company. Mr. Leckey’s annual base salary is $350,000. In January 2012, the employment agreement was amended to extend the term of Mr. Leckey’s employment through March 31, 2013. Mr. Leckey is eligible to earn an annual discretionary bonus up to $100,000 at the discretion of the Chief Executive Officer and the Compensation Committee. In addition, Mr. Leckey is entitled to participate in all employee benefits and incentive compensation plans offered by the Company.

In the event Mr. Leckey is terminated by the Company without cause, and if Mr. Leckey executes and delivers a release to the Company, he will be entitled to receive severance in the form of installment payments of his base salary for a period of four months. In the event Mr. Leckey’s employment terminates for any other reason, he is not entitled to receive any severance under the terms of his employment agreement.

Fiscal Year 2012 Director Compensation

During fiscal 2012, each Independent Director was paid $65,000, in cash, as the annual Board retainer fee and reimbursed for travel expenses to attend Board and committee meetings. Directors who also serve as a committee chairperson were paid, in cash, an annual committee service retainer of $10,000 for the Audit Committee, $7,500 for the Compensation Committee and $5,000 for the Nominating and Governance Committee. Upon certain terminations of the service of certain independent Directors from the Board, such Directors shall be entitled to receive a lump sum cash payment equal to $35,000 for each year or each partial year such Director served on the Board. Additionally, in April 2011, the Independent Directors were granted 1,500 shares of restricted stock under the Equity Incentive Plan. These shares will vest upon a Liquidity Event.

The following table sets forth information regarding compensation paid to Directors during fiscal 2012. Mr. Pecker did not receive any compensation for his service as a Director. In addition, the Directors who are affiliated with Angelo Gordon, Avenue Capital or Capital Research Group and Management do not receive compensation for serving on the Board.

DIRECTOR COMPENSATION
Name	(1) Fees Earned or Paid in Cash ($)	(2) Stock Awards ($)	All Other Compensation ($)	Total ($)
David J. Pecker	$-	$-	$-	$-
Philip L. Maslowe	$75,000	$33,600	$-	$108,600
Charles Koones (3)	$65,000	$33,600	$-	$98,600
Lawrence S. Kramer (4)	$72,500	$33,600	$-	$106,100
Susan Tolson	$65,000	$33,600	$-	$98,600
Michael Elkins (5)	$-	$-	$-	$-
David Licht (5)	$-	$-	$-	$-
Daniel Flores (5)	$-	$-	$-	$-
Gavin Baiera (5)	$-	$-	$-	$-
Cathryn C. Cranston (6)	$17,500	$-	$105,000	$122,500

(1)	Fees earned or paid in cash were as follows:

	Board retainer	Committee chaired	Committee chair fees	Total
David J. Pecker	$-	-	$-	$-
Philip L. Maslowe	$65,000	Audit	$10,000	$75,000
Charles Koones	$65,000	-	$-	$65,000
Lawrence S. Kramer	$65,000	Compensation	$7,500	$72,500
Susan Tolson	$65,000	-	$-	$65,000
Michael Elkins	$-	-	$-	$-
David Licht	$-	-	$-	$-
Daniel Flores	$-	-	$-	$-
Gavin Baiera	$-	-	$-	$-
Cathryn C. Cranston	$16,250	Nominating and Governance	$1,250	$17,500

(2)	The stock awards column reports the aggregate grant date fair value of the restricted stock awards granted to the Independent Directors in April 2011, which was $12.00 per share. The aggregate grant date fair value is computed in accordance with Accounting Standards Codification Topic 718, disregarding estimates for forfeitures, and is based on the estimated fair value of AMI common stock on the date of grant. See Note 16, “Stock Based Compensation” to our Consolidated Financial Statements included elsewhere in this prospectus for assumptions made in valuing stock awards.

(3)	Mr. Koones was reappointed to the Board effective May 31, 2011 to replace the vacancy created by Ms. Cranston. Mr. Koones had previously served as a Director from January 2009 until December 31, 2010.

(4)	Mr. Kramer served the Board until his resignation in May 2012 when he was appointed President of USA Today.

(5)	The Directors who are affiliated with Angelo Gordon, Avenue Capital or Capital Research Group and Management do not receive compensation for service on the Board.

(6)	Ms. Cranston served the Board until her death on May 31, 2011. Based on her years of service, since March 2009, she received a severance payment of $35,000 for each year or partial year of service as a Director. The Board retainer fee and Committee chair fee is prorated based on a partial year of service as a Director.

As of August 14, 2012, the total outstanding unvested shares of restricted stock held by each non-employee Director were as follows:

Outstanding Stock Award
Philip L. Maslowe	2,800
Charles Koones	2,800
Susan Tolson	2,800
Michael Elkins	-
David Licht	-
Daniel Flores	-
Gavin Baiera	-

The outstanding stock awards listed above were granted under the Equity Incentive Plan. These shares vest only upon a liquidity event. There is a requirement for the director to be serving on the Board on the date of a liquidity event. A “Liquidity Event” is defined in the applicable restricted stock agreement as the earlier to occur of a change in control or an initial public offering.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The table set forth below contains information as of August 14, 2012, with respect to the beneficial ownership of our common stock held by: each current Director; each Named Executive Officer; all Directors and executive officers as a group; and any person who is known by us to beneficially own more than 5% of the outstanding shares of our common stock.

As of August 14, 2012, there were 10,000,000 shares of common stock and 1,111,111 shares of restricted stock outstanding. The holders of the shares of restricted stock are entitled to exercise voting rights with respect to the common shares while the shares are restricted. Except as otherwise noted below, each person or entity named in the following table has sole voting and investment power with respect to all shares of the Company’s common stock that he, she or it beneficially owns. Except as otherwise noted below, the address of each person or entity named in the following table is c/o American Media, Inc., 1000 American Media Way, Boca Raton, Florida 33464.

Name	Amount Of Beneficial Ownership		Percent of Class
Avenue Capital Management II, L.P.	4,036,511	(1)	36.3%
399 Park Avenue, 6th Floor
New York, NY 10022
Angelo, Gordon & Co., L.P.	2,081,045	(2)	18.7%
245 Park Avenue, 26th Floor
New York, NY 10167
The Capital Group Companies	1,773,198	(3)	16.0%
333 South Hope Street, 55th Floor
Los Angeles, CA 90071
Oppenheimer Funds	1,021,617	(4)	9.2%
6801 Tucson Way
Centennial, CO 80112
David J. Pecker	555,555	(5)	5.0%
Philip L. Maslowe	2,800	(6)	*
Charles C. Koones	2,800	(6)	*
Susan Tolson	2,800	(6)	*
Michael Elkins	-	(7)	*
David Licht	-	(7)	*
Daniel Flores	-	(7)	*
Gavin Baiera	-	(8)	*
Christopher Polimeni	111,111	(6)	1.0%
Kevin Hyson	43,550	(6)	*
David Leckey	41,889	(6)	*
John Swider	30,667	(6)	*
Directors and officers as a group (fifteen persons)	850,950	(5)(6)	7.7%
* Less than 1%

(1)	Shares are held of record by several investment funds managed by Avenue Capital Management II, LP (“ACM II”). Avenue Capital Management II GenPar, L.L.C. (“ACM GenPar”) is the general partner of ACM II. Marc Lasry is the managing member of ACM GenPar. Each of ACM II, ACM GenPar and Mr. Lasry may be deemed to have voting and investment power over the shares and be beneficial owners of the shares. ACM II, ACM GenPar and Mr. Lasry disclaim any beneficial ownership except to the extent of their respective pecuniary interest therein. The information set forth in this footnote is based on information provided to us by ACM II.

(2)	Shares are held of record by several investment funds and separately managed accounts managed by Angelo, Gordon & Co., L.P. (“Angelo, Gordon”). John M. Angelo and Michael L. Gordon are the principal executive officers of Angelo, Gordon. Each of Angelo, Gordon and Messrs. Angelo and Gordon may be deemed to have sole voting and sole investment power over the shares and be beneficial owners of the shares. Angelo, Gordon and Messrs. Angelo and Gordon disclaim any beneficial ownership except to the extent of their respective pecuniary interest therein. The information set forth in this footnote is based on information provided to us by Angelo, Gordon.

(3)	Capital Research and Management Company is the investment adviser for the security holder. For purposes of SEC reporting requirements, Capital Research and Management Company, Capital Research Global Investors or Capital World Investors may be deemed to be the beneficial owner of all of the securities held by the security holder. Each of Capital Research and Management Company, Capital Research Global Investors and Capital World Investors, however, expressly disclaims that it is, in fact, the beneficial owner of such securities. David Barclay, David Daigle, Abner Goldstine and Marcus Linden, as portfolio counselors, have voting and investment power over the securities owned by American High-Income Trust. John Smet, Andrew Barth, Robert Neithart, Mark Brett, Mark Dalzell, David Daigle, David Hoag, Thomas Hogh, and Wesley Phoa, as portfolio counselors, have voting and investment power over the securities owned by The Bond Fund of America. David Barclay, David Daigle and Marcus Linden, as portfolio counselors, have voting and investment power over the securities owned by American Funds Insurance Series – High-Income Bond Fund. David Barclay, Mark Dalzell, David Hoag and Thomas Hogh, as portfolio counselors, have voting and investment power over the securities owned by American Funds Insurance Series – Bond Fund. The information set forth in this footnote is based on information provided to us by Capital Research and Management Company.

(4)	Shares held of record by Oppenheimer for its own account. Oppenheimer has sole voting and sole dispositive power over the shares. Each of Myk Pleet (Assistant Vice President – Senior Fixed Income Analyst), Nicole Jacobson (Investment Operations) and Derek Newman (Legal) may be deemed to have voting and investment power over the shares and be beneficial owners of the shares. Each of Myk Pleet, Nicole Jacobson and Derek Newman disclaims any beneficial ownership except to the extent of his/her pecuniary interest therein. The information set forth in this footnote is based on information provided to us by Oppenheimer.

(5)	Represents restricted shares that participate in voting and dividend rights. The restriction will immediately lapse upon the occurrence of a change of control or other liquidity event, as specified in the applicable restricted stock agreements. In addition, the restriction will also immediately lapse upon termination of Mr. Pecker’s employment, by the Company without cause, including the election by the Company not to extend further the term of Mr. Pecker’s employment, or Mr. Pecker’s resignation with good reason.

(6)	Represents restricted shares that participate in voting and dividend rights. The restriction will immediately lapse upon the occurrence of a change of control or other liquidity event, as specified in the applicable restricted stock agreements.

(7)	Michael Elkins, David Licht, and Daniel Flores are each associated with Avenue Capital Management II, LP. Each of Messrs. Elkins, Licht, and Flores disclaims beneficial ownership of shares of common stock owned by Avenue Capital Management II, LP or any other stockholder, except to the extent of any pecuniary interest therein.

(8)	Gavin Baiera is associated with Angelo Gordon. Mr. Baiera disclaims beneficial ownership of shares of common stock owned by Angelo Gordon or any other stockholder, except to the extent of any pecuniary interest therein.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Charter of the Audit Committee requires the Audit Committee to review and approve all proposed transactions or dealings with related persons, and to discuss such transactions and their appropriate disclosure in our financial statements with management and the Company’s independent registered public accounting firm. The Charter of the Audit Committee defines a related person as any executive officer, director, nominee for director or security holder who is the beneficial owners of more than five percent of any class of the Company’s voting securities or any of their immediate family members.

Restructuring Support Agreement

In connection with the Plan, the Company entered into a restructuring support agreement with certain holders of the Old Notes pursuant to which these certain holders of the Old Notes agreed to support the comprehensive financial restructuring and vote in favor of the Plan.

Backstop Agreement

In connection with the Plan, AMI, AMO, Avenue Capital Group (“Avenue”) and Angelo, Gordon & Co., LLP, (“Angelo Gordon”, and together with Avenue, the “Backstop Parties”) entered into a backstop agreement (the “Backstop Agreement). Under the Plan, certain holders of the $445.7 million term loan (the “2009 Term Facility) had a put right with respect to any second lien notes they received pursuant to the Plan. Pursuant to the Backstop Agreement, the Backstop Parties had, severally and not jointly, committed to purchase, at face amount, their share of any second lien notes that would otherwise be distributed to the 2009 Term Facility lenders pursuant to the Plan. Holders of the 2009 Term Facility debt were able to elect to have the Backstop Parties purchase their share of the second lien notes; provided that in no event could more than $115 million of second lien notes (other than on account of the Existing PIK Notes) be issued. The Backstop Parties consummated the purchase of the second lien notes in connection with the 2010 Restructuring.

Pursuant to and in accordance with the terms of the Backstop Agreement, in consideration for undertaking their commitments under the Backstop Agreement, the Backstop Parties received the Backstop Shares (as defined below) and were reimbursed in cash for their related fees, costs and expenses, including reasonable attorneys’ fees in connection with the 2010 Restructuring. The Backstop Parties were entitled to a fully earned and nonrefundable fee payable in newly issued shares of AMI common stock representing 5% (the “Backstop Percentage Interest”) of the newly issued AMI common stock in connection with the 2010 Restructuring, which 5% was calculated after giving effect to the issuance of new AMI common stock under the Plan and without dilution in respect of the additional shares (collectively, the “Initial Shares”); provided that, if the Backstop Parties were not required to purchase (or elect to receive) a portion of the second lien notes pursuant to the terms of the Backstop Agreement, then the Backstop Percentage Interest would have been reduced to 3.5%, which 3.5% would have been calculated after giving effect to the issuance of new AMI common stock under the Plan and without dilution in respect of the additional shares. In addition, in connection with the 2010 Restructuring, each Backstop Party was entitled to such shares of new AMI common stock (collectively, the “Additional Shares” and, together with the Initial Shares, the “Backstop Shares”) as were required so that its Initial Percentage Ownership (as defined below) was not diluted by the issuance of the Initial Shares. The “Initial Percentage Ownership” means, with respect to any Backstop Party, the fraction, expressed as a percentage, the numerator of which is the total number of shares of new AMI common stock held by such Backstop Party and the denominator of which is the total number of shares of new AMI common stock issued and outstanding held by all stockholders of the reorganized Company, in each case, immediately after the 2010 Restructuring but excluding the issuance of any Initial Shares or Additional Shares. The issuance of the Backstop Shares to the Backstop Parties was subject to dilution by the equity incentive plan.

In addition, the Backstop Parties received from the Company a cash fee equal to 5% of the aggregate principal amount of second lien notes issued or put to the Backstop Parties under the Plan (other than on account of the Existing PIK Notes). The Backstop Agreement also provided for the execution of a registration rights agreement, on commercially reasonable terms to be mutually agreed upon, to be entered into between the Company and the Backstop Parties.

Stockholders Agreement

General.    Upon the 2010 Restructuring, the Company entered into the Stockholders Agreement, containing certain customary rights and obligations, including director designation rights, right of first offer, registration rights, drag rights, tag rights, minority transfer rights and rights to receive certain information concerning the Company and its subsidiaries at a party’s option.

All stockholders of the Company (including the Committee Holders) are parties to the Stockholders Agreement. The “Committee Holders” means: (a) the Avenue Stockholders, (b) the Angelo Gordon Stockholders, (c) the Capital Research Stockholders and (d) the Credit Suisse Stockholders (each as defined in the Stockholders Agreement)

Drag Right.    The Stockholders Agreement provides that if the Angelo Gordon Stockholders, the Avenue Stockholders and the Capital Research Stockholders (or in the alternative, the consent of (i) any two of the Angelo Gordon Stockholders, the Avenue Stockholders and the Capital Research Stockholders and (ii) holders of at least 67% of the Total Ownership Percentage) propose to consummate a transaction constituting a Sale of the Company (as defined in the Stockholders Agreement), all other parties to the Stockholders Agreement shall be subject to certain customary drag provisions.

Tag Right.    The Stockholders Agreement provides that the Committee Holders have the right to participate in any sale transaction involving more than 5% of the outstanding equity interests in the Company by any other party to the Stockholders Agreement (other than a sale to an affiliate of the transferor who agrees to become party to the Stockholders Agreement and to be bound thereby to the same extent as the transferor) on a pro rata basis, on the same price and the same terms as the transferor proposed to accept.

Right of First Offer.    The Stockholders Agreement provides that the Committee Holders have a pro rata right of first offer on any sale of equity interests by any other party to the Stockholders Agreement to an unaffiliated third-party.

Minority Transfer Rights.    The Stockholders Agreement provides that in the event that any person (collectively with its affiliates) upon a proposed transfer of equity interests from a stockholder of the Company would control 50% or more of the combined voting power of the outstanding equity interests of the Company (such party, a “Majority Owner”) each of the other parties to the Stockholders Agreement has the option to require the Majority Owner to purchase all of their equity interests in the Company at a price equal to the greater of (x) the price paid by the Majority Owner in connection with the Majority Owner’s purchase of equity interests of the Company sufficient to give such Majority Owner control of 50% or more of the combined voting power of the outstanding equity interests of the Company and (y) the fair market value of such equity interests at such time. The proposed transfer to the Majority Owner cannot be consummated unless the Majority Owner purchases all of the shares of the stockholders of the Company who have exercised their transfer rights discussed in the immediately preceding sentence.

Consent Rights.    The Stockholders Agreement prohibits the Company from issuing any additional equity securities to an existing stockholder, subject to certain exceptions, without first obtaining the consent of each of the Angelo Gordon Stockholders, the Avenue Stockholders and the Capital Research Stockholders, provided that (i) the consent of any of the Angelo Gordon Stockholders, the Avenue Stockholders or the Capital Research Stockholders shall not be required if such Stockholder does not own at least 10.0% of the Total Ownership Percentage and (ii) such consent shall not be required if a supermajority of the Board of Directors determines, in the exercise of its business judgment, that the failure to make such issuance will have a material adverse effect on the Company; provided further, however, that the issuance of equity to fund an acquisition or investment shall not be considered a material adverse effect.

Redemption Rights.    The Stockholders Agreement requires the Company, if it determines not to issue a dividend of 75% of its free cash flow, to use at least 75% of its free cash flow to redeem, to the extent permitted by applicable law and not prohibited by the terms of indebtedness of the Company or its subsidiaries, on a pro rata basis, a portion of the then outstanding shares of the Company’s Common Stock utilizing at least 75% of its free cash flow, unless a supermajority of the Company’s Board of Directors determines (as evidenced, subject to adjustment, by a resolution approved by not less than 66% of the then current members of the board of directors), in the exercise of its business judgment, such redemption would reasonably be likely to have a material and adverse effect on the Company.

Affiliate Transactions.    The Stockholders Agreement provides that transactions involving (a) the Company or any of its subsidiaries and (b) any stockholder, Committee Holder, director or any member of management or any of their respective affiliates, will require the approval of a majority of the disinterested directors of the Company’s Board and Committee Holders constituting a Majority Requisite Consent (or if not obtained, an Alternative Majority Consent), subject to certain exceptions.

Information Rights.    The Stockholders’ Agreement provides that the Committee Holders have the right up to four times per year to inspect the properties, books and other records of the Company and its subsidiaries at reasonable times and upon reasonable notice and subject to certain limitations. In addition, each of the aforementioned parties to the Stockholders Agreement, subject to certain limitations, is entitled to have access to the same financial information as the holders of the second lien notes. All such information shall be subject to a customary confidentiality obligation.

Appointment of Directors.    The Stockholders Agreement provides that Board of Directors of the Company shall be composed of nine members. The Stockholders Agreement provides that eight of such directors shall be designated by the Committee Holders and the other shall be the Chief Executive Officer of the Company. Under the terms of the Stockholders Agreement, the Committee Holders have the following designation rights: (a) the Avenue Stockholders will have the right to designate four directors; provided that one such individual shall be acceptable to the Capital Research Stockholders and the Angelo Gordon Stockholders and so long as each stockholder has a Total Ownership Percentage of at least 10%, (b) the Angelo Gordon Stockholders will have the right to designate two directors, and (c) the Capital Research Stockholders will have the right, but not the obligation, to designate two directors; provided, however, (i) if the Avenue Stockholders have a Total Ownership Percentage of less than 20%, then the number of directors to which the Avenue Stockholders are entitled to designate shall be reduced to two, (ii) if the Total Ownership Percentage of the Avenue Stockholders, the Angelo Gordon Stockholders or the Capital Research Stockholders is less than 10%, but more than 5%, then such stockholder shall be entitled to designate one director, and (iii) if the Total Ownership Percentage of the Avenue Stockholders, the Angelo Gordon Stockholders, and the Capital Reserve Stockholders is less than 5%, then such stockholder shall no longer be entitled to designate directors. If any Committee Holder loses the right to designate a director, such vacancy shall be filled by Committee Holders constituting a Majority Requisite Consent, subject to certain exceptions. The parties to the Stockholders Agreement are obligated to vote for the directors designated in accordance with the foregoing terms.

Registration Rights.    The Stockholders Agreement provides for certain customary registration rights, including but not limited to, the Angelo Gordon Stockholders, the Avenue Stockholders and the Capital Research Stockholders, having up to 5 demand rights to require the Company to use commercially reasonable efforts to register their common stock on Form S-1 with the Securities and Exchange Commission (the “SEC”) for resale, subject to certain exceptions. Thereafter, any stockholder holding at least 1% of the outstanding shares of the Company registrable pursuant to the Stockholders Agreement has unlimited demand rights to require the Company to use commercially reasonable efforts to register its common stock on Form S-3 with the SEC for resale, subject to certain exceptions. All stockholders party to the Stockholders Agreement have piggyback registration rights.

Furthermore, shares of common stock subject to the Stockholders Agreement shall also be restricted by the terms and conditions of the Stockholders Agreement which, among other transfer restrictions, prohibit any transfer or series of related transfers that results in a “change of control” (as such term is defined under the indenture governing the notes).

Second Lien Notes

In accordance with the Backstop Agreement described above, upon consummation of the Plan, the Backstop Parties purchased the Second Lien Notes in an aggregate principal amount of $76,945,826 (the “Backstop Parties’ Purchased Notes”). Avenue purchased Second Lien Notes in the principal amount of $56,978,789 and Angelo Gordon purchased Second Lien Notes in the principal amount of $19,967,037. In addition, in connection with the consummation of the Plan and the exchange of the Second Lien Notes for the Company’s then-existing 9% Senior PIK Notes due 2013, Angelo Gordon received Second Lien Notes in the principal amount of $2,600,018 (the “Angelo Gordon Exchanged Notes”). The Backstop Parties sold the Backstop Parties’ Purchased Notes before the interest accrual date, and therefore, neither party received any interest payments for such notes from the Company. As of August 14, 2012, Angelo Gordon owned the Angelo Gordon Exchanged Notes with respect to which the Company paid interest to Angelo Gordon in the aggregate principal amount of $521,628 (of which $170,626 was paid on June 15, 2011, $175,501 was paid on December 15, 2011 and $175,501 was paid on June 15, 2012). The interest rate on the Second Lien Notes is 13.5% per annum. No principal amount of the Second Lien Notes has been paid to the holders of the Second Lien Notes since issuance thereof. See “Description of Other Indebtedness—Second Lien Notes” for additional information regarding the terms of the Second Lien Notes.

Warrant Agreement

In January 2009, AMI, American Stock Transfer & Trust Company, LLC, as warrant agent, prior equity holders, and a representative designated by and on behalf of the prior equity holders entered into a warrant agreement (the “Warrant Agreement”). Under the Warrant Agreement, each of the following related persons received a warrant representing his pro rata percentage as follows: (a) certain affiliates of T.H. Lee received their combined pro rata percentage of 58.982%; (b) certain affiliates of Evercore received their combined pro rata percentage of 21.815%; and (c) David Pecker, Chairman, Chief Executive Officer and Director of AMI and AMO, received his pro rata percentage of 4.950%. Pursuant to the Plan, the existing warrants were cancelled and are of no further force and effect after the Plan Effective Date.

Other Relationships

Certain of the Company’s stockholders hold significant equity interests in Vertis, Inc. (“Vertis”). Vertis performed significant portions of the Company’s Celebrity Brands pre-press operations until November 2011. Purchases of these services from Vertis totaled $1.3 million for fiscal 2012 and $2.6 million for fiscal 2011 and 2010, respectively. At March 31, 2011, the Company had payables due to Vertis of $0.2 million. The Company had no outstanding payable to Vertis at June 30, 2012.

In October 2008, we entered into a limited liability company agreement to form a joint venture (the “Radar Online, LLC”) to manage RadarOnline, a website focusing on celebrity and entertainment news. Though we own 50% of the Radar Online, LLC and can exercise significant influence, we do not control the activities that most significantly impact the economic performance of this joint venture. As a result, we concluded we are not the primary beneficiary and account for the investment in Radar Online, LLC using the equity method. The operating results of the Radar Online LLC were insignificant to the Company’s Consolidated Financial Statements for fiscal 2012 and 2011. Radar Online, LLC management fees receivable totaled $2.2 million and $1.2 million as of March 31, 2012 and 2011, respectively. The management fees are fully reserved as of June 30, 2012 due to Radar Online, LLC inability to pay the management fees at this time and revenues have not been recognized in fiscal 2012 related to those management fees.

DESCRIPTION OF OTHER INDEBTEDNESS

Revolving Credit Agreement

On December 22, 2010, the Company entered into a revolving credit agreement establishing a $40.0 million revolving credit facility (“our revolving credit facility”). Our revolving credit facility replaced the revolving credit facility governed by the amended and restated credit agreement dated as of December 31, 2008 (the “2009 Credit Agreement”) in conjunction with our prepackaged plan of reorganization. Our revolving credit facility matures in December 2015.

At June 30, 2012, our revolving credit facility of $40.0 million had $11.6 million available to be borrowed, consisting of $16.0 million under our revolving credit facility less a $4.4 million outstanding letter of credit. Our revolving credit facility requires the Company to pay, from December 22, 2010 until the commitments expire under our revolving credit facility, a commitment fee ranging from 0.50% to 0.75% of the unused portion of the revolving commitment.

Under our revolving credit facility, the Company has the option to pay interest based on (i) a floating base rate option equal to the greatest of (x) the prime rate in effect on such day (y) the federal funds effective rate in effect on such day plus  1/2 of 1%, and (z) one month LIBOR (but no less than 2%) plus 1%, or (ii) based on LIBOR, in each case plus a margin. The effective weighted-average interest rate under our revolving credit facility as of June 30, 2012 was 8.25%.

Our revolving credit facility includes certain representations and warranties, conditions precedent, affirmative covenants, negative covenants and events of default customary for agreements of this type. The negative covenants include a financial maintenance covenant comprised of a first lien leverage ratio. Our revolving credit facility also contains certain covenants that, subject to certain exceptions, restrict paying dividends, incurring additional indebtedness, creating liens, making acquisitions or other investments, entering into certain mergers or consolidations and selling or otherwise disposing of assets. With respect to the dividend restrictions, our revolving credit facility includes a cap on the total amount of cash available for distribution to our common stockholders. As of June 30, 2012, the Company was in compliance with all financial covenants under our revolving credit facility.

The indebtedness under our revolving credit facility is guaranteed by certain of the domestic subsidiaries of the Company and is secured by liens on substantially all of our assets. In addition, our obligations are secured by a pledge of all of the issued and outstanding shares of, or other equity interests in, certain of our existing or subsequently acquired or organized domestic subsidiaries and a percentage of the capital stock of, or other equity interests in, certain of our existing or subsequently acquired or organized foreign subsidiaries. Due to the merger of AMI and AMOI, the borrower under our revolving credit facility is AMI.

Although there can be no assurances, we anticipate that, based on current projections (including projected borrowings and repayments under our revolving credit facility), our operating results for fiscal year 2013 will be sufficient to satisfy the first lien leverage ratio financial covenant under our revolving credit facility. Our ability to satisfy such financial covenant is dependent on our business performing in accordance with our projections. If the performance of our business deviates from our projections, we may not be able to satisfy such financial covenant. Our projections are subject to a number of factors, many of which are events beyond our control, which could cause our actual results to differ materially from our projections. If we do not comply with our financial covenant we will be in default under our revolving credit facility.

Second Lien Notes

On December 22, 2010, the Company issued $104.9 million aggregate principal amount of second lien notes. The second lien notes mature in June 2018. Interest on the second lien notes accrues at the rate of 13.5% per annum and is payable semi-annually in arrears on each June 15 and December 15.

Under the second lien indenture, we have the option to redeem the second lien notes as follows: (a) at any time, and from time to time, prior to December 15, 2013, we are permitted to redeem up to 35% of the original principal amount of the second lien notes (calculated after giving effect to any issuance of additional second lien notes) with the net cash proceeds of one or more equity offerings (as defined in the second lien indenture) at a redemption price of 113.5% of the principal amount thereof plus accrued and unpaid interest and additional interest thereon, if any, to the applicable redemption date; (b) at any time prior to December 15, 2013, we may redeem all or a part of the second lien notes, at a redemption price equal to 100% of the principal amount of the second lien notes redeemed plus an applicable premium (as defined in the second lien indenture), and accrued and unpaid interest and additional interest thereon, if any, to the redemption date; (c) on or after December 15, 2013, we may redeem the second lien notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount of the second lien notes to be redeemed) set forth below, plus accrued and unpaid interest and additional interest, if any, to the redemption date, if redeemed during the 12-month period beginning on December 15 of each of the years indicated below:

Year	Percentage
2013	110.125%
2014	106.750%
2015	103.375%
2016 and thereafter	100.000%

The second lien indenture contains a number of covenants that, among other things, limit our ability and that of our restricted subsidiaries, subject to important exceptions and qualifications, to: borrow money; guarantee other indebtedness; use assets as security in other transactions; pay dividends on stock, redeem stock or redeem subordinated debt; make investments; enter into agreements that restrict the payment of dividends by subsidiaries; sell assets; enter into affiliate transactions; sell capital stock of subsidiaries; enter into new lines of business; and merge or consolidate. With respect to the dividend restrictions, the second lien indenture includes a cap on the total amount of cash available for distribution to our common stockholders. In addition, the second lien indenture imposes certain requirements as to future subsidiary guarantors and contains certain customary events of default. Further, the indenture and our revolving credit facility contain a covenant that limits our ability and that of its restricted subsidiaries, subject to important exceptions and qualifications, to redeem the second lien notes.

As of June 30, 2012, our total principal amount of indebtedness represented by outstanding second lien notes was $104.9 million.

Second Lien Intercreditor Agreement

The Agent, the Revolving Collateral Agent, the Trustee, the Collateral Agent, the Second Lien Trustee and the collateral agent for the holders of second lien notes (the “Second Lien Collateral Agent”) have entered into the Second Lien Intercreditor Agreement. Pursuant to the terms of the Second Lien Intercreditor Agreement, at any time prior to the Discharge of First Lien Obligations, the Trustee will determine the time and method by which the security interests in the Collateral will be enforced. The Second Lien Trustee will not be permitted to enforce the security interests even if an Event of Default under the second lien indenture has occurred and the second lien notes have been accelerated except (a) in any Insolvency or Liquidation Proceeding, as necessary to file a proof of claim or statement of interest with respect to such Second Lien Notes or (b) as necessary to take any action in order to create, prove, perfect, preserve or protect (but not enforce) its rights in, and the perfection and priority of its Lien on, the Collateral securing the second priority liens.

In addition, the Second Lien Intercreditor Agreement provides that, prior to the Discharge of First Lien Obligations, (1) the First Lien Representative shall have the exclusive right to make determinations regarding the release of Collateral without the consent of the holders of the second lien notes, (2) the Second Lien Intercreditor Agreement may be amended, without the consent of the First Lien Representative or the Second Lien Collateral Agent and the Holders of the notes or the second lien notes, to add additional secured creditors holding Additional Pari Passu Lien Indebtedness or other Permitted Second Lien Obligations so long as such other Permitted Second Lien Obligations are not prohibited by the provisions of the Credit Agreement, the indenture or the second lien indenture and (3) the holders of the First Lien Obligations may change, waive, modify or vary the Second Lien Security Documents without the consent of the holders of the second lien notes; provided that any such change, waiver or modification does not materially adversely affect the rights of the holders of the second lien notes unless the other secured creditors are treated in a like or similar manner. Any provider of additional extensions of credit shall be entitled to rely on the determination of officers that such modifications do not expressly violate the provisions of the Credit Agreement, the indenture or the second lien indenture if such determination is set forth in an Officers’ Certificate delivered to such provider; provided, however, that such determination will not affect whether or not the Company has complied with its undertakings in the indenture, the security documents or the Second Lien Intercreditor Agreement.

In addition, if the Company or any Guarantor is subject to any Insolvency or Liquidation Proceeding, the Second Lien Collateral Agent and the holders of the second lien notes have agreed that:

(1)        if the First Lien Representative shall desire to permit the use of cash collateral or to permit the Company or any Guarantor to obtain financing under Section 363 or Section 364 of the Bankruptcy Code or any similar provision in any bankruptcy law (“DIP Financing”), then the Second Lien Agent and the holders of the second lien notes agree not to object to such use of cash collateral or DIP Financing and will not request adequate protection or any other relief in connection therewith (except to the extent permitted by clause (5) below) and, to the extent the Liens securing the First Lien Obligations are subordinated or pari passu with such DIP Financing, will subordinate its Liens in the Collateral to such DIP Financing (and all Obligations relating thereto) on the same basis as they are subordinated to the First Lien Obligations;

(2)        they will not object to, and will not otherwise contest any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of the First Lien Obligations made by the First Lien Representative or any holder of such obligations;

(3)        they will not object to, and will not otherwise contest any order relating to a sale of assets of the Company or any Guarantor for which the First Lien Representative has consented that provides, to the extent the sale is to be free and clear of Liens, that the Liens securing the First Lien Obligations and the second lien notes will attach to the proceeds of the sale on the same basis of priority as the existing Liens in accordance with the Second Lien Intercreditor Agreement;

(4)        until the Discharge of First Lien Obligations, none of them will seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Collateral, without the prior written consent of the First Lien Representative;

(5)        none of them shall contest (or support any other Person contesting) (a) any request by the First Lien Representative or the holders of First Lien Obligations for adequate protection or (b) any objection by the First Lien Representative or the holders of First Lien Obligations to any motion, relief, action or proceeding based on the First Lien Representative’s or the holders of First Lien Obligations’ claiming a lack of adequate protection. Notwithstanding the foregoing, in any Insolvency or Liquidation Proceeding, (i) if the holders of First Lien Obligations (or any subset thereof) are granted adequate protection in the form of additional collateral in connection with any DIP Financing or use of cash collateral under Section 363 or Section 364 of the Bankruptcy Code or any similar law, then the Second Lien Collateral Agent (A) may seek or request adequate protection in the form of a replacement Lien on such additional collateral, which Lien is subordinated to the Liens securing the First Lien Obligations and such DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens securing the second lien notes are so subordinated to the Liens securing First Lien Obligations under the Intercreditor Agreement and (B) agrees that it will not seek or request, and will not accept, adequate protection in any other form, and (ii) in the event the Second Lien Collateral Agent seeks or requests adequate protection and such adequate protection is granted in the form of additional collateral, then the Second Lien Collateral Agent and the holders of the second lien notes agree that the holders of the First Lien Obligations shall also be granted a senior Lien on such additional collateral as security for the applicable First Lien Obligations and any such DIP Financing and that any Lien on such additional collateral securing the second lien notes shall be subordinated to the Liens on such collateral securing the First Lien Obligations and any such DIP Financing (and all Obligations relating thereto) and any other Liens granted to the holders of First Lien Obligations as adequate protection on the same basis as the other Liens securing the second lien notes are so subordinated to such Liens securing First Lien Obligations under the Second Lien Intercreditor Agreement; and

(6)        until the Discharge of First Lien Obligations has occurred, the Second Lien Collateral Agent, on behalf of itself and each holder of the second lien notes, (i) will not assert or enforce any claim under Section 506(c) of the Bankruptcy Code senior to or on a parity with the Liens securing the First Lien Obligations for costs or expenses of preserving or disposing of any collateral, and (ii) will waive any claim it may have arising out of the election by any holder of First Lien Obligations of the application of Section 1111(b)(2) of the Bankruptcy Code.

Capitalized terms used but not defined in this section have the meanings set forth under “Description of Notes – Certain Definitions.”

DESCRIPTION OF NOTES

The Company issued the original notes and will issue the exchange notes, under an indenture, dated as of December 1, 2010, as amended (the “Indenture”), among the Company, the Guarantors and Wilmington Trust, National Association (as successor by merger to Wilmington Trust FSB), as trustee (the “Trustee”). The terms of the Original Notes include those set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. A copy of the Indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part and you may obtain a copy of the Indenture from the Issuer at its address set forth under “Where You Can Find More Information.” The terms of the exchange notes are substantially identical to the terms of the original notes, including interest rates and maturity, except that the exchange notes will not be subject to the transfer restrictions, registration rights and additional interest provisions applicable to the original notes.

The exchange notes and any original notes that remain outstanding after the consummation of the exchange offer will have the same terms, will constitute a single class of debt securities under the Indenture and, therefore, will vote together as a single class for purposes of determining whether holders of the requisite percentage in principal amount thereof have taken actions or exercised rights they are entitled to take or exercise under the Indenture.

The following is a summary of the material terms and provisions of the Indenture and the Notes. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Indenture and the Notes, including those terms made a part thereof by the Trust Indenture Act of 1939, as amended (the “TIA”).

In this Description of Notes section, (i) the term “Company” refers to American Media, Inc. and not any of its Subsidiaries and (ii) the terms “we,” “our” and “us” each refer to the Company and its Subsidiaries. Certain other terms used in this “Description of Notes” section are defined under “—Certain Definitions.”

General

The original notes were issued, and the exchange notes will be issued, under the Indenture. On December 1, 2010, the Company issued $385.0 million of 11.5% senior notes due December 2017 (the “original notes”). Subsequently, the Company redeemed $20.0 million in aggregate principal amount of original notes. Accordingly, as of the date of this prospectus, $365.0 million in aggregate principal amount of original notes were outstanding. The original notes, together with the exchange notes (collectively, the “Notes”) issued in exchange for the original notes will:

•	vote together on any matter submitted to the holders for a vote, including waivers and amendments; and

•	be otherwise treated as a single class for all purposes under the indenture, including redemptions and offers to purchase.

Subject to compliance with the covenant described below under the caption “—Certain covenants—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock,” the Company may issue additional Notes from time to time after the issuance of the original notes under the Indenture (“Additional Notes”). The Notes originally issued by the Company as original notes, the exchange notes and any Additional Notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture and the Security Documents, including waivers, amendments, redemptions and offers to purchase. Unless the context requires otherwise, references to “Notes” for all purposes of the Indenture and this “Description of Notes” include any Additional Notes that are actually issued.

Brief Description of Notes

The Notes:

•	are general senior obligations of the Company;

•

are secured, on a first-priority basis, equally and ratably with all obligations of the Issuer and the Guarantors under any Additional Pari Passu Lien Indebtedness and Priority Payment Lien Obligations (although the Holders will receive proceeds of Collateral in accordance with the terms of the First Lien Intercreditor Agreement after the payment in full of the Priority Payment Lien Obligations in the event of a foreclosure or in any bankruptcy, insolvency or similar event to the extent set forth below under “—Security for the notes—Security documents and intercreditor agreement”;

•	are pari passu in right of payment with all existing and future Indebtedness of the Company that is not subordinated in right of payment to the Notes;

•	are senior in right of payment to all existing and future Indebtedness of the Company that is, by its terms, expressly subordinated in right of payment to the Notes;

•	are effectively senior to all Permitted Second Lien Obligations and Unsecured Indebtedness of the Company, in each case, to the extent of the value of the Collateral;

•	are unconditionally guaranteed by the Guarantors; and

•	are structurally subordinated to the Indebtedness and other obligations of Subsidiaries of the Company that do not guarantee the Notes.

Principal, Maturity and Interest

The Notes will mature on December 15, 2017 and bear interest at the rate of 11.50% per annum, payable on June 15 and December 15 of each year to holders of record at the close of business on June 1 and December 1, as the case may be, immediately preceding the relevant interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

The original notes were, and the exchange notes will be, issued in registered form, without coupons, and in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Methods of Receiving Payments on the Notes

If a holder has given wire transfer instructions to the Company at least ten business days prior to the applicable payment date, the Company will make all payments on such holder’s Notes in accordance with those instructions. Otherwise, payments on the Notes will be made at the office or agency of the paying agent and registrar for the Notes within the City and State of New York unless the Company elects to make interest payments by check mailed to the holders at their addresses set forth in the register of holders.

Ranking

The Indebtedness evidenced by the Notes is senior Indebtedness of the Company, is equal in right of payment to all existing and future senior Indebtedness of the Company (including Priority Payment Lien Obligations and any Additional Pari Passu Lien Indebtedness), has the benefit of the first-priority security interest in the Collateral described below under “—Security for the notes” and is senior in right of payment to all existing and future Indebtedness of the Company that is, by its terms, expressly subordinated in right of payment to the Notes. The Indebtedness evidenced by the Guarantees is senior Indebtedness of the applicable Guarantor, is equal in right of payment to all existing and future senior Indebtedness of such Guarantor (including its guarantee of Priority Payment Lien Obligations and any Additional Pari Passu Lien Indebtedness), has the benefit of the first-priority security interest in the Collateral described below under “—Security for the notes” and is senior in right of payment to all existing and future Indebtedness of such Guarantor that is, by its terms, expressly subordinated in right of payment to the Guarantees.

The Indebtedness incurred under the Priority Payment Lien Obligations is also secured by first-priority security interests in the Collateral but will have a prior right to receive proceeds of collateral in the event of a foreclosure or in any bankruptcy, insolvency or similar event. Accordingly, while the Notes and the Guarantees rank equally in right of payment with the Priority Payment Lien Obligations, the Notes and the Guarantees are effectively subordinated to the Priority Payment Lien Obligations to the extent of the proceeds of the Collateral.

Although the Indenture limits the incurrence of Indebtedness by and the issuance of Preferred Stock of our Restricted Subsidiaries, such limitation is subject to a number of significant qualifications.

We currently conduct a significant portion of our operations through our Subsidiaries. To the extent such Subsidiaries are not Guarantors, creditors of such Subsidiaries, including trade creditors, and preferred stockholders, if any, of such Subsidiaries generally will have priority with respect to the assets and earnings of such Subsidiaries over the claims of creditors of the Company, including Holders. The Notes, therefore, are structurally subordinated to the claims of creditors, including trade creditors, and preferred stockholders, if any, of Subsidiaries of the Company that are not Guarantors. For example, the Company’s Foreign Subsidiaries do not guarantee the Notes.

As of June 30, 2012, there was outstanding:

•	$365.0 million in aggregate principal amount of first lien Secured Indebtedness of the Company, consisting of the Notes;

•	$104.9 million in aggregate principal amount of second lien Secured Indebtedness of the Company, consisting of the Second Lien Notes;

•	no senior Indebtedness of the Guarantors (excluding their guarantees of our Indebtedness under our Credit Agreement, the Notes and the Second Lien Notes);

•	no subordinated Indebtedness of the Guarantors; and

•	$11.7 million of liabilities and no Preferred Stock, of our Subsidiaries that are not Guarantors.

Although the amount of additional Indebtedness the Company and its Restricted Subsidiaries can incur is limited, the Company and its Restricted Subsidiaries may be able to incur substantial amounts of additional Indebtedness in certain circumstances. Such Indebtedness may be senior Indebtedness. See “—Certain covenants—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock” below.

Security for the Notes

The Notes and the Guarantees and all obligations with respect thereto under the Indenture are secured equally and ratably with the obligations of the Company and the Guarantors under any other Pari Passu Lien Indebtedness and Priority Payment Lien Obligations by first-priority security interests (subject to Permitted Liens) in the Collateral. The Collateral includes accounts, chattel paper, instruments, letter of credit rights, documents, equipment, general intangibles, inventory, cash and cash accounts, investment properties (including Capital Stock of domestic Subsidiaries owned by the Company and the Guarantors and 65% of the Capital Stock of Foreign Subsidiaries owned by the Guarantors), certain owned real property and proceeds of the foregoing, but in any event not including Excluded Assets.

“Excluded Assets” means (a) any contract or agreement to which the Company or a Guarantor is a party or any of its rights or interests thereunder if and for so long as the grant of such security interest shall constitute or result in (i) the unenforceability of any right of the Company or a Guarantor therein or (ii) in a breach or termination pursuant to the terms of, or a default under, any such contract or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the New York UCC or any other applicable law or principles of equity), provided, however, that such security interest shall attach immediately at such time as the condition causing such unenforceability shall be remedied and, to the extent severable, shall attach immediately to any portion of such contract or agreement that does not result in any of the consequences specified in (i) or (ii) including, without limitation, any proceeds of such contract or agreement, (b) assets securing Purchase Money Debt or Capitalized Lease Obligations permitted to be incurred under the Indenture to the extent the documentation relating to such Purchase Money Debt or Capitalized Lease Obligations prohibits such assets from being Collateral, (c) any leasehold interest in any real property of the Company or any Guarantor, as tenant and (d) certain other customary exceptions described in the Security Documents.

The Company and the Guarantors are able to incur additional Indebtedness in the future that could share in the Collateral, including additional Pari Passu Lien Indebtedness that would be secured on a first-priority basis with the Notes. The amount of such additional Pari Passu Lien Indebtedness is and will be limited by the covenants described under “—Certain covenants—Liens” and “—Certain covenants—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock.” Under certain circumstances, the amount of such additional Pari Passu Lien Indebtedness could be significant.

Limitations on pledged equity interests

The Equity Interests of a Restricted Subsidiary constitute Collateral only to the extent that such Equity Interests can secure the Notes without Rule 3-16 of Regulation S-X under the Securities Act (or any other law, rule or regulation) requiring separate financial statements of such Restricted Subsidiary to be filed with the SEC (or any other governmental agency). In the event that Rule 3-16 of Regulation S-X under the Securities Act requires or is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, that would require) the filing with the SEC (or any other governmental agency) of separate financial statements of any Restricted Subsidiary due to the fact that such Restricted Subsidiary’s Equity Interests secure the Notes, then the Equity Interests of such Restricted Subsidiary shall automatically be deemed not to be part of the Collateral. In such event, the Security Documents may be amended or modified, without the consent of any

Holder, to the extent necessary to release the Liens for the benefit of the Notes on the Equity Interests that are so deemed to no longer constitute part of the Collateral, all at the written request and certification of the Company upon which the Trustee may conclusively rely.

In the event that Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) such Restricted Subsidiary’s Equity Interests to secure the Notes without the filing with the SEC (or any other governmental agency) of separate financial statements of such Restricted Subsidiary, then the Equity Interests of such Restricted Subsidiary shall automatically be deemed to be a part of the Collateral. In such event, the Security Documents may be amended or modified, without the consent of any Holder, to the extent necessary to subject such Equity Interests to the Liens under the Security Documents.

After-acquired collateral

Subject to certain limitations and exceptions (including the exclusion of any securities or other equity interests of any of the Company’s Subsidiaries), if the Company or any Guarantor creates any additional security interest upon any property or asset to secure any Pari Passu Lien Obligations (which include Obligations in respect of the Credit Agreement), it must concurrently grant a first-priority security interest (subject to Permitted Liens) upon such property as security for the Indebtedness and Obligations under the Notes. Also, if granting a security interest in such property requires the consent of a third party, the Company will use commercially reasonable efforts to obtain such consent with respect to the first-priority security interest for the benefit of Wilmington Trust National Association (as successor by merger to Wilmington Trust FSB), as Collateral Agent. If such third party does not consent to the granting of the first-priority security interest after the use of such commercially reasonable efforts, the applicable entity will not be required to provide such security interest.

Information regarding collateral

The Company will furnish to the Collateral Agent, with respect to the Company or any Guarantor, prompt written notice of any change in such Person’s (i) legal name, (ii) jurisdiction of organization or formation, (iii) identity or corporate structure or (iv) Organizational Identification Number. The Company and the Guarantors will agree not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral.

Each year, at the time of delivery of the annual financial statements with respect to the preceding fiscal year, the Company shall deliver to the Trustee a certificate of a financial officer setting forth the information required pursuant to the schedules required by the Security Documents or confirming that there has been no change in such information since the date of the prior annual financial statements.

Further assurances

The Company and the Guarantors shall execute any and all further documents, financing statements, agreements and instruments, and take all further action that may be required under applicable law, or that the Collateral Agent may reasonably request, in order to grant, preserve, protect and perfect the validity and priority of the security interests and Liens created or intended to be created by the Security Documents in the Collateral. In addition, from time to time, the Company will reasonably promptly secure the obligations under the Indenture, Security Documents and First Lien Intercreditor Agreement by pledging or creating, or causing to be pledged or created, perfected security interests and Liens with respect to the Collateral. Such security interests and Liens will be created under the Security Documents and other security agreements, mortgages, deeds of trust and other instruments and documents as may be reasonably required.

Security documents and intercreditor agreements

The Company, the Guarantors and the Collateral Agent have entered into one or more Security Documents defining the terms of the security interests that secure the Exchange Notes and the Guarantees. The Exchange Notes will be secured by the Collateral on a first lien basis pari passu with the obligations under the Credit Agreement (such Collateral referred to herein as the “Shared Collateral”). These security interests will secure the payment and performance when due of all of the Obligations of the Company and the Guarantors under the Exchange Notes, the Indenture, the Guarantees and the Security Documents, as provided in the Security Documents and the Priority Payment Lien Obligations.

First lien intercreditor agreement

The administrative agent for the Revolving Facility (the “Agent”), the collateral agent for the Revolving Facility (the “Revolving Collateral Agent”), the Trustee and the Collateral Agent have entered into the First Lien Intercreditor Agreement (to be acknowledged by the Company and the Guarantors on terms as described below). Additional collateral agents for the holders of other classes of Pari Passu Lien Indebtedness (other than the Notes and the Credit Agreement) may become party to the First Lien Intercreditor Agreement subject to compliance with certain procedural requirements in the First Lien Intercreditor Agreement. The Exchange Notes and other obligations secured by the Liens in favor of the Collateral Agent, the Priority Payment Lien Obligations secured by Liens in favor of the Revolving Collateral Agent and the obligations in respect of any Pari Passu Lien Indebtedness secured by Liens in favor of any other collateral agent that becomes party to the Intercreditor Agreement are each referred to as a “class” of Pari Passu Lien Indebtedness in this section.

(i)	Each of the Agent, the Revolving Collateral Agent, the Trustee, the Collateral Agent and any other collateral agent on behalf of any Additional Pari Passu Lien Indebtedness shall be permitted to (i) enforce any rights and exercise any remedies with respect to any Shared Collateral available under the documents related to the Revolving Facility, the Notes and any Additional Pari Passu Lien Indebtedness or applicable law or (ii) commence any action or proceeding with respect to such rights or remedies; provided that, notwithstanding the foregoing, (a) the Agent, the Revolving Collateral Agent, the Trustee, the Collateral Agent and any other collateral agent on behalf of any Additional Pari Passu Lien Indebtedness and the related secured parties shall remain subject to, and bound by, all covenants or agreements made in the First Lien Intercreditor Agreement, (b) each of the Agent, the Revolving Collateral Agent, the Trustee, the Collateral Agent and any other collateral agent on behalf of any Additional Pari Passu Lien Indebtedness will agree, on behalf of itself and its related secured parties, that, prior to the commencement of any enforcement of rights or any exercise of remedies with respect to any Shared Collateral by such collateral agent or any of its related secured parties, such collateral agent or its related secured parties, as the case may be, shall provide written notice thereof to each other collateral agent as far in advance of such commencement as reasonably practicable, and shall consult with each collateral agent on a regular basis in connection with such enforcement or exercise, and (c) each of the Agent, the Collateral Agent, the Trustee, the Collateral Agent and any other collateral agent on behalf of any Additional Pari Passu Lien Indebtedness will agree, on behalf of itself and its related secured parties, that such collateral agent and its related secured parties shall cooperate in a commercially reasonable manner with each other collateral agent and its related secured parties in any enforcement of rights or any exercise of remedies with respect to any Shared Collateral.

(ii)	With respect to any Shared Collateral on which a Lien can be perfected by the possession or control of such Shared Collateral or of any deposit, securities or other account in which such Shared Collateral is held, then the applicable collateral agent in respect of the Priority Payment Lien Obligations, Notes or Additional Pari Passu Lien Indebtedness that holds or controls such Shared Collateral shall also hold such Shared Collateral as gratuitous bailee and sub-agent for each other collateral agent in respect of the Priority Payment Lien Obligations, Notes and Additional Pari Passu Lien Indebtedness, as the case may be. Any such collateral agent that holds Shared Collateral as gratuitous bailee and sub-agent shall be entitled to deal with the applicable pledged or controlled Shared Collateral as if the liens thereon of the collateral agent or secured parties of the Priority Payment Lien Obligations, Notes or Additional Pari Passu Lien Indebtedness did not exist; provided that any proceeds arising from or other payments or distributions made upon such pledged or controlled Shared Collateral shall be subject to the waterfall provisions set forth in the First Lien Intercreditor Agreement (as described below). Until the payment in full of the Priority Payment Lien Obligations, the Revolving Collateral Agent shall hold all such Collateral which can be perfected by control or possession and, after the payment in full of such obligations, the collateral agent with respect to the class of Pari Passu Lien Indebtedness, including the Notes, of the largest principal amount at such time shall hold such Collateral (and, after giving effect to any subsequent repayment of Pari Passu Lien Indebtedness, the collateral agent with respect to the class of Pari Passu Lien Indebtedness of the largest principal amount at such time shall hold such Collateral).

(iii)

Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any liens on any Shared Collateral, the security interests of the Agent, the Revolving Collateral Agent, the Trustee, the Collateral Agent and any collateral agent on behalf of any Additional Pari Passu Lien Indebtedness will rank equal in priority; provided that the Priority Payment Lien Obligations will have priority as set forth below to the proceeds of or other payments or distributions on Shared Collateral upon a foreclosure or in an Insolvency or Liquidation Proceeding including without limitation all adequate protection payments made in any Insolvency or Liquidation Proceeding in respect of the Shared Collateral and will be repaid in full prior to the repayment of the Notes and any Additional Pari Passu Lien Indebtedness. With respect to each class of Pari Passu Lien Indebtedness, the collateral agent for such class shall bear the risk of any determination by a court of competent jurisdiction that (i) any Pari Passu Lien Indebtedness of such class is unenforceable under applicable law or is subordinated to any other obligations, (ii) such collateral agent does not have a valid and perfected lien on any of the Collateral securing any of the Pari Passu Lien Indebtedness of any other class and/or (iii) any third party (other than the

Collateral Agent or any other collateral agent for any class of Pari Passu Lien Indebtedness; such third party is referred to herein, with respect to any Intervening Lien (as defined below) for the benefit of such third party, as an “Intervening Creditor”) has a lien on any Shared Collateral that is senior in priority to the lien of such collateral agent on such Shared Collateral, but junior to the lien on such Shared Collateral securing any other class of Priority Payment Lien Obligations or Pari Passu Lien Indebtedness (any such lien being referred to as an “Intervening Lien”) (any condition with respect to Pari Passu Lien Indebtedness of any class being referred to as an “Impairment” with respect to such class). In furtherance of the foregoing, in the event Pari Passu Lien Indebtedness of any class shall be subject to an Impairment in the form of an Intervening Lien, the value of any Shared Collateral or proceeds that are allocated to such Intervening Creditor shall be deducted solely from the Shared Collateral or proceeds to be distributed in respect of Pari Passu Lien Indebtedness of such class.

(iv)	If (i) an event of default under any document governing the Priority Payment Lien Obligations, the Notes or any Additional Pari Passu Lien Indebtedness shall have occurred and be continuing and any of the Agent, the Revolving Collateral Agent, the Trustee, the Collateral Agent or any other collateral agent for any class of Additional Pari Passu Lien Indebtedness or any secured party in respect of the Priority Payment Lien Obligations, the Notes or any class of Additional Pari Passu Lien Indebtedness is taking action to enforce rights or exercise remedies in respect of any Shared Collateral, (ii) any distribution, payment, compromise or settlement of any kind (under a confirmed plan of reorganization or otherwise) is made in respect of any Shared Collateral in any Insolvency or Liquidation Proceeding of the Company or any Guarantor or (iii) the Agent, the Revolving Collateral Agent, the Trustee, the Collateral Agent or any other such collateral agent or any such secured party receives any payment with respect to any Shared Collateral pursuant to any intercreditor agreement (other than the First Lien Intercreditor Agreement), then the cash and non-cash payments, distributions or the proceeds of any sale, collection or other liquidation of any Shared Collateral obtained by such collateral agent or any such secured party in respect of the Priority Payment Lien Obligations, the Notes or any Additional Pari Passu Lien Indebtedness on account of such enforcement of rights or exercise of remedies, and any such cash and non-cash distributions or payments received by such Collateral Agent, any other such collateral agent or any such secured party in respect of the Priority Payment Lien Obligations, the Notes or any Additional Pari Passu Lien Indebtedness, shall be applied as follows (v) first, (a) to the payment of all amounts owing to the collateral agent or the Agent for the Priority Payment Lien Obligations (in its capacity as such) pursuant to the terms of any document related to the Priority Payment Lien Obligations (b) in the case of any such enforcement of rights or exercise of remedies, to the payment of all costs and expenses incurred by the collateral agent or the Agent for the Priority Payment Lien Obligations in connection therewith and (c) in the case of any such payment pursuant to the First Lien Intercreditor Agreement, to the payment of all costs and expenses incurred by the collateral agent or the Agent for the Priority Payment Lien Obligations or any of its related secured parties in enforcing its rights thereunder to obtain such payment, (w) second, to the payment in full of any Priority Payment Lien Obligations (including, for the avoidance of doubt, an amount equal to the post-petition interest, fees, costs, and charges that would otherwise have accrued thereon under the terms of, and at the rates specified in, the Revolving Facility either (i) had the Company not been the subject of an Insolvency or Liquidation Proceeding or (ii) had the claims under the Revolving Facility been separately classified from those under the Notes in any Insolvency or Liquidation Proceeding (regardless of whether any such claims may or may not be allowed or allowable in whole or in part as against the Company or the Guarantors or the Shared Collateral in the respective Insolvency or Liquidation Proceeding pursuant to Section 506(b) of the Bankruptcy Code or otherwise)) and the termination of any commitments under the Revolving Facility, (x) third, (a) to the payment of all amounts owing to such collateral agent (in its capacity as such) pursuant to the terms of any document related to the Notes or Additional Pari Passu Lien Indebtedness, as the case may be, (b) in the case of any such enforcement of rights or exercise of remedies, to the payment of all costs and expenses incurred by such collateral agent or any of its related secured parties in respect of Notes or Additional Pari Passu Lien Indebtedness, as the case may be, in connection therewith and (c) in the case of any such payment pursuant to the First Lien Intercreditor Agreement, to the payment of all costs and expenses incurred by such collateral agent or any of its related secured parties in enforcing its rights thereunder to obtain such payment, (y) fourth, to the payment in full of all Notes and any Additional Pari Passu Lien Indebtedness of each class secured by a valid and perfected lien on such Shared Collateral at the time due and payable (the amounts so applied to be distributed, as among the Notes and any classes of Additional Pari Passu Lien Indebtedness, ratably in accordance with the amounts of Notes and Additional Pari Passu Lien Indebtedness of each such class on the date of such application), and (z) fifth after payment in full of all the obligations secured by such Shared Collateral on a pari passu basis with the Priority Payment Lien Obligations, to the holders of junior liens on the Shared Collateral and thereafter, to the Company and the Guarantors or their successors or assigns or as a court of competent jurisdiction may direct.

(v)	The parties to the First Lien Intercreditor Agreement (including the Borrower and the Guarantors) shall irrevocably agree that the First Lien Intercreditor Agreement (including the provisions described in the foregoing paragraph) constitutes a “subordination agreement” within the meaning of both New York law and Section 510(a) of the Bankruptcy Code, and that the terms thereof will survive, and will continue in full force and effect and be binding upon each of the parties, in any Insolvency or Liquidation Proceeding.

(vi)	To further effectuate the intent, understanding, and agreement of the Agent on the one hand, and the Trustee and the other First Lien Secured Parties, on the other, if, as is contemplated, it is held (in the context of a confirmed plan of reorganization or otherwise) that the claims against the Company or any Guarantor under the Revolving Facility, the Notes or any Additional Pari Passu Lien Indebtedness in respect of the Shared Collateral constitute only one secured claim (rather than separate classes of senior and junior claims), then the Trustee, the Collateral Agent and, by virtue of accepting the Notes, the other First Lien Secured Parties, expressly acknowledge and agree that all distributions, payments, compromises, or settlements of any kind (under a confirmed plan of reorganization or otherwise) made in respect of any Shared Collateral in any Insolvency or Liquidation Proceeding of the Company or otherwise shall be deemed for all purposes with respect to the parties’ First Lien Intercreditor Agreement and such Insolvency or Liquidation Proceedings to have been made as if there were separate classes of senior and junior secured claims against the Company in respect of the Shared Collateral, with the effect being that (and the Trustee and the other First Lien Secured Parties expressly acknowledge and agree) the Agent for the Priority Payment Lien Obligations (on behalf of itself and the lenders under the Credit Agreement) shall be entitled to and shall receive from the Shared Collateral, in addition to amounts distributed to them in respect of principal, pre-petition interest, and other claims, the amount of interest, fees, costs, and charges that would otherwise have accrued post-petition under the terms of, and at the rates specified in, the Revolving Facility as against the Company or with respect to the Shared Collateral either (i) had the Company not been the subject of an Insolvency or Liquidation Proceeding or (ii) had the claims under the Revolving Facility been separately classified from those under the Notes in any Insolvency or Liquidation Proceeding (regardless of whether any such claims may or may not be allowed or allowable in whole or in part as against the Company or the Shared Collateral in the respective Insolvency or Liquidation Proceeding pursuant to Section 506(b) of the Bankruptcy Code or otherwise), before any distribution is or may be made in respect of the claims relating to the Shared Collateral or the Liens thereon securing the Notes held by the Trustee, on behalf of the First Lien Secured Parties, with the Trustee, the Collateral Agent and, by virtue of accepting the Notes, the other First Lien Secured Parties, further expressly acknowledging and agreeing to either turn over to, or direct the Company and the Guarantors to pay directly to, the holders of the Priority Payment Lien Obligations all amounts otherwise received or receivable by them from the Shared Collateral or in respect of the Liens thereon securing the Notes to the extent needed to effectuate the intent of this provision to ensure that the Priority Payment Lien Obligations (including, for the avoidance of doubt, those related to the post-petition interest, fees, costs, and charges that would otherwise have accrued thereon under the terms of, and at the rates specified in, the Revolving Facility either (i) had the Company not been the subject of an Insolvency or Liquidation Proceeding or (ii) had the claims under the Revolving Facility been separately classified from those under the Notes in any Insolvency or Liquidation Proceeding (regardless of whether such claims may or may not be allowed or allowable in whole or in part as against the Company or the Shared Collateral in the respective Insolvency or Liquidation Proceeding pursuant to Section 506(b) of the Bankruptcy Code or otherwise) are paid in full, even if such turnover of amounts has the effect of reducing the amount of the recovery and/or claims of the First Lien Secured Parties.

(vii)	The Intercreditor Agreement provides that none of the Collateral Agent, the Agent, any additional collateral agent for the holders of other classes of Pari Passu Lien Indebtedness or any holders of Pari Passu Lien Indebtedness shall contest or support any person in contesting in any proceeding (including a bankruptcy proceeding) the perfection, priority, validity, attachment or enforceability of a lien held by or on behalf of any other collateral agent or any holders of Pari Passu Lien Indebtedness in the Shared Collateral; provided that the foregoing shall not impair the right of any collateral agent or holder of Pari Passu Lien Indebtedness to enforce the Intercreditor Agreement.

Release of Collateral

The Company and the Guarantors are entitled to the releases of property and other assets included in the Collateral from the Liens securing the Notes under any one or more of the following circumstances:

(1)	to enable us to consummate the disposition of such property or assets to the extent not prohibited under the covenant described under “Limitation on asset sales”;

(2)	to release Excess Proceeds to the Company that remain unexpended after the conclusion of an Asset Sale Offer conducted in accordance with the Indenture and not required to be made part of the Collateral;

(3)	in the case of a Guarantor that is released from its Guarantee with respect to the Notes, the release of the property and assets of such Guarantor; or

(4)	as described under “—Amendment, supplement and waiver” below.

The first-priority security interests in all Collateral securing the Notes also will be released upon (i) payment in full of the principal of, together with accrued and unpaid interest on, the Notes and all other Obligations under the Indenture, the Guarantees and the Security Documents that are due and payable at or prior to the time such principal, together with accrued and unpaid interest, is paid (including pursuant to a satisfaction and discharge of the Indenture as described below under “—Satisfaction and discharge”) or (ii) a legal defeasance or covenant defeasance under the Indenture as described below under “—Defeasance.”

To the extent certain security interests cannot be granted, filed and/or perfected on the Release Date, a covenant in the Indenture requires us to do or cause to be done all things that may be required under applicable law, or that the Trustee or the Collateral Agent from time to time may reasonably request, to grant, preserve, protect and perfect the validity and priority of the security interest in the Collateral.

Non-Impairment of security interest

Subject to the rights of the holders of Permitted Liens, the Company will not, and will not permit any of its Restricted Subsidiaries to, take or knowingly or negligently omit to take, any action which action or omission could reasonably be expected to have the result of materially impairing the Lien with respect to the Collateral in favor of the holders of First Lien Obligations; provided that this covenant shall not prohibit the release of Guarantors as set forth herein under “—Guarantees,” or the release of Collateral as set forth herein under “Certain covenants—Liens,” “Security for the notes—Limitations on pledged equity interests,” or “Security for the notes—Release of Collateral.”

Guarantees

The Guarantors, as primary obligors and not merely as sureties, jointly and severally, fully and unconditionally guarantee, on a senior secured basis, the performance and full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Company under the Indenture and the Notes, whether for payment of principal of, premium, if any, or interest on the Notes, expenses, indemnification or otherwise, on the terms set forth in the Indenture by executing the Indenture or a supplement thereto.

Each of the Restricted Subsidiaries (other than as detailed below) guarantees the Indebtedness and Obligations under the Notes. Each of the Guarantees:

•	is a senior obligation of such Guarantor;

•

is secured, subject to Permitted Liens, on a first-priority basis, equally and ratably with all obligations of the Company and the Guarantors under any Additional Pari Passu Lien Indebtedness and Priority Payment Lien Obligations (although the Holders will receive proceeds of Collateral after the payment in full of the Priority Payment Lien Obligations in the event of a foreclosure or in any bankruptcy, insolvency or similar event) to the extent set forth below under “—Security for the notes—Security documents and intercreditor agreement”;

•	ranks pari passu in right of payment with all existing and future Indebtedness of such Guarantor that is not subordinated in right of payment to such Guarantee;

•	is senior in right of payment to all existing and future Indebtedness of such Guarantor that is, by its terms, expressly subordinated in right of payment to the Guarantees;

•	is effectively senior to all Permitted Second Lien Obligations and Unsecured Indebtedness of such Guarantor to the extent of the value of the Collateral; and

•	is structurally subordinated to the Indebtedness and other obligations of Subsidiaries of the Company, in each case, that do not guarantee the Notes.

Not all of the Company’s Subsidiaries guarantee the Notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, the non-guarantor Subsidiaries will pay the holders of their debt, their trade creditors and the holders of their Preferred Stock, if any, before they will be able to distribute any of their assets to the Company. The Notes are not guaranteed by our current or future Foreign Subsidiaries. For the quarter ended June 30, 2012, our non-guarantor subsidiaries accounted for approximately $3.5 million, or 4.1% of our total revenue, and as of June 30, 2012, our non-guarantor subsidiaries accounted for approximately $16.8 million, or 2.6% of our total assets and $11.7 million, or 1.8% of our total liabilities. As of March 31, 2012, these non-guarantor Subsidiaries (including Foreign Subsidiaries) had (i) approximately $11.6 million of total liabilities (including Trade Payables), (ii) revenues of approximately $17.3 million for fiscal 2012 and (iii) approximately $16.3 million of total assets.

The obligations of each Guarantor under its Guarantee are limited as necessary to prevent the Guarantee from constituting a fraudulent conveyance under applicable law.

Any entity that makes a payment under its Guarantee is entitled upon payment in full of all guaranteed obligations under the Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

If a Guarantee was rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the Guarantor, and, depending on the amount of such indebtedness, a Guarantor’s liability on its Guarantee could be reduced to zero. See “Risk factors—Risks related to the Exchange Notes and the Exchange Offer.”

A Guarantee by a Guarantor will provide by its terms that it shall be automatically and unconditionally released and discharged upon:

(a)	any sale, exchange or transfer (by merger or otherwise) of the Capital Stock of such Guarantor (including any sale, exchange or transfer), after which the applicable Guarantor is no longer a Restricted Subsidiary or all or substantially all the assets of such Guarantor which sale, exchange or transfer is made in compliance with the applicable provisions of the Indenture;

(b)	the release or discharge of the guarantee by such Guarantor of all Pari Passu Lien Indebtedness or such other guarantee that resulted in the creation of such Guarantee, except a discharge or release by or as a result of payment under such guarantee;

(c)	the proper designation of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary; or

(d)	the Company exercising its legal or covenant defeasance options as described under “—Defeasance” or the Company’s obligations under the Indenture being discharged in accordance with the terms of the Indenture.

Optional redemption

The Company is not required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, the Company may be required to offer to purchase Notes as described under the caption “—Repurchase at the option of holders.” We may at any time and from time to time purchase Notes in the open market or otherwise.

The Company may on any one or more occasions prior to December 15, 2013 redeem up to 35% of the original principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) with the net cash proceeds of one or more Equity Offerings at a redemption price of 111.500% of the principal amount thereof plus accrued and unpaid interest, if any, to the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that

(1)	at least 65% of the original principal amount of the Notes remains outstanding after each such redemption; and

(2)	the redemption occurs within 90 days after the closing of such Equity Offering.

In addition, at any time prior to December 15, 2013 the Company may redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to the registered address of each Holder of Notes, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest thereon, if any, to the date of redemption (the “Redemption Date”), subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

On and after December 15, 2013, the Company may redeem the Notes, in whole or in part, upon notice as described under the heading “—Selection and notice,” at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon, if any, to the Redemption Date, subject to the right of Holders of Notes of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on December 15 of each of the years indicated below:

Year	Percentage
2013	108.625%
2014	105.750%
2015	102.875%
2016 and thereafter	100.000%

In addition, during any 12-month period prior to December 15, 2013, the Company will be entitled to redeem up to 10% of the aggregate principal amount of the Notes issued under the Indenture at a redemption price equal to 103.000% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Redemption Date, subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date.

Selection and Notice of Redemption

If the Company is redeeming less than all of the Notes issued by it at any time, the Trustee will select the Notes to be redeemed on a pro rata basis to the extent practicable or by lot or such other similar method in accordance with the procedures of DTC.

Notices of purchase or redemption shall be mailed by the Company by first-class mail, postage prepaid, at least 30 but not more than 60 days before the purchase or redemption date to each Holder of Notes at such Holder’s registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. If any Note is to be purchased or redeemed in part only, any notice of purchase or redemption that relates to such Note shall state the portion of the principal amount thereof that has been or is to be purchased or redeemed.

The Company will issue a new Note in a principal amount equal to the principal amount of the unredeemed portion of the original Note in the name of the Holder upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

Paying agent and registrar for the notes

The Company will maintain one or more paying agents for the Notes. The initial paying agent for the Notes is the Trustee.

The Company will also maintain a registrar for the Notes. The initial registrar is the Trustee. The registrar will maintain a register reflecting ownership of the Notes outstanding from time to time and will make payments on and facilitate transfer of Notes on behalf of the Company.

The Company may change the paying agents or the registrars without prior notice to the Holders. The Company or any of its Subsidiaries may act as a paying agent or registrar.

Notices

Notices given by publication will be deemed given on the first date on which publication is made and notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing.

Change of control

The Indenture provides that if a Change of Control occurs, unless the Company has previously or concurrently mailed a redemption notice with respect to all the outstanding Notes as described under “Optional redemption,” the Company will make an offer to purchase all of the Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus, without duplication, accrued and unpaid interest, if any, to the date of purchase, subject to the right of Holders of the Notes of record on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Company will send notice of such Change of Control Offer by first-class mail, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the security register, with the following information:

(1)        that a Change of Control Offer is being made pursuant to the covenant entitled “Change of control,” and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Company;

(2)        the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(3)        that any Note not properly tendered will remain outstanding and continue to accrue interest;

(4)        that unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(5)        that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6)        that Holders will be entitled to withdraw their tendered Notes and their election to require the Company to purchase such Notes, provided that the paying agent receives, not later than the close of business on the Business Day prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(7)        if such notice is mailed prior to the occurrence of a Change of Control, stating the Change of Control Offer is conditional on the occurrence of such Change of Control; and

(8)        the other instructions, as determined by the Company, consistent with the covenant described hereunder, that a Holder must follow.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

On the Change of Control Payment Date, the Company will, to the extent permitted by law,

(1)	accept for payment all Notes issued by it or portions thereof properly tendered pursuant to the Change of Control Offer,

(2)	deposit with the paying agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered, and

(3)	deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officers’ Certificate to the Trustee stating that such Notes or portions thereof have been tendered to and purchased by the Company.

The terms of the Credit Agreement prohibit or limit, and future Pari Passu Lien Indebtedness to which the Company becomes a party may prohibit or limit, the Company from purchasing any Notes as a result of a Change of Control. In the event a Change of Control occurs at a time when the Company is prohibited from purchasing the Notes, the Company could seek the consent of the holders of its Pari Passu Lien Indebtedness to permit the purchase of the Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such consent or repay such borrowings, the Company will remain prohibited from purchasing the Notes. In such case, the Company’s failure to purchase tendered Notes would constitute an Event of Default under the Indenture. The Credit Agreement provides that certain change of control events with respect to the Company would constitute a default thereunder (including a Change of Control under the Indenture). Future Pari Passu Lien Indebtedness of the Company and its Restricted Subsidiaries may also contain prohibitions of certain events that would constitute a Change of Control. If we experience a change of control that triggers a default under our Pari Passu Lien Indebtedness, we could seek a waiver of such default or seek to refinance our Pari Passu Lien Indebtedness. In the event we do not obtain such a waiver or refinance our Pari Passu Lien Indebtedness, such default could result in amounts outstanding under our Pari Passu Lien Indebtedness being declared due and payable.

The Indenture provides that in the event a Change of Control occurs at a time when the Company is prohibited by the terms of any Pari Passu Lien Indebtedness from purchasing Notes, then prior to the mailing of the notice of a Change of Control to Holders of Notes but in any event within 30 days following any Change of Control, the Company undertakes to (1) repay in full all Obligations, and terminate all commitments, under our Pari Passu Lien Indebtedness or offer to repay in full all Obligations, and terminate all commitments, under our Pari Passu Lien Indebtedness and to repay the Obligations owed to (and terminate all commitments of) each lender which has accepted such offer or (2) obtain the requisite consents under the agreements governing such Pari Passu Lien Indebtedness to permit the repurchase of the Notes. If such a consent is not obtained or borrowings repaid, the Company will remain prohibited from purchasing the Notes.

The Company shall first comply with the covenant in the immediately preceding paragraph before it shall be required to repurchase Notes pursuant to the provisions described above. The Company’s failure to comply with the covenant described in the immediately preceding paragraph (and any failure to send a notice of Change of Control as a result of the prohibition in the preceding paragraph) would (with notice and lapse of time) constitute an Event of Default described in clause (3), but shall not constitute an Event of Default described in clause (1), under “Events of default” below.

Our ability to pay cash to the Holders of Notes following the occurrence of a Change of Control may be limited by our then-existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required repurchases.

The Change of Control purchase feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of us and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between the Initial Purchasers and us. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional Indebtedness are contained in the covenants described under “Certain covenants—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock” and “Certain covenants—Liens.” Such restrictions in the Indenture can be waived only with the consent of the Holders of a majority in principal amount of the Notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture does not contain any covenants or provisions that may afford Holders of the Notes protection in the event of a highly leveraged transaction.

We will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by us and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

The definition of “Change of Control” includes a disposition of all or substantially all of the assets of the Company to any Person. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Company. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder of Notes may require the Company to make an offer to repurchase the Notes as described above.

The provisions under the Indenture relative to the Company’s obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes.

Asset sales

The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, cause, make or suffer to exist an Asset Sale, unless:

(1)	the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (such fair market value to be determined in good faith by the Company on the date of contractually agreeing to such Asset Sale) of the assets sold or otherwise disposed of; and

(2)	except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the amount of:

(a)	any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent internal balance sheet or in the footnotes thereto) of the Company or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the Notes, that are assumed by the transferee of any such assets and for which the Company and all of its Restricted Subsidiaries have been validly released by all creditors in writing,

(b)	any securities received by the Company or such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) within 90 days following the closing of such Asset Sale, and

(c)	any Designated Non-cash Consideration received by the Company or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) and assets (other than securities received and not yet liquidated pursuant to clause (b)) that are at that time outstanding, not to exceed 3.0% of Total Assets at the time of the receipt of such Designated Non-cash Consideration, with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash for purposes of this provision and for no other purpose.

Within 12 months after the receipt of any Net Proceeds of any Asset Sale (the “Application Period”), the Company or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale,

(1)	to permanently reduce:

(a)	Indebtedness constituting Pari Passu Lien Indebtedness (and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto) (provided that (x) to the extent that the terms of Pari Passu Lien Obligations other than the Obligations in respect of the Notes or the Indenture require that such Pari Passu Lien Obligations are repaid with the Net Proceeds of Asset Sales prior to repayment of other Indebtedness, the Company and its Restricted Subsidiaries shall be entitled to repay such other Pari Passu Lien Obligations prior to repaying the Obligations under the Notes and (y) subject to the foregoing clause (x), if the Company or any Guarantor shall so reduce Pari Passu Lien Obligations, the Company will equally and ratably reduce Obligations under the Notes through open-market purchases (provided that such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all holders to purchase at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, the pro rata principal amount of Notes); or

(b)	Indebtedness of a Restricted Subsidiary that is not a Guarantor, other than Indebtedness owed to the Company or another Restricted Subsidiary; or

(2)	to make (a) an Investment in any one or more businesses, provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Company or another of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) capital expenditures or (c) acquisitions of other assets (other than current amounts), in each of (a), (b) and (c), used or useful in a Similar Business or that replace the businesses, properties and/or assets that are the subject of such Asset Sale (“Replacement Assets”); provided that, to the extent that the assets disposed of in such Asset Sale were Collateral, such assets are pledged as Collateral under the Security Documents with the Lien on such Collateral securing the Notes being of the same priority with respect to the Notes as the Lien on the assets disposed of.

Any Net Proceeds from the Asset Sale that are not invested or applied as provided and within the time period set forth in the first sentence of the preceding paragraph will be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $20.0 million, the Company shall make an offer to:

in the case of Net Proceeds from Collateral, all Holders of Notes, and if required by the terms of any Additional Pari Passu Lien Indebtedness, the holders of such Pari Passu Lien Indebtedness;

in the case of any other Net Proceeds, all Holders of Notes and all holders of other Indebtedness that ranks pari passu in right of payment with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (“Pari Passu Indebtedness”), in each case (an “Asset Sale Offer”), to purchase the maximum aggregate principal amount of the Notes and such Pari Passu Lien Indebtedness, as applicable, that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus (without duplication) accrued and unpaid interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. The Company will commence an Asset Sale Offer with respect to Excess Proceeds within ten (10) Business Days after the date that Excess Proceeds exceed $20.0 million by mailing the notice to the Holders required pursuant to the terms of the Indenture, with a copy to the Trustee. The Company may satisfy the foregoing obligations with respect to any Excess Proceeds from an Asset Sale by making an Asset Sale Offer with respect to such Excess Proceeds prior to the expiration of the Application Period.

To the extent that the aggregate principal amount of Notes and such Pari Passu Lien Indebtedness or Pari Passu Indebtedness, as applicable, tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes, subject to the other covenants contained in the Indenture. If the aggregate principal amount of Notes and Pari Passu Lien Indebtedness (in the case of Net Proceeds from Collateral) and such Pari Passu Indebtedness (in the case of any other Net Proceeds) surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Company shall select the Notes and such Pari Passu Lien Indebtedness or Pari Passu Indebtedness, as applicable, to be purchased on a pro rata basis based on the principal amount of the Notes, Pari Passu Lien Indebtedness or such Pari Passu Indebtedness, as applicable, tendered. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

Pending the final application of any Net Proceeds pursuant to this covenant, the Company or such Restricted Subsidiary shall either apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility that constitutes Pari Passu Lien Indebtedness or provide such Net Proceeds to the Collateral Agent to be held in trust in an account maintained with, or subject to the dominion of, the Collateral Agent subject to terms and conditions usual and customary for accounts of the type contemplated hereby and otherwise satisfactory to the Collateral Agent (such account, an “Asset Sale Proceeds Account”), for application in accordance with this covenant provided that Net Proceeds need not be provided to the Collateral Agent to be held in an Asset Sale Proceeds Account except to the extent that the aggregate amount of Net Proceeds from Asset Sales not held therein or otherwise previously applied in accordance with this covenant exceed $20.0 million.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

Certain covenants

Set forth below are summaries of certain covenants that are contained in the Indenture, which binds the Company and its Restricted Subsidiaries.

Beginning on the first day of a Covenant Suspension and ending on a Reversion Date (such period a “Suspension Period”), the covenants specifically listed under the following captions in this notes “Description of Notes” will not be applicable to the Notes:

“—Limitation on restricted payments,”

“—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock,”

“—Transactions with affiliates,”

“—Dividend and other payment restrictions affecting restricted subsidiaries,”

“—Repurchase at the option of holders—Asset sales,”

“—Limitation on guarantees of indebtedness by restricted subsidiaries,” and clause (4) of the first paragraph of “—Merger, consolidation or sale of all or substantially all assets.”

On each Reversion Date, all Indebtedness incurred, or Disqualified Stock or Preferred Stock issued, during the Suspension Period will be classified as having been incurred or issued pursuant to the first paragraph of “—Limitation on incurrence of Indebtedness and issuance of disqualified stock and preferred stock” below or one of the clauses set forth in the second paragraph of

“—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock” below (to the extent such Indebtedness or Disqualified Stock or Preferred Stock would be permitted to be incurred or issued thereunder as of the Reversion Date and after giving effect to Indebtedness incurred or issued prior to the Suspension Period and outstanding on the Reversion Date). To the extent such Indebtedness or Disqualified Stock or Preferred Stock would not be so permitted to be incurred or issued pursuant to the first or second paragraph of “—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock,” such Indebtedness or Disqualified Stock or Preferred Stock will be deemed to have been outstanding on the Release Date, so that it is classified as permitted under clause (3) of the second paragraph under “—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock.” Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under “—Limitation on restricted payments” will be made as though the covenant described under “—Limitation on restricted payments” had been in effect since the Release Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under the first paragraph of “—Limitation on restricted payments.” As described above, however, no Default or Event of Default will be deemed to have occurred as a result of the Reversion Date occurring on the basis of any actions taken or the continuance of any circumstances resulting from actions taken or the performance of obligations under agreements entered into by the Company or any of the Restricted Subsidiaries during the Suspension Period (other than agreements to take actions after the Reversion Date that would not be permitted outside of the Suspension Period entered into in contemplation of the Reversion Date).

In addition, for purposes of the covenant described under “—Transactions with affiliates,” all agreements and arrangements entered into by the Company or any Restricted Subsidiary with an Affiliate of the Company during the Suspension Period prior to the Reversion Date will be deemed to have been entered into on or prior to the Release Date and for purposes of the covenant described under “—Dividend and other payment restrictions affecting restricted subsidiaries,” all contracts entered into during the Suspension Period prior to such Reversion Date that contain any of the restrictions contemplated by such covenant will be deemed to have been existing on the Release Date. For purposes of “—Repurchase at the option of holders—Asset sales”, on the Reversion Date, the unutilized Excess Proceeds amount will be reset to zero.

During the Suspension Period, no Restricted Subsidiary may be designated as an Unrestricted Subsidiary by the Board of Directors of the Company.

There can be no assurance that the Notes will ever achieve or maintain Investment Grade Ratings.

Limitation on restricted payments

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(I)	declare or pay any dividend or make any payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation other than:

(a)	dividends, payments or distributions by the Company payable solely in Equity Interests (other than Disqualified Stock) of the Company; or

(b)	dividends, payments or distributions by a Restricted Subsidiary so long as, in the case of any dividend, payment or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary that is not a Wholly Owned Subsidiary, the Company or a Restricted Subsidiary receives at least its pro rata share of such dividend payment or distribution in accordance with its Equity Interests in such class or series of securities;

(II)	purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Company or any direct or indirect parent of the Company, including in connection with any merger or consolidation, other than purchases, redemptions, defeasances and other acquisitions and retirements of Equity Interests of the Company or any direct or indirect parent of the Company held by a Restricted Subsidiary of the Company;

(III)	make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value or give any irrevocable notice of redemption with respect thereto, in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Indebtedness, other than:

(a)	Indebtedness permitted under clauses (7) and (8) of the second paragraph of the covenant described under “—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock”;

(b)	the payment, redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness made in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, redemption, repurchase, defeasance or other acquisition or retirement for value;

(c)	the giving of an irrevocable notice of redemption with respect to the transactions described in clauses (a) and (b) above and (2) and (3) of the next paragraph; or

(d)	Pari Passu Lien Indebtedness; or

(IV)	make any Restricted Investment

(all such payments and other actions set forth in clauses (I) through (IV) (other than any exception thereto in clauses (I) and (III)) above being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(1)	no Default shall have occurred and be continuing or would occur as a consequence thereof;

(2)	immediately after giving effect to such transaction on a pro forma basis, the Company could incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test described in the first paragraph under “Certain covenants—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock”; and

(3)	such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries (including Restricted Payments permitted by clauses (1) and (10) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the sum of (without duplication):

(a)	EBITDA of the Company and its Restricted Subsidiaries on a consolidated basis for the period (taken as one accounting period) beginning on January 1, 2011, to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, less the product of 1.4 times the Consolidated Interest Expense of the Company and its Restricted Subsidiaries for the same period; provided the amount, if positive, of this clause (a) shall only be included in the calculation for this clause (3) when the First Lien Leverage Ratio for the Company and its Restricted Subsidiaries on a consolidated basis for the most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date of such transaction would have been less than 2.75 to 1.00; plus

(b)	100% of the aggregate net cash proceeds and the fair market value of marketable securities or other property or assets received by the Company since immediately after December 22, 2010 (other than net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of the second paragraph of “—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock”) from the sale of:

(i) (A)	Equity Interests of the Company, including Treasury Capital Stock (as defined below), but excluding cash proceeds and the fair market value of marketable securities or other property or assets received from the sale of Equity Interests to members of management, directors or consultants of the Company, any direct or indirect parent company of the Company and the Company’s Subsidiaries after December 22, 2010 to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph; and

(B)	to the extent such net cash proceeds are actually contributed to the Company, Equity Interests of the Company’s direct or indirect parent companies (excluding contributions to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph); or

(ii)	debt securities of the Company that have been converted into or exchanged for such Equity Interests of the Company (or any direct or indirect parent company of the Company);

provided, however, that this clause (b) shall not include the proceeds from (X) Equity Interests or convertible debt securities of the Company sold to a Restricted Subsidiary, as the case may be, (Y) Disqualified Stock or debt securities that have been converted into Disqualified Stock or (Z) Excluded Contributions; plus

(c)	100% of the aggregate amount of cash and the fair market value of marketable securities or other property contributed to the capital of the Company following December 22, 2010 (other than net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of the second paragraph of “—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock”) (other than by a Restricted Subsidiary and other than by any Excluded Contributions); plus

(d)	100% of the aggregate amount received in cash and the fair market value of marketable securities or other property received after December 22, 2010 by means of:

(i)	the sale or other disposition (other than to the Company or a Restricted Subsidiary) of Restricted Investments made by the Company or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Company or its Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments by the Company or its Restricted Subsidiaries, in each case after December 22, 2010; or

(ii)	the sale (other than to the Company or a Restricted Subsidiary) of the Equity Interests of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary (other than in each case to the extent the Investment in such Unrestricted Subsidiary constituted a Permitted Investment) or a dividend from an Unrestricted Subsidiary after December 22, 2010; plus

(e)	in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary after December 22, 2010, the fair market value of the Investment in such Unrestricted Subsidiary (which, if the fair market value of such Investment may exceed $50.0 million, shall be set forth in writing by an Independent Financial Advisor) at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary, other than an Unrestricted Subsidiary to the extent the Investment in such Unrestricted Subsidiary constituted a Permitted Investment hereunder.

The foregoing provisions will not prohibit:

(1)	the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration thereof or the giving of the irrevocable redemption notice, as applicable, if at the date of declaration or notice such payment would have complied with the provisions of the Indenture;

(2)	the redemption, repurchase, defeasance, retirement or other acquisition of any Equity Interests (“Treasury Capital Stock”) or Indebtedness that is not Pari Passu Lien Indebtedness of the Company or a Guarantor in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, Equity Interests of the Company or any of its direct or indirect parent companies (in each case, other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition will be excluded from clause (3)(b) of the preceding paragraph;

(3)	the redemption, repurchase, defeasance or other acquisition or retirement of Indebtedness that is not Pari Passu Lien Indebtedness of the Company or a Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness that is not Pari Passu Lien Indebtedness of the Company or a Guarantor, as the case may be, which is incurred in compliance with “—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock” so long as:

(a)	the principal amount (or accreted value, if applicable) of such new Indebtedness does not exceed the principal amount (or accreted value, if applicable) of, plus any accrued and unpaid interest, if any, on the Indebtedness being so redeemed, repurchased, defeased, acquired or retired for value, plus the amount of any reasonable premium paid (including reasonable tender premiums), defeasance costs and any reasonable fees and expenses incurred in connection with the issuance of such new Indebtedness;

(b)	such new Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Indebtedness being so redeemed, repurchased, defeased, acquired or retired; and

(c)	such new Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Indebtedness being so redeemed, repurchased, defeased, acquired or retired;

(4)	a Restricted Payment to pay for the repurchase, redemption, defeasance or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of the Company or any of its direct or indirect parent companies held by any future, present or former employee, director or consultant of the Company, any of its Subsidiaries or any of its direct or indirect parent companies (or any permitted transferee of any of the foregoing) pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement; provided, however, that the aggregate amounts paid under this clause (4) do not exceed in any calendar year $5.0 million (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $10.0 million in any calendar year); provided further that such amount in any calendar year may be increased by an amount not to exceed:

(a)	the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Company and, to the extent contributed to the Company, Equity Interests of any of the Company’s direct or indirect parent companies, in each case to members of management, directors or consultants of the Company, any of its direct or indirect parent companies or any of its Subsidiaries that occurs after December 22, 2010, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (3) of the preceding paragraph; plus

(b)	the cash proceeds of key man life insurance policies received by the Company or its Restricted Subsidiaries after December 22, 2010; less

(c)	the amount of any Restricted Payments made in any prior fiscal year pursuant to clauses (a) and (b) of this clause (4);

(5)	the declaration and payment of dividends to holders of, and any redemption or repurchase at maturity or upon any mandatory redemption event of, any class or series of Disqualified Stock of the Company or any of its Restricted Subsidiaries or any class or series of Preferred Stock of a Restricted Subsidiary issued in accordance with the covenant described under “—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock” to the extent such dividends are included in the definition of “Consolidated Interest Expense”;

(6)	repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(7)	the declaration and payment of dividends on the Company’s common stock (or the payment of dividends to any direct or indirect parent entity to fund a payment of dividends on the Company’s common stock), following the consummation of the first public offering of the Company’s common stock or the common stock of any of its direct or indirect parent companies after December 22, 2010, of up to 6% per annum of the net cash proceeds received by or contributed to the Company in or from any such public offering, other than public offerings with respect to the Company’s common stock registered on Form S-8 and other than any public sale constituting an Excluded Contribution;

(8)	other Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (8) not to exceed $15.0 million;

(9)	Restricted Payments that are made with Excluded Contributions;

(10)	the payment, repurchase, redemption, defeasance or other acquisition or retirement for value of any Indebtedness required in accordance with provisions applicable thereto similar to those described under the captions “Repurchase at the option of holders—Change of control” and “Repurchase at the option of holders—Asset sales”; provided that all Notes tendered by Holders in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

(11)	any Restricted Payments in connection with the Emergence Transactions; and

(12)	the declaration and payment of dividends by the Company or a Restricted Subsidiary to, or the making of loans to, any of their respective direct or indirect parents in amounts required for any direct or indirect parent companies to pay, in each case without duplication,

(a)	franchise taxes and other fees, taxes and expenses required to maintain their corporate existence;

(b)	federal, foreign, state and local income taxes to the extent such income taxes are attributable to the income of the Company and its Restricted Subsidiaries and, to the extent of the amount actually received from its Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of such Unrestricted Subsidiaries; provided that, in each case the amount of such payment in any fiscal year does not exceed the amount that the Company and its Restricted Subsidiaries would be required to pay in respect of federal, foreign, state and local income taxes for such fiscal year were the Company, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent described above) to pay such taxes separately from any parent entity at the highest combined applicable, federal, foreign, state and local tax rate for such fiscal year;

(c)	customary salary, bonus and other benefits payable to officers and employees of any direct or indirect parent company of the Company and its Restricted Subsidiaries to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Company and its Restricted Subsidiaries;

(d)	general corporate operating and overhead costs and expenses of any direct or indirect parent company of the Company and its Restricted Subsidiaries to the extent such costs and expenses are attributable to the ownership or operation of the Company and its Restricted Subsidiaries; and

(e)	fees and expenses other than to Affiliates of the Company related to any unsuccessful equity or debt offering of such parent entity;

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (8) and (10), no Default shall have occurred and be continuing or would occur as a consequence thereof.

All of the Company’s Subsidiaries are Restricted Subsidiaries. The Company will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Investments in an amount determined as set forth in the last sentence of the definition of “Investment.” Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to the first paragraph of this covenant or under clause (8) of the second paragraph of this covenant, or pursuant to the definition of “Permitted Investments,” and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the Indenture.

Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock

The Company will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness) and the Company will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or Preferred Stock; provided, however, that the Company may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any Restricted Subsidiary may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of Preferred Stock, if the Consolidated Leverage Ratio on a consolidated basis for the Company and its Restricted Subsidiaries’ most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been less than 4.50 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period; provided, further, that the amount of Indebtedness (including Acquired Indebtedness) that may be incurred and Disqualified Stock or Preferred Stock that may be issued pursuant to this paragraph by Restricted Subsidiaries that are not Guarantors shall not exceed $10.0 million at any one time outstanding.

The foregoing limitations will not apply to:

(1)	Indebtedness under the Credit Agreement incurred in an aggregate principal amount not to exceed $40.0 million outstanding at any one time;

(2)	the incurrence by the Company and any Guarantor of Indebtedness represented by (a) the Notes (excluding Additional Notes), (b) the Second Lien Notes and (c) any guarantee by a Guarantor of any of the foregoing in this clause (2);

(3)	Indebtedness of the Company and its Restricted Subsidiaries in existence on December 22, 2010 after giving effect to the consummation of the Reorganization Plan (other than Indebtedness described in clauses (1) and (2));

(4)	Indebtedness (including Capitalized Lease Obligations and Purchase Money Obligations), Disqualified Stock and Preferred Stock incurred by the Company or any of its Restricted Subsidiaries to finance the purchase, lease or improvement of property (real or personal) or equipment (other than software) that is used or useful in a Similar Business, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets, provided that the aggregate amount of Indebtedness, Disqualified Stock and Preferred Stock incurred pursuant to this clause (4) when aggregated with then outstanding amount of Indebtedness under clause (13) incurred to refinance Indebtedness initially incurred in reliance on this clause (4) does not exceed $15.0 million at anytime outstanding;

(5)	Indebtedness incurred by the Company or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including letters of credit in respect of workers’ compensation claims, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims; provided, however, that such letters of credit are not drawn;

(6)	Indebtedness arising from agreements of the Company or its Restricted Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

(7)	Indebtedness of the Company to a Restricted Subsidiary; provided that any such Indebtedness owing to a Restricted Subsidiary that is not a Guarantor is expressly subordinated in right of payment to the Notes; provided further that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such other Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Company or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (7);

(8)	Indebtedness of a Restricted Subsidiary to the Company or another Restricted Subsidiary; provided that if a Guarantor incurs such Indebtedness to a Restricted Subsidiary that is not a Guarantor, such Indebtedness is expressly subordinated in right of payment to the Guarantee of the Notes of such Guarantor; provided further that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such other Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (8);

(9)	shares of Preferred Stock or Disqualified Stock of a Restricted Subsidiary issued to the Company or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such other Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock or Disqualified Stock (except to the Company or another of its Restricted Subsidiaries) shall be deemed in each case to be an issuance of such shares of Preferred Stock or Disqualified Stock not permitted by this clause (9);

(10)	Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting interest rate risk, exchange rate risk or commodity pricing risk;

(11)	obligations in respect of performance, bid, appeal and surety bonds and completion guarantees provided by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(12)	(a) Indebtedness or Disqualified Stock of the Company or any Restricted Subsidiary of the Company in an aggregate principal amount or liquidation preference equal to 100.0% of the net cash proceeds received by the Company and its Restricted Subsidiaries since immediately after December 22, 2010 from the issue or sale of Equity Interests of the Company or any direct or indirect parent entity of the Company (which proceeds are contributed to the Company or a Restricted Subsidiary) or cash contributed to the capital of the Company (in each case, other than proceeds of Disqualified Stock or sales of Equity Interests or contributions received from the Company or any of its Subsidiaries) as determined in accordance with clauses (3)(b) and (3)(c) of the first paragraph of “—Limitation on restricted payments” to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or to make other Investments, payments or exchanges pursuant to the second paragraph of “—Limitation on restricted payments” or to make Permitted Investments (other than Permitted Investments specified in clauses (1) and (3) of the definition thereof) and (b) Indebtedness or Disqualified Stock of the Company and Indebtedness, Disqualified Stock or Preferred Stock of the Company or any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference which, when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred pursuant to this clause (12)(b), does not at any one time outstanding exceed $25.0 million;

(13)	the incurrence by the Company or any Restricted Subsidiary of the Company of Indebtedness, Disqualified Stock or Preferred Stock which serves to refund or refinance (whether by payment, purchase, redemption, defeasance or other acquisition or retirement) any Indebtedness, Disqualified Stock or Preferred Stock incurred or outstanding as permitted under the first paragraph of this covenant and clauses (2), (3), (4), (6), (10) and (12)(a) above and this clause (13) and clause (14) below or any Indebtedness, Disqualified Stock or Preferred Stock issued to so refund or refinance such Indebtedness, Disqualified Stock or Preferred Stock including additional Indebtedness, Disqualified Stock or Preferred Stock incurred or outstanding to pay accrued interest; premiums (including reasonable tender premiums), defeasance costs and fees in connection therewith (the “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

(a)	has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded or refinanced,

(b)	to the extent such Refinancing Indebtedness refinances (i) Unsecured Indebtedness or constitutes Permitted Second Lien Obligations, such Refinancing Indebtedness also constitutes Unsecured Indebtedness or constitutes Permitted Second Lien Obligations, as the case may be, or (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively, and

(c)	shall not include:

(i)	Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Company that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Company;

(ii)	Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Company, that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of a Guarantor; or

(iii)	Indebtedness, Disqualified Stock or Preferred Stock of the Company or a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary;

and provided, further that subclause (a) of this clause (13) will not apply to any refunding or refinancing of any Pari Passu Lien Indebtedness;

(14)	Indebtedness, Disqualified Stock or Preferred Stock of a Person incurred and outstanding on or prior to the date on which such Person was acquired by the Company or any Restricted Subsidiary or merged into the Company or a Restricted Subsidiary in accordance with the terms of the Indenture; provided that such Indebtedness, Disqualified Stock or Preferred Stock is not incurred in connection with or in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate, such acquisition or merger; and provided, further, that after giving effect to such acquisition or merger, either

(a)	the First Lien Leverage Ratio for the Company and its Restricted Subsidiaries’ on a consolidated basis for the most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date of such transaction does not exceed 2.75 to 1.0, or

(b)	(i) the First Lien Leverage Ratio is equal to or less than such ratio immediately prior to such acquisition or merger and (ii) the Consolidated Leverage Ratio is equal to or less than such ratio immediately prior to such acquisition or merger;

(15)	Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within two Business Days of its incurrence;

(16)	Indebtedness of the Company or any of its Restricted Subsidiaries supported by a letter of credit issued pursuant to the Credit Agreement, in a principal amount not in excess of the stated amount of such letter of credit;

(17)	(a) any guarantee by the Company or a Restricted Subsidiary of Indebtedness or other obligations of any Restricted Subsidiary so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of the Indenture, or

(b) any guarantee by a Restricted Subsidiary of Indebtedness of the Company; provided that such guarantee is incurred in accordance with the covenant described below under “—Limitation on guarantees of indebtedness by restricted subsidiaries”;

(18)	Indebtedness of the Company or any of its Restricted Subsidiaries consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements in each case, incurred in the ordinary course of business;

(19)	Indebtedness consisting of Indebtedness issued by the Company or any of the Restricted Subsidiaries to current or former officers, directors and employees thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Company, a Restricted Subsidiary or any of their direct or indirect parent companies to the extent described in clause (4) of the second paragraph under the caption “—Limitation on restricted payments”;

(20)	customer deposits and advance payments received in the ordinary course of business from customers for goods purchased in the ordinary course of business; and

(21)	Indebtedness owed on a short term basis of no longer than 30 days to banks and other financial institutions incurred in the ordinary course of business of the Company and the Restricted Subsidiaries with such banks or financial institutions that arises in connection with ordinary banking arrangements to manage cash balances of the Company and the Restricted Subsidiaries.

For purposes of determining compliance with this covenant:

(1)	in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in clauses (1) through (21) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company, in its sole discretion, will classify or reclassify such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock in one of the above clauses; provided that all Indebtedness outstanding under the Credit Agreement on December 22, 2010 will be treated as incurred on December 22, 2010 under clause (1) of the preceding paragraph; and

(2)	at the time of incurrence, the Company will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in the first and second paragraphs above.

Accrual of interest, the accretion of accreted value or original issue discount and the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock, as applicable, will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this covenant.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced plus the amount of any reasonable premium (including reasonable tender premiums), defeasance costs and any reasonable fees and expenses incurred in connection with the issuance of such new Indebtedness.

The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

The Indenture does not treat (1) Unsecured Indebtedness as subordinated to Secured Indebtedness merely because it is unsecured, (2) senior Indebtedness that is Secured Indebtedness as subordinated to any other senior Indebtedness that is Secured Indebtedness merely because it has a junior priority with respect to the same collateral, (3) any Indebtedness as subordinated to any other Indebtedness merely because of maturity date, order of payment or order of application of funds or (4) Indebtedness that is not guaranteed as subordinated to Indebtedness that is guaranteed merely because of such guarantee.

Liens

The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, affirm or suffer to exist any Lien of any kind upon any of its property or assets (including any intercompany notes) constituting Collateral, now owned or acquired after December 22, 2010, or any income or profits therefrom, securing Indebtedness excluding, however, from the operation of the foregoing any Permitted Liens. Additionally, the Company will not, and will not permit any of its Restricted Subsidiaries to, incur or suffer to exist any Lien (the “Initial Lien”) on any property or assets that are not Collateral securing Indebtedness unless (a) the Company or such Restricted Subsidiary (i) equally and ratably secures the Notes (or on a senior basis to) the obligations secured by such Initial Lien or (ii) provides that such Initial Lien is expressly junior in ranking relative to the Notes and related Guarantees pursuant to a Second Lien Intercreditor Agreement or (b) such Initial Lien is a Permitted Lien; provided, however, that any such Lien created to secure the Notes pursuant to this sentence shall provide by its terms that upon the release and discharge of the Initial Lien on such assets by the collateral agent for the Indebtedness secured by such Initial Lien, the Lien on such assets securing the Notes shall be automatically and unconditionally released and discharged and the Company may take any action necessary to effectuate such release or discharge.

Merger, consolidation or sale of all or substantially all assets

The Company may not consolidate or merge with or into or wind up into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1)	the Company is the surviving corporation or limited liability company or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation or limited liability company organized or existing under the laws of the jurisdiction of organization of the United States, any state thereof, the District of Columbia, or any territory thereof (such Person, as the case may be, being herein called the “Successor Company”);

(2)	the Successor Company, if other than the Company, expressly assumes all the obligations of the Company under the Notes pursuant to supplemental indentures, Security Documents and any other documents or instruments in form reasonably satisfactory to the Trustee;

(3)	immediately after such transaction, no Default exists;

(4)	immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period, either

(a)	the First Lien Leverage Ratio for the Successor Company and its Restricted Subsidiaries’ on a consolidated basis for the most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date of such transaction does not exceed 2.75 to 1.0, or

(b)	(i) the First Lien Leverage Ratio is equal to or less than such ratio immediately prior to such transaction and (ii) the Consolidated Leverage Ratio is equal to or less than such ratio immediately prior to such transaction; and

(5)	the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, and Security Documents comply with the Indenture.

The Successor Company will succeed to, and be substituted for the Company, as the case may be, under the Indenture, the Guarantees and the Notes, as applicable. Notwithstanding the foregoing clauses (3), (4) and (5),

(1)	any Restricted Subsidiary may consolidate with or merge into or transfer all or part of its properties and assets to the Company; and

(2)	the Company may merge with an Affiliate of the Company solely for the purpose of reincorporating the Company in a State of the United States so long as the amount of Indebtedness of the Company and its Restricted Subsidiaries is not increased thereby.

Subject to certain limitations described in the Indenture governing release of a Guarantee upon the sale, disposition or transfer of a Guarantor, no Guarantor will, and the Company will not permit any Guarantor to, consolidate or merge with or into or wind up into (whether or not the Company or Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1) (a)	such Guarantor is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership, limited partnership, limited liability company or trust organized or existing under the laws of the jurisdiction of organization of such Guarantor, as the case may be, or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the “Successor Person”);

(b)	the Successor Person, if other than such Guarantor, expressly assumes all the obligations of such Guarantor under the Indenture and Security Documents and such Guarantor’s related Guarantee pursuant to supplemental indentures, Security Documents or other documents or instruments in form reasonably satisfactory to the Trustee;

(c)	immediately after such transaction, no Default exists; and

(d)	the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, and Security Documents comply with the Indenture; or

(2)	the transaction is made in compliance with the covenant described under “Repurchase at the option of holders—Asset sales.”

In the case of clause (1) above, the Successor Person will succeed to, and be substituted for, such Guarantor under the Indenture and such Guarantor’s guarantee. Notwithstanding the foregoing, any Guarantor may merge into or transfer all or part of its properties and assets to another Guarantor or the Company.

Transactions with affiliates

The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $2.0 million, unless:

(1)	such Affiliate Transaction is on terms that are not materially less favorable to the Company or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis;

(2)	the Company delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $10.0 million, a resolution adopted by the majority of the board of directors of the Company approving such Affiliate Transaction and set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (1) above; and

(3)	the Company delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $40.0 million, a written opinion to the Company or such Restricted Subsidiary from an Independent Financial Advisor stating that the terms of such transaction are not materially less favorable to the Company or the Restricted Subsidiary than those that would have reasonably been obtained in a comparable transaction by the Company or such Restricted Subsidiary at such time with an unrelated Person on an arm’s-length basis.

The foregoing provisions will not apply to the following:

(1)	transactions between or among the Company or any of its Restricted Subsidiaries;

(2)	Restricted Payments permitted by the provisions of the Indenture described above under the covenant “—Limitation on restricted payments” and transactions constituting “Permitted Investments”;

(3)	[Reserved];

(4)	the payment of reasonable and customary fees paid to, and indemnities provided on behalf of, officers, directors, employees or consultants of the Company, any of its direct or indirect parent companies or any of its Restricted Subsidiaries;

(5)	transactions in which the Company or any Restricted Subsidiary, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable to the Company or such Restricted Subsidiary than those that would have reasonably been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis;

(6)	any agreement or arrangement as in effect as of December 22, 2010, or any amendment thereto (so long as any such amendment is not materially disadvantageous to the Holders when taken as a whole as compared to the applicable agreement or arrangement as in effect on December 22, 2010);

(7)	the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which the Company or any such Restricted Subsidiary is a party as of December 22, 2010 and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Company or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after December 22, 2010 shall only be permitted by this clause (7) to the extent that the terms of any such amendment or new agreement are not otherwise materially disadvantageous to the Holders when taken as a whole;

(8)	transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture which are fair to the Company and its Restricted Subsidiaries, in the reasonable determination of the board of directors of the Company or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(9)	the issuance of Equity Interests (other than Disqualified Stock) of the Company to any Person and any contribution to the capital of the Company;

(10)	payments by the Company or any of its Restricted Subsidiaries to any of the Permitted Holders made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which payments are approved by a majority of the board of directors of the Company in good faith;

(11)	the Emergence Transactions, including the payment of fees and expenses in connection therewith;

(12)	payments or loans (or cancellation of loans) to employees or consultants of the Company, any of its direct or indirect parent companies or any of its Restricted Subsidiaries and employment agreements, stock option plans and other similar arrangements with such employees or consultants which, in each case, are approved by the Company in good faith;

(13)	transactions between the Company or any of its Restricted Subsidiaries and any Person, a director of which is also a director of the Company or any direct or indirect parent of the Company; provided, however, that such director abstains from voting as a director of the Company or such direct or indirect parent, as the case may be, on any matter involving such other Person;

(14)	transactions permitted by, and complying with, the provisions of the covenant described under “—Merger, consolidation or sale of all or substantially all assets”;

(15)	the pledge of Equity Interests of an Unrestricted Subsidiary to lenders of such Unrestricted Subsidiary to support the Indebtedness of such Unrestricted Subsidiary owed to such lenders; and

(16)	any transaction with (or for the benefit of) a Person that would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns an equity interest in or otherwise controls such Person.

Dividend and other payment restrictions affecting restricted subsidiaries

The Company will not, and will not permit any of its Restricted Subsidiaries that are not Guarantors to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary that is not a Guarantor to:

(1) (a)	pay dividends or make any other distributions to the Company or any of the Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or

(b)	pay any Indebtedness owed to the Company or any of the Restricted Subsidiaries;

(2)	make loans or advances to the Company or any of the Restricted Subsidiaries; or

(3)	sell, lease or transfer any of its properties or assets to the Company or any of the Restricted Subsidiaries,

except (in each case) for such encumbrances or restrictions existing under or by reason of:

(a)	contractual encumbrances or restrictions in effect on December 22, 2010, including pursuant to the Credit Agreement, the Second Lien Notes and the related documentation;

(b)	the Indenture, the Notes and the Guarantees;

(c)	Purchase Money Obligations for property acquired in the ordinary course of business and Capitalized Lease Obligations that impose restrictions of the nature discussed in clause (3) above on the property so acquired and related assets;

(d)	applicable law or any applicable rule, regulation or order;

(e)	any agreement or other instrument of a Person acquired by the Company or any of its Restricted Subsidiaries in existence at the time of such acquisition or at the time it merges with or into the Company or any Restricted Subsidiary or assumed in connection with the acquisition of assets from such Person (but, in any such case, not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired or the property or assets so assumed and related assets;

(f)	contracts for the sale of assets or Capital Stock, including customary restrictions with respect to a Subsidiary of the Company pursuant to an agreement that has been entered into for the sale or disposition of the Capital Stock or assets of such Subsidiary, that impose restrictions on the assets to be sold or the assets of such Subsidiary;

(g)	Secured Indebtedness otherwise permitted to be incurred pursuant to the covenants described under “—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock” and “—Liens” that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(h)	restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(i)	other Indebtedness, Disqualified Stock or Preferred Stock of Foreign Subsidiaries permitted to be incurred subsequent to December 22, 2010 pursuant to the provisions of the covenant described under “—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock” that imposes restrictions solely on Foreign Subsidiaries or their Subsidiaries party thereto;

(j)	customary provisions in joint venture agreements and other similar agreements or arrangements relating solely to such joint venture;

(k)	customary provisions contained in leases or licenses of intellectual property and other agreements, in each case, entered into in the ordinary course of business;

(l)	other Indebtedness or Disqualified Stock of the Company or any of its Restricted Subsidiaries or Preferred Stock of any Restricted Subsidiary that is incurred subsequent to the Release Date and permitted pursuant to the covenant described under “—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock”; provided that such encumbrances and restrictions contained in any agreement or instrument will not materially affect the Company’s ability to make anticipated principal or interest payments on the Notes (as determined in good faith by senior management or the board of directors of the Company);

(m)	any encumbrances or restrictions of the type referred to in clauses (1), (2) and (3) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (k) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company, not materially more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing; and

(n)	restrictions or conditions of the type contained in clause (3) above contained in any trading, netting, operating, construction, service, supply, purchase or other agreement to which the Company or any Restricted Subsidiary is a party entered into in the ordinary course of business; provided that such agreement prohibits the encumbrance of solely the property or assets of the Company or such Restricted Subsidiary that is the subject of such agreement, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of such Restricted Subsidiary or the assets or property of the Company or any other Restricted Subsidiary.

Limitation on guarantees of indebtedness by restricted subsidiaries

The Company will not permit any of its Restricted Subsidiaries, other than a Guarantor, to guarantee the payment of any Indebtedness of the Company or any other Guarantor unless:

(1)	such Restricted Subsidiary within 30 days executes and delivers a supplemental indenture to the Indenture providing for a Guarantee by such Restricted Subsidiary, except, if such Indebtedness is by its express terms subordinated in right of payment to the Notes or such Guarantor’s Guarantee, any such guarantee by such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Guarantee substantially to the same extent as such Indebtedness is subordinated to the Notes or such Guarantor’s Guarantee;

(2)	such Restricted Subsidiary within 30 days executes and delivers a joinder to the applicable Security Documents or new Security Documents and takes all actions necessary to perfect the Liens created thereunder (to the extent required by such Security Documents), all of such Liens to be junior to the liens in favor of the holders of the Pari Passu Lien Indebtedness and to be subject to the First Lien Intercreditor Agreement; and

(3)	such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee;

provided that this covenant shall not be applicable to any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary.

Each Guarantee shall be released in accordance with the provisions of the Indenture described under “—Note guarantees.”

Reports and other information

Whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the SEC (subject to the next sentence) and provide the Trustee and holders with such annual and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such reports to be so filed and provided within the times specified for the filings of such reports for non-accelerated filers under such Sections and containing, in all material respects, all the information, audit reports and exhibits required for such reports. If at any time, the Company is not subject to the periodic reporting requirements of the Exchange Act for any reason, the Company will nevertheless continue filing the reports specified in the preceding sentence with the SEC within the time periods required unless the SEC will not accept such a filing. The Company agrees that it will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept such filings for any reason, the Company will post the reports specified in the preceding sentence on its website within the time periods that would apply for non-accelerated filers if the Company were required to file those reports with the SEC (it being expressly understood that prior to the effectiveness of the Exchange Offer Registration Statement or the Shelf Registration Statement that the SEC will not accept such filings by the Company and that the Company shall therefore be able to satisfy its obligations under this covenant by posting such reports on a publicly accessible page on its website). Notwithstanding the foregoing, the Company may satisfy such requirements prior to the effectiveness of a registration statement (the “Exchange Offer Registration Statement”) filed with the SEC with respect to a registered offer to exchange the Notes for new notes of the Company having terms substantially identical in all material respects to the Notes exchanged therefor (except that the Exchange notes will not contain terms with respect to transfer restrictions) or a shelf registration statement (a “Shelf Registration Statement”) filed with the SEC covering resales of Notes or Exchange notes, as the case may be, by filing with the SEC the Exchange Offer Registration Statement or Shelf Registration Statement, to the extent that any such Registration Statement contains substantially the same information as would be required to be filed by the Company if it were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, and by providing the Trustee and holders with such Registration Statement (and any amendments thereto) promptly following the filing thereof.

In addition, in the event that:

(a)	the rules and regulations of the SEC permit a parent entity that becomes a Guarantor to report at such parent entity’s level on a consolidated basis; and

(b)	such parent entity is not engaged in any business in any material respect other than incidental to its ownership of the capital stock of the Company,

such consolidated reporting by such parent entity in a manner consistent with that described in this covenant for the Company will satisfy this covenant.

Notwithstanding the foregoing, prior to the effectiveness of the exchange offer registration statement or shelf registration statement with respect to the Notes, the Company will not be required to furnish any information, certificates or reports required by Items 307 or 308 of Regulation S-K or Item 3-10 of Regulation S-X.

In addition, the Company will furnish to the holders and to prospective investors, upon the requests of such holders, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act. In addition, such requirements shall be deemed satisfied prior to the commencement of the exchange offer or the effectiveness of the shelf registration statement required by the First Lien Registration Rights Agreement by the filing with the SEC of the exchange offer registration statement and/or shelf registration statement in accordance with the provisions of such Registration Rights Agreement, and any amendments thereto, with such financial information that satisfies Regulation S-X of the Securities Act and such registration statement and/or amendments thereto are filed at times that otherwise satisfy the time requirements set forth in the first paragraph of this covenant.

Notwithstanding anything herein to the contrary, the Company will not be deemed to have failed to comply with any of its obligations hereunder for purposes of clause (3) under “Events of default and remedies” until 120 days after the date any report hereunder is required to be made available to the Trustee and the Holders pursuant to this covenant.

Events of default and remedies

The Indenture provides that each of the following is an Event of Default:

(1)	default in payment when due and payable, upon redemption, upon acceleration or otherwise, of principal of or premium, if any, on the Notes;

(2)	default for 30 days or more in the payment when due of interest on or with respect to the Notes;

(3)	failure by the Company or any Guarantor for 60 days after receipt of written notice by the Trustee or the Holders of not less than 25% in principal amount of the Notes to comply with any of its obligations, covenants or agreements (other than a default referred to in clauses (1) and (2) above) contained in the Indenture or the Notes;

(4)	default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries, other than Indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the Notes, if both:

(a)	such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity; and

(b)	the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $35.0 million or more at any one time outstanding;

(5)	failure by the Company or any Significant Subsidiary (or group of Restricted Subsidiaries that taken together would constitute a Significant Subsidiary) to pay final judgments aggregating in excess of $35.0 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(6)	certain events of bankruptcy or insolvency with respect to the Company or any Significant Subsidiary;

(7)	the Guarantee of any Significant Subsidiary (or group of Guarantors that taken together would constitute a Significant Subsidiary) shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of such Guarantor, as the case may be, denies that it has any further liability under its Guarantee or gives notice to such effect, other than by reason of the termination of the Indenture or the release of any such Guarantee in accordance with the Indenture; or

(8)	(x) with respect to any Collateral having a fair market value in excess of $20.0 million, individually or in the aggregate, (a) the security interest under any Security Document, at any time, ceases to be in full force and effect for any reason other than in accordance with the terms of the Indenture, the Security Documents and the First Lien Intercreditor Agreement or (b) any security interest created thereunder or under the Indenture is declared invalid or unenforceable by a court of competent jurisdiction or (y) the Company or any Guarantor asserts, in any pleading in any court of competent jurisdiction, that any security interest in any Collateral is invalid or unenforceable.

If any Event of Default (other than of a type specified in clause (6) above with respect to the Company) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in principal amount of the then total outstanding Notes may declare the principal, premium, if any (without duplication), interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately.

Upon the effectiveness of such declaration, such principal and interest will be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under clause (6) of the first paragraph of this section with respect to the Company, all outstanding Notes will become due and payable without further action or notice. The Indenture provides that the Trustee may withhold from the Holders notice of any continuing Default, except a Default relating to the payment of principal, premium, if any, or interest, if it determines that withholding notice is in their interest.

The Indenture provides that the Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences under the Indenture except a continuing Default in the payment of interest on, premium, if any, or the principal of any First Lien Note held by a non-consenting Holder. In the event of any Event of Default specified in clause (4) above, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default, arose:

(1)	the Indebtedness or guarantee that is the basis for such Event of Default has been discharged; or

(2)	holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

(3)	the default that is the basis for such Event of Default has been cured.

In case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of the Notes unless the Holders have offered to the Trustee indemnity or security against any loss, liability or expense satisfactory to the Trustee. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder of a First Lien Note may pursue any remedy with respect to the Indenture or the Notes unless:

(1)	such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2)	Holders of at least 25% in principal amount of the total outstanding Notes have requested the Trustee to pursue the remedy;

(3)	Holders of the Notes have offered the Trustee security or indemnity against any loss, liability or expense satisfactory to the Trustee;

(4)	the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of such satisfactory security or indemnity; and

(5)	Holders of a majority in principal amount of the total outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, under the Indenture the Holders of a majority in principal amount of the total outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a First Lien Note or that would involve the Trustee in personal liability.

The Indenture provides that the Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, within five Business Days after becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Defeasance

The obligations of the Company and the Guarantors under the Indenture will terminate (other than certain obligations) and will be released upon payment in full of all of the Notes. The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the Notes, the Indenture and the Security Documents and cause the release of all Liens on the Collateral granted under the Security Documents and have the Company and each Guarantor’s obligation discharged with respect to its Guarantee, the Indenture and the Security Documents (“Legal Defeasance”) and cure all then-existing Events of Default except for:

(1)	the rights of Holders of Notes to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due solely out of the trust created pursuant to the Indenture;

(2)	the Company’s obligations with respect to Notes concerning issuing temporary Notes, registration of the transfer or exchange of Notes, replacement of mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)	the rights, powers, trusts, duties and immunities of the Trustee, and the Company’s obligations in connection therewith; and

(4)	the Legal Defeasance provisions of the Indenture.

In addition, the Company may, at its option and at any time, elect to have its obligations and those of each Guarantor released with respect to certain covenants in the Indenture and the Liens on the Collateral granted under the Security Documents (“Covenant Defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default with respect to the Notes. In the event Covenant Defeasance occurs (i) any event described in clause (3), (4), (5), (7) or (8) of “Events of default and remedies” will no longer constitute an Event of Default with respect to the Notes and (ii) any event described in clause (1), (2) or (6) of “Events of default and remedies” will continue to constitute an Event of Default with respect to the Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Notes:

(1)	the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants (or, if two or more nationally recognized firms of independent public accountants decline to issue such opinion as a matter of policy, in the opinion of the Company’s chief financial officer), to pay the principal amount of, premium, if any, and (without duplication) interest due on the Notes on the stated maturity date or on the redemption date, as the case may be, of such principal amount of, premium, if any, or interest on such Notes and the Company must specify whether such Notes are being defeased to maturity or to a particular redemption date;

(2)	in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,

(a)	the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling, or

(b)	since the issuance of the Notes, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)	in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)	no Default (other than that resulting from borrowing funds to be applied to make such deposit and the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

(5)	such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any Pari Passu Lien Indebtedness or any other material agreement or instrument (other than the Indenture) to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound (other than that resulting from any borrowing of funds to be applied to make such deposit required to effect such Legal Defeasance or Covenant Defeasance and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

(6)	the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions following the deposit, the trust funds will not be subject to the effect of Section 547 of Title 11 of the United States Code;

(7)	the Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or any Guarantor or others; and

(8)	the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Satisfaction and discharge

The Indenture will be discharged and will cease to be of further effect as to all Notes, when either:

(1)	all Notes theretofore authenticated and delivered, except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

(2) (a)	all Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or are to be called for redemption and redeemed within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company and the Company or any Guarantor have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation for principal amount, premium, if any, and (without duplication) accrued interest to the date of maturity or redemption;

(b)	no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) with respect to the Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under any Pari Passu Lien Indebtedness or any other material agreement or instrument (other than the Indenture) to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

(c)	the Company has paid or caused to be paid all sums payable by it under the Indenture; and

(d)	the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes or the redemption date, as the case may be.

In addition, the Company must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Transfer and exchange

A Holder may transfer or exchange Notes in accordance with the Indenture. The registrar and the Trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. Holders will be required to pay all taxes due on transfer. The Company will not be required to transfer or exchange any First Lien Note selected for redemption or tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer or an Asset Sale Offer. Also, the Company will not be required to transfer or exchange any First Lien Note for a period of 15 days before a selection of Notes to be redeemed. The registered Holder of a First Lien Note will be treated as the owner of the Notes for all purposes.

Amendment, supplement and waiver

Except as provided in the next three succeeding paragraphs, the Indenture, the Security Documents, the Intercreditor Agreements, any Guarantee and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding, including, so long as the Indenture has not been qualified under the TIA, any Notes beneficially owned by the Company’s Affiliates (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing Default or compliance with any provision of the Indenture, the Security Documents or the Notes issued thereunder may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes).

The Indenture provides that without the consent of each affected Holder of Notes, an amendment or waiver may not, with respect to any Notes held by a non-consenting Holder:

(1)	reduce the principal amount of such Notes whose Holders must consent to an amendment, supplement or waiver;

(2)	reduce the principal amount of or change the fixed final maturity of any such First Lien Note or alter or waive the provisions with respect to the redemption of such Notes (other than provisions relating to the covenants described above under the caption “Repurchase at the option of holders”);

(3)	reduce the rate of or change the time for payment of interest on any First Lien Note;

(4)	waive a Default in the payment of principal of or premium, if any, or (without duplication) interest on the Notes, except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in the Indenture or any Guarantee which cannot be amended or modified without the consent of all Holders;

(5)	make any First Lien Note payable in a currency other than U.S. dollars;

(6)	make any change in the provisions of the Indenture relating to the rights of Holders to receive payments of principal of or premium, if any, or (without duplication) interest on the Notes including in connection with a defeasance or discharge;

(7)	make any change in these amendment and waiver provisions;

(8)	impair the right of any Holder to receive payment of principal of or interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(9)	make any change to or otherwise modify the ranking of the Notes that would adversely affect the Holders; or

(10)	except as expressly permitted by the Indenture, modify the Guarantee of any Guarantor in any manner adverse to the Holders of the Notes.

Notwithstanding the foregoing, the Company, any Guarantor (with respect to a Guarantee or the Indenture to which it is a party) and the Trustee may amend or supplement the Indenture, the Security Documents, the First Lien Intercreditor Agreement or any Second Lien Intercreditor Agreement and any Guarantee or Notes without the consent of any Holder:

(1)	to cure any ambiguity, omission, mistake, defect or inconsistency;

(2)	to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3)	to provide for the Assumption and to comply with the covenant relating to mergers, consolidations and sales of assets;

(4)	to provide the assumption of the Company’s or any Guarantor’s obligations to the Holders;

(5)	to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the rights under the Indenture of any such Holder;

(6)	to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Company or any Guarantor;

(7)	to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA;

(8)	to evidence and provide for the acceptance and appointment (x) under the Indenture of a successor Trustee thereunder pursuant to the requirements thereof or (y) under the Security Documents of a successor Collateral Agent thereunder pursuant to the requirements thereof;

(9)	to make changes related to the transfer and legending of the Notes as permitted by the Indenture or applicable law;

(10)	to add a Guarantor under the Indenture;

(11)	to conform the text of the Indenture, Guarantees, the Notes, the Security Documents, the First Lien Intercreditor Agreement or the Second Lien Intercreditor Agreement to any provision of this notes “Description of Notes”;

(12)	to make any amendment to the provisions of the Indenture relating to the transfer and legending of Notes as permitted by the Indenture, including, without limitation, to facilitate the issuance and administration of the Notes; provided, however, that (i) compliance with the Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes;

(13)	to provide for the issuance of Exchange Notes in accordance with the terms of the Indenture and the First Lien Registration Rights Agreement;

(14)	to add security to or for the benefit of the Notes and, in the case of the Security Documents, to or for the benefit of the other secured parties named therein or to confirm and evidence the release, termination or discharge of any Guarantee of or Lien securing the Notes when such release, termination or discharge is permitted by the Indenture and the Security Documents or as required by the First Lien Intercreditor Agreement; or

(15)	to modify the Security Documents, the First Lien Intercreditor Agreement and/or Second Lien Intercreditor Agreement to secure additional extensions of credit and additional secured creditors holding Additional Pari Passu Lien Indebtedness or Permitted Second Lien Obligations, as applicable, so long as such Additional Pari Passu Lien Indebtedness or Permitted Second Lien Obligations, as applicable, are not prohibited by the Indenture or the Credit Agreement.

In addition, any amendment to, or waiver of, the provision of the Indenture, any Security Document, the First Lien Intercreditor Agreement or any Second Lien Intercreditor Agreement that has the effect of releasing all or substantially all of the Collateral or modifies such documents insofar as such documents relates to Collateral in a manner adverse to Holders in any material respect will require consent of the Holders of at least 75% in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes).

The Indenture expressly provides that, prior to the qualification of the Indenture under the TIA, Notes owned by Holders (including direct and indirect beneficial owners) that directly or indirectly control, or are controlled by or under direct or indirect common control with, the Company will not be disregarded for purposes of voting with respect to amendments, waivers, directions and consents. If and when the Indenture is qualified under the TIA, then Notes owned by Holders (including direct and indirect beneficial owners) that directly or indirectly control, or are controlled by or under direct or indirect common control with, the Company will be disregarded for purposes of voting with respect to amendments, waivers, directions and consents.

The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

No amendment of, or supplement or waiver to, the Indenture, the Notes or the Security Documents (other than the First Lien Intercreditor Agreement) shall be permitted to be effected which is in violation of or inconsistent with the terms of the First Lien Intercreditor Agreement. No amendment of, or supplement to, the First Lien Intercreditor Agreement shall be permitted to be effected without the consent of the Collateral Agent and the Revolving Collateral Agent.

Prior to the payment in full of the Priority Payment Lien Obligations, (i) the First Lien Intercreditor Agreement may be amended, without the consent of the holders of the Notes, the Collateral Agent, the Revolving Collateral Agent or the Trustee (collectively, the “First Lien Secured Parties”) or the Credit Agreement Lenders or Agent, to add additional secured creditors holding any Additional Pari Passu Lien Indebtedness permitted by the Credit Agreement and the Indenture and (ii) the Agent (with the requisite consent of the Credit Agreement Lenders) may change, waive, modify or vary the security documents without the consent of the First Lien Secured Parties; provided that any such change, waiver or modification does not materially adversely affect the rights of the First Lien Secured Parties and the additional secured creditors holding Additional Pari Passu Lien Indebtedness. Any consent to the use of cash collateral satisfactory to the Agent or debtor–in-possession financing on a priming basis (whether or not provided by the holders of Priority Payment Lien Obligations) not to exceed twenty percent of the aggregate secured debt subject to the First Lien Intercreditor Agreement shall not be deemed to be materially adverse to the rights of the First Lien Secured Parties or the additional secured creditors holding Additional Pari Passu Lien Indebtedness. Any provider of Additional Pari Passu Lien Indebtedness shall be entitled to rely on the determination of officers of the Company that such modifications do not expressly violate the provisions of the Credit Agreement or the Indenture if such determination is set forth in an Officers’ Certificate signed by an officer of the Company and meeting the requirements set forth in the Indenture delivered to such provider; provided, however, that such determination will not affect whether or not the Company has complied with its undertakings in the Credit Agreement, the Indenture, any agreement governing any Additional Pari Passu Lien Indebtedness, any related security documents or the First Lien Intercreditor Agreement.

No personal liability of directors, officers, employees and stockholders

No director, officer, employee, incorporator or stockholder, member or limited partner of the Company or any Guarantor or any of their parent companies shall have any liability for any obligations of the Company or the Guarantors under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Concerning the trustee

The Indenture contains certain limitations on the rights of the Trustee thereunder, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

The Indenture provides that the Holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of the Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Compliance with Trust Indenture Act

The Company must deliver an Officers’ Certificate to the Collateral Agent annually, to the effect that all such releases and withdrawals during the preceding year in the ordinary course of the Company’s or the Guarantors’ business were not prohibited by the Indenture.

Any certificate or opinion required by Section 314(d) of the TIA may be made by an Officer of the Company, except in cases where Section 314(d) requires that such certificate or opinion be made by an independent engineer, appraiser or other expert.

Notwithstanding anything to the contrary herein, the Company and its Subsidiaries will not be required to comply with all or any portion of Section 314(d) of the TIA if they determine, in good faith based on advice of counsel, that under the terms of that section and/or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, all or any portion of Section 314(d) of the TIA is inapplicable to the released Collateral.

Without limiting the generality of the foregoing, certain no action letters issued by the SEC have permitted an indenture qualified under the TIA to contain provisions permitting the release of collateral from Liens under such indenture in the ordinary course of the issuer’s business without requiring the issuer to provide certificates and other documents under Section 314(d) of the TIA. The Company and the Guarantors may, subject to the provisions of the Indenture, among other things, without any release or consent by the Trustee, the Collateral Agent or Revolving Collateral Agent, conduct ordinary course activities with respect to the Collateral, including, without limitation:

•

selling or otherwise disposing of, in any transaction or series of related transactions, any property subject to the Lien of the Security Documents that has become worn out, defective, obsolete or not used or useful in the business;

•	abandoning, terminating, canceling, releasing or making alterations in or substitutions of any leases or contracts subject to the Lien of the Indenture or any of the Security Documents;

•	surrendering or modifying any franchise, license or permit subject to the Lien of the Security Documents that it may own or under which it may be operating;

•	altering, repairing, replacing, changing the location or position of and adding to its structures, machinery, systems, equipment, fixtures and appurtenances;

•	selling, transferring or otherwise disposing of accounts receivable in the ordinary course of business;

•

making cash payments (including for the repayment of Indebtedness or interest) from cash that is at any time part of the Collateral in the ordinary course of business that are not otherwise prohibited by the Indenture and the Security Documents; and

•	abandoning any intellectual property that is no longer used or useful in the business of the Company or its Subsidiaries.

Governing law

The Indenture, the Security Documents, the Notes and any Guarantee are governed by and construed in accordance with the laws of the State of New York.

Certain definitions

Set forth below are certain defined terms used in the Indenture. For purposes of Indenture, unless otherwise specifically indicated, the term “consolidated” with respect to any Person refers to such Person consolidated with its Restricted Subsidiaries, and excludes from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person.

“Acquired Indebtedness” means, with respect to any specified Person,

(1)	Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and

(2)	Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Notes” has the meaning set forth in the first paragraph under “—Principal, maturity and interest.”

“Additional Pari Passu Lien Indebtedness” means Indebtedness permitted to be incurred under the covenant described under “—Certain covenants—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock” and under the Credit Agreement which is by its terms intended to be secured on a pari passu basis with the Liens securing the Notes; provided such Lien is permitted to be incurred under the Indenture and the Credit Agreement and such Indebtedness has a stated maturity that is no earlier than the stated maturity of the Notes.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“AMI” means American Media, Inc., a Delaware corporation, and its successors and assigns.

“AMO” means American Media Operations, Inc., a Delaware corporation, and its successors and assigns.

“Applicable Premium” means, with respect to any First Lien Note on any Redemption Date, the greater of:

(1)	1.0% of the principal amount of such First Lien Note; and

(2)	the excess, if any, of (a) the present value at such Redemption Date of (i) the redemption price of such First Lien Note at December 15, 2013 (such redemption price being set forth in the table appearing above under the caption “Optional redemption”), plus (ii) all required interest payments due on such First Lien Note through December 15, 2013 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (b) the principal amount of such First Lien Note.

“Asset Sale” means:

(1)	the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-back Transaction) of the Company or any of the Restricted Subsidiaries (each referred to in this definition as a “disposition”); or

(2)	the issuance or sale of Equity Interests of any Restricted Subsidiary, whether in a single transaction or a series of related transactions (other than Preferred Stock or Disqualified Stock of Restricted Subsidiaries issued in compliance with the covenant described under “Certain covenants—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock”);

in each case, other than:

(a)	any disposition of Cash Equivalents or obsolete or worn out equipment in the ordinary course of business or any disposition of inventory or goods (or other assets) in the ordinary course of business;

(b)	the disposition of all or substantially all of the assets of the Company in a manner permitted pursuant to the provisions described above under “Certain covenants—Merger, consolidation or sale of all or substantially all assets” or any disposition that constitutes a Change of Control pursuant to the Indenture;

(c)	the making of any Restricted Payment or any Permitted Investment that is permitted to be made, and is made, under the covenant described above under “Certain covenants—Limitation on restricted payments”;

(d)	any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of related transactions with an aggregate fair market value of less than $7.5 million;

(e)	any disposition of property or assets or issuance of securities (i) by a Guarantor to the Company or by the Company or a Guarantor to another Guarantor or (ii) by a Restricted Subsidiary that is not a Guarantor to the Company, a Guarantor or to another Restricted Subsidiary that is not a Guarantor;

(f)	to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(g)	the lease, assignment or sublease of any real or personal property in the ordinary course of business;

(h)	any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary other than to the extent that the Investment in such Unrestricted Subsidiary constituted a Permitted Investment hereunder;

(i)	solely for the purposes of clauses (1) and (2) of the first paragraph under “Repurchase at the option of holders—Asset sales,” foreclosures, condemnation or any similar action on assets;

(j)	the granting of Liens not prohibited by the Indenture;

(k)	the licensing or sublicensing of intellectual property or other general intangibles in the ordinary course of business; and

(l)	solely for the purposes of clauses (1) and (2) of the first paragraph under “Repurchase at the option of holders—Asset sales,” any surrender or waiver of contract rights or the settlement, release or surrender of contract rights or other litigation claims in the ordinary course of business.

“Bankruptcy Code” means Title 11 of the United States Code.

“Business Day” means each day which is not a Legal Holiday.

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“Cash Equivalents” means:

(1)	United States dollars;

(2) (a)	euro, or any national currency of any participating member of the EMU; or

(b)	in the case of any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by them from time to time in the ordinary course of business;

(3)	securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or issued by any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;

(4)	certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $500.0 million in the case of U.S. banks and $100.0 million (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks;

(5)	repurchase obligations for underlying securities of the types described in clauses (3) and (4) entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6)	commercial paper rated at least P-1 by Moody’s or at least A-1 by S&P and in each case maturing within 24 months after the date of creation thereof;

(7)	marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof;

(8)	investment funds investing 95% of their assets in securities of the types described in clauses (1) through (7) above;

(9)	readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition;

(10)	Indebtedness or Preferred Stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 24 months or less from the date of acquisition; and

(11)	Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above, provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Cash Management Bank” means any Credit Agreement Lender or an Affiliate of a Credit Agreement Lender (together with its successors and assigns) providing Cash Management Services to the Company or any Guarantor.

“Cash Management Obligations” means all obligations owing by the Company or any Guarantor to any Cash Management Bank in respect of any Cash Management Services (including, without limitation, indemnities, fees and interest thereon and all interest and fees that accrue on or after the commencement of any Insolvency or Liquidation Proceeding at the rate provided for in the respective documents governing the Cash Management Services, whether or not a claim for post-petition interest or fees is allowed or allowable in any such Insolvency or Liquidation Proceeding), now existing or hereafter incurred under, arising out of or in connection with such Cash Management Services, and the due performance and compliance by the Company or such Guarantor with the terms, conditions and agreements of such Cash Management Services.

“Cash Management Services” means treasury, depository, bank product and/or cash management services or any automated clearing house transfer services.

“Change of Control” means the occurrence of any of the following:

(1)	the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, other than to a Permitted Holder or to a Person with respect to which the Permitted Holders have the right or ability, by voting power, contract or otherwise, to elect or designate for election a majority of the board of directors of such Person or any direct or indirect holding company of such Person;

(2) (A)	the Company becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) that any “person” or “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision), other than the Permitted Holders, has become the “beneficial owner” (as defined in Rules 13d-3 of the Exchange Act, or any successor provision), by way of merger, consolidation or other business combination or purchase, of 50% or more of the total voting power of the Voting Stock of the Company or any direct or indirect parent company holding directly or indirectly 100% of the total voting power of the Voting Stock of the Company and (B) the Permitted Holders do not have the right or ability, by voting power, contract or otherwise, to elect or designate for election a majority of the board of directors of the Company or such parent company; or

(3)	the adoption by the stockholders of the Company of a plan or proposal for the liquidation or dissolution of the Company.

“Collateral” means all of the property and assets whether now owned or hereafter acquired, in each case, in which Liens are, from time to time, purported to be granted to secure the Notes and the Guarantees pursuant to the Security Documents, other than Excluded Assets.

“Collateral Agent” has the meaning set forth under the caption “Security for the notes—After-acquired collateral.”

“Company” has the meaning set forth in the first paragraph under “General.”

“Consolidated Interest Expense” means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries (other than with respect to interest paid in kind by the issuance of additional Indebtedness and other non-cash interest expense), plus, to the extent incurred by the Company and its Restricted Subsidiaries in such period but not included in such interest expense:

(a)	interest expense attributable to Capitalized Lease Obligations and the interest expense attributable to leases constituting part of a Sale and Lease-back Transaction,

(b)	amortization of debt discount and debt issuance costs,

(c)	capitalized interest,

(d)	commissions, discounts and other fees and charges attributable to letters of credit and bankers’ acceptance financing,

(e)	interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is guaranteed by (or secured by the assets of) the Company or any Restricted Subsidiary,

(f)	net costs associated with Hedging Obligations,

(g)	dividends in respect of all Disqualified Stock of the Company and all Preferred Stock of any of the Restricted Subsidiaries of the Company, to the extent held by Persons other than the Company or a Wholly Owned Subsidiary,

(h)	interest incurred in connection with investments in discontinued operations, and

(i)	the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness incurred by such plan or trust.

Notwithstanding anything to the contrary contained herein, commissions, discounts, yield and other fees and charges incurred in connection with any transaction pursuant to which the Company or any Subsidiary of the Company may sell, convey or otherwise transfer or grant a security interest in any accounts receivable or related assets shall be included in Consolidated Interest Expense.

“Consolidated Leverage Ratio” as of any date of determination means the ratio of:

(a)	Total Consolidated Indebtedness as of the date of determination to

(b)	the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending at the end of the most recent fiscal quarter for which internal financial statements are available, provided, however, that

(i)	if the Company or any Restricted Subsidiary has incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Leverage Ratio is an incurrence of Indebtedness, EBITDA and, for the purpose of calculating EBITDA, Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation will be deemed to be (i) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or (ii) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation, in each case, provided that such average daily balance shall take into account any repayment of Indebtedness under such facility as provided in clause (ii)),

(ii)	if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Leverage Ratio, EBITDA and, for the purpose of calculating EBITDA, Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Company or such Restricted Subsidiary had not earned the interest income actually earned during such period in respect of cash or Cash Equivalents used to repay, repurchase, defease or otherwise discharge such Indebtedness,

(iii)	if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Sale, EBITDA for such period shall be reduced by an amount equal to EBITDA (if positive) directly attributable to the assets that were the subject of such Asset Sale for such period or increased by an amount equal to EBITDA (if negative) directly attributable thereto for such period and, for the purpose of calculating EBITDA, Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Sale for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale),

(iv)	if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and, for the purpose of calculating EBITDA, Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the incurrence of any Indebtedness) as if such Investment or acquisition had occurred on the first day of such period, and

(v)	if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Sale or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (iii) or (iv) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and, for the purpose of calculating EBITDA, Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Sale, Investment or acquisition of assets had occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to a transaction, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company; provided that any such pro forma calculations with respect to cost savings, operating expense reductions or synergies for such period shall be limited to those resulting from the transaction which is being given pro forma effect that in the reasonable determination of a responsible financial or accounting Officer of the Company (a) are reasonably identifiable and factually supportable and (b) such actions have been realized or for which the steps necessary for realization have been taken or are reasonably expected to be taken within twelve months following any such transaction, including, but not limited to, the execution or termination of any contracts, the termination of any personnel or the closing (or approval by the board of directors of any closing) of any facility, as applicable. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness).

“Consolidated Net Income” means, for any period, the net income (excluding non-controlling interest) of the Company and its Restricted Subsidiaries for such period; provided, however, that there shall not be included in such Consolidated Net Income:

(a)	any net income of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that

(i)	subject to the limitations contained in clause (d) below, the Company’s equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash (or other assets to the extent converted into cash) actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend, debt repayment or other distribution made to a Restricted Subsidiary (other than a Guarantor), to the limitations contained in clause (b) below) and

(ii)	the Company’s equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from the Company or a Restricted Subsidiary;

(b)	except for the purposes of calculating Consolidated Leverage Ratio, any net income (or loss) of any Restricted Subsidiary (other than any Guarantor) if such Restricted Subsidiary is not permitted by restrictions, directly or indirectly, to pay dividends or make distributions (unless legally waived) to the Company, except that

(i)	the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash (or other assets to the extent converted into cash) actually distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend, debt repayment or other distribution (subject, in the case of a dividend, debt repayment or other distribution made to another Restricted Subsidiary (other than a Guarantor), to the limitation contained in this clause) and

(ii)	the net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

(c)	any gain (loss) realized (less all fees and expenses related thereto) upon the sale or other disposition of any asset of the Company or its consolidated Subsidiaries (including pursuant to any Sale and Lease-back Transaction) that is not sold or otherwise disposed of in the ordinary course of business and any gain (loss) realized upon the sale or other disposition of any Capital Stock of any Person;

(d)	any extraordinary, non-recurring or unusual gain or loss or expense (less all fees and expenses related thereto);

(e)	the cumulative effect of a change in accounting principles;

(f)	effects of adjustments (including the effects of such adjustments pushed down to the Company and its Restricted Subsidiaries) in the inventory, property and equipment, software, goodwill and other intangible assets and in process research and development, deferred revenue and debt line items in such Person’s consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting in relation to any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes;

(g)	any net after-tax income (loss) from the early extinguishment of (i) Indebtedness, (ii) Hedging Obligations or (iii) other derivative instruments;

(h)	any net after-tax income or loss from abandoned, closed or discontinued operations and any net after-tax gains or losses on disposal of abandoned, closed or discontinued operations;

(i)	any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets, investments in debt and equity securities or as a result of a change in the law or regulation, in each case, pursuant to GAAP and the amortization of intangibles arising pursuant to GAAP; and

(j)	any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, disposition, recapitalization Investment, Asset Sale, issuance or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any other such transaction consummated prior to December 22, 2010 and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent;

(1)	to purchase any such primary obligation or any property constituting direct or indirect security therefor;

(2)	to advance or supply funds:

(a)	for the purchase or payment of any such primary obligation; or

(b)	to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(3)	to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Covenant Suspension” means, during any period of time following the issuance of the Notes, that (i) the Notes have Investment Grade Ratings from both Rating Agencies, and (ii) no Default has occurred and is continuing under the Indenture.

“Credit Agreement” means the credit agreement to be entered into on or about December 22, 2010, among AMI, the Company, the lenders and the administrative agent for such lenders, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under “Certain covenants—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock” above).

“Credit Agreement Lenders” means the “Lenders” from time to time party to, and as defined in, the Credit Agreement, together with their respective successors and assigns; provided that the term “Credit Agreement Lender” shall in any event also include each letter of credit issuer and swingline lender under the Credit Agreement, including, without limitation, the “Issuing Bank,” the “Swingline Lender” and any “Agent” under (and each as defined in) the Credit Agreement.

“Debt Coverage EBITDA” has the meaning set forth in the Offering Memorandum.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Designated Non-cash Consideration” means the fair market value of non-cash consideration received by the Company or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation, executed by the principal financial officer of the Company, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

“Discharge of First Lien Obligations” means, subject to any reinstatement of First Lien Obligations in accordance with the Intercreditor Agreement, (a) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding at the rate provided for in the respective First Lien Document, whether or not such interest would be allowed in any such Insolvency or Liquidation Proceeding) and premium, if any, on all Indebtedness under the First Lien Documents and termination of all commitments of the Credit Agreement Lenders to lend or otherwise extend credit under the First Lien Documents, (b) payment in full in cash of all other First Lien Obligations (including letter of credit reimbursement obligations) that are due and payable or otherwise accrued and owing at or prior to the time such principal, interest, and premium are paid (other than Cash Management Obligations and Secured Hedge Obligations so long as arrangements satisfactory to the applicable Cash Management Bank or Hedge Bank shall have been made), and (c) termination or cash collateralization (in an amount and manner, and on terms, reasonably satisfactory to the First Lien Representative) of all letters of credit issued under the First Lien Credit Documents.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations; provided, further, that any Capital Stock held by any future, current or former employee, director, manager or consultant (or their respective trusts, estates, investment funds, investment vehicles or immediate family members) of the Company, any of its

Subsidiaries or any direct or indirect parent entity of the Company in each case upon the termination of employment or death of such person pursuant to any stockholders’ agreement, management equity plan, stock option plan or any other management or employee benefit plan or agreement shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or its Subsidiaries.

“EBITDA” for any period means the Consolidated Net Income of the Company and its Restricted Subsidiaries for such period, plus, without duplication, the following to the extent deducted in calculating such Consolidated Net Income:

(a)	Consolidated income tax expense,

(b)	Consolidated Interest Expense,

(c)	Consolidated depreciation expense,

(d)	Consolidated amortization expense (including amortization associated with capitalized or short-term display rack costs and the recognition of such costs as a deferred cost asset amortized as contra-revenue),

(e)	any interest paid in kind by the issuance of additional Indebtedness and other non-cash interest expense,

(f)	any expenses or charges related to any Equity Offering, Permitted Investment, acquisition or Indebtedness permitted to be incurred by the Indenture (whether or not successful),

(g)	any expense or charge incurred or recorded by the Company or any of its Subsidiaries in connection with (i) Asset Sales or (ii) reorganization and other cost cutting efforts, including, without limitation, expenses and charges relating to severance, relocation and the discontinuation of titles,

(h)	any non-cash charges (including any non-cash compensation charge or expense) reducing Consolidated Net Income for such period (excluding any such charge which consists of or requires an accrual of, or cash reserve for, any anticipated cash charges for any prior or in any future period),

(i)	any charges or credits relating to the adoption of fresh start accounting principles; and

(j)	solely for purposes of calculating the Consolidated Leverage Ratio, the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-wholly owned Subsidiary deducted (and not added back) in such period in calculating Consolidated Net Income.

“EMU” means the economic and monetary union as contemplated in the Treaty on European Union.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means any public or private sale of common stock or Preferred Stock of the Company or any of its direct or indirect parent companies (excluding Disqualified Stock), other than:

(1)	public offerings with respect to the Company’s or any direct or indirect parent company’s common stock registered on Form S-8;

(2)	issuances to any Subsidiary of the Company; and

(3)	any such public or private sale that constitutes an Excluded Contribution.

“euro” means the single currency of participating member states of the EMU.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Exchange Notes” means any notes issued in exchange for notes pursuant to the First Lien Registration Rights Agreement or similar agreement.

“Excluded Contribution” means the amount of net cash proceeds, marketable securities or Qualified Proceeds received by the Company after December 22, 2010 from (1) contributions to its common equity capital and (2) the sale (other than to a Subsidiary of the Company or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Company or any of its direct or indirect parents) of Capital Stock (other than Disqualified Stock) of the Company, in each case designated as an Excluded Contribution pursuant to an Officers’ Certificate on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in clause (3) of the first paragraph under “Certain covenants—Limitation on restricted payments.”

“Exit Financing” means that certain financing to finance the Reorganization Plan expected to be comprised of the Credit Agreement, the Notes and the Second Lien Notes.

“fair market value” means, with respect to any asset or liability, the fair market value of such asset or liability as determined by the Company in good faith; provided that if the fair market value is equal to or exceeds $25.0 million, such determination shall be made by the board of directors of the Company.

“First Lien Credit Documents” means the Credit Agreement, the other Loan Documents (as defined in the Credit Agreement), and each of the other agreements, documents, and instruments providing for or evidencing any other First Lien Obligation and any other document or instrument executed or delivered at any time in connection with any First Lien Obligation (including any intercreditor or joinder agreement among holders of First Lien Obligations but excluding Secured Hedge Agreements and the documents governing the Cash Management Obligations), to the extent such are effective at the relevant time, as each may be amended, modified, restated, supplemented, replaced or refinanced from time to time.

“First Lien Documents” means the First Lien Credit Documents, the Secured Hedge Agreements, and any and all documents governing the Cash Management Obligations.

“First Lien Intercreditor Agreement” means the First Lien Intercreditor Agreement dated on or about December 22, 2010 among the Collateral Agent, the collateral agent in respect of the Credit Agreement, the Company, AMI and each other Guarantor named therein, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.

“First Lien Leverage Ratio” means the ratio of (1) the aggregate principal amount of Pari Passu Lien Indebtedness (calculated net of up to $20.0 million of unrestricted cash and Cash Equivalents of the Company and its Restricted Subsidiaries as of such date of determination) to (2) EBITDA for the most recently ended four fiscal quarters for which financial statements are available immediately preceding the date of determination, with such pro forma adjustments to EBITDA as would be required under the proviso to the definition of “Consolidated Leverage Ratio” in performing a calculation thereof.

“First Lien Obligations” means (i) all Obligations arising under (and as defined in) the Credit Agreement of the Company and the Guarantors, under any other document relating to the Credit Agreement incurred under clause (1) of the second paragraph under “Certain covenants—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock”, (ii) all Obligations under the Indenture, (iii) all Secured Hedging Obligations and (iv) all Cash Management Obligations; provided that the aggregate principal amount of, without duplication, revolving credit loans, letters of credit, term loans, other loans, notes or similar instruments (excluding, in any event, Cash Management Obligations and Secured Hedging Obligations) provided for under the Credit Agreement or any other document relating to the Credit Agreement (or any refinancing thereof) in excess of the amount permitted under clause (1) of the second paragraph under “Certain Covenants—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock” and any interest relating to such excess amount, shall not constitute First Lien Obligations for purposes of the Indenture. “First Lien Obligations” shall in any event include (a) all interest accrued or accruing, or which would accrue, absent commencement of an Insolvency or Liquidation Proceeding (and the effect of provisions such as Section 502(b)(2) of the Bankruptcy Code), on or after the commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant First Lien Document, whether or not the claim for such interest is allowed or allowable as a claim in such Insolvency or Liquidation Proceeding, (b) any and all fees and expenses (including attorneys’ and/or financial consultants’ fees and expenses) incurred by the First Lien Representative and the First Lien Secured Parties on or after the commencement of an Insolvency or Liquidation Proceeding, whether or not the claim for fees and expenses is allowed or allowable under Section 502 or 506(b) of the Bankruptcy Code or any other provision of the Bankruptcy Code or any similar federal, state or foreign law for the relief of debtors as a claim in such Insolvency or Liquidation Proceeding, and (c) all obligations and liabilities of the Company and each Guarantor under each First Lien Document to which it is a party which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due and payable.

“First Lien Registration Rights Agreement” means the Registration Rights Agreement in respect of the Notes, to be dated as of the Issue Date, among the initial purchasers and AMO Escrow Corporation, as supplemented by the joinder to the Registration Rights Agreement to be dated as of the Release Date, among the Company and the Guarantors.

“First Lien Representative” means, as between collateral agents representing different series of First Lien Obligations, the collateral agent representing the series of First Lien Obligations with the greatest outstanding principal amount.

“Foreign Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof or the District of Columbia and any Restricted Subsidiary of such Foreign Subsidiary.

“GAAP” means generally accepted accounting principles in the United States which are in effect on the Issue Date. At any time after the Issue Date, the Company may elect to apply IFRS accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS (except as otherwise provided in the Indenture); provided that any such election, once made, shall be irrevocable; provided, further, any calculation or determination in the Indenture that requires the application of GAAP for periods that include fiscal quarters ended prior to the Company’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP. The Company shall give written notice of any such election made in accordance with this definition to the Trustee and the Holders of Notes.

“Government Securities” means securities that are:

(1)	direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2)	obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means the guarantee by any Guarantor of the Company’s Obligations under the Indenture.

“Guarantor” means each Restricted Subsidiary that guarantees the Notes in accordance with the terms of the Indenture.

“Hedge Bank” means any Person that is a Credit Agreement Lender or an Affiliate of a Credit Agreement Lender at the time it enters into a Secured Hedge Agreement, in its capacity as a party thereto, and such Person’s successors and assigns.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate or currency risks either generally or under specific contingencies.

“Holder” means the Person in whose name a First Lien Note is registered on the registrar’s books.

“Indebtedness” means, with respect to any Person, without duplication:

(1)	any indebtedness (including principal and premium) of such Person, whether or not contingent:

(a)	in respect of borrowed money;

(b)	evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);

(c)	representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP; or

(d)	representing any Hedging Obligations;

if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(2)	to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (1) of a third Person (whether or not such items would appear upon the balance sheet of the such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

(3)	to the extent not otherwise included, the obligations of the type referred to in clause (1) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person but only to the extent of the fair market value of the assets subject to such Lien;

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include Contingent Obligations incurred in the ordinary course of business.

“IFRS” means the International Financial Reporting Standards as adopted by the International Accounting Standards Board.

“Indenture” has the meaning set forth in the second paragraph under the caption “—General.”

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Company, qualified to perform the task for which it has been engaged.

“Initial Purchasers” means J.P. Morgan Securities LLC, Deutsche Bank Securities Inc and Credit Suisse Securities (USA) LLC.

“Insolvency or Liquidation Proceeding” means (a) any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to the Company or any Guarantor, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to the Company or any Guarantor or with respect to a material portion of its respective assets, (c) any liquidation, dissolution, reorganization or winding up of the Company or any Guarantor, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company or any Guarantor.

“Intercreditor Agreements” means the First Lien Intercreditor Agreement and the Second Lien Intercreditor Agreement.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s Investors Service, Inc. and BBB- (or the equivalent) by Standard & Poor’s Ratings Group, Inc., in each case, with a stable or better outlook, or an equivalent rating by any other Rating Agency.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commission, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of the Company in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and the covenant described under “Certain covenants—Limitation on restricted payments”:

(1)	“Investments” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(a)	the Company’s “Investment” in such Subsidiary at the time of such redesignation; less

(b)	the portion (proportionate to the Company equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

(2)	any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer.

“Issue Date” means December 1, 2010.

“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the States of New York, Minnesota and Delaware. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period in respect of such payment date.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction (other than a filing for informational purposes); provided that in no event shall an operating lease be deemed to constitute a Lien.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale, including any cash received upon the sale of sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale, net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration, including legal, accounting and investment banking fees, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of principal, premium, if any, and interest on Indebtedness required (other than required by clause (1) of the second paragraph of “Repurchase at the option of holders—Asset sales”) to be paid as a result of such transaction, amounts required to be paid to minority interest holders in Restricted Subsidiaries as a result of such Asset Sale, any portion of the purchase price from such Asset Sale placed in escrow as a requirement of such Asset Sale (but only for the duration of such escrow), and any deduction of appropriate amounts to be provided by the Company or any of the Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Company or any of the Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Notes” has the meaning set forth in the second paragraph under the caption “—General.” “Obligations” means any principal (including any accretion), interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal (including accretion), interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Offering Memorandum” means the Offering Memorandum dated November 16, 2010 with respect to the Notes.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Company.

“Officers’ Certificate” means a certificate signed on behalf of the Company by any two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements set forth in the Indenture.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company.

“Pari Passu Lien Indebtedness” means (i) the Notes, (ii) Indebtedness under the Credit Agreement and (iii) Additional Pari Passu Lien Indebtedness.

“Permitted Asset Swap” means the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the Company or any of its Restricted Subsidiaries and another Person; provided, that any cash or Cash Equivalents received must be applied in accordance with the “Repurchase at the option of holders—Asset sales” covenant.

“Permitted Holders” means (i) Angelo, Gordon & Co., L.P., (ii) Avenue Capital Management II, L.P., (iii) Capital Research and Management Company, Capital Guardian Trust Company and Capital International, Inc., (iv) Credit Suisse Securities (USA) LLC, (v) Regiment Capital Management, LLC, (vi) [reserved], (vii) any group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act or any successor provision) of which any of the Permitted Holders specified in clauses (i)-(v) are members, and (viii) the respective Affiliates of each of the foregoing; provided that in the case of any group specified in clause (vii) above, without giving effect to such group, Permitted Holders specified in clauses (i)-(v) and their respective Affiliates must collectively beneficially own a greater amount of the total voting power of the Voting Stock of AMI than the amount of the total voting power of the Voting Stock of AMI beneficially owned by any other member of such group.

“Permitted Investments” means:

(1)	any Investment in the Company or any of its Restricted Subsidiaries;

(2)	any Investment in cash and Cash Equivalents;

(3)	any Investment by the Company or any of its Restricted Subsidiaries in a Person that is engaged in a Similar Business if as a result of such Investment:

(a)	such Person becomes a Restricted Subsidiary; or

(b)	such Person, in one transaction or a series of related transactions, is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided, that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

(4)	any Investment in securities or other assets not constituting cash or Cash Equivalents and received in connection with an Asset Sale made pursuant to the provisions of “Repurchase at the option of holders—Asset sales” or any other disposition of assets not constituting an Asset Sale;

(5)	any Investment existing on the Release Date;

(6)	any Investment acquired by the Company or any of its Restricted Subsidiaries:

(a)	in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable; or

(b)	as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(7)	Hedging Obligations permitted under clause (10) of the covenant described in “Certain covenants—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock”;

(8)	any Investment in a Similar Business having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (8) that are at that time outstanding, not to exceed the greater of (x) $25.0 million and (y) 3.0% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(9)	Investments the payment for which consists of Equity Interests (exclusive of Disqualified Stock) of the Company, or any of its direct or indirect parent companies; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of the first paragraph under the covenant described in “Certain covenants—Limitation on restricted payments”;

(10)	guarantees of Indebtedness permitted under the covenant described in “Certain covenants—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock”;

(11)	any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of the second paragraph of the covenant described under “Certain covenants—Transactions with affiliates” (except transactions described in clauses (2), (5) and (16) of such paragraph);

(12)	additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (12) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed the greater of (x) $40.0 million and (y) 5.0% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(13)	loans and advances to, or guarantees of Indebtedness of, officers, directors and employees in an amount not to exceed $5.0 million at any time outstanding;

(14)	loans and advances to officers, directors and employees for business related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business; and

(15)	prepaid expenses, deposits, advances, loans or extensions of trade credit in the ordinary course of business by the Company or any Restricted Subsidiaries.

“Permitted Liens” means, with respect to any Person:

(1)	pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(2)	Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet overdue for a period of more than 30 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(3)	Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(4)	Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(5)	minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental, to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6)	(i) Liens securing Indebtedness under the Credit Agreement incurred under clause (1) of the second paragraph under “Certain covenants—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock” (and the related guarantees) and (ii) Liens securing Indebtedness permitted to be incurred pursuant to clause (4) of the second paragraph under “Certain covenants—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock” covering only the property (real or personal) or equipment (other than software), whether through the direct purchase of assets or the Capital Stock of any Person owning such assets, in each case, financed by or acquired with such Indebtedness;

(7)	Liens existing on December 22, 2010 (other than Liens in favor of secured parties under the Credit Agreement) including Liens securing the Second Lien Notes issued on or prior to the Release Date; provided that the Second Lien Notes are subject to the Second Lien Intercreditor Agreement;

(8)	Liens on property or shares of stock or other assets of a Person at the time such Person becomes a Subsidiary; provided, however, such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property or assets owned by the Company or any of its Restricted Subsidiaries;

(9)	Liens on property or other assets at the time the Company or a Restricted Subsidiary acquired the property or such other assets, including any acquisition by means of a merger or consolidation with or into the Company or any of its Restricted Subsidiaries; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens may not extend to any other property owned by the Company or any of its Restricted Subsidiaries;

(10)	Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or another Restricted Subsidiary permitted to be incurred in accordance with the covenant described under “Certain covenants—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock”;

(11)	Liens securing Hedging Obligations;

(12)	Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13)	leases, subleases, licenses or sublicenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries and do not secure any indebtedness;

(14)	Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

(15)	Liens in favor of the Company or any Guarantor;

(16)	Liens on equipment of the Company or any of its Restricted Subsidiaries granted in the ordinary course of business to the Company’s clients not related to Indebtedness;

(17)

Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (7), (8) and (9); provided, however, that (a) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7), (8) and (9) at the time the original Lien became a Permitted Lien under the Indenture, and (ii) an amount necessary to pay any accrued interest and fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

(18)	deposits made in the ordinary course of business to secure liability to insurance carriers;

(19)	other Liens that are not on Collateral securing obligations incurred in the ordinary course of business which obligations do not exceed $10.0 million at any one time outstanding;

(20)	Liens securing judgments for the payment of money not constituting an Event of Default under clause (5) under the caption “Events of default and remedies” so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(21)	Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(22)	Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code (or any comparable or successor provision) on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(23)	Liens deemed to exist in connection with Investments in repurchase agreements permitted under “Certain covenants—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock”; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreements;

(24)	Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(25)	Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Company or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(26)	any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(27)	Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(28)	Liens arising under the Indenture in favor of the Trustee for its own benefit and similar Liens in favor of other trustees, agents and representatives arising under instruments governing Indebtedness permitted to be incurred or outstanding under the Indenture, provided that such Liens are solely for the benefit of the trustees, agents and representatives in their capacities as such and not for the benefit of the holders of such Indebtedness;

(29)	Liens arising from the deposit of funds or securities in trust for the purpose of decreasing or defeasing Indebtedness so long as such deposit of funds or securities and such decreasing or defeasing of Indebtedness are permitted under the covenant described under “Certain covenants—Limitation on restricted payments”;

(30)	Liens on the Equity Interests of Unrestricted Subsidiaries;

(31)	Liens on the Collateral securing the Notes issued on the Issue Date, the Guarantees thereof and other Obligations under the Indenture and in respect thereof and any obligations owing to the Trustee or the Collateral Agent under the Indenture or the Security Documents;

(32)	Liens on assets of Foreign Subsidiaries to secure Indebtedness of Foreign Subsidiaries;

(33)	Liens on the Collateral securing Additional Pari Passu Lien Indebtedness; provided that (x) at the time of incurrence of such Additional Pari Passu Lien Indebtedness and on a pro forma basis immediately after giving effect thereto, the First Lien Leverage Ratio for the Company and its Restricted Subsidiaries’ on a consolidated basis for the most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date of such transaction is equal to or less than 2.75 to 1.0; and (y) if at the time of incurrence of such Additional Pari Passu Lien Indebtedness and on a pro forma basis immediately after giving effect thereto, the First Lien Leverage Ratio for the Company and its Restricted Subsidiaries’ on a consolidated basis for the most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date of such transaction exceeds 2.75 to 1.0, such Additional Pari Passu Lien Indebtedness does not exceed $5.0 million at any time outstanding; and

(34)	Liens on the Collateral securing on a junior priority basis Indebtedness incurred pursuant to the first paragraph of the covenant described under “—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock”; provided that any such Indebtedness and guarantees shall be subject to a Second Lien Intercreditor Agreement.

In each case set forth above, notwithstanding any stated limitation on the assets that may be subject to such Lien, a Permitted Lien on a specified asset or group or type of assets may include Liens on all improvements, additions and accessions thereto and all products and proceeds thereof, including dividends, distributions, interest and increases in respect thereof.

For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness.

“Permitted Second Lien Obligations” means the Second Lien Notes and any Indebtedness secured by a Lien incurred under clause (34) of the definition of Permitted Liens.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

“Priority Payment Lien Obligations” means (i) any Indebtedness incurred pursuant to clause (1) of the second paragraph under “—Certain covenants—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock”, (ii) Cash Management Obligations with a Cash Management Bank and (iii) Secured Hedging Obligations, in each case, so designated by the Company.

“Purchase Money Obligations” means any Indebtedness incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets (other than Capital Stock), and whether acquired through the direct acquisition of such property or assets, or otherwise.

“Qualified Proceeds” means assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business; provided that the fair market value of any such assets or Capital Stock shall be determined by the Company in good faith.

“Rating Agencies” means Moody’s and S&P or, if Moody’s or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company which shall be substituted for Moody’s or S&P or both, as the case may be.

“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Similar Business, provided that any assets received by the Company or a Restricted Subsidiary in exchange for assets transferred by the Company or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

“Release Date” means December 22, 2010, the date that AMO Escrow Corporation was merged with and into the Company, with the Company as the surviving corporation and the Company assumed the obligations under the Indenture and the Notes.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of the Company (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.”

“Reversion Date” means, during any period of time during which the Company and the Restricted Subsidiaries are not subject to the covenants listed in the first paragraph under “Description of Notes—Certain covenants” (the “Suspended Covenants”) as a result of a Covenant Suspension, the date on which one or both of the Rating Agencies withdraws its Investment Grade Rating or downgrades the rating assigned to the Notes below an Investment Grade Rating or a Default or Event of Default occurs and is continuing, and after which date the Suspended Covenants will thereafter be reinstated.

“Revolving Facility” means the Company’s $40,000,000 senior secured first lien revolving credit facility pursuant to the Credit Agreement dated as of December 22, 2010.

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Sale and Lease-back Transaction” means any arrangement providing for the leasing by the Company or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to a third Person in contemplation of such leasing.

“SEC” means the U.S. Securities and Exchange Commission.

“Second Lien Collateral Agent” has the meaning ascribed to such term under “—Security for the notes—Second lien intercreditor agreement.”

“Second Lien Indenture” means the indenture in respect of the Second Lien Notes dated as of December 22, 2010 among the Company and the Second Lien Trustee, as amended or supplemented from time to time.

“Second Lien Intercreditor Agreement” means an intercreditor agreement dated as of December 22, 2010 among the Collateral Agent, the Revolving Collateral Agent, the Company, AMI and each other Guarantor and the Second Lien Collateral Agent.

“Second Lien Notes” means the up to $140,000,000 in aggregate principal amount of the Company’s Second Lien Secured Notes due 2018 issued on December 22, 2010 pursuant to the Second Lien Indenture.

“Second Lien Trustee” means Wilmington Trust, National Association (as successor by merger to Wilmington Trust FSB), as trustee for the holders of Second Lien Notes.

“Secured Hedge Agreements” means each agreement that governs Hedging Obligations by and between the Company or any Guarantor, on the one hand, and any Hedge Bank from time to time, but only to the extent such agreement is permitted under the Credit Agreement and constitutes an “Obligation” (as such term is defined under the Credit Agreement); provided, however, that such Hedging Obligations shall not, solely by virtue of constituting an “Obligation” (as so defined), also constitute Indebtedness under the Credit Agreement.

“Secured Hedging Obligations” means (i) obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities, whether now existing or hereafter arising (including, without limitation, indemnities, fees and interest thereon and all interest and fees that accrue on or after the commencement of any Insolvency or Liquidation Proceeding at the rate provided for in the respective Secured Hedge Agreement, whether or not a claim for post-petition interest or fees is allowed in any such Insolvency or Liquidation Proceeding), of the Company or any Guarantor owing to any Hedge Bank, now existing or hereafter incurred under, or arising out of or in connection with, any Secured Hedge Agreement (including all such obligations and indebtedness under any guarantee of any such Secured Hedge Agreement to which the Company or such Guarantor is a party) and (ii) all performance and compliance obligations by the Company or any Guarantor under any Secured Hedge Agreement.

“Secured Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries secured by a Lien.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Documents” means the security documents granting a security interest in any assets of any Person to secure the Obligations under the Notes and the Guarantees as each may be amended, restated, supplemented or otherwise modified from time to time.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on December 22, 2010.

“Similar Business” means any business conducted or proposed to be conducted by the Company and its Restricted Subsidiaries on the Issue Date or any business that is similar, reasonably related, incidental or ancillary thereto.

“Subsidiary” means, with respect to any Person:

(1)	any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof or is consolidated under GAAP with such Person at such time; and

(2)	any partnership, joint venture, limited liability company or similar entity of which

(x)	more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

(y)	such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

“Total Assets” means the total consolidated of the Company and its Restricted Subsidiaries, as shown on the most recent balance sheet of the Company.

“Total Consolidated Indebtedness” means the aggregate amount of all Indebtedness of the Company and its Restricted Subsidiaries, outstanding as of such date of determination, determined on a Consolidated basis, after giving effect to any incurrence of Indebtedness and the application of the proceeds therefrom giving rise to such determination (but excluding Indebtedness of the type described in clause (d) of the definition thereof and Indebtedness issued in payment of interest obligations), less up to $20.0 million of unrestricted cash and Cash Equivalents of the Company and its Restricted Subsidiaries as of such date of determination.

“Trade Payables” means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

“Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to December 15, 2013; provided, however, that if the period from the Redemption Date to December 15, 2013 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Unrestricted Subsidiary” means:

(1)	any Subsidiary of the Company which at the time of determination is an Unrestricted Subsidiary (as designated by the Company, as provided below); and

(2)	any Subsidiary of an Unrestricted Subsidiary.

The Company may designate any Subsidiary of the Company (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Company or any Subsidiary of the Company (other than solely any Subsidiary of the Subsidiary to be so designated); provided that

(1)	any Unrestricted Subsidiary must be an entity of which the Equity Interests entitled to cast at least a majority of the votes that may be cast by all Equity Interests having ordinary voting power for the election of directors or Persons performing a similar function are owned, directly or indirectly, by the Company;

(2)	such designation complies with the covenants described under “Certain covenants—Limitation on restricted payments”; and

(3)	each of:

(a)	the Subsidiary to be so designated; and

(b)	its Subsidiaries

has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any Restricted Subsidiary (other than a pledge of the Equity Interests of such Unrestricted Subsidiary).

The Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Default shall have occurred and be continuing and the Company could incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test described in the first paragraph under “Certain covenants—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock.”

Any such designation by the Company shall be notified by the Company to the Trustee by promptly filing with the Trustee a copy of the resolution of the board of directors of the Company or any committee thereof giving effect to such designation (which resolution must be certified by the Secretary or an Assistant Secretary of the Company) and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“Unsecured Indebtedness” means Indebtedness that is not Secured Indebtedness.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

(1)	the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment; by

(2)	the sum of all such payments.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Equity Interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

EXCHANGE OFFER: REGISTRATION RIGHTS AGREEMENT

In connection with the 2010 Restructuring, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the holders and the guarantors of the original notes, which, among other things, requires the Company to use commercially reasonable efforts to file with the SEC and cause to become effective an exchange offer registration statement (the “Exchange Offer Registration Statement”) with the SEC. The Company intends to conduct this exchange offer in accordance with the provisions of the Registration Rights Agreement for the original notes and the applicable requirements of the Securities Act and the related rules and regulations of the SEC.

Pursuant to the Exchange Offer Registration Statement, the Company will offer to exchange up to $365.0 million of the 11.5% senior notes due December 15, 2017 (the “Exchange Notes”), which will be registered under the Securities Act of 1933, as amended (the “Securities Act”), for up to $365.0 million of the original notes, which we issued in December 2010. The terms of the Exchange Notes will be substantially identical to the terms of the original notes, except that the transfer restrictions, registration rights and additional interest provisions relating to the original notes will not apply to the exchange notes. There is no existing public market for the original notes or the Exchange Notes to be offered pursuant to the Exchange Offer Registration Statement. We do not intend to list the Exchange Notes on any securities exchange or seek approval for quotation through any automated trading system.

The Company is required to commence the exchange offer once the Exchange Offer Registration Statement is declared effective by the SEC and use commercial reasonable efforts to complete the exchange offer no later than February 24, 2012. Since the exchange offer was not completed by February 24, 2012, a registration default has occurred (the “Registration Default”) and the interest on the Notes has increased by (a) 0.25% per annum for the 90 days in the period from February 24, 2012 to May 24, 2012 and the interest will continue to increase by an additional 0.25% per annum with respect to each subsequent 90 day period, up to a maximum increase of 1.0% per annum until the Registration Default is cured. The Registration Default does not impact the provisions of or our compliance with the Notes, Second Lien Notes, or 2010 Revolving Credit Agreement.

As of June 30, 2012, the Company has incurred approximately $0.3 million in additional interest on the Notes due to the Registration Default for the period from February 24, 2012 through June 30, 2012.

BOOK-ENTRY, DELIVERY AND FORM

Except as set forth below, the exchange notes will each initially be issued in the form of one or more fully registered notes in global form without coupons. Each global note shall be deposited with the trustee, as custodian for The Depository Trust Company (“DTC”), as depositary, and registered in the name of DTC or a nominee thereof. The original notes to the extent validly tendered and accepted and directed by their holders in their letters of transmittal, will be exchanged through book-entry electronic transfer for the applicable global note.

Except as set forth below, a global note may be transferred, in whole but not in part, solely to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in a global note may not be exchanged for notes in certificated form except in the limited circumstances described below

The Global Notes

We expect that, pursuant to procedures established by DTC, (1) upon the issuance of the global notes, DTC or its custodian will credit, on its internal system, the principal amount at maturity of the individual beneficial interests represented by such global notes to the respective accounts of persons who have accounts with such depositary (“participants”) and (2) ownership of beneficial interests in the global notes will be shown on, and the transfer of such ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Such accounts initially will be designated by or on behalf of the initial purchasers and ownership of beneficial interests in the global notes will be limited to participants or persons who hold interests through participants. Holders may hold their interests in the global notes directly through DTC if they are participants in such system, or indirectly through organizations that are participants in such system.

So long as DTC or its nominee is the registered owner or holder of the notes, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such global notes for all purposes under the indenture. No beneficial owner of an interest in the global notes will be able to transfer that interest except in accordance with DTC’s procedures, in addition to those provided for under the indenture with respect to the notes.

Payments of the principal of, and premium (if any) and interest (including additional interest, if any) on, the global notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of the issuer, the trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

We expect that DTC or its nominee, upon receipt of any payment of principal of, and premium (if any) and interest (including additional interest, if any) on the global notes, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global notes as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global notes held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

Transfers between participants in DTC will be effected in the ordinary way through DTC’s same-day funds system in accordance with DTC rules and will be settled in same-day funds. If beneficial interests in the global notes have become exchangeable for certificated securities (as defined below) and a holder requires physical delivery of a certificated security, such holder must transfer its interest in a global note in accordance with the normal procedures of DTC and with the procedures set forth in the indenture.

DTC has advised us that it will take any action permitted to be taken by a holder of notes (including the presentation of notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in the global notes are credited and only in respect of such portion of the aggregate principal amount of notes as to which such participant or participants has or have given such direction. However, if there is an event of default under the indenture and DTC shall have requested the issuance of certificated securities, DTC will exchange the global notes for certificated securities, which it will distribute to its participants.

DTC has advised us as follows: DTC is a limited-purpose trust company organized under New York banking law, a “banking organization” within the meaning of the New York banking law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for issues of U.S. and non-U.S. equity, corporate and municipal debt issues that participants deposit with DTC. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between participants’ accounts. This eliminates the need for physical movement of securities certificates. Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to the DTC system is also available to indirect participants such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the global notes among participants of DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. None of us, the trustee or any paying agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Certificated Securities

A global note is exchangeable for certificated notes in fully registered form without interest coupons (“certificated securities”) only in the following limited circumstances:

•            DTC notifies us that it is unwilling or unable to continue as depositary for the global note and we fail to appoint a successor depositary within 90 days of such notice; or

•            there shall have occurred and be continuing an event of default with respect to the notes under the indenture and DTC shall have requested the issuance of certificated securities.

The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer the notes will be limited to such extent.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

General

The following is a summary of material U.S. federal income tax consequences of the exchange of original notes for exchange notes pursuant to this exchange offer, but does not purport to be a complete analysis of all potential tax considerations. This summary is based upon the Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated or proposed thereunder, and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change, possibly on a retroactive basis.

This summary is limited to the tax consequences of those persons who are original beneficial owners of the first lien notes, who exchange original notes for exchange notes in this exchange offer and who hold the original notes, and that will hold the exchange notes, as capital assets within the meaning of Section 1221 of the Code, which we refer to as “holders.” This summary does not purport to deal with all aspects of U.S. federal income taxation that might be relevant to particular holders in light of their particular circumstances or status nor does it address specific tax consequences that may be relevant to particular persons (including, for example, financial institutions, broker-dealers, insurance companies, partnerships or other pass-through entities, expatriates, banks, real estate investment trusts, regulated investment companies, tax-exempt organizations and persons that have a functional currency other than the U.S. Dollar, or persons in special situations, such as those who have elected to mark securities to market or those who hold original notes as part of a straddle, hedge, conversion transaction or other integrated investment). In addition, this summary does not address U.S. federal alternative minimum, estate and gift tax consequences or consequences under the tax laws of any state, local or foreign jurisdiction. We have not sought any ruling from the Internal Revenue Service, or the IRS, with respect to the statements made and the conclusions reached in this summary, and we cannot assure you that the IRS will agree with such statements and conclusions.

If a partnership or other entity treated as a partnership for U.S. federal income tax purposes holds notes and participates in the exchange offer, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the first lien notes, you should consult your tax advisor regarding the tax consequences of the exchange of original notes for exchange notes pursuant to this exchange offer.

This summary is for general information only. Persons considering the exchange of original notes for exchange notes are urged to consult their independent tax advisors concerning the U.S. federal income taxation and other tax consequences to them of exchanging the first lien notes, as well as the application of state, local and foreign income and other tax laws.

Exchange of an Old Note for an Exchange Note Pursuant to this Exchange Offer

The exchange of the original notes for the exchange notes in the exchange offer described herein will not constitute a significant modification of the terms of the original notes and thus will not constitute a taxable exchange for U.S. federal income tax purposes. Rather, the exchange notes will be treated as a continuation of the original notes. Consequently, a holder will not recognize gain or loss upon receipt of the exchange notes in exchange for the original notes in the exchange offer, the holder’s adjusted tax basis in the exchange notes received in the exchange offer will be the same as its adjusted tax basis in the original notes immediately before the exchange, and the holder’s holding period in the exchange notes will include its holding period in the original notes.

PLAN OF DISTRIBUTION

Each broker dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker dealer in connection with resales of exchange notes received in exchange for original notes where such original notes were acquired as a result of market making activities or other trading activities. We have agreed that, for a period of 180 days after the consummation of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker dealer for use in connection with any such resale. In addition, until                     , 2012, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of exchange notes by broker dealers. Exchange notes received by broker dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over the counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker dealer and/or the purchasers of any such exchange notes. Any broker dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act, and any profit on any such resale of exchange notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. The letter of transmittal also states that any holder participating in this exchange offer will have no arrangements or understanding with any person to participate in the distribution of the original notes or the exchange notes within the meaning of the Securities Act.

For a period of 180 days following the consummation of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the reasonable fees and disbursement of one counsel for the initial purchasers of the original notes). We also have agreed to indemnify the holders of the exchange notes and the original notes (including any broker dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Certain legal matters in connection with the validity of the exchange notes and the guarantees thereof will be passed upon for us by Akin Gump Strauss Hauer & Feld LLP, New York, New York.

EXPERTS

The consolidated financial statements of American Media, Inc. and subsidiaries as of March 31, 2012 and 2011 and for the three fiscal years in the period ended March 31, 2012 included in this prospectus and the related financial statement schedule included elsewhere in the registration statement have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s compliance with certain terms and conditions of the plan of reorganization as more fully described in Note 1 to the consolidated financial statements). Such financial statements and financial statement schedule have been included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We and the guarantors have filed with the SEC a registration statement on Form S-4 under the Securities Act with respect to the exchange notes. As allowed by SEC rules, this prospectus, which is a part of the registration statement, omits certain information included in the registration statement and the exhibits and schedules thereto. For further information with respect to us and the exchange notes, we refer you to the registration statement, including all amendments, supplements, schedules and exhibits thereto.

Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete. If a contract or document discussed herein has been filed as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.

We are not currently subject to the periodic reporting and other informational requirements of the Securities Act of 1934, as amended. However, under the indenture for the notes, we have agreed to furnish to the holders of the notes (1) all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if we were required to file such reports and (2) all current reports that would be required to be filed with the SEC on Form 8-K if we were required to file such reports.

After consummation of the exchange offer, we will file periodic reports and other information with the SEC.

You may read and copy any document we file or furnish with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Room of the SEC. Please call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. In addition, the SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. You can review the registration statements, as well as our future SEC filings, by accessing the SEC’s web site at http://www.sec.gov.

You may also review copies of the documents we file with the SEC, at no cost to you, on or though our website at http://www.americanmediainc.com. The contents of our website are not part of this prospectus, and the reference to our website does not constitute incorporation by reference in this prospectus of the information contained at that site. You may also request copies of those documents, at no cost to you, by contacting us at the following address:

Attn: Secretary

American Media, Inc.

4 New York Plaza, 2nd Floor

New York, New York 10004

(212) 545 - 4800

AMERICAN MEDIA, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share information)

ASSETS	June 30, 2012	March 31, 2012
CURRENT ASSETS:
Cash and cash equivalents ($1,117 and $3,365 related to VIEs, respectively)	$4,734	$5,226
Trade receivables, net of allowance for doubtful accounts of $4,708 and $4,795, respectively ($0 and $3,382 related to VIEs, respectively net of allowance for doubtful accounts of $0 and $779, respectively)	48,183	51,538
Inventories ($0 and $2,117 related to VIEs, respectively)	15,604	17,033
Prepaid expenses and other current assets ($238 and $1,508 related to VIEs, respectively)	17,833	19,651

Total current assets	86,354	93,448

PROPERTY AND EQUIPMENT, NET:
Leasehold improvements	3,991	3,991
Furniture, fixtures and equipment	38,074	36,625
Less – accumulated depreciation	(26,201)	(24,695)

Total property and equipment, net	15,864	15,921

OTHER ASSETS:
Deferred debt costs, net	10,881	11,222
Deferred rack costs, net ($0 and $2,194 related to VIEs, respectively)	9,859	9,966
Other long-term assets	1,725	1,622

Total other assets	22,465	22,810

GOODWILL AND OTHER IDENTIFIED INTANGIBLE ASSETS:
Goodwill ($0 and $3,358 related to VIEs, respectively)	234,244	234,244
Other identified intangibles, net of accumulated amortization of $111,645 and $110,770, respectively ($6,000 and $24,295 related to VIEs, respectively)	284,862	285,225

Total goodwill and other identified intangible assets	519,106	519,469

TOTAL ASSETS	$643,789	$651,648

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Accounts payable ($2 and $3,719 related to VIEs, respectively)	$18,690	$16,160
Accrued expenses and other liabilities ($0 and $3,056 related to VIEs, respectively)	27,037	29,539
Accrued interest	3,009	17,254
Redeemable financial instrument (See Note 9)	3,912	-
Deferred revenues ($1,319 and $2,264 related to VIEs, respectively)	36,158	37,474

Total current liabilities	88,806	100,427

NON-CURRENT LIABILITIES:
Senior secured notes	469,889	469,889
Revolving credit agreement	24,000	7,000
Redeemable financial instrument, less current portion (See Note 9)	2,529	-
Other non-current liabilities	4,250	4,367
Deferred income taxes	73,895	75,694

Total liabilities	663,369	657,377

COMMITMENTS AND CONTINGENCIES

Redeemable noncontrolling interest	3,120	15,620
STOCKHOLDERS’ DEFICIT:
Common stock, $0.0001 par value; 14,000,000 shares authorized; 10,000,000 shares issued and outstanding as of June 30, 2012 and March 31, 2012	1	1
Additional paid-in capital	822,723	822,773
Accumulated deficit	(845,162)	(843,908)
Accumulated other comprehensive loss	(262)	(215)

Total stockholders’ deficit	(22,700)	(21,349)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$643,789	$651,648

The accompanying Notes to the Unaudited Condensed Consolidated Financial Statements are an integral part of these Unaudited Condensed

Consolidated Financial Statements.

AMERICAN MEDIA, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF LOSS AND COMPREHENSIVE LOSS

(in thousands)

	Fiscal Quarter Ended June 30,
	2012	2011
OPERATING REVENUES:
Circulation	$52,628	$53,370
Advertising	28,586	33,486
Other	6,010	6,338

Total operating revenues	87,224	93,194

OPERATING EXPENSES:
Editorial	11,129	10,815
Production	24,447	26,578
Distribution, circulation and other cost of sales	17,313	18,733
Selling, general and administrative	19,244	20,396
Depreciation and amortization	2,301	1,730

Total operating expenses	74,434	78,252

OPERATING INCOME	12,790	14,942

OTHER EXPENSE:
Interest expense	(14,641)	(14,799)
Amortization of deferred debt costs	(341)	(533)
Other expenses, net	(30)	(563)

Total other expense	(15,012)	(15,895)

LOSS BEFORE PROVISION FOR INCOME TAXES	(2,222)	(953)

BENEFIT FOR INCOME TAXES	(968)	(211)

NET LOSS	(1,254)	(742)

LESS: NET (INCOME) LOSS ATTRIBUTABLE TO THE NONCONTROLLING INTEREST	-	-

NET LOSS ATTRIBUTABLE TO AMERICAN MEDIA, INC. AND SUBSIDIARIES	$(1,254)	$(742)

	Fiscal Quarter Ended June 30,
	2012	2011

NET LOSS	$(1,254)	$(742)
Foreign currency translation adjustment	(47)	2

Comprehensive loss	(1,301)	(740)
Less: comprehensive income (loss) attributable to the noncontrolling interest	-	-

COMPREHENSIVE LOSS ATTRIBUTABLE TO AMERICAN MEDIA, INC. AND SUBSIDIARIES	$(1,301)	$(740)

The accompanying Notes to the Unaudited Condensed Consolidated Financial Statements are an integral part of these Unaudited Condensed

Consolidated Financial Statements.

AMERICAN MEDIA, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Fiscal Quarter Ended June 30,
	2012	2011
Operating Activities:
Net Loss	$(1,254)	$(742)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of property and equipment	1,426	1,075
Amortization of other identified intangibles	875	655
Provision for bad debts	313	310
Amortization of deferred debt costs	341	533
Amortization of deferred rack costs	2,546	2,285
Deferred income tax benefit	(1,040)	(489)
Provision for excess and obsolete inventory	(13)	5
Other	401	1,075
(Decrease) increase in operating assets:
Trade receivables	3,042	(3,191)
Inventories	1,442	(2,405)
Prepaid expenses and other current assets	1,059	(1,522)
Deferred rack costs	(2,439)	(4,195)
Other long-term assets	(103)	(892)
Increase (decrease) in operating liabilities:
Accounts payable	2,580	13,708
Accrued expenses and other liabilities	(2,201)	4,656
Accrued interest	(14,245)	(16,477)
Other non-current liabilities	(118)	-
Deferred revenues	(1,316)	(725)

Total adjustments and changes in operating assets and liabilities	(7,450)	(5,594)

Net cash used in operating activities	(8,704)	(6,336)

Investing Activities:
Purchases of property and equipment	(1,440)	(4,377)
Purchases of intangible assets	(512)	-
Proceeds from sale of assets	11	32
Investment in Mr. Olympia, LLC	(300)	(300)
Investment in Radar	-	(500)
Acquisition of OK! Magazine	-	(23,000)

Net cash used in investing activities	(2,241)	(28,145)

Financing Activities:
Proceeds from revolving credit facility	24,000	27,500
Repayment to revolving credit facility	(7,000)	-
Senior secured notes redemption	-	(20,000)
Redemption premium payment	-	(600)
Proceeds in Odyssey from noncontrolling interest holders		11,500
Payments to noncontrolling interest holders of Odyssey	(6,130)	-

Net cash provided by financing activities	10,870	18,400

Effect of exchange rate changes on cash	(417)	(6)

Net Decrease in Cash and Cash Equivalents	(492)	(16,087)
Cash and Cash Equivalents, Beginning of Period	5,226	21,285

Cash and Cash Equivalents, End of Period	$4,734	$5,198

Supplemental Disclosure of Non-cash Investing and Financing Activities:
Non-cash property and equipment (incurred but not paid)	$51	$73

The accompanying Notes to the Unaudited Condensed Consolidated Financial Statements are an integral part of these Unaudited Condensed

Consolidated Financial Statements.

AMERICAN MEDIA, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2012

(1) Description of Business and Basis of Presentation

DESCRIPTION OF BUSINESS

We are a leading content media company in the fields of celebrity journalism and health and fitness. Our well known brands include, but are not limited to, National Enquirer, Star, OK! Weekly, Globe, National Examiner, Country Weekly, Soap Opera Digest, Shape, Muscle & Fitness, Flex, Men’s Fitness, Muscle & Fitness Hers, Fit Pregnancy and Natural Health. We distribute our content across multiple platforms including print, internet, smartphones, tablets and video. We circulate our print publications utilizing subscription and single copy sales using the U.S. Postal Service, national distributors, wholesalers and retailers. Total circulation of our print publications with a frequency of six or more times per year, were approximately 6.0 million copies per issue during the first fiscal quarter of 2013.

As of June 30, 2012, the Company published eight weekly publications: National Enquirer, Star, Globe, National Examiner, Country Weekly, OK! Weekly, Reality Weekly and Soap Opera Digest; three monthly publications: Muscle & Fitness, Shape and Flex; three bi-monthly publications: Fit Pregnancy, Natural Health and Muscle & Fitness Hers; one publication that is published 10 times per year: Men’s Fitness.

Distribution Services, Inc. (“DSI”), a wholly owned subsidiary of the Company, arranges for the placement of the Company’s publications and third-party publications with retailers, and monitors through its regional managers and merchandising staff that our publications and third-party publications are properly displayed in stores, primarily national and regional supermarket chains and major retail chains such as Walmart, Kroger Companies, Safeway, Super Valu/Albertsons, Stop & Shop/Giant Food, Publix, H.E. Butt, Food Lion/Sweetbay, Great A&P Tea Company and Winn Dixie. DSI also coordinates (also known as acting as a “category manager/front-end advisor”) the racking of magazine fixtures for selected retailers. In addition, DSI provides marketing, merchandising and information gathering services to third parties, including non-magazine clients.

References to a first fiscal quarter (e.g. “first fiscal quarter of 2013”) refer to our fiscal quarters ended June 30 of the applicable fiscal year. Each fiscal year ends on March 31st of that year.

BASIS OF PRESENTATION

Basis of Presentation

In the opinion of management, the accompanying Unaudited Condensed Consolidated Financial Statements include all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation of the Company’s statement of financial position, results of operations, and cash flows. The information included in this Quarterly Report should be read in conjunction with the consolidated financial statements and the accompanying notes included in our 2012 Annual Report. The fiscal year end consolidated balance sheet data presented for comparative purposes was derived from audited financial statements, but does not include all disclosures required by accounting principles generally accepted in the United States of America. The results of operations for the first fiscal quarter of 2013 are not necessarily indicative of the operating results for the full year or for any other subsequent interim period.

Principles of Consolidation

Our Unaudited Condensed Consolidated Financial Statements reflect our financial statements, those of our wholly-owned domestic and foreign subsidiaries and those of certain variable interest entities where we are the primary beneficiary. For consolidated entities where we own less than 100% of the equity, we record net income (loss) attributable to noncontrolling interests in our Unaudited Condensed Consolidated Statements of Income (Loss) equal to the percentage of the interests retained in such entities by the respective noncontrolling parties, except as discussed in Note 9, “Investments in Joint Ventures and Redeemable Noncontrolling Interest.” All material intercompany balances and transactions are eliminated in consolidation.

In determining whether we are the primary beneficiary of an entity and therefore required to consolidate, we apply a qualitative approach that determines whether we have both (1) the power to direct the economically significant activities of the entity and (2) the obligation to absorb losses of, or the right to receive benefits from, the entity that could potentially be significant to that entity. These considerations impact the way we account for our existing joint ventures. We continuously assess whether we are the primary beneficiary of a variable interest entity as changes to existing relationships or future transactions occur. See Note 9, “Investments in Joint Ventures and Redeemable Noncontrolling Interest.”

Use of Estimates

The preparation of consolidated condensed financial statements in accordance with accounting principles generally accepted in the United States of America (US GAAP) requires our management to make estimates and judgments that may affect the reported amounts presented and disclosed in our consolidated financial statements. On an ongoing basis, we evaluate our estimates and judgments, including, but not limited to those related to: revenue recognition and related allowances; inventories; impairments of long-lived assets, including intangible assets and goodwill; income taxes, including the valuation allowance for deferred tax assets, if any; and contingencies and litigation.

We base these estimates on historical experience and various other factors that we believe to be reasonable, the results of which form the basis for making judgments under the circumstances. Due to the inherent uncertainty involved in making these estimates, actual results reported may differ from the these estimates under different assumptions or conditions.

(2) New Accounting Pronouncements

Recently Adopted Accounting Pronouncements

On April 1, 2012, the Company adopted Accounting Standards Update (“ASU”) No. 2011-08, “Intangibles-Goodwill and Other (Topic 350): Testing Goodwill for Impairment” (“ASU 2011-08”), which provides the Company with an option to first assess qualitative factors in determining whether an event or circumstance exists which leads to a more likely than not determination that the fair value of a reporting unit is less than its carrying amount. If the Company determines the fair value of a reporting unit is not more likely than not less than its carrying amount then performing the two-step impairment test is not necessary. The Company has the option to bypass the qualitative assessment for any reporting unit in any period and proceed directly to performing the first step of the two-step goodwill impairment test. The Company may resume performing the qualitative assessment in any subsequent period. The adoption of the ASU did not have an effect on the Company’s financial position or results of operations.

Recently Issued Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board (FASB) or other standard setting bodies that are adopted by the Company as of the specified effective date. Unless otherwise discussed, we believe that the impact of recently issued accounting pronouncements that are not yet effective will not have a material impact on our financial position or results of operations upon adoption.

(3) Inventories

Inventories are stated at the lower of cost or market. Cost is determined on the first-in, first-out (FIFO) method. The Company writes down inventory for estimated obsolescence and/or excess or damaged inventory. Inventory write-downs in the first fiscal quarter of 2013 and 2012 were insignificant.

Inventories are comprised of the following (in thousands):

	June 30, 2012	March 31, 2012
Raw materials — paper	$11,934	$13,106
Finished product — paper, production and distribution costs of future issues	3,670	3,927

Total inventory	$15,604	$17,033

(4) Goodwill and Other Identified Intangible Assets

As of June 30, 2012 and March 31, 2012, the Company had goodwill with a carrying value of $234.2 million and other identified intangible assets not subject to amortization with carrying values of $271.6 million, respectively. Other identified intangible assets not subject to amortization consist of tradenames with indefinite lives.

Identified intangible assets with finite lives subject to amortization consist of the following at June 30, 2012 and March 31, 2012 (in thousands):

	Range of Lives (in years)	June 30, 2012			March 31, 2012
		Gross Carrying Amount	Accumulated Amortization	Net	Gross Carrying Amount	Accumulated Amortization	Net
Tradenames	8 - 27	$10,610	$(4,189)	$6,421	$10,610	$(4,078)	$6,532
Subscriber lists	3 -15	32,702	(28,692)	4,010	32,702	(28,146)	4,556
Customer relationships	5 -10	2,300	(532)	1,768	2,300	(420)	1,880
Other intangible assets	3	1,466	(424)	1,042	954	(318)	636

		$47,078	$(33,837)	$13,241	$46,566	$(32,962)	$13,604

Amortization expense of intangible assets was $0.9 million and $0.7 million for the first fiscal quarters of 2013 and 2012, respectively. Based on the carrying value of identified intangible assets recorded at June 30, 2012, and assuming no subsequent impairment of the underlying assets, the amortization expense is expected to be as follows (in thousands):

Fiscal Year	Amortization Expense
2013	$2,800
2014	3,625
2015	1,158
2016	807
2017	534
Thereafter	4,317

$13,241

The gross carrying amount and accumulated impairment losses of goodwill, as of June 30, 2012 and March 31, 2012, by reportable segment are as follows (in thousands):

	Celebrity Brands	Women’s Active Lifestyle Group	Men’s Active Lifestyle Group	Corporate and Other	Total
Goodwill	$428,518	$84,905	$112,296	$20,136	$645,855
Accumulated impairment losses	(261,794)	(62,841)	(75,901)	(11,075)	(411,611)

Goodwill, net of impairment losses	$166,724	$22,064	$36,395	$9,061	$234,244

The Company did not record an impairment charge for the first fiscal quarters of 2013 or 2012. The Company will continue to evaluate goodwill and other identified intangible assets for impairment. Goodwill and other identified intangible assets are material components of the Company’s Unaudited Condensed Consolidated Balance Sheet and impairment charges to the Company’s goodwill or other identified intangible assets in future periods could be material to the Company’s Unaudited Condensed Consolidated Statement of Income (Loss).

(5) Fair Value of Financial Instruments

In accordance with FASB ASC Topic 825, “Financial Instruments” the Company is required to disclose the fair value of financial instruments that are not measured at fair value in the Unaudited Condensed Consolidated Balance Sheet. The fair value of the Company’s financial instruments has been estimated primarily by using inputs, other than quoted prices in active markets that are observable either directly or indirectly. However, the use of different market assumptions or methods of valuation could result in different fair values. The estimated fair value of the Company’s financial instruments is as follows (in thousands):

		June 30, 2012		March 31, 2012
		Carrying Amount	Fair Value	Carrying Amount	Fair Value
First Lien Notes	Level 2	$365,000	$357,700	$365,000	$326,675
Second Lien Notes	Level 2	104,889	98,596	104,889	79,191
Revolving Credit Agreement	Level 2	24,000	23,040	7,000	5,810
Redeemable Financial Instrument	Level 3	6,441	6,183	-	-

The fair value of the First Lien Notes, the Second Lien Notes and the Revolving Credit Agreement is estimated using quoted market prices for the same or similar issues. The fair value of the Redeemable Financial Instrument is estimated using a discounted cash flow value technique, considering the current credit spread of the debtor.

FASB ASC Topic 820, “Fair Value Measurements and Disclosures” (“ASC 820”), established a three-tier fair value hierarchy, which prioritizes the use of inputs used in measuring fair value as follows:

Level 1	Observable inputs such as quoted prices in active markets for identical assets and liabilities;

Level 2	Inputs, other than quoted prices in active markets, that are observable either directly or indirectly; and

Level 3	Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

As of June 30, 2012 and March 31, 2012, the Company did not have financial assets or liabilities that would require measurement on a recurring basis, based on the guidance in ASC 820. The carrying amount for cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximates fair value, due to the short maturity of these items.

In addition, the Company may be required to record non-financial assets and liabilities at fair value on a nonrecurring basis. The Company was not required to record non-financial assets and liabilities at fair value during the first fiscal quarters of 2013 and 2012.

(6) Revolving Credit Agreement

In December 2010, we entered into a revolving credit facility maturing in December 2015 (the “2010 Revolving Credit Agreement”). The 2010 Revolving Credit Agreement provides for borrowing up to $40.0 million less outstanding letters of credits.

The Company has the option to pay interest based on (i) a floating base rate option equal to the greatest of (x) the prime rate in effect on such day; (y) the federal funds effective rate in effect on such day plus  1/2 of 1%, and (z) one month LIBOR (but no less than 2%) plus 1%, or (ii) based on LIBOR, in each case plus a margin. The weighted-average effective interest rate under the 2010 Revolving Credit Agreement was 8.25% as of June 30, 2012 and March 31, 2012.

In addition, the Company is required to pay a commitment fee ranging from 0.50% to 0.75% on the unused portion of the revolving commitment. Commitment fees paid during the first fiscal quarters of 2013 and 2012 were insignificant.

During the first fiscal quarter of 2013, the Company borrowed $24.0 million and repaid $7.0 million under the 2010 Revolving Credit Agreement. At June 30, 2012, we have available borrowing capacity of $11.6 million after considering the $24.0 million outstanding balance and the $4.4 million outstanding letter of credit. The outstanding balance of the 2010 Revolving Credit Agreement was $24.0 million on June 30, 2012, which is included in non-current liabilities in the Unaudited Condensed Consolidated Balance Sheet, as the outstanding balance is not due until December 2015.

The 2010 Revolving Credit Agreement includes certain representations and warranties, conditions precedent, affirmative covenants, negative covenants and events of default. The negative covenants include a financial maintenance covenant comprised of a first lien leverage ratio. The 2010 Revolving Credit Agreement also contains certain covenants that, subject to certain exceptions, restrict paying dividends, incurring additional indebtedness, creating liens, making acquisitions or other investments, entering into certain mergers or consolidations and selling or otherwise disposing of assets. With respect to the dividend restrictions, the 2010 Revolving Credit Agreement includes a cap on the total amount of cash available for distribution to our common stockholders.

As of June 30, 2012, the Company was in compliance with its covenants under the 2010 Revolving Credit Agreement.

Although there can be no assurances, management believes that, based on current projections (including projected borrowings and repayments under the 2010 Revolving Credit Agreement), its operating results for fiscal 2013 will be sufficient to satisfy the first lien leverage ratio financial covenant under the 2010 Revolving Credit Agreement. The Company’s ability to satisfy such financial covenant is dependent on its business performing in accordance with its projections. If the performance of the Company’s business deviates significantly from its projections, the Company may not be able to satisfy such financial covenant. Its projections are subject to a number of factors, many of which are events beyond its control, which could cause its actual results to differ materially from its projections. If the Company does not comply with its financial covenant the Company will be in default under the 2010 Revolving Credit Agreement.

The indebtedness under the 2010 Revolving Credit Agreement is guaranteed by certain of the domestic subsidiaries of the Company and is secured by liens on substantially all of the assets of the Company and certain of its domestic subsidiaries. In addition, the Company’s obligations are secured by a pledge of all of the issued and outstanding shares of, or other equity interests in, certain of the Company’s existing or subsequently acquired or organized domestic subsidiaries and a percentage of the capital stock of, or other equity interests in, certain of its existing or subsequently acquired or organized foreign subsidiaries.

(7) Senior Secured Notes

In December 2010, we issued (i) $385.0 million aggregate principal amount of senior secured notes, which bear interest at a rate of 11.5% per annum and mature in December 2017 (the “First Lien Notes”) and (ii) $104.0 million aggregate principal amount of senior secured notes, which bear interest at a rate of 13.5% per annum and mature in June 2018 (the “Second Lien Notes”). The First Lien Notes and the Second Lien Notes are referred to herein collectively as the New Notes. Interest on the First Lien Notes and the Second Lien Notes is payable semi-annually on June 15 and December 15 of each year and is computed on the basis of a 360 day year comprised of twelve 30 day months.

The First Lien Notes are guaranteed on a first lien senior secured basis by the same subsidiaries of the Company that guarantee our 2010 Revolving Credit Agreement. The First Lien Notes and the guarantees thereof are secured by a first-priority lien on substantially all of our assets (subject to certain permitted liens and exceptions), pari passu with the liens granted under our 2010 Revolving Credit Agreement, provided that in the event of a foreclosure on the collateral or of insolvency proceedings, obligations under our 2010 Revolving Credit Agreement will be repaid in full with proceeds from the collateral prior to the obligations under the First Lien Notes.

The Second Lien Notes are guaranteed on a second lien senior secured basis by the same subsidiaries of the Company that guarantee our 2010 Revolving Credit Agreement and the First Lien Notes. The Second Lien Notes and the guarantees thereof are secured by a second-priority lien on substantially all of our assets (subject to certain permitted liens and exceptions).

Under the First Lien Notes Indenture, the Company has the option to redeem the First Lien Notes as follows: (a) at any time prior to December 15, 2013, the Company is permitted to redeem up to 35% of the original principal amount of the First Lien Notes with the net cash proceeds of an equity offerings (as defined) at a redemption price of 111.5%, plus accrued and unpaid interest through the redemption date; (b) at any time prior to December 15, 2013 the Company may redeem all or part of the First Lien Notes, at a redemption price equal to 100%, plus an applicable premium (as defined) and accrued and unpaid interest through redemption date; (c) during any 12-month period prior to December 15, 2013, the Company is entitled to redeem up to 10% of the aggregate principal amount of the First Lien Notes at a redemption price equal to 103.0%, plus accrued and unpaid interest through the redemption date; (d) on or after December 15, 2013, the Company may redeem the First Lien Notes, in whole or in part, at the redemption prices set forth below, plus accrued and unpaid interest and additional interest thereon, if any, through the redemption date, if redeemed during the 12-month period beginning on December 15 of each of the years indicated below:

Year	Percentage

2013	108.625%

2014	105.750%

2015	102.875%

2016 and thereafter	100.000%

During the first fiscal quarter of 2012, the Company redeemed $20.0 million in aggregate principal amount of the First Lien Notes at a redemption price equal to 103.0% of the aggregate principal amount thereof, plus accrued and unpaid interest.

Under the Second Lien Notes Indenture, the Company has the option to redeem the Second Lien Notes as follows: (a) at any time prior to December 15, 2013, the Company is permitted to redeem up to 35% of the original principal amount of the Second Lien Notes with the net cash proceeds of one or more equity offerings (as defined) at a redemption price of 113.5%, plus accrued and unpaid interest through the redemption date; (b) at any time prior to December 15, 2013, the Company may redeem all or a part of the Second Lien Notes, at a redemption price equal to 100%, plus an applicable premium (as defined) and accrued and unpaid interest through the redemption date; (c) on or after December 15, 2013, the Company may redeem the Second Lien Notes, in whole or in part, at the redemption prices set forth below, plus accrued and unpaid interest and additional interest thereon, if any, through the redemption date, if redeemed during the 12-month period beginning on December 15 of each of the years indicated below:

Year	Percentage

2013	110.125%

2014	106.750%

2015	103.375%

2016 and thereafter	100.000%

As of June 30, 2012, the Company’s total principal amount of senior secured notes was approximately $469.9 million, consisting of $365.0 million principal amount of First Lien Notes and $104.9 million principal amount of Second Lien Notes.

The indentures governing the New Notes contain certain affirmative covenants, negative covenants and events of default. For example, the indentures governing the New Notes contains covenants that limit our ability and that of our restricted subsidiaries, subject to important exceptions and qualifications, to: borrow money; guarantee other indebtedness; use assets as security in other transactions; pay dividends on stock, redeem stock or redeem subordinated debt; make investments; enter into agreements that restrict the payment of dividends by subsidiaries; sell assets; enter into affiliate transactions; sell capital stock of subsidiaries; enter into new lines of business; and merge or consolidate. In addition, the First Lien Notes and Second Lien Notes Indentures impose certain requirements as to future subsidiary guarantors.

As of June 30, 2012, the Company was in compliance with all of the covenants under the indentures governing the New Notes.

Registration Rights Agreement

In connection with the issuance of the First Lien Notes, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the holders and the guarantors of the First Lien Notes, which, among other things, requires the Company to file an exchange offer registration statement (the “Exchange Offer Registration Statement”) with the Securities and Exchange Commission (the “SEC”). Pursuant to the Exchange Offer Registration Statement, the Company is required to offer to exchange up to $365.0 million of the 11.5% senior notes due December 2017 (the “Exchange Notes”), which will be registered under the Securities Act of 1933, as amended (the “Securities Act”), for up to $365.0 million of our First Lien Notes, which we issued in December 2010.

The terms of the Exchange Notes will be identical to the terms of the First Lien Notes, except that the transfer restrictions, registration rights and additional interest provisions relating to the First Lien Notes will not apply to the Exchange Notes.

The Company is required to commence the exchange offer once the Exchange Offer Registration Statement is declared effective by the SEC and use commercially reasonable efforts to complete the exchange offer no later than February 24, 2012. Since the exchange offer was not completed by February 24, 2012, a registration default has occurred (the “Registration Default”) and the interest on the First Lien Notes has increased by (a) 0.25% per annum for the 90 days in the period from February 24, 2012 to May 24, 2012 and the interest will continue to increase by an additional 0.25% per annum with respect to each subsequent 90 day period, up to a maximum increase of 1.0% per annum until the Registration Default is cured. The Registration Default does not impact our compliance with the First Lien Notes, Second Lien Notes or the 2010 Revolving Credit Agreement.

As of June 30, 2012, the Company has incurred approximately $0.3 million in additional interest on the First Lien Notes due to the Registration Default for the period from February 24, 2012 through June 30, 2012.

(8) Related Party Transactions

Certain of the Company’s stockholders hold significant equity interests in Vertis, Inc. (“Vertis”). Vertis performed significant portions of the Company’s Celebrity Titles pre-press operations until November 2011. Purchases of these services from Vertis totaled $0.6 million during the first fiscal quarter of 2012. The Company has no outstanding payables to Vertis at June 30, 2012 or March 31, 2012.

(9) Investments in Joint Ventures and Redeemable Noncontrolling Interest

Mr. Olympia, LLC

In April 2005, the Company entered into a limited liability company agreement to form a joint venture, Mr. Olympia, LLC (“Olympia”), to manage and promote the Mr. Olympia fitness events. At any time prior to April 2015, the Company may be required to purchase all of the limited liability company units (the “Olympia Put Option”) for a fixed price of $3.0 million cash. If the Olympia Put Option is not exercised, then the Company may require the other limited liability company member to sell all of its limited liability company units (the “Olympia Call Option”) for $3.0 million cash.

In April 2005, the other limited liability company member licensed certain trademarks related to the Mr. Olympia fitness events (collectively, the “Olympia Trademarks”) to Olympia for $3.0 million, payable by the Company over a 10 year period (the “License Fee”). Upon the exercise of the Olympia Put Option or the Olympia Call Option, the ownership of the Olympia Trademarks will be transferred to Olympia and the License Fee will be due and payable upon such exercise. If the Olympia Put Option or the Olympia Call Option is not exercised, then Olympia will retain the license to the Olympia Trademarks in perpetuity upon final payment of the License Fee.

The Company has a variable interest in the Olympia joint venture, a variable interest entity. The Olympia joint venture is deemed a variable interest entity because there is insufficient equity investment at risk. The Company concluded it is the primary beneficiary because the holder of the Olympia Put Option has the ability to cause the Company to absorb the potential losses of the joint venture and the Company controls the activities that most significantly impact the economic performance of Olympia. As a result, the Company accounts for the Olympia joint venture as a consolidated subsidiary.

The License Fee has been recorded as other identified intangibles and the remaining payable of $0.3 million, as of June 30, 2012, is reflected in accrued expenses and other liabilities in the accompanying Unaudited Condensed Consolidated Balance Sheets.

The Company follows the accounting for noncontrolling interest in equity that are redeemable at terms other than fair value. Accordingly, the Company has reflected the noncontrolling interests’ equity within temporary equity for the Olympia joint venture as the Olympia joint venture’s securities are currently redeemable pursuant to the terms of the Olympia Put Option. As a result, the Company has recorded the Olympia Put Option, at a minimum, equal to the maximum redemption amount as “Redeemable noncontrolling interest” in the accompanying Unaudited Condensed Consolidated Balance Sheets.

Olympia had no revenue or net income during the first fiscal quarters of 2013 or 2012.

Radar Online, LLC

In October 2008, the Company entered into a limited liability company agreement to form a joint venture (the “Radar Online LLC”) to manage RadarOnline, a website focusing on celebrity and entertainment news. Though the Company owns 50% of the Radar Online LLC and can exercise significant influence, it does not control the activities that most significantly impact the economic performance of this joint venture. As a result, the Company accounts for the investment in Radar Online LLC using the equity method. The operating results of the Radar Online LLC were insignificant to the Company’s Unaudited Condensed Consolidated Financial Statements for the first fiscal quarters of 2013 and 2012. Radar Online, LLC management fees receivable totaled $2.5 million and $2.2 million as of June 30, 2012 and March 31, 2012, respectively. The management fees are fully reserved for due to Radar Online, LLC inability to pay the management fees at this time and revenues have not been recognized in the first fiscal quarter of 2013 related to those management fees.

Odyssey Magazine Publishing Group, LLC

In June 2011, the Company entered into a limited liability company agreement to form a joint venture, Odyssey Magazine Publishing Group, LLC (“Odyssey”). Odyssey was initially capitalized by the Company and the other limited liability company member (the “LLC Member”) with a total of $23.0 million in cash and each of the Company and the LLC Member received an initial 50% ownership in Odyssey. In connection with the formation of Odyssey, the Company and the LLC Member entered into a management services agreement (the “Management Services Agreement”) in June 2011. Pursuant to the Management Services Agreement, the Company is responsible for the day-to-day operations and management of Odyssey.

The LLC Member of Odyssey has a put right (the “Odyssey Put Option”) that may be exercised at any time by delivering notice to the Company that it shall promptly purchase all of the LLC Member’s units. The Odyssey Put Option, which relates to all of the membership interests in the limited liability company owned by the LLC Member, provides that the cash consideration to be paid for their interests be at a price equal to the LLC Member’s aggregate capital contribution less any distributions received. As of March 31, 2012, the Odyssey Put Option equaled $12.5 million and is reflected as Redeemable Noncontrolling Interest in the accompanying Unaudited Condensed Consolidated Balance Sheets as of March 31, 2012.

Through March 31, 2012, the Company had a variable interest in the Odyssey joint venture, a variable interest entity. The Odyssey joint venture was deemed a variable interest entity because there was insufficient equity investment at risk. The Company concluded it was the primary beneficiary because the holder of the Odyssey Put Option had the ability to cause the Company to absorb the potential losses of the joint venture and the Company controlled the activities that most significantly impacted the economic performance of Odyssey. As a result, the Company accounted for the Odyssey joint venture as a consolidated subsidiary.

On April 1, 2012, pursuant to the exercise of the Odyssey Put Option by the LLC Member, the Company and the LLC Member entered into a membership interest purchase agreement (the “Membership Interest Purchase Agreement”) wherein the Company is required to purchase all of the LLC Member’s interest in Odyssey for approximately $13.3 million, payable on a quarterly basis over a two year period.

Concurrent with the execution of the Membership Interest Purchase Agreement, the Company made the first payment of approximately $5.0 million. In June 2012, the second payment of approximately $1.1 million was made and the remaining obligation of $7.2 million will be paid as follows: $3.2 million during fiscal 2013 and $4.0 million during fiscal 2014. The Membership Interest Purchase Agreement contains certain events of acceleration, including but not limited to failure by the Company to make a scheduled quarterly payment, which would allow the LLC Member to declare the remaining unpaid purchase price immediately due and payable.

In connection with the Membership Interest Purchase Agreement, the Company and the LLC Member entered into an amendment to the limited liability company agreement, which among other things, provides the Company with the right to receive 100% of the net income (loss) of Odyssey and provides the Company with the obligation to fund 100% of future capital requirements, if any.

Effective April 1, 2012, Odyssey is no longer deemed a variable interest entity. However, the Company continues to consolidate Odyssey based on the Company’s control of Odyssey and the right to receive 100% of the net income (loss) of Odyssey, the obligation to provide all required capital contributions to Odyssey and the obligation to purchase all of the LLC’s member interest in Odyssey. In addition, as of April 1, 2012, the Company has accounted for the Membership Interest Purchase Agreement as a mandatorily redeemable financial instrument and the future obligation has been reflected as a liability as the Company has an unconditional obligation to pay a fixed amount, in cash, on specified dates.

In August 2012, Odyssey was converted from a limited liability company to a corporation (the “Conversion”) and changed its name to Odyssey Magazine Publishing Group, Inc. (“Odyssey Corporation”). Upon the Conversion, Odyssey Corporation was authorized to issue 1,000 shares of $0.0001 par value common stock (the “Common Stock”) and 1,000 shares of $0.0001 par value preferred stock designated as Series A preferred stock (the “Series A Preferred Stock”). The Series A Preferred Stock, among other rights, ranks senior and prior to the shares of Common Stock upon the distribution of assets upon a liquidation, dissolution or winding up of Odyssey Corporation, is not redeemable, is non-transferable, except in accordance with the preferred stock purchase agreement described below, and has no voting rights.

Concurrently with the Conversion, the membership interest of each the Company and the LLC Member in Odyssey was converted into (i) for the Company, 1,000 shares of Common Stock and 731 shares of Series A Preferred Stock in Odyssey Corporation, and (ii) for the LLC Member, 269 shares of Series A Preferred Stock in Odyssey Corporation.

In connection with the Conversion, the Company and the LLC Member entered into a preferred stock purchase agreement (the “Preferred Stock Purchase Agreement”) wherein the Company will purchase the LLC Member’s shares of Series A Preferred Stock in Odyssey Corporation for approximately $7.2 million, payable on a quarterly basis through March 31, 2014. In accordance with the Preferred Stock Purchase Agreement, the Conversion, the Membership Interest Purchase Agreement and the limited liability company agreement, including any amendments thereto, were terminated. All other terms of the Preferred Stock Purchase Agreement are substantially the same as the Membership Interest Purchase Agreement.

(10) Litigation

On March 10, 2009, Anderson News, L.L.C. and Anderson Services, L.L.C., magazine wholesalers (collectively, “Anderson”), filed a lawsuit against the Company, DSI, and various magazine publishers, wholesalers and distributors in the Federal District Court for the Southern District of New York (the “Anderson Action”). Anderson’s complaint alleged that the defendants violated Section 1 of the Sherman Act by engaging in a purported industry-wide conspiracy to boycott Anderson and drive it out of business. Plaintiffs also purported to assert claims for defamation, tortious interference with contract, and civil conspiracy. The complaint did not specify the amount of damages sought. On August 2, 2010, the District Court dismissed the action in its entirety with prejudice and without leave to replead and, on October 25, 2010, denied Anderson’s motion for reconsideration of the dismissal decision. Anderson appealed the District Court’s decisions.

On April 3, 2012, the Second Circuit issued a decision reversing the dismissal of the lawsuit and reinstating the antitrust and state law claims (except the defamation claim, which Anderson withdrew). On April 17, 2012, the Company, DSI and the other defendants filed a petition with the Second Circuit asking that the panel that issued the April 3 decision reconsider that decision or, alternatively, that the appeal be reheard en banc by the entire Second Circuit. The filing of that petition stayed the return of the case to the District Court for further proceedings.

Anderson is in chapter 11 bankruptcy proceedings in Delaware bankruptcy court. AMI has filed a proof of claim in that proceeding for $5.6 million, but Anderson claims to have no assets to pay unsecured creditors like AMI. An independent court-appointed examiner has identified claims that Anderson could assert against Anderson insiders in excess of $270.0 million.

By order of November 14, 2011, AMI and four other creditors (the “Creditors”), which also are defendants in the Anderson Action, were granted the right to file lawsuits against Anderson insiders asserting Anderson’s claims identified by the examiner. The Creditors’ retention of counsel to pursue the claims on a contingency fee basis was also approved. On November 14, 2011 pursuant to this order, a complaint was filed against ten defendants. On December 28, 2011, nine of the defendants filed motion to dismiss the complaint and seeking removal of the lawsuit from the bankruptcy court to the United States Court in Delaware. On February 27, 2012, a motion was made by defendants to the United States District Court for the District of Delaware asking that the District Court rather than the bankruptcy court hear the case filed by the Creditors. In addition, two affiliates of Anderson filed a motion on September 15, 2011 before the bankruptcy court seeking the right to serve requests for documents and depositions upon AMI and the Creditors that were granted standing to pursue the claims identified by the examiner.

Much of the information being sought by the two Anderson affiliates concerns the antitrust claim asserted by Anderson in the Anderson Action. The motion was denied without prejudice on November 15, 2011 and an appeal was filed by the Anderson affiliates to the Delaware federal district court on November 29, 2011. A stipulation dismissing the appeal was filed on April 11, 2012. While it is not possible to predict the outcome of the Anderson Action or to estimate the impact on the Company of a final judgment against the Company and DSI (if that were to occur), the Company and DSI will continue to vigorously defend the case.

In addition, because the focus of some of our publications often involves celebrities and controversial subjects, the risk of defamation or invasion of privacy litigation exists. Our experience indicates that the claims for damages made in such lawsuits are usually inflated and the lawsuits are usually defensible and, in any event, any reasonably foreseeable material liability or settlement would likely be covered by insurance. We also periodically evaluate and assess the risks and uncertainties associated with such litigation disregarding the existence of insurance that would cover liability for such litigation. At present, in the opinion of management, after consultation with outside legal counsel, the liability resulting from such litigation, even if insurance was not available, is not expected to have a material effect on our Unaudited Condensed Consolidated Financial Statements included in Part I, Item 1 of this Quarterly Report.

(11) Acquisition

In June 2011, Odyssey acquired OK! Weekly magazine pursuant to a purchase agreement for $23.0 million. Since the Company consolidates the accounts of Odyssey, the acquisition of OK! Weekly by Odyssey is included in the accompanying Unaudited Condensed Consolidated Financial Statements and has been accounted for, by Odyssey, using the acquisition method of accounting. The results of operations of the acquisition have been included in the accompanying Unaudited Condensed Consolidated Financial Statements since June 22, 2011, the date of acquisition. The acquisition related expenses incurred in the first fiscal quarter of 2012 were not significant and are included in selling, general and administrative in the accompanying financial statements.

For the first fiscal quarter 2012, the reported revenue and operating loss was insignificant since the acquisition occurred at the end of the fiscal quarter.

Supplemental Pro Forma Data

The following unaudited pro forma information gives effect to the OK! Weekly acquisition that was completed in June 2011 as if it had occurred on April 1, 2011. This pro forma data is presented for informational purposes only and does not purport to be indicative of the results of future operations or of the results that would have occurred had the acquisition taken place on April 1, 2011. Such information for the first fiscal quarter of 2012 is based on historical financial information with respect to the acquisition and does not include operations or other changes which might have been effected by the Company.

($ in thousands)	Fiscal Quarter Ended June 30, 2011

Operating Revenues	$97,787

Net Loss	$(634)

(12) Business Segment Information

The Company has five reporting segments: Celebrity Brands, Women’s Active Lifestyle, Men’s Active Lifestyle, Publishing Services and Corporate and Other. The operating segments are based on each having the following characteristics: the operating segments engage in business activities from which it earns revenues and incurs expenses; the operating results are regularly reviewed by the chief operating decision maker (CODM) and there is discrete financial information. The Company does not aggregate any of its operating segments.

The Celebrity Brands segment includes National Enquirer, Star, OK! Weekly, and National Examiner.

The Women’s Active Lifestyle segment includes Shape, Fit Pregnancy and Natural Health.

The Men’s Active Lifestyle segment includes Muscle & Fitness, Men’s Fitness and Flex.

The Publishing Services segment includes DSI, an in-store magazine sales and merchandising marketing company doing business in the U.S. and Canada. DSI places and monitors the Company’s publications and third-party publications to ensure proper displays in major retail chains and national and regional supermarket chains. DSI also provides marketing, merchandising and information gathering services to third parties including non-magazine clients. Publishing Services also provides print and digital advertising sales and strategic management direction in the following areas: manufacturing, subscription circulation, logistics, event marketing and full back office financial functions. Playboy is one of many publishers who have taken advantage of these additional services.

The Corporate and Other segment includes international licensing, photo syndication to third parties, and corporate overhead. Corporate overhead expenses are not allocated to other segments and include production, circulation, executive staff, information technology, accounting, legal, human resources, business development and administration department costs. Our business development group handles photo content syndication to third parties, as well as online licensing.

The Company’s accounting policies are the same for all reportable segments. For a further description of the Company’s significant accounting policies, see Part II, Item 8, Note 1 to the Consolidated Financial Statements included in the 2012 Annual Report.

Segment Data

The following table presents the operating results and assets employed in the Company’s five reporting segments for the first fiscal quarters of 2013 and 2012, respectively. The information includes certain intersegment transactions and is, therefore, not necessarily indicative of the results had the operations existed as stand-alone businesses. Intersegment transactions represent intercompany services, which are billed at what management believes are prevailing market rates. These intersegment transactions, which represent transactions between operating units in different business segments, are eliminated in consolidation.

		Segment (in thousands)
		Celebrity Brands	Women’s Active Lifestyle Group	Men’s Active Lifestyle Group	Publishing Services	Corporate and Other (1)	Elimination Entries (2)	Consolidated Total
Operating revenues
Quarter ended June 30,	2012	$54,035	$14,191	$13,998	$6,270	$526	$(1,796)	$87,224
	2011	$53,168	$19,459	$14,542	$7,006	$745	$(1,726)	$93,194

Operating income (loss)
Quarter ended June 30,	2012	$16,801	$2,304	$3,906	$709	$(10,930)	$-	$12,790
	2011	$16,380	$4,979	$4,359	$555	$(11,331)	$-	$14,942

Depreciation and amortization
Quarter ended June 30,	2012	$787	$53	$58	$223	$1,180	$-	$2,301
	2011	$655	$-	$12	$339	$724	$-	$1,730

Amortization of deferred rack costs
Quarter ended June 30,	2012	$2,453	$76	$10	$-	$7	$-	$2,546
	2011	$2,176	$107	$2	$-	$-	$-	$2,285

Total Assets
At June 30, 2012		$390,400	$74,883	$116,105	$10,239	$52,162	$-	$643,789
At March 31, 2012		$395,215	$76,192	$115,788	$7,223	$57,230	$-	$651,648

(1)	Included in the Corporate and Other segment are income tax benefit of $1.0 million and $0.2 million, interest expense of $14.6 million and $14.8 million and amortization of deferred debt costs of $0.3 million and $0.5 million, for the first fiscal quarters of 2013 and 2012, respectively.

(2)	Substantially all of the amount represents revenues from intersegment transactions with the Publishing Services segment.

Geographic Data

The Company operated principally in two geographic areas, the United States of America and Europe (primarily the United Kingdom). There were no significant transfers between geographic areas during these periods. The following table presents revenue by geographical area for the first fiscal quarters of 2013 and 2012 and all identifiable assets related to the operations in each geographic area as of June 30, 2012 and March 31, 2012:

	First fiscal quarters ended June 30,
	2012	2011
Operating revenues:
United States of America	$83,752	$89,552
Europe	3,472	3,642

Total operating revenues	$87,224	$93,194

	June 30, 2012	March 31, 2012
Identifiable assets
United States of America	$634,500	$641,754
Europe	9,289	9,894

Total assets	$643,789	$651,648

(13) Subsequent Events

See Note 9, Investments in Joint Ventures and Redeemable Noncontrolling Interest for a description of certain events that have occurred subsequent to June 30, 2012.

(14) Supplemental Condensed Consolidating Financial Information

The following tables present unaudited condensed consolidating financial statements of (a) the parent company, American Media, Inc. as issuer of the New Notes, (b) on a combined basis, the subsidiary guarantors of the New Notes, and (c) on a combined basis, the subsidiaries that are not guarantors of the New Notes. Separate financial statements of the subsidiary guarantors are not presented because the parent company owns all outstanding voting stock of each of the subsidiary guarantors and the guarantee by each subsidiary guarantor is full and unconditional and joint and several. As a result and in accordance with Rule 3-10(f) of Regulation S-X under the Securities Exchange Act of 1934, as amended, the Company includes the following:

SUPPLEMENTAL UNAUDITED CONDENSED CONSOLIDATING BALANCE SHEET

AS OF JUNE 30, 2012

(in thousands)

	Parent	Guarantors	Non Guarantors	Eliminations	Condensed Consolidated
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$-	$2,204	$2,530	$-	$4,734
Trade receivables, net	-	46,058	2,125	-	48,183
Inventories	-	15,109	495	-	15,604
Prepaid expenses and other current assets	-	22,357	963	(5,487)	17,833

Total current assets	-	85,728	6,113	(5,487)	86,354

PROPERTY AND EQUIPMENT, NET:
Leasehold improvements	-	3,991	-	-	3,991
Furniture, fixtures and equipment	-	37,470	604	-	38,074
Less – accumulated depreciation	-	(25,733)	(468)	-	(26,201)

Total property and equipment, net	-	15,728	136	-	15,864

OTHER ASSETS:
Deferred debt costs, net	10,881	-	-	-	10,881
Deferred rack costs, net	-	9,859	-	-	9,859
Other long-term assets	-	1,725	-	-	1,725
Investment in subsidiaries	550,092	196	-	(550,288)	-

Total other assets	560,973	11,780	-	(550,288)	22,465

GOODWILL AND OTHER IDENTIFIED INTANGIBLE ASSETS:
Goodwill	-	229,734	4,510	-	234,244
Other identified intangibles, net	-	278,862	6,000	-	284,862

Total goodwill and other identified intangible assets	-	508,596	10,510	-	519,106

TOTAL ASSETS	$560,973	$621,832	$16,759	$(555,775)	$643,789

LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIT)
Accounts payable	$-	$18,186	$504	$-	$18,690
Accrued expenses and other liabilities	-	1,749	5,314	19,974	27,037
Accrued interest	3,009	-	-	-	3,009
Redeemable financial instruments	3,912	-	-	-	3,912
Deferred revenues	-	34,417	1,741	-	36,158

Total current liabilities	6,921	54,352	7,559	19,974	88,806

NON-CURRENT LIABILITIES:
Senior secured notes, net	469,889	-	-	-	469,889
Revolving credit agreement	24,000	-	-	-	24,000
Redeemable financial instruments, less current portion	2,529	-	-	-	2,529
Other non-current liabilities	-	4,250	-	-	4,250
Deferred income taxes	-	99,310	46	(25,461)	73,895
Due (from) to affiliates	80,334	(84,468)	4,134	-	-

Total liabilities	583,673	73,444	11,739	(5,487)	663,369

Redeemable noncontrolling interest	-	-	3,120	-	3,120
STOCKHOLDER’S (DEFICIT) EQUITY:
Total stockholder’s (deficit) equity	(22,700)	548,388	1,900	(550,288)	(22,700)

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIT)	$560,973	$621,832	$16,759	$(555,775)	$643,789

SUPPLEMENTAL UNAUDITED CONDENSED CONSOLIDATING BALANCE SHEET

AS OF MARCH 31, 2012

(in thousands)

ASSETS	Parent	Guarantors	Non-Guarantors	Eliminations	Condensed Consolidated
CURRENT ASSETS:
Cash and cash equivalents	$-	$3,185	$2,041	$-	$5,226
Trade receivables, net	-	49,293	2,245	-	51,538
Inventories	-	16,527	506	-	17,033
Prepaid expenses and other current assets	-	24,287	848	(5,484)	19,651

Total current assets	-	93,292	5,640	(5,484)	93,448

PROPERTY AND EQUIPMENT, NET:
Leasehold improvements	-	3,991	-	-	3,991
Furniture, fixtures and equipment	-	36,012	613	-	36,625
Less – accumulated depreciation	-	(24,232)	(463)	-	(24,695)

Total property and equipment, net	-	15,771	150	-	15,921

OTHER ASSETS:
Deferred debt costs, net	11,222	-	-	-	11,222
Deferred rack costs, net	-	9,966	-	-	9,966
Other long-term assets	-	1,622	-	-	1,622
Investment in subsidiaries	535,305	(79)	-	(535,226)	-

Total other assets	546,527	11,509	-	(535,226)	22,810

GOODWILL AND OTHER IDENTIFIED INTANGIBLE ASSETS:
Goodwill	-	229,734	4,510	-	234,244
Other identified intangibles, net	-	279,225	6,000	-	285,225

Total goodwill and other identified intangible assets	-	508,959	10,510	-	519,469

TOTAL ASSETS	$546,527	$629,531	$16,300	$(540,710)	$651,648

LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIT)
Accounts payable	$-	$15,237	$923	$-	$16,160
Accrued expenses and other liabilities	-	13,610	5,776	10,153	29,539
Accrued interest	17,254	-	-	-	17,254
Deferred revenues	-	36,740	734	-	37,474

Total current liabilities	17,254	65,587	7,433	10,153	100,427

NON-CURRENT LIABILITIES:
Senior secured notes	469,889	-	-	-	469,889
Revolving credit agreement	7,000	-	-	-	7,000
Other non-current liabilities	-	4,367	-	-	4,367
Deferred income taxes	-	91,408	(75)	(15,639)	75,694
Due (from) to affiliates	73,733	(77,987)	4,254	-	-

Total liabilities	567,876	83,375	11,612	(5,486)	657,377

Redeemable noncontrolling interest	-	12,620	3,000	-	15,620

STOCKHOLDER’S (DEFICIT) EQUITY:
Total stockholder’s (deficit) equity	(21,349)	533,536	1,688	(535,224)	(21,349)

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIT)	$546,527	$629,531	$16,300	$(540,710)	$651,648

SUPPLEMENTAL UNAUDITED CONDENSED CONSOLIDATING STATEMENT OF INCOME (LOSS)

AND COMPREHENSIVE INCOME (LOSS)

FOR THE FISCAL QUARTER ENDED JUNE 30, 2012

(in thousands)

	Parent	Guarantors	Non Guarantors	Eliminations	Condensed Consolidated
OPERATING REVENUES:
Circulation	$-	$51,302	$1,326	$-	$52,628
Advertising	-	26,731	1,855	-	28,586
Other	-	5,655	355	-	6,010

Total operating revenues	-	83,688	3,536	-	87,224

OPERATING EXPENSES:
Editorial	-	10,691	438	-	11,129
Production	-	23,663	784	-	24,447
Distribution, circulation and other cost of sales	-	16,553	760	-	17,313
Selling, general and administrative	-	18,149	1,095	-	19,244
Depreciation and amortization	-	2,284	17	-	2,301

Total operating expenses	-	71,340	3,094	-	74,434

OPERATING INCOME	-	12,348	442	-	12,790

OTHER EXPENSE:
Interest expense	(14,641)	-	-	-	(14,641)
Amortization of deferred debt costs	(341)	-	-	-	(341)
Other expense, net	-	(30)	-	-	(30)

Total other expense	(14,982)	(30)	-	-	(15,012)

(LOSS) INCOME BEFORE (BENEFIT) PROVISION FOR INCOME TAXES, AND EQUITY IN EARNINGS OF CONSOLIDATED SUBSIDIARIES	(14,982)	12,318	442	-	(2,222)

(BENEFIT) PROVISION FOR INCOME TAXES	(5,560)	4,475	117	-	(968)

EQUITY IN EARNINGS OF CONSOLIDATED SUBSIDIARIES	8,168	321	-	(8,489)	-

NET (LOSS) INCOME	(1,254)	8,164	325	(8,489)	(1,254)

LESS: NET (INCOME) LOSS ATTRIBUTABLE TO THE NONCONTROLLING INTEREST	-	-	-	-	-

NET (LOSS) INCOME ATTRIBUTABLE TO AMERICAN MEDIA, INC. AND SUBSIDIARIES	$(1,254)	$8,164	$325	$(8,489)	$(1,254)

	Parent	Guarantors	Non Guarantors	Eliminations	Condensed Consolidated
NET (LOSS) INCOME	$(1,254)	$8,164	$325	$(8,489)	$(1,254)
Foreign currency translation adjustment	-	-	(47)	-	(47)

Comprehensive (loss) income	$(1,254)	$8,164	$278	$(8,489)	$(1,301)
Less: comprehensive income attributable to the noncontrolling interest	-	-	-	-	-

COMPREHENSIVE (LOSS) INCOME ATTRIBUTABLE TO AMERICAN MEDIA, INC. AND SUBSIDIARIES	$(1,254)	$8,164	$278	$(8,489)	$(1,301)

SUPPLEMENTAL UNAUDITED CONDENSED CONSOLIDATING STATEMENT OF INCOME (LOSS)

AND COMPREHENSIVE INCOME (LOSS)

FOR THE FISCAL QUARTER ENDED JUNE 30, 2011

(in thousands)

	Parent	Guarantors	Non Guarantors	Eliminations	Condensed Consolidated
OPERATING REVENUES:
Circulation	$-	$51,973	$1,397	$-	$53,370
Advertising	-	31,569	1,917	-	33,486
Other	-	6,010	328	-	6,338

Total operating revenues	-	89,552	3,642	-	93,194

OPERATING EXPENSES:
Editorial	-	10,478	337	-	10,815
Production	-	25,768	810	-	26,578
Distribution, circulation and other cost of sales	-	18,067	666	-	18,733
Selling, general and administrative	-	19,515	881	-	20,396
Depreciation and amortization	-	1,718	12	-	1,730
Provision for impairment of intangible assets and goodwill	-	-	-	-	-

Total operating expenses	-	75,546	2,706	-	78,252

OPERATING INCOME	-	14,006	936	-	14,942

OTHER EXPENSE:
Interest expense	(14,813)	14	-	-	(14,799)
Amortization of deferred debt costs	(533)	-	-	-	(533)
Other expense, net	-	(563)	-	-	(563)

Total other expense	(15,346)	(549)	-	-	(15,895)

LOSS (INCOME) BEFORE PROVISION (BENEFIT) FOR INCOME TAXES, AND EQUITY IN EARNINGS OF CONSOLIDATED SUBSIDIARIES	(15,346)	13,457	936	-	(953)

(BENEFIT) PROVISION FOR INCOME TAXES	(3,465)	2,973	281	-	(211)

EQUITY IN EARNINGS OF CONSOLIDATED SUBSIDIARIES	11,139	655	-	(11,794)	-

NET (LOSS) INCOME	(742)	11,139	655	(11,794)	(742)
LESS: NET (INCOME) LOSS ATTRIBUTABLE TO THE NONCONTROLLING INTEREST	-	-	-	-	-

NET (LOSS) INCOME ATTRIBUTABLE TO AMERICAN MEDIA, INC. AND SUBSIDIARIES	$(742)	$11,139	$655	$(11,794)	$(742)

	Parent	Guarantors	Non Guarantors	Eliminations	Condensed Consolidated
NET (LOSS) INCOME	$(742)	$11,139	$655	$(11,794)	$(742)
Foreign currency translation adjustment	-	-	2	-	2

Comprehensive (loss) income	$(742)	$11,139	$657	$(11,794)	$(740)
Less: comprehensive income attributable to the noncontrolling interest	-	-	-	-	-

COMPREHENSIVE (LOSS) INCOME ATTRIBUTABLE TO AMERICAN MEDIA, INC. AND SUBSIDIARIES	$(742)	$11,139	$657	$(11,794)	$(740)

SUPPLEMENTAL UNAUDITED CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE FISCAL QUARTER ENDED JUNE 30, 2012

(in thousands)

	Parent	Guarantors	Non Guarantors	Eliminations	Condensed Consolidated
Cash Flows from Operating Activities:
Net cash (used in) provided by operating activities	$(23,033)	$13,540	$1,099	$(310)	$(8,704)

Cash Flows from Investing Activities:
Purchases of property and equipment	-	(1,440)	-	-	(1,440)
Purchase of intangible assets	-	(512)	-	-	(512)
Proceeds from sale of assets	-	11	-	-	11
Investment in Mr. Olympia, LLC	-	-	(300)	-	(300)

Net cash used in investing activities	-	(1,941)	(300)	-	(2,241)

Cash Flows from Financing Activities:
Proceeds from revolving credit facility	24,000	-	-	-	24,000
Revolving Credit Facility repayments	(7,000)	-	-	-	(7,000)
Payments to noncontrolling interest holders of Odyssey	(6,130)	-	-	-	(6,130)
Due to (from) affiliates	12,163	(12,163)	-	-	-
Dividends paid to parent	-	-	(310)	310	-

Net cash provided by (used in) financing activities	23,033	(12,163)	(310)	310	10,870

Effect of exchange rate changes on cash	-	(417)	-	-	(417)

Net increase (decrease) in Cash and Cash Equivalents	-	(981)	489	-	(492)
Cash and Cash Equivalents, Beginning of Period	-	3,185	2,041	-	5,226

Cash and Cash Equivalents, End of Period	$-	$2,204	$2,530	$-	$4,734

SUPPLEMENTAL UNAUDITED CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE FISCAL QUARTER ENDED JUNE 30, 2011

(in thousands)

	Parent	Guarantors	Non Guarantors	Eliminations	Condensed Consolidated
Cash Flows from Operating Activities:
Net cash (used in) provided by operating activities	$(56,268)	$49,028	$2,004	$(1,100)	$(6,336)

Cash Flows from Investing Activities:
Purchases of property and equipment	-	(4,377)	-	-	(4,377)
Purchase of intangible assets	-	-	-	-	-
Proceeds from sale of assets	-	32	-	-	32
Investment in Mr. Olympia, LLC	-	-	(300)	-	(300)
Investment in Radar	-	(500)	-	-	(500)
Acquisition of OK! Magazine	-	(23,000)	-	-	(23,000)

Net cash used in investing activities	-	(27,845)	(300)	-	(28,145)

Cash Flows from Financing Activities:
Proceeds from revolving credit facility	27,500	-	-	-	27,500
Proceeds in Odyssey from noncontrolling interest holders	11,500	-	-		11,500
Senior secured notes redemption	(20,000)	-	-		(20,000)
Redemption premium payment	(600)	-	-		(600)
Due to (from) affiliates	37,868	(37,868)	-	-	-
Dividends paid to parent	-	-	(1,100)	1,100	-

Net cash provided by (used in) financing activities	56,268	(37,868)	(1,100)	1,100	18,400

Effect of exchange rate changes on cash	-	(6)	-	-	(6)

Net increase (decrease) in Cash and Cash Equivalents	-	(16,691)	604	-	(16,087)
Cash and Cash Equivalents, Beginning of Period	-	19,677	1,608	-	21,285

Cash and Cash Equivalents, End of Period	$-	$2,986	$2,212	$-	$5,198

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of American Media, Inc.:

Boca Raton, Florida

We have audited the accompanying consolidated balance sheets of American Media, Inc. and subsidiaries (the “Company”) as of March 31, 2012 and 2011, and the related consolidated statements of income (loss) and comprehensive income (loss), stockholders’ deficit, and cash flows for each of the three years in the period ended March 31, 2012. Our audits also included the financial statement schedule listed in the Index on page F-1. These financial statements and the financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on the financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2012 and 2011, and the results of its operations and its cash flows for each of the three years in the period ended March 31, 2012, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

As discussed in Note 1 to the consolidated financial statements, on December 20, 2010, the Bankruptcy Court entered an order confirming the plan of reorganization which became effective on December 22, 2010. Under the plan of reorganization, the Company was required to comply with certain terms and conditions as more fully described in Note 1 to the consolidated financial statements.

/s/ DELOITTE & TOUCHE LLP

Certified Public Accountants

Boca Raton, Florida

August 22, 2012

AMERICAN MEDIA, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share information)

	March 31, 2012	March 31, 2011
ASSETS
CURRENT ASSETS:
Cash and cash equivalents ($3,365 related to VIEs)	$5,226	$21,285
Trade receivables, net of allowance for doubtful accounts of $4,795 and $4,295, respectively ($3,382 related to VIEs, net of allowance for doubtful accounts of $779)	51,538	47,830
Inventories ($2,117 related to VIEs)	17,033	16,919
Prepaid expenses and other current assets ($1,508 related to VIEs)	19,651	16,416

Total current assets	93,448	102,450

PROPERTY AND EQUIPMENT, NET:
Leasehold improvements	3,991	1,833
Furniture, fixtures and equipment	36,625	36,570
Less – accumulated depreciation	(24,695)	(27,763)

Total property and equipment, net	15,921	10,640

OTHER ASSETS:
Deferred debt costs, net	11,222	12,807
Deferred rack costs, net ($2,194 related to VIEs)	9,966	7,592
Other long-term assets	1,622	4,134

Total other assets	22,810	24,533

GOODWILL AND OTHER IDENTIFIED INTANGIBLE ASSETS:
Goodwill ($3,358 related to VIEs)	234,244	230,885
Other identified intangibles, net of accumulated amortization of $110,770 and $107,407, respectively ($24,295 and $6,000 related to VIEs, respectively)	285,225	269,013

Total goodwill and other identified intangible assets	519,469	499,898

TOTAL ASSETS	$651,648	$637,521

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Senior secured notes (See Note 6)	$-	$10,000
Accounts payable ($3,719 related to VIEs)	16,160	11,560
Accrued expenses and other liabilities ($3,056 related to VIEs)	29,539	28,727
Accrued interest	17,254	19,323
Deferred revenues ($2,264 related to VIEs)	37,474	35,758

Total current liabilities	100,427	105,368

NON-CURRENT LIABILITIES:
Senior secured notes (See Notes 1 and 6)	469,889	479,889
Revolving credit agreement (See Notes 1 and 5)	7,000	-
Other non-current liabilities	4,367	1,438
Deferred income taxes	75,694	90,704

Total liabilities	657,377	677,399

COMMITMENTS AND CONTINGENCIES (Note 10)

Redeemable noncontrolling interest (See Note 9)	15,620	3,000
STOCKHOLDERS’ DEFICIT:
Common stock, $0.0001 par value; 14,000,000 shares authorized; 10,000,000 issued and outstanding as of March 31, 2012 and March 31, 2011	1	1
Additional paid-in capital	822,773	822,773
Accumulated deficit	(843,908)	(865,475)
Accumulated other comprehensive loss	(215)	(177)

Total stockholders’ deficit	(21,349)	(42,878)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$651,648	$637,521

The accompanying notes to the consolidated financial statements are an integral part of these consolidated financial statements.

AMERICAN MEDIA, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME (LOSS) AND COMPREHENSIVE INCOME (LOSS)

(in thousands)

	Fiscal Year Ended March 31,
	2012	2011	2010
OPERATING REVENUES:
Circulation	$228,683	$228,694	$246,214
Advertising	126,117	135,868	134,281
Other	31,816	33,077	31,935

Total operating revenues	386,616	397,639	412,430

OPERATING EXPENSES:
Editorial	43,008	42,912	44,307
Production	112,281	106,799	119,660
Distribution, circulation and other cost of sales	77,020	69,354	71,893
Selling, general and administrative	79,451	78,213	71,365
Depreciation and amortization	8,539	6,334	6,633
Provision for impairment of intangible assets and goodwill	-	-	17,595

Total operating expenses	320,299	303,612	331,453

OPERATING INCOME	66,317	94,027	80,977

OTHER EXPENSE:
Interest expense	(58,423)	(56,531)	(50,601)
Amortization of deferred debt costs	(1,584)	(3,217)	(3,893)
Other expense, net	(1,526)	(1,100)	-
Reorganization costs (Note 1)	-	(24,527)	-
Loss on extinguishment of debt (Note 1)	-	(8,612)	-

Total other expense	(61,533)	(93,987)	(54,494)

INCOME BEFORE (BENEFIT) PROVISION FOR INCOME TAXES	4,784	40	26,483

(BENEFIT) PROVISION FOR INCOME TAXES	(17,509)	4,003	22,756

NET INCOME (LOSS)	22,293	(3,963)	3,727

LESS: NET INCOME ATTRIBUTABLE TO THE NONCONTROLLING INTEREST	(726)	(510)	(509)

NET INCOME (LOSS) ATTRIBUTABLE TO AMERICAN MEDIA, INC. AND SUBSIDIARIES	$21,567	$(4,473)	$3,218

	Fiscal Year Ended March 31,
	2012	2011	2010
NET INCOME (LOSS)	$22,293	$(3,963)	$3,727
Foreign currency translation adjustment	(38)	3	(1)

Comprensive income (loss)	22,255	(3,960)	3,726
Less: comprehensive income attributable to the noncontrolling interest	(726)	(510)	(509)

COMPREHENSIVE INCOME (LOSS) ATTRIBUTABLE TO AMERICAN MEDIA, INC. AND SUBSIDIARIES	$21,529	$(4,470)	$3,217

The accompanying notes to the consolidated financial statements are an integral part of these consolidated financial statements.

AMERICAN MEDIA, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

(in thousands, except share information)

			Additional Paid-In	Accumulated	Accumulated Other Comprehensive	Total Stockholders’
	Common Stock
	Shares	Total	Capital	Deficit	Income (Loss)	Deficit
Balances, March 31, 2009	5,994,411	$1	$282,695	$(864,220)	$(179)	$(581,703)
Net income	-	-	-	3,218	-	3,218
Foreign currency translation	-	-	-	-	(1)	(1)
Issuance of common stock	289,949	-	52	-	-	52

Balances, March 31, 2010	6,284,360	1	282,747	(861,002)	(180)	(578,434)

Net loss	-	-	-	(4,473)	-	(4,473)
Foreign currency translation	-	-	-	-	3	3
Retirement of common stock (Note 1)	(6,284,360)	(1)	(282,747)	-	-	(282,748)
Issuance of common stock (Note 1)	10,000,000	1	235,799	-	-	235,800
Gain on restructuring (Note 1)	-	-	586,974	-	-	586,974

Balances, March 31, 2011	10,000,000	1	822,773	(865,475)	(177)	(42,878)

Net income	-	-	-	21,567	-	21,567
Foreign currency translation	-	-	-	-	(38)	(38)

Balances, March 31, 2012	10,000,000	$1	$822,773	$(843,908)	$(215)	$(21,349)

The accompanying notes to the consolidated financial statements are an integral part of these consolidated financial statements.

AMERICAN MEDIA, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Fiscal Year Ended March 31,
	2012	2011	2010
Cash Flows from Operating Activities:
Net income (loss)	$22,293	$(3,963)	$3,727
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation of property and equipment	5,175	3,713	3,283
Amortization of other identified intangibles	3,364	2,621	3,350
Gain on extinguishment of debt (Note 1)	-	8,612	-
Provision for impairment of intangible assets and goodwill	-	-	17,595
Provision for bad debts	1,455	2,167	1,612
Amortization of deferred debt costs	1,585	3,217	3,893
Amortization of deferred rack costs	10,561	7,411	5,892
Deferred income tax (benefit) provision	(17,471)	5,262	22,273
Non-cash reorganization costs	-	8,068	-
Other	1,901	784	(1,630)
(Increase) decrease in operating assets:
Trade receivables	(4,905)	(278)	11,161
Inventories	(204)	(3,471)	4,815
Prepaid expenses and other current assets	(752)	3,816	(4,450)
Deferred rack costs	(10,391)	(6,542)	(7,667)
Other long-term assets	2,511	(2,188)	(946)
Increase (decrease) in operating liabilities:
Accounts payable	4,670	(4,162)	(11,720)
Accrued expenses and other current liabilities	1,868	(3,168)	(9,140)
Accrued interest	(2,069)	21,254	(3,635)
Deferred revenues	(841)	(1,171)	(813)
Other non-current liabilities	2,929	(486)	2,650

Total adjustments and changes in operating assets and liabilities	(614)	45,459	36,523

Net cash provided by operating activities	21,679	41,496	40,250

Cash Flows from Investing Activities:
Purchases of property and equipment	(10,582)	(7,720)	(4,571)
Purchases of intangible assets	(954)	-	-
Proceeds from sale of assets	79	88	649
Investment in Radar Online, LLC	(1,100)	(1,100)	-
Acquisition of OK! Magazine	(23,000)	-	-
Other	(300)	(300)	(300)

Net cash used in investing activities	(35,857)	(9,032)	(4,222)

Cash Flows from Financing Activities:
Proceeds from revolving credit facility	53,500	112,000	6,000
Term loan and revolving credit facility principal repayments	(46,500)	(565,871)	(39,500)
Proceeds from issuance of first lien notes	-	385,000	-
Proceeds from issuance of second lien notes	-	80,000	-
Payment of deferred consent fees	-	(7,339)	-
Payment to retire senior subordinated indebtedness	-	-	(14,025)
Redemption premium payment	(600)	(8,612)	-
Senior secured notes redemption	(20,000)	-	-
Proceeds in Odyssey from noncontrolling interest holders	13,500	-	-
Payment of debt costs	-	(13,154)	(1,685)
Other	(1,606)	-	-

Net cash used in financing activities	(1,706)	(17,976)	(49,210)

Effect of exchange rate changes on cash	(175)	191	793

Net (decrease) increase in Cash and Cash Equivalents	(16,059)	14,679	(12,389)
Cash and Cash Equivalents, Beginning of Period	21,285	6,606	18,995

Cash and Cash Equivalents, End of Period	$5,226	$21,285	$6,606

Supplemental Disclosures of Cash Flow and Non-Cash Financing Activities Information:
Cash paid during the period for -
Income taxes	$801	$278	$1,934
Interest	$60,413	$33,681	$53,473
Non-cash property and equipment (incurred but not paid)	$51	$119	$75
Non-cash debt costs (incurred but not paid)	$-	$-	$650
Non-cash portion of debt issuance	$-	$24,727	$33,791
Non-cash debt-for-equity exchange	$-	$540,026	$-
Non-cash exchange of second lien notes	$-	$24,889	$-

The accompanying notes to the consolidated financial statements are an integral part of these consolidated financial statements.

AMERICAN MEDIA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) Description of Business, Basis of Presentation and Summary of Significant Accounting Policies

DESCRIPTION OF BUSINESS

We are a leading content media company in the fields of celebrity journalism and health and fitness. Our well known brands include, but are not limited to, National Enquirer, Star, OK! Weekly, Globe, National Examiner, Country Weekly, Sun, Shape, Muscle & Fitness, Flex, Men’s Fitness, Muscle & Fitness Hers, Fit Pregnancy and Natural Health. We distribute our content across multiple platforms including print, internet, smartphones, tablets and video. We circulate our print publications utilizing subscription and single copy sales using the U.S. Postal Service, national distributors, wholesalers and retailers. Our print publications comprise approximately 24% of total U.S. and Canadian newsstand circulation for weekly publications that are audited by the Audit Bureau of Circulations (“ABC”). Total circulation of our print publications with a frequency of six or more times per year, were approximately 6.4 million copies per issue during fiscal 2012.

As of March 31, 2012, the Company published ten weekly publications: National Enquirer, Star, Globe, National Examiner, Country Weekly, OK! Weekly, Reality Weekly, Soap Opera Digest, Soap Opera Weekly and Sun; three monthly publications: Muscle & Fitness, Shape and Flex; three bi-monthly publications: Fit Pregnancy, Pixie and Muscle & Fitness Hers; one publication that is published 10 times per year: Men’s Fitness; and one publication that is published 8 times per year: Natural Health. Distribution Services, Inc. (“DSI”), American Media, Inc.’s (“AMI”) wholly owned subsidiary, arranges for the placement of the Company’s publications and third-party publications with retailers, and monitors through its regional managers and merchandising staff that our publications and third-party publications are properly displayed in stores, primarily national and regional supermarket chains and major retail chains such as Walmart, Kroger Companies, Safeway, Super Valu/Albertsons, Stop & Shop/Giant Food, Publix, H.E. Butt, Food Lion/Sweetbay, Great A&P Tea Company and Winn Dixie. DSI also coordinates (also known as acting as a “category manager/front-end advisor”) the racking of magazine fixtures for selected retailers. In addition, DSI provides marketing, merchandising and information gathering services to third parties, including non-magazine clients.

Reference to a fiscal year (e.g. “fiscal 2012”) refers to our fiscal year ended March 31 of the applicable year.

BASIS OF PRESENTATION

The Consolidated Financial Statements include the accounts of AMI, a corporation organized and existing under the laws of the State of Delaware and its subsidiaries (collectively, the “Company”). The Company consolidates all majority owned subsidiaries and investments in entities in which it has a controlling influence. Non-majority owned investments are accounted for using the equity method when the Company has the ability to significantly influence the operating decisions of the issuer. When the Company does not have the ability to significantly influence the operating decisions of an issuer, the cost method is used. All intercompany accounts and transactions have been eliminated in consolidation. Certain amounts included in prior year’s consolidated financial statements have been reclassified to conform to current year’s presentation. See Note 9, “Investments in Joint Ventures and Redeemable Noncontrolling Interest.”

In December 2010, American Media Operations, Inc. (“AMOI”) was merged with and into AMI, AMOI’s immediate parent corporation prior to the merger. As such, AMI is the surviving entity for financial reporting purposes. Given AMI was a holding company with only one subsidiary and owned 100% of AMOI, the merger did not result in a change in the historical cost basis of AMI’s consolidated assets and liabilities. As the merger occurred between entities under common control, the historical consolidated financial statements of AMOI are presented as the consolidated financial statements of AMI and the Consolidated Financial Statements contained herein have been prepared as if AMI has always been the reporting company. The merger was unrelated to the 2010 Restructuring.

2010 Restructuring

In November 2010, the Company and certain subsidiaries filed a prepackaged plan of reorganization (the “Plan”) under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York. The Plan identified liabilities subject to compromise of $893.9 million, which included an outstanding term loan of $445.7 million, a revolving credit facility of $60.0 million and previously issued notes of $388.2 million (the “Old Notes”). In December 2010, the Bankruptcy Court confirmed the Plan and the Company emerged from bankruptcy and consummated a financial restructuring through a series of transactions (the “2010 Restructuring”).

As part of the 2010 Restructuring, we amended and restated our certificate of incorporation to, among other things, increase the number of shares authorized to be issued from 11,000,000 to 15,000,000, comprised of 14,000,000 shares of common stock and 1,000,000 shares of preferred stock. The Company issued 10,000,000 shares of new common stock and cancelled all pre-existing equity interests in AMI, including warrants. The Company did not issue any shares of preferred stock.

Emergence Accounting

Upon emergence, the Company determined it did not meet the requirements to apply fresh start accounting under applicable accounting standards because the holders of existing voting shares immediately before confirmation of the 2010 Restructuring received more than 50% of the voting shares in the emerging Company. Since fresh start accounting did not apply, assets and liabilities not subject to compromise continued to be reflected at historical cost. However, liabilities compromised by confirmed plans were accounted for, as summarized below, in accordance with the guidance provided for reporting entities not qualifying for fresh start accounting.

The Company exchanged $363.3 million of our Old Notes for 10,000,000 shares of newly issued common stock. The holders of the pre-existing debt also held shares of common stock that were cancelled in connection with the 2010 Restructuring. Since this exchange occurred with pre-existing stockholders, the extinguishment of debt transaction was recorded as a capital transaction. As a result, the $587.0 million gain on this debt-for-equity exchange is reflected in the Consolidated Statement of Stockholders’ Deficit for fiscal 2011. The gain on the exchange primarily consists of (i) $363.3 million of Old Notes, (ii) $282.7 million of cancelled stock, and (iii) $176.1 million of forfeited future interest payments on the Old Notes, less (iv) issuance of $235.8 million of equity.

The Company satisfied the term loan and revolving credit facility of $505.7 million with cash on hand and the proceeds from the issuance of new debt. Specifically, the Company issued $385.0 million aggregate principal amount of 11.5% first lien notes, maturing in December 2017 (the “First Lien Notes”) and $80.0 million aggregate principal amount of 13.5% second lien notes, maturing in June 2018 (the “Second Lien Notes”). The First Lien Notes and the Second Lien Notes are collectively referred to herein as the New Notes. We also exchanged $24.9 million of the remaining Old Notes for $24.9 million of Second Lien Notes. Finally, the Company entered into a $40.0 million revolving credit facility, maturing in December 2015 (the “2010 Revolving Credit Facility”) which replaced our previous revolving credit facility. Under the 2010 Restructuring, the proceeds from the New Notes and the 2010 Revolving Credit Facility were used to pay (i) the net carrying amount of the term loan and revolving credit facility, including a deferred consent fee and (ii) a 2% make-whole provision. In accordance with applicable accounting standards, the Company recorded this series of transactions as an extinguishment of debt and reflected the $(8.6) million loss on extinguishment of debt in the Consolidated Statement of Income (Loss) for fiscal 2011.

Reorganization Costs

The Company incurred significant costs, primarily professional fees, associated with the 2010 Restructuring. These costs were expensed as incurred and were included in reorganization costs in the accompanying Consolidated Statement of Income (Loss) for the fiscal year ended March 31, 2011. The reorganization costs of $24.5 million included $8.1 million of deferred debt issuance costs on the pre-bankruptcy debt.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

The Company’s revenues are primarily comprised of single copy, subscription and advertising revenues. These revenues and related expenses for the Company’s publications are recognized on the on-sale date.

Revenues from single copy sales are recognized net of expected sales returns, after considering such factors as sales history and available market information. All of the Company’s publications are sold with full return privileges. The Company’s major U.S. and Canadian distributor provides the Company weekly reporting on the actual returns by publication and by issue of each publication. The Company also receives sales data from certain retailers that sell its publications. The Company utilizes these data sources as well as the Company’s long-term history of sales data by publication to estimate the actual anticipated sale of the Company’s publications and the Company’s experience has demonstrated that the actual sale of each issue of each magazine can be reasonably estimated based on this information. The Company’s in-house circulation department has developed financial models that the Company utilizes when projecting the anticipated sale of magazines. Revenues are also presented net of deferred rack cost amortization, terminal rack promotions and product placement costs (“retail display allowances and pockets”) paid to the retailers and sales taxes.

Other revenues, primarily from marketing services performed for third parties by DSI, are recognized when the service is performed.

Wholesaler Concentrations

As of March 31, 2012, single copy revenue consisted of copies distributed to retailers primarily by three wholesalers. Operating revenue generated by these wholesalers is included in the Celebrity Brands, Women’s Active Lifestyle, Men’s Active Lifestyle and Corporate and Other segments. Two wholesalers accounted for greater than 10% of the Company’s total operating revenue and in the aggregate accounted for approximately 35%, 38% and 45% of the Company’s total operating revenue in fiscal 2012, 2011 and 2010, respectively. The Company has multi-year service arrangements with these wholesalers, which provide incentives to maintain certain levels of service. The Company’s operating results could be materially affected by disruption of the distribution of its magazines through the wholesalers. See Note 10, “Commitments and Contingencies – Litigation,” for a description of litigation filed by former wholesalers.

Editorial Costs

External editorial costs relating to photos, artwork and text are expensed as the issue relating to each specific cost is recognized as revenue. Internal editorial costs are expensed as incurred.

Product Placement Costs

Product placement costs include retail display allowance (“RDA”), which is a fee we pay on a quarterly basis to qualifying retailers as an incentive for selling our titles in its stores. Retail display payments (“RDP”) is an incentive fee, paid quarterly directly to retailers, based on the fixed amount of pockets our titles occupy on the display fixture. The Company pays either RDA or RDP to a particular retailer, but not both for each title. Product placement costs are expensed and are recorded as a reduction to revenue as the issue relating to each specific cost is recognized as revenue.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand or deposited in demand deposit accounts with financial institutions and highly liquid investments with an original maturity of three months or less. Cash equivalents are held with high credit quality institutions and are subject to minimal credit and market risk. The value of these assets is based upon quoted prices and active markets for identical assets and equals the carrying amount which is considered a level 1 input.

Trade Receivables and Allowance for Doubtful Accounts

Substantially all of the Company’s trade receivables are from single copy distributors, subscriptions and advertising customers. The Company maintains allowances for doubtful accounts for estimated losses resulting from its customers not making required payments. The Company makes estimates of the collectability of trade receivables. The Company critically reviews trade receivables and analyzes historical bad debts, past-due accounts, customer credit-worthiness and current economic trends when evaluating the adequacy of the allowance for doubtful accounts.

Inventories

Inventories are stated at the lower of cost or market. Cost is determined on the first-in, first-out (FIFO) method. The Company writes down inventory for estimated obsolescence and/or excess or damaged inventory. Inventory write-downs in fiscal 2012 were insignificant. There were no write-downs in fiscal 2011 and 2010. Inventories are comprised of the following at March 31 (in thousands):

	2012	2011
Raw materials — paper	$13,106	$12,671
Finished product — paper, production and distribution costs of future issues	3,927	4,248

Total inventory	$17,033	$16,919

Prepaid expenses and other current assets

Prepaid expenses and other current assets are comprised of the following at March 31 (in thousands):

	2012	2011
Direct-response advertising costs	$3,890	$3,509
Other receivables	736	2,534
Prepaid insurance	1,418	1,512
Prepaid postage	589	425
Income tax receivable	3,008	150
Other prepaid expenses	6,058	5,884
Other current assets	3,952	2,402

Total prepaid expenses and other current assets	$19,651	$16,416

Direct-Response Advertising Costs

Direct-response advertising costs that are intended to solicit subscriptions are capitalized when they are expected to result in probable future benefits. These costs are amortized over the period during which future benefits are expected to be received, which is generally the related one-year subscription period. Amortization of these costs was $5.1million, $5.3 million and $6.3 million for fiscal 2012, 2011 and 2010, respectively, and is included in subscription costs, which are part of distribution, circulation and other costs of sales in the accompanying Consolidated Statements of Income (Loss).

The asset balance of the capitalized direct-response advertising costs is reviewed quarterly to ensure the amount is realizable. Any write-downs resulting from this review are expensed as subscription acquisition advertising costs in the current period. Capitalized direct-response advertising costs were $3.9 million and $3.5 million at March 31, 2012 and 2011, respectively, and are included in prepaid expenses and other current assets in the accompanying Consolidated Balance Sheets. There were no material write-downs of capitalized direct-response advertising costs in any of the three fiscal years in the period ended March 31, 2012.

Long-Lived Assets

The Company reviews long-lived assets for impairment whenever a significant event occurs or circumstances change, such as those affecting general market conditions or pertaining to a specific industry or an asset category, to indicate that the carrying amount of such assets may not be fully recoverable. When such factors, events or circumstances indicate that long-lived assets should be evaluated for possible impairment, the Company uses an estimate of cash flows (undiscounted and without interest charges) over the remaining lives of the assets to measure recoverability. If the estimated undiscounted cash flows are less than the carrying value of the asset, the loss is measured as the amount by which the carrying value of the asset exceeds fair value.

Property and Equipment

The Company uses the straight-line depreciation method for financial reporting. The estimated lives used in computing depreciation for financial reporting purposes are 1 to 5 years for leasehold improvements and 3 to 10 years for all other depreciable fixed assets. Depreciation for leasehold improvements is provided using the straight-line method over the shorter of the lease term or the estimated useful lives of the respective assets. Maintenance and repair costs are charged to expense as incurred. Significant improvements and betterments are capitalized.

The Company expenses internal use software costs incurred in the preliminary project stage and thereafter capitalizes costs incurred in developing or obtaining internal use software and includes them in property and equipment, net. Certain costs, such as maintenance and training, are expensed as incurred. Capitalized costs are amortized over a period of not more than three years using the straight-line method. The Company capitalizes certain costs, which generally include hardware, software, and payroll-related costs for employees who are directly associated with and who devote time to the development of internal use computer software. Costs capitalized were $9.2 million and $7.0 million, net of depreciation, as of March 31, 2012 and 2011, respectively. The $2.2 million increase in capitalized costs is primarily due to non-recurring investments in fiscal 2012 in connection with the implementation of the Company’s new ERP system.
Deferred Debt Costs

Debt issuance costs are amortized under the effective-interest method over the terms of the related indebtedness which range from four to seven years.

Deferred Rack Costs

Rack costs are capitalized and amortized as a reduction of circulation revenue in accordance with the terms of the relevant agreements (typically 36 months). The Company performs periodic and timely reviews to determine if impairment charges are required due to market conditions including store closings or store bankruptcies.

Other Long-Term Assets

Other long-term assets primarily consist of deposits on leased facilities, a deposit of $1.0 million with the Company’s largest national distributor for operational purposes and a federal income tax receivable of $0.1million.

Goodwill and Intangible Assets

The Company’s goodwill and related indefinite-lived intangibles are tested annually on the first day of the fourth quarter of each fiscal year to determine whether their carrying value exceeds their fair value. Goodwill and other indefinite-lived intangible assets are also tested for impairment on an interim basis if an event occurs or circumstances change between annual tests that would indicate that impairment exists. Impairment losses, if any, are reflected in operating income or loss in the Consolidated Statements of Income (Loss). The Company’s reporting units consist of each of its publications and other consolidated subsidiaries. The Company’s change in reporting segments disclosed at Note 12, “Business Segment Information” did not impact the determination of our reporting units.

The Company reviews finite-lived intangible assets for impairment whenever an event occurs or circumstances change to indicate that the carrying amount of such assets may not be fully recoverable. Determination of recoverability is based on an estimate of undiscounted future cash flows resulting from the use of the asset and its eventual disposition. Measurement of an impairment loss is based on the fair value of the asset compared to its carrying value. Impairment losses, if any, are reflected in operating income or loss in the Consolidated Statements of Income (Loss).

In assessing goodwill and intangible assets for impairment, the Company makes estimates of fair value that are based on its projection of revenues, operating costs, and cash flows of each reporting unit considering historical and anticipated future results and general economic and market conditions, as well as the impact of planned business or operational strategies. The valuations employ a combination of present value techniques to measure fair value and consider market factors. Changes in the Company’s judgments and projections could result in a significantly different estimate of the fair value of the reporting units and could result in an impairment of goodwill or other intangible assets. For a detailed description of impairment charges, see Note 2, “Goodwill and Other Identified Intangible Assets.”

Accrued Expenses and Other Liabilities

Accrued expenses and other liabilities are comprised of the following at March 31 (in thousands):

	2012	2011
Retail display pockets and allowances	$5,996	$5,474
Income and other taxes (1)	2,598	2,214
Personnel and related costs	6,522	6,302
Rack costs	3,159	3,318
Mr. Olympia license fee (Note 9)	600	900
Production costs	2,979	2,811
Accrued professional fees	1,650	2,044
Other	6,035	5,664

Accrued expenses and other liabilities - current	29,539	28,727

Other non-current liabilities	$4,367	$1,438

Accrued expenses and other liabilities - non-current	4,367	1,438

Total accrued expenses and other liabilities - current and non-current	$33,906	$30,165

(1)	The Company has accrued $0.9 million and $1.6 million for contingent liabilities for non-income related taxes at March 31, 2012 and 2011, respectively.

Deferred Revenues

Deferred revenues are comprised of the following at March 31st (in thousands):

	2012	2011
Subscriptions	$36,732	$35,363
Advertising	159	229
Other	583	166

Total deferred revenues	$37,474	$35,758

Income Taxes

Income taxes are accounted for using the asset and liability method. Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The asset and liability method of accounting for deferred income taxes requires a valuation against deferred tax assets, if based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. The effect on any changes in deferred tax assets and liabilities as a result of a change in tax rates is recognized in income. All tax positions taken by the Company in its income tax returns that are recognized in the financial statements must satisfy a more-likely-than-not threshold.

The Company reports the penalties and tax-related interest expense as a component of income tax expense in its Consolidated Statement of Income (Loss). See Note 4, “Income Taxes.”

Accumulated Other Comprehensive Income

Accumulated other comprehensive income consists of cumulative foreign currency translation adjustments.

Translation of Non-U.S. Currency Amounts

The net assets and operations of entities outside of the United States are translated into U.S. dollars. Assets and liabilities are translated at fiscal year-end exchange rates and income and expense items are translated at average exchange rates prevailing during the year. Translation adjustments are included in accumulated other comprehensive income.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Contingent Liabilities

The Company has certain contingent liabilities that arise in the ordinary course of its business activities. The Company accrues for contingent liabilities when it is probable that future expenditures will be made and such expenditures can be reasonably estimated. Reserves for contingent liabilities are reflected in the Company’s Consolidated Financial Statements based on management’s assessment, along with legal counsel, of the expected outcome of the contingencies. If the final outcome of the contingencies differs from that currently expected, it would result in a change to earnings in the period determined. See Note 10, “Commitments and Contingencies – Litigation,” for a description of litigation.

Recent Accounting Pronouncements

In June 2011, the FASB issued Accounting Standards Update (“ASU”) No. 2011-05, “Comprehensive Income (Topic 220)” (“ASU 2011-05”). This ASU eliminates the current option to report other comprehensive income and its components in the statement of changes in equity. Upon adoption, other comprehensive income must be presented either in a single continuous statement of comprehensive income or in two separate but consecutive statements. In December 2011, the FASB issued ASU No. 2011-12, “Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05” (“ASU 2011-12”). ASU 2011-12 defers indefinitely the requirement to present reclassification adjustments and the effect of those reclassification adjustments on the face of the financial statements where net income is presented, by component of net income, and on the face of the financial statements where other comprehensive income is presented, by component of other comprehensive income. ASU 2011-05 is effective for reporting periods (including interim periods) beginning after December 15, 2011. Accordingly, the Company has adopted ASU 2011-05 and presented other comprehensive income in a single continuous statement within these Consolidated Financial Statements.

In May 2011, the FASB issued ASU 2011-04, “Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRS” (“ASU 2011-04”). This ASU establishes a global standard for measuring amounts at fair value. This ASU will not have a material effect on the Company’s financial position or results of operations, but will change the Company’s disclosure policies for fair value. This ASU is effective for reporting periods (including interim periods) beginning after December 15, 2011. The Company’s adoption of ASU 2011-04 did not result in a material impact on the Consolidated Financial Statements.

In September 2011, the FASB issued ASU No. 2011-08, “Intangibles-Goodwill and Other (Topic 350): Testing Goodwill for Impairment” (“ASU 2011-08”). Under the amendments in ASU 2011-08, an entity has the option to first assess qualitative factors to determine whether the existence of events or circumstances leads to a determination that it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If, after assessing the totality of events or circumstances, an entity determines it is not more likely than not that the fair value of a reporting unit is less than its carrying amount, then performing the two-step impairment test is unnecessary. However, if an entity concludes otherwise, then it is required to perform the first step of the two-step impairment test by calculating the fair value of the reporting unit and comparing the fair value with the carrying amount of the reporting unit. If the carrying amount of a reporting unit exceeds its fair value, then the entity is required to perform the second step of the goodwill impairment test to measure the amount of the impairment loss, if any. Under the amendments in ASU 2011-08, an entity has the option to bypass the qualitative assessment for any reporting unit in any period and proceed directly to performing the first step of the two-step goodwill impairment test. An entity may resume performing the qualitative assessment in any subsequent period. This ASU is effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011, with early adoption permitted. The Company adopted this ASU April 1, 2012 and it did not have an effect on the Company’s financial position or results of operations.

(2) Goodwill and Other Identified Intangible Assets

As of March 31, 2012 and 2011, the Company had goodwill with carrying values of $234.2 million and $230.9 million, respectively. Other identified intangible assets not subject to amortization had a carrying value of $271.6 million and $255.3 million as of March 31, 2012 and 2011, respectively, and consist of trade names with indefinite lives.

Identified intangible assets with finite lives subject to amortization consist of the following at March 31 (in thousands):

		2012			2011
	Range of Lives	Gross Carrying Amount	Accumulated Amortization	Net	Gross Carrying Amount	Accumulated Amortization	Net
Tradenames	8 - 27	$10,610	$(4,078)	$6,532	$10,610	$(3,635)	$6,975
Subscriber lists	3 - 15	32,702	(28,146)	4,556	32,682	(25,963)	6,719
Customer relationships	5 - 10	2,300	(420)	1,880	-	-	-
Other intangible assets	3	954	(318)	636	-	-	-

		$46,566	$(32,962)	$13,604	$43,292	$(29,598)	$13,694

Amortization expense of intangible assets for fiscal 2012, 2011 and 2010 was $3.4 million, $2.6 million and $3.4 million, respectively. Based on the carrying value of identified intangible assets recorded at March 31, 2012, and assuming no subsequent impairment of the underlying assets, the annual amortization expense is expected to be as follows (in thousands):

Fiscal Year	Amortization Expense
2013	$3,504
2014	3,454
2015	988
2016	807
2017	534
Thereafter	4,317

$13,604

Impairment Charges

The Company did not record a non-cash impairment charge for fiscal 2012 and 2011.

As a result of the Company’s impairment testing, noncash impairment charges for fiscal 2010 by reportable segment are as follows (in thousands):

	Celebrity Brands	Women’s Active Lifestyle Group	Men’s Active Lifestyle Group	Corporate and Other	Total
Fiscal 2010 Impairments
Tradenames	$-	$3,032	$-	$-	$3,032
Goodwill	-	14,563	-	-	14,563

Provision for impairment of intangible assets and goodwill	$-	$17,595	$-	$-	$17,595

The Company recorded the fiscal 2010 non-cash impairment charges detailed above in the first fiscal quarter ended June 30, 2009. The noncash impairment charges were primarily the result of a change in management’s expectations of long-term cash flows resulting from declining profitability in certain of the Company’s reporting units.

Impairment Charge Assumptions

The estimate of fair value of the Company’s tradename and goodwill reporting units was based on the Company’s projection of revenues, operating costs and cash flows considering historical and anticipated future results, general economic and market conditions, as well as the impact of planned business and operational strategies. The valuation employed a combination of present value techniques to measure fair value and considered market factors. The key assumptions used to determine the fair value of the Company’s tradename and goodwill reporting units during fiscal 2012, 2011 and 2010 impairment tests were:

a)	expected cash flow periods of five years;
b)	terminal values based upon terminal growth rates ranging from:
•	0% to 3% for fiscal 2012 and 0% to 4% for 2011 and 2010, respectively;
c)	implied multiples used in the business enterprise value income and market approaches ranging from:
•	3.7 to 7.4 for fiscal 2012; and
•	4.3 to 10.5 for fiscal 2011; and
•	4.1 to 9.5 for fiscal 2010; and
d)	discount rates ranging from 12.0% to 15.0%, which were based on the Company’s best estimate of the weighted-average cost of capital adjusted for risks associated with the reporting units for each of fiscal 2012, 2011 and 2010, respectively.

The gross carrying amount and accumulated impairment losses of goodwill by reportable segment are as follows (in thousands):

	Celebrity Brands	Women’s Active Lifestyle Group	Men’s Active Lifestyle Group	Corporate and Other	Total
Balance as of March 31, 2011
Goodwill	$425,159	$84,905	$112,296	$20,136	$642,496
Accumulated impairment losses	(261,794)	(62,841)	(75,901)	(11,075)	(411,611)

Goodwill, net of impairment losses	$163,365	$22,064	$36,395	$9,061	$230,885

Additions to goodwill	$3,359	$-	$-	$-	$3,359

Balance as of March 31, 2012
Goodwill	$428,518	$84,905	$112,296	$20,136	$645,855
Accumulated impairment losses	(261,794)	(62,841)	(75,901)	(11,075)	(411,611)

Goodwill, net of impairment losses	$166,724	$22,064	$36,395	$9,061	$234,244

The increase to the Celebrity Brands segment’s goodwill during fiscal 2012 was attributed to the acquisition of certain assets of OK! Weekly magazine in the quarter ended June 30, 2011. See Note 11, “Acquisition.”

(3) Fair Value of Financial Instruments

The fair value of the Company’s financial instruments has been estimated primarily by using inputs, other than quoted prices in active markets that are observable either directly or indirectly. However, the use of different market assumptions or methods of valuation could result in different fair values. The estimated fair value of the Company’s financial instruments is as follows at March 31 (in thousands):

		2012		2011
		Carrying Amount	Fair Value	Carrying Amount	Fair Value
First Lien Notes	Level 2	$365,000	$326,675	$385,000	$410,988
Second Lien Notes	Level 2	104,889	79,191	104,889	107,511
Revolving Credit Agreement	Level 2	7,000	5,810	-	-

FASB ASC Topic 820, “Fair Value Measurements and Disclosures” (“ASC 820”), established a three-tier fair value hierarchy, which prioritizes the use of inputs used in measuring fair value as follows:

Level 1	Observable inputs such as quoted prices in active markets for identical assets and liabilities;

Level 2	Inputs, other than quoted prices in active markets, that are observable either directly or indirectly; and

Level 3	Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

As of March 31, 2012 and 2011, the Company did not have financial assets or liabilities that would require measurement on a recurring basis, based on the guidance in ASC 820. The carrying amount for cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximates fair value, due to the short maturity of these items.

In addition to financial assets and liabilities that are recorded at fair value on a recurring basis, the Company may be required to record non-financial assets and liabilities at fair value on a nonrecurring basis. The Company was not required to record non-financial assets and liabilities at fair value during fiscal 2012 and 2011.

(4) Income Taxes

The Company files a consolidated Federal income tax return. The (benefit) provision for income taxes from continuing operations consists of the following (in thousands):

	Fiscal Year Ended March 31,
	2012	2011	2010
Current:
Federal	$(1,071)	$(530)	$(917)
State	249	(1,672)	559
Foreign	763	885	841

Total current provision (benefit)	(59)	(1,317)	483

Deferred:
Federal	(12,789)	4,908	19,630
State	(4,661)	412	2,643
Foreign	-	-	-

Total deferred (benefit) provision	(17,450)	5,320	22,273

Provision (benefit) for income taxes	$(17,509)	$4,003	$22,756

Income tax expense (benefit) attributable to income from continuing operations was ($17,509), $4,003 and $22,756 for fiscal 2012, 2011and 2010, respectively, and differed from the amounts computed by applying the statutory U.S. federal income tax rate of 35% to pretax income from continuing operations as a result of the following:

	Fiscal Year Ended March 31,
	2012	2011	2010
U.S. expected tax expense (benefit)	$1,673	$14	$9,091
State income taxes, net of federal benefit	205	(1,105)	(393)
Meals and entertainment	247	129	278
Valuation allowance on deferred tax assets	(17,682)	(118,174)	(21,417)
Debt restructuring	(738)	116,204	37,507
Other, net	(1,214)	6,935	(2,310)

	$(17,509)	$4,003	$22,756

The tax effected net deferred tax assets and liabilities are comprised of the following at March 31 (in thousands):

	2012	2011
Deferred Income Tax Assets - Current
Reserves and accruals	$2,367	$2,861
Revenue recognition	877	1,421
Other current deferred tax assets	908	1,339

Gross deferred income tax assets - current	4,152	5,621
Valuation allowance	-	(3,245)

Deferred income tax assets - current	$4,152	$2,376

Deferred Income Tax Liabilities - Current
Circulation expenses	$(1,604)	$(1,589)
Other current deferred tax liabilities	(800)	(1,500)

Deferred income tax liabilities - current	$(2,404)	$(3,089)

Net deferred income tax assets (liabilities) - current	$1,748	$(713)

Deferred Income Tax Assets - Non-Current
Net operating losses	$24,003	$16,059
Deferred debt costs	4,377	4,153
Goodwill and other intangibles	2,560	3,058
Other non-current deferred tax assets	2,541	1,309

Gross deferred income tax assets - non-current	33,481	24,579
Valuation allowance	-	(14,437)

Deferred income tax assets - non-current	$33,481	$10,142

Deferred Income Tax Liabilities - Non-Current
Goodwill and other intangibles	$(100,016)	$(95,530)
Circulation expenses	(3,358)	(3,726)
Property and equipment	(3,321)	(939)
Other non-current deferred tax liabilities	(2,480)	(651)

Deferred income tax liabilities - non-current	$(109,175)	$(100,846)

Net deferred income tax liabilities - non-current	$(75,694)	$(90,704)

The net deferred income tax assets – current of $1.7 million as of March 31, 2012, are included in prepaid expenses in the accompanying Consolidated Balance Sheets. The net deferred income tax liabilities – current of $0.7 million as of 2011 are included in accrued expenses and other liabilities in the accompanying Consolidated Balance Sheets. The net deferred income tax liabilities – non-current of $75.7 million and $90.7 million as of March 31, 2012 and 2011, respectively, are included in deferred income taxes in the accompanying Consolidated Balance Sheets.

At March 31, 2012 and 2011, the Company had gross U.S. federal and state net operating loss carryforwards as follows (in thousands):

	2012	2011

Federal	$59,131	$38,357
State	66,602	52,401

The federal net operating loss carryforwards at March 31, 2012 begin to expire in 2028 through 2032. The state net operating loss carryforwards at March 31, 2012 begin to expire in 2013 through 2032.

As of March 31, 2011, the Company recognized $70.2 million of cancellation of indebtedness income. Pursuant to Internal Revenue Code §108, the discharge of indebtedness income was excluded from gross income and the amount excluded from income was applied to reduce net operating loss (“NOL”) carryforwards. Additionally, as a result of the 2010 Restructuring, the Company reversed a deferred tax asset of $88.6 million associated with the cancelled indebtedness. The Company previously recorded a full valuation allowance on the deferred tax assets associated with the cancelled indebtedness and NOLs. In connection with the reversal of the deferred tax assets, the Company also reversed the associated valuation allowance resulting in no overall impact in the Company’s March 31, 2011 effective tax rate.

The asset and liability method of accounting for deferred income taxes requires a valuation allowance against deferred tax assets if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. The Company’s valuation allowance related to its deferred tax assets, which was $17.7 million at March 31, 2011, was eliminated in fiscal 2012 based on the weight of positive evidence that the deferred tax assets will be realized. At March 31, 2011, a valuation allowance was recorded against the Company’s net deferred tax assets, excluding the deferred tax liability for indefinite-lived intangibles. The Company’s deferred tax liabilities related to indefinite-lived intangibles were not considered a future source of income to support the realization of deferred tax assets within the net operating loss carryforward period.

The Company has a Federal income tax receivable of $3.0 million as of March 31, 2012 which is included in prepaid expenses and other current assets in the accompanying Consolidated Balance Sheets. The refund application has received approval from the Joint Committee on Taxation and the Company received confirmation that the refunds are being processed by the Internal Revenue Service.

As of March 31, 2012 and 2011, the Company’s accrued liabilities for uncertain tax positions related to federal and state income taxes, including interest and penalties, amounted to $1.4 million and $0.4 million, respectively. The accrued liabilities for uncertain tax positions as of March 31, 2012 were included in accrued expenses in the accompanying Consolidated Balance Sheets. The accrued liabilities for uncertain tax positions as of March 31, 2011 were included in prepaid expenses and other current assets in the accompanying Consolidated Balance Sheets.

The total amount of unrecognized tax benefits as of March 31, 2012 was $0.8 million. Approximately $0.8 million of this amount would, if recognized, have an effect on the effective income tax rate. In addition to the unrecognized tax benefits, the Company recognized no net interest expense and $0.1 million of penalty expense for fiscal 2012 and had accrued interest and penalties of $0.4 million and $0.2 million, respectively, as of March 31, 2012.

The total amount of unrecognized tax benefits as of March 31, 2011 was $1.9 million. Approximately $1.9 million of this amount would, if recognized, have an effect on the effective income tax rate. In addition to the unrecognized tax benefits, the Company released interest of $0.5 million and penalties of $0.1 million for fiscal 2011 and had accrued interest and penalties of $0.4 million and $0.1 million, respectively, as of March 31, 2011.

A reconciliation of the change in the unrecognized tax benefits from April 1, 2010 to March 31, 2012 is as follows (in thousands):

Unrecognized Income Tax Benefits
Balance at April 1, 2010	$3,559
Decreases for tax positions taken during a prior period	(1,396)
Increases for tax positions taken during the current period	42
Decreases relating to settlements	(285)

Balance at March 31, 2011	1,920
Increases for tax positions taken during a prior period	84
Decreases for tax positions taken during a prior period	(46)
Increases for tax positions taken during the current period	4
Decreases relating to settlements	(1,080)
Lapse of statute of limitations	(64)

Balance at March 31, 2012	$818

The Company has identified its “major” tax jurisdictions to include the U.S. government, and the states of California, Florida and New York. The Company’s fiscal 2009 through 2011 federal tax returns remain open by statute. The Company’s major state tax jurisdictions subject to examination are fiscal 2009 through 2011.

While it is reasonably possible that the Company’s unrecognized tax benefits could change, an estimate of such an increase or decrease is not possible.

(5) Credit Agreement

In connection with the 2010 Restructuring, the Company entered into the 2010 Revolving Credit Facility which replaced our previous 2009 Credit Agreement. The 2009 Credit Agreement included a $60.0 million Revolving Facility and a $450.0 million term loan commitment (the “Term Facility”).

During fiscal 2012, the Company borrowed $53.5 million and re-paid $46.5 million under the 2010 Revolving Credit Agreement. At March 31, 2012, the outstanding balance of $7.0 million is included in non-current liabilities on the Consolidated Balance Sheet, as the outstanding balance is not due until December 2015. As of March 31, 2012, the remaining $33.0 million available under the 2010 Revolving Credit Agreement was comprised of $28.6 million available for borrowing and $4.4 million in an outstanding letter of credit. During fiscal 2011, the Company borrowed, and subsequently paid, $10.0 million under the 2010 Revolving Credit Agreement.

During fiscal 2011, the Company borrowed $102.0 million and paid down $123.0 million under its revolving facility under the 2009 Credit Agreement, inclusive of repayment made in connection with the 2010 Restructuring. The Company borrowed $10.0 million under its 2010 Revolving Credit Agreement. The Company also made principal payments on its term facility under the 2009 Credit Agreement of $432.8 million, inclusive of payments made in connection with the 2010 Restructuring.

The 2010 Revolving Credit Agreement requires the Company to pay a commitment fee ranging from 0.50% to 0.75% of the unused portion of the revolving commitment. The 2009 Credit Agreement required the Company to pay a commitment fee equal to 1.0% of the unused portion of such revolving commitments. Commitment fee payments under the 2010 Revolving Credit Agreement during fiscal 2012 and 2011 and under the 2009 Credit Agreement during fiscal 2011 and 2010 were insignificant.

Under the 2010 Revolving Credit Agreement, the Company has the option to pay interest based on (i) a floating base rate option equal to the greatest of (x) the prime rate in effect on such day; (y) the federal funds effective rate in effect on such day plus  1/2 of 1%, and (z) one month LIBOR (but no less than 2%) plus 1%, or (ii) based on LIBOR, in each case plus a margin. Under the 2009 Credit Agreement, the Company had the option to pay interest based on a floating base rate option equal to the greater of the JPMorgan Chase Bank, N.A. (“JPMorgan”) prime rate or the federal funds effective rate plus 0.5% (“base rate loans”) (subject to a floor equal to 4.50%) or based on LIBOR Loans, in each case plus a margin. The margin on all base rate loans was 5.5% and the margin on all LIBOR Loans was 6.5%.

The effective weighted-average interest rate under the 2010 Revolving Credit Agreement as of March 31, 2012 and 2011 was 8.25%. The effective weighted-average interest rate under the 2009 Revolving Credit Agreement as of December 31, 2010, the date the 2009 Revolving Credit Agreement was terminated, was 10%.

The 2010 Revolving Credit Agreement includes certain representations and warranties, conditions precedent, affirmative covenants, negative covenants and events of default customary for agreements of this type. The negative covenants include a financial maintenance covenant comprised of a first lien leverage ratio. The 2010 Revolving Credit Agreement also contains certain covenants that, subject to certain exceptions, restrict paying dividends, incurring additional indebtedness, creating liens, making acquisitions or other investments, entering into certain mergers or consolidations and selling or otherwise disposing of assets. With respect to the dividend restrictions, the 2010 Revolving Credit Agreement includes a cap on the total amount of cash available for distribution to our common stockholders.

As of March 31, 2012, the Company was in compliance with its covenants under the 2010 Revolving Credit Agreement.

The indebtedness under the 2010 Revolving Credit Agreement is guaranteed by certain of the domestic subsidiaries of the Company and is secured by liens on substantially all of the assets of the Company and certain of its domestic subsidiaries. In addition, the Company’s obligations are secured by a pledge of all of the issued and outstanding shares of, or other equity interests in, certain of the Company’s existing or subsequently acquired or organized domestic subsidiaries and a percentage of the capital stock of, or other equity interests in, certain of its existing or subsequently acquired or organized foreign subsidiaries. Due to the merger of AMI and AMOI, the borrower under the 2010 Revolving Credit Agreement is AMI. The equity interests of AMI have not been pledged to the lenders, unlike under the 2009 Credit Agreement, where AMOI was the borrower, and its equity interests were pledged to the lenders.

Although there can be no assurances, management of the Company anticipates that, based on current projections (including projected borrowings and repayments under the 2010 Revolving Credit Agreement), its operating results for fiscal 2013 will be sufficient to satisfy the first lien leverage ratio financial covenant under the 2010 Revolving Credit Agreement. The Company’s ability to satisfy such financial covenant is dependent on its business performing in accordance with its projections. If the performance of the Company’s business deviates from its projections, the Company may not be able to satisfy such financial covenant. Its projections are subject to a number of factors, many of which are events beyond its control, which could cause its actual results to differ materially from its projections. If the Company does not comply with its financial covenant the Company will default under the 2010 Revolving Credit Agreement.

(6) Senior Secured Indebtedness

In connection with the 2010 Restructuring, the Company issued $385.0 million aggregate principal amount of First Lien Notes, which bear interest at a rate of 11.5% per annum and mature in December 2017. Also, in connection with the 2010 Restructuring, the Company issued $80.0 million aggregate principal amount of Second Lien Notes, which bear interest at a rate of 13.5% per annum and mature in June 2018 and exchanged the 9% senior PIK notes due 2013 ( the “Senior PIK Notes”) for $24.9 million aggregate principal amount of Second Lien Notes. The First Lien Notes and the Second Lien Notes are collectively referred to herein as the New Notes. Interest on the New Notes is payable semi-annually on June 15 and December 15 of each year, commencing in June 2011.

The indentures governing the New Notes contain certain affirmative covenants, negative covenants and events of default customary for agreements of this type. For example, the indentures governing the New Notes contains covenants that limit our ability and that of our restricted subsidiaries, subject to important exceptions and qualifications, to: borrow money; guarantee other indebtedness; use assets as security in other transactions; pay dividends on stock, redeem stock or redeem subordinated debt; make investments; enter into agreements that restrict the payment of dividends by subsidiaries; sell assets; enter into affiliate transactions; sell capital stock of subsidiaries; enter into new lines of business; and merge or consolidate. In addition, the First Lien Notes and Second Lien Notes Indentures impose certain requirements as to future subsidiary guarantors. Further, the First Lien Note Indenture contains a covenant that limits our ability and that of our restricted subsidiaries, subject to important exceptions and qualifications, to redeem the First Lien Notes.

As of March 31, 2012, the Company was in compliance with all of the covenants under the indentures governing the New Notes.

The First Lien Notes are guaranteed on a first lien senior secured basis by the same subsidiaries of the Company that guarantee our 2010 Revolving Credit Agreement. The First Lien Notes and the guarantees thereof are secured by a first-priority lien on substantially all of our assets (subject to certain permitted liens and exceptions), pari passu with the liens granted under our 2010 Revolving Credit Agreement, provided that in the event of a foreclosure on the collateral or of insolvency proceedings, obligations under our 2010 Revolving Credit Agreement will be repaid in full with proceeds from the collateral prior to the obligations under the First Lien Notes.

The Second Lien Notes are guaranteed on a second lien senior secured basis by the same subsidiaries of the Company that guarantee our 2010 Revolving Credit Agreement and the First Lien Notes. The Second Lien Notes and the guarantees thereof are secured by a second-priority lien on substantially all of our assets (subject to certain permitted liens and exceptions).

Under the First Lien Notes Indenture, the Company has the option to redeem the First Lien Notes as follows: (a) at any time, and from time to time, prior to December 15, 2013, the Company is permitted to redeem up to 35% of the original principal amount of the First Lien Notes (calculated after giving effect to any issuance of additional First Lien Notes) with the net cash proceeds of one or more equity offerings (as defined in the First Lien Notes Indenture) at a redemption price of 111.5% of the principal amount thereof plus accrued and unpaid interest and additional interest, if any, to the applicable redemption date; (b) at any time prior to December 15, 2013 the Company may redeem all or a part of the First Lien Notes, at a redemption price equal to 100% of the principal amount of the First Lien Notes redeemed plus an applicable premium (as defined in the First Lien Notes Indenture), and accrued and unpaid interest and additional interest thereon, if any, to the redemption date; (c) during any 12-month period prior to December 15, 2013, the Company is entitled to redeem up to 10% of the aggregate principal amount of the First Lien Notes at a redemption price equal to 103.0% of the aggregate principal amount thereof, plus accrued and unpaid interest and additional interest thereon, if any, to the redemption date; (d) on or after December 15, 2013, the Company may redeem the First Lien Notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount of the First Lien Notes to be redeemed) set forth below, plus accrued and unpaid interest and additional interest thereon, if any, to the redemption date, if redeemed during the 12-month period beginning on December 15 of each of the years indicated below:

Year	Percentage

2013	108.625%

2014	105.750%

2015	102.875%

2016 and thereafter	100.000%

Under the Second Lien Notes Indenture, the Company has the option to redeem the Second Lien Notes as follows: (a) at any time, and from time to time, prior to December 15, 2013, the Company is permitted to redeem up to 35% of the original principal amount of the Second Lien Notes (calculated after giving effect to any issuance of additional Second Lien Notes) with the net cash proceeds of one or more equity offerings (as defined in the Second Lien Notes Indenture) at a redemption price of 113.5% of the principal amount thereof plus accrued and unpaid interest and additional interest thereon, if any, to the applicable redemption date; (b) at any time prior to December 15, 2013, the Company may redeem all or a part of the Second Lien Notes, at a redemption price equal to 100% of the principal amount of the Second Lien Notes redeemed plus an applicable premium (as defined in the Second Lien Notes Indenture), and accrued and unpaid interest and additional interest thereon, if any, to the redemption date; (c) on or after December 15, 2013, the Company may redeem the Second Lien Notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount of the Second Lien Notes to be redeemed) set forth below, plus accrued and unpaid interest and additional interest thereon, if any, to the redemption date, if redeemed during the 12-month period beginning on December 15 of each of the years indicated below:

Year	Percentage

2013	110.125%

2014	106.750%

2015	103.375%

2016 and thereafter	100.000%

In April 2011, the Company redeemed $10.0 million in aggregate principal amount of the First Lien Notes, which is reflected in the current portion of senior secured notes in the Consolidated Balance Sheet as of March 31, 2011, at a redemption price equal to 103.0% of the aggregate principal amount thereof, plus accrued and unpaid interest. In June 2011, the Company redeemed an additional $10.0 million in aggregate principal amount of the First Lien Notes at a redemption price equal to 103.0% plus accrued and unpaid interest as of the quarter ended June 30, 2011.

As of March 31, 2012, the Company’s total principal amount of senior secured debt was approximately $469.9 million, consisting of $365.0 million principal amount of First Lien Notes and $104.9 million principal amount of Second Lien Notes.

Registration Rights Agreement

In connection with the 2010 Restructuring, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the holders and the guarantors of the First Lien Notes, which, among other things, requires the Company to file an exchange offer registration statement (the “Exchange Offer Registration Statement”) with the Securities and Exchange Commission (the “SEC”). Pursuant to the Exchange Offer Registration Statement, the Company will offer to exchange up to $365.0 million of the 11.5% senior notes due December 15, 2017 (the “Exchange Notes”), which will be registered under the Securities Act of 1933, as amended (the “Securities Act”), for up to $365.0 million of our First Lien Notes, which we issued in December 2010.

The terms of the Exchange Notes will be identical to the terms of the First Lien Notes, except that the transfer restrictions, registration rights and additional interest provisions relating to the First Lien Notes will not apply to the Exchange Notes. There is no existing public market for the First Lien Notes or the Exchange Notes to be offered pursuant to the Exchange Offer Registration Statement. The Company does not intend to list the Exchange Notes on any securities exchange or seek approval for quotation through any automated trading system.

The Company is required to commence the exchange offer once the Exchange Offer Registration Statement is declared effective by the SEC and use commercially reasonable efforts to complete the exchange offer no later than February 24, 2012. Since the exchange offer was not completed by February 24, 2012, a registration default has occurred (the “Registration Default”) and the interest on the First Lien Notes has increased by (a) 0.25% per annum for the 90 days in the period from February 24, 2012 to May 24, 2012 and the interest will continue to increase by an additional 0.25% per annum with respect to each subsequent 90 day period, up to a maximum increase of 1.0% per annum until the Registration Default is cured. The Registration Default does not impact the provisions of or our compliance with the First Lien Notes, Second Lien Notes or the 2010 Revolving Credit Agreement.

As of March 31, 2012, the Company has accrued approximately $0.1 million in additional interest on the First Lien Notes due to the Registration Default.

(7) Deferred Debt Costs

Deferred debt costs, net are comprised of the following at March 31 (in thousands):

	2012	2011
2010 Revolving Credit Agreement	$1,898	$ 1,898
First Lien Notes	10,999	10,999
Second Lien Notes	257	257
Less - accumulated amortization	(1,932)	(347)

	$11,222	$ 12,807

In connection with the 2010 Restructuring, the Company deferred approximately $13.2 million of debt costs associated with the 2010 Revolving Credit Agreement and the New Notes.

(8) Related Party Transactions

Certain of the Company’s stockholders hold significant equity interests in Vertis, Inc. (“Vertis”). Vertis performed significant portions of the Company’s Celebrity Brands pre-press operations until November 2011. Purchases of these services from Vertis totaled $1.3 million for fiscal 2012 and $2.6 million for fiscal 2011 and 2010, respectively. At March 31, 2011, the Company had payables due to Vertis of $0.2 million. The Company had no outstanding payable to Vertis at March 31, 2012.

(9) Investments in Joint Ventures and Redeemable Noncontrolling Interest

Mr. Olympia, LLC

In April 2005, the Company entered into a limited liability company agreement to form a joint venture, Mr. Olympia, LLC (“Olympia”) to manage and promote the Mr. Olympia fitness events. At any time prior to April 2015, the Company may be required to purchase all of the limited liability company units (the “Olympia Put Option”) for a fixed price of $3.0 million cash. If the Olympia Put Option is not exercised, then the Company may require the other limited liability company member to sell all of its limited liability company units (the “Olympia Call Option”) for $3.0 million cash.

In April 2005, the other limited liability company member licensed certain trademarks related to the Mr. Olympia fitness events (collectively, the “Olympia Trademarks”) to Olympia for $3.0 million, payable by the Company over a 10 year period (the “License Fee”). Upon the exercise of the Olympia Put Option or the Olympia Call Option, the ownership of the Olympia Trademarks will be transferred to Olympia and the License Fee will be due and payable upon such exercise. If the Olympia Put Option or the Olympia Call Option is not exercised, then Olympia will retain the license to the Olympia Trademarks in perpetuity upon final payment of the License Fee.

The Company has a variable interest in the Olympia joint venture, a variable interest entity. The Olympia joint venture is deemed a variable interest entity because there is insufficient equity investment at risk. The Company concluded it is the primary beneficiary because the holder of the Olympia Put Option has the ability to cause the Company to absorb the potential losses of the joint venture and the Company controls the activities that most significantly impact the economic performance of Olympia. As a result, the Company accounts for the Olympia joint venture as a consolidated subsidiary.

The License Fee has been recorded as other identified intangibles and the remaining payable of $0.6 million, as March 31, 2012, is reflected in accrued expenses and other liabilities in the Consolidated Balance Sheets.

On April 1, 2011, the Company elected to adopt the provisions of ASC 480, Distinguishing Liabilities from Equity, that prescribes the accounting for the redemption of noncontrolling interest in equity that are redeemable at terms other than fair value. As part of this adoption, the Company has classified the noncontrolling interests’ equity within temporary equity for the Olympia joint venture as the Olympia joint venture’s securities are currently redeemable pursuant to the terms of the Olympia Put Option. As a result, the Company has recorded the Olympia Put Option at a minimum equal to the maximum redemption amount as “Redeemable noncontrolling interest” in the accompanying Consolidated Balance Sheets as of March 31, 2012 and 2011. Prior to April 1, 2011, the Olympia Put Option was reflected in “Accrued expenses and other current liabilities” and has been reclassified to “Redeemable noncontrolling interest in the accompanying Consolidated Balance Sheets.

The portion of Olympia’s earnings was distributed, in cash, to the other limited liability member on an annual basis and was $0.6 million, $0.5 million and $0.5 million in fiscal 2012, 2011 and 2010, respectively.

Radar Online, LLC

In October 2008, the Company entered into a limited liability company agreement to form a joint venture (the “Radar Online LLC”) to manage RadarOnline, a website focusing on celebrity and entertainment news. Though the Company owns 50% of the Radar Online LLC and can exercise significant influence, it does not control the activities that most significantly impact the economic performance of this joint venture. As a result, the Company accounts for the investment in Radar Online LLC using the equity method. The operating results of the Radar Online LLC were insignificant to the Company’s Consolidated Financial Statements for fiscal 2012 and 2011. Radar Online, LLC management fees receivable totaled $2.2 million and $1.2 million as of March 31, 2012 and 2011, respectively. The management fees are fully reserved for as of March 31, 2012 due to Radar Online, LLC inability to pay the management fees at this time and revenues have not been recognized in fiscal 2012 related to those management fees.

Odyssey Magazine Publishing Group, LLC

In June 2011, the Company entered into a limited liability company agreement to form a joint venture, Odyssey Magazine Publishing Group, LLC (“Odyssey”). Odyssey was initially capitalized by the Company and the other limited liability company member (the “LLC Member”) with a total of $23.0 million in cash and each of the Company and the LLC Member received an initial 50% ownership in Odyssey. At any time, the Company may be required to purchase all of the limited liability company units (the “Odyssey Put Option”) for a fixed price equal to the LLC Member’s aggregate capital contribution less any distributions received. As of March 31, 2012, the Odyssey Put Option equaled $12.5 million.

In connection with the formation of Odyssey, the Company and the LLC Member entered into a management services agreement (the “Management Services Agreement”) in June 2011. Pursuant to the Management Services Agreement, the Company is responsible for the day-to-day operations and management of Odyssey.

The Company has a variable interest in the Odyssey joint venture, a variable interest entity. The Odyssey joint venture is deemed a variable interest entity because there is insufficient equity investment at risk. The Company concluded it is the primary beneficiary because the holder of the Odyssey Put Option has the ability to cause the Company to absorb the potential losses of the joint venture and the Company controls the activities that most significantly impact the economic performance of Odyssey. As a result, the Company accounts for the Odyssey joint venture as a consolidated subsidiary.

The LLC Member of Odyssey has an Odyssey Put Option right (the “Put Rights”) that may be exercised at any time by delivering notice to the Company that it shall promptly purchase all of the LLC Member’s units. The Put Rights, all of which relate to the membership interests in the limited liability company, provide that the cash consideration to be paid for their interests be at a price equal to the LLC Member’s aggregate capital contribution less any distributions received (the “Redemption Amount”). The LLC Member and the Company each contributed an additional $2.0 million to Odyssey during the quarter ended September 30, 2011. During fiscal 2012, the Company made distributions, totaling $1.0 million, to the LLC member, which reduced the redeemable noncontrolling interest. The portion of Odyssey’s earnings attributable to the LLC Member for fiscal 2012 was insignificant. The Company has recorded the Put Right as redeemable noncontrolling interest in the accompanying Consolidated Balance Sheets as of March 31, 2012.

On April 1, 2012, pursuant to the exercise of the Put Rights by the LLC Member, the Company and the LLC Member entered into a membership interest purchase agreement (the “Membership Interest Purchase Agreement”) wherein the Company is required to purchase all of the LLC Member’s interest in Odyssey to the Company for approximately $13.3 million, payable on a quarterly basis over a two year period.

Concurrent with the execution of the Purchase Agreement, the Company made the first payment of approximately $5.0 million. On June 29, 2012, the second payment of approximately $1.1 million was made and the remaining commitment of $7.2 million will be paid as follows; $3,2 million during fiscal 2013 and $4.0 million during fiscal 2014. The Membership Interest Purchase Agreement contains certain events of acceleration, including but not limited to failure by the Company to make a scheduled quarterly payment, which would allow the LLC Member to declare the remaining unpaid purchase price immediately due and payable.

In connection with the Purchase Agreement, the Company and the LLC Member entered into an amendment to the limited liability company agreement, which among other things, provides the Company with the right to receive 100% of the net income (loss) of Odyssey and provide the Company with the obligation to fund 100% of future capital requirements, if any.

In August 2012, Odyssey was converted from a limited liability company to a corporation (the “Conversion”) and changed its name to Odyssey Magazine Publishing Group, Inc. (“Odyssey Corporation”). Upon the Conversion, Odyssey Corporation was authorized to issue 1,000 shares of $0.0001 par value common stock (the “Common Stock”) and 1,000 shares of $0.0001 par value preferred stock designated as Series A preferred stock (the “Series A Preferred Stock”). The Series A Preferred Stock, among other rights, ranks senior and prior to the shares of Common Stock upon the distribution of assets upon a liquidation, dissolution or winding up of Odyssey Corporation, is not redeemable, is non-transferable, except in accordance with the preferred stock purchase agreement described below, and has no voting rights.

Concurrent with the Conversion, the membership interest of each the Company and the LLC Member in Odyssey was cancelled and converted into (i) for the Company, 1,000 shares of Common Stock and 731 shares of Series A Preferred Stock in Odyssey Corporation and (ii) for the LLC Member, 269 shares of Series A Preferred Stock in Odyssey Corporation.

In connection with the Conversion, the Company the LLC Member entered into a preferred stock purchase agreement (the “Preferred Stock Purchase Agreement”) wherein the Company will purchase the LLC Member’s shares of Series A Preferred Stock in Odyssey Corporation for approximately $7.2 million, payable on a quarterly basis through March 31, 2014. In accordance with the Preferred Stock Purchase Agreement the Membership Interest Purchase Agreement and the limited liability company agreement, including any amendments thereto, were terminated. All other terms of the Preferred Stock Purchase Agreement are substantially the same as the Membership Interest Purchase Agreement.

(10) Commitments and Contingencies

Litigation

On March 10, 2009, Anderson News, L.L.C. and Anderson Services, L.L.C., magazine wholesalers (collectively, “Anderson”), filed a lawsuit against the Company, DSI, and various magazine publishers, wholesalers and distributors in the Federal District Court for the Southern District of New York (the “Anderson Action”). Anderson’s complaint alleged that the defendants violated Section 1 of the Sherman Act by engaging in a purported industry-wide conspiracy to boycott Anderson and drive it out of business. Plaintiffs also purported to assert claims for defamation, tortious interference with contract, and civil conspiracy. The complaint did not specify the amount of damages sought. On August 2, 2010, the District Court dismissed the action in its entirety with prejudice and without leave to replead and, on October 25, 2010, denied Anderson’s motion for reconsideration of the dismissal decision. Anderson appealed the District Court’s decisions. Anderson’s only settlement offer to defendants was made during a settlement conference held by the United States Court of Appeals for the Second Circuit; the offer was $500.0 million.

On April 3, 2012, the Second Circuit issued a decision reversing the dismissal of the lawsuit and reinstating the antitrust and state law claims (except the defamation claim, which Anderson withdrew). On April 17, 2012, the Company, DSI and the other defendants filed a petition with the Second Circuit asking that the panel that issued the April 3, 2012 decision reconsider that decision or, alternatively, that the appeal be reheard en banc by the entire Second Circuit. The filing of that petition stayed the return of the case to the District Court for further proceedings.

Anderson is in chapter 11 bankruptcy proceedings in Delaware bankruptcy court. AMI has filed a proof of claim in that proceeding for $5.6 million, but Anderson claims to have no assets to pay unsecured creditors like AMI. An independent court-appointed examiner has identified claims that Anderson could assert against Anderson insiders of in excess of $270.0 million.

By order of November 14, 2011, AMI and four other creditors (the “Creditors”), which also are defendants in the Anderson Action, were granted the right to file lawsuits against Anderson insiders asserting Anderson’s claims identified by the examiner. The Creditors’ retention of counsel to pursue the claims on a contingency fee basis was also approved. On November 14, 2011 pursuant to this order, a complaint was filed against ten defendants. On December 28, 2011, nine of the defendants filed a motion to dismiss the complaint and seeking removal of the lawsuit from the bankruptcy court to the United States Court in Delaware. On February 27, 2012, a motion was made by defendants to the United States District Court for the District of Delaware asking that the District Court rather than the bankruptcy court hear the case filed by the Creditors. In addition, two affiliates of Anderson filed a motion on September 15, 2011 before the bankruptcy court seeking the right to serve requests for documents and depositions upon AMI and the Creditors that were granted standing to pursue the claims identified by the examiner.

Much of the information being sought by the two Anderson affiliates concerns the antitrust claim asserted by Anderson in the Anderson Action. The motion was denied without prejudice on November 15, 2011 and an appeal was filed by the Anderson affiliates to the Delaware federal district court on November 29, 2011. A stipulation dismissing the appeal was filed on April 11, 2012. While it is not possible to predict the outcome of the Anderson Action or to estimate the impact on the Company of a final judgment against the Company and DSI (if that were to occur), the Company and DSI will continue to vigorously defend the case.

In addition, because the focus of some of the Company’s publications often involves celebrities and controversial subjects, the risk of defamation or invasion of privacy litigation exists. The Company’s experience indicates that the claims for damages made in such lawsuits are usually inflated and the lawsuits are usually defensible and, in any event, any reasonably foreseeable material liability or settlement would likely be covered by insurance. The Company also periodically evaluates and assesses the risks and uncertainties associated with such litigation disregarding the existence of insurance that would cover liability for such litigation. At present, in the opinion of management, after consultation with outside legal counsel, the liability resulting from such litigation, even if insurance was not available, is not expected to have a material effect on the Company’s Consolidated Financial Statements.

Printing Agreement

The Company has long term printing contracts with several major domestic printers for our publications. These contracts require pricing adjustments based on the Consumer Price Index. Based on current pricing and production levels, these contracts are estimated to cost approximately $366.4 million over their remaining life as follows (in thousands):

Fiscal Year
2013	$ 50,518
2014	51,531
2015	52,564
2016	53,618
2017	41,019
Thereafter	117,174

$ 366,424

Pre-press Agreement

The Company has long term pre-press agreements. Based on current pricing and production levels, these agreements, one of which requires pricing adjustments based on changes in the Consumer Price Index, are estimated to cost approximately $23.1 million over their remaining life. Commitments under these agreements at March 31, 2012 are as follows (in thousands):

Fiscal Year
2013	$ 3,620
2014	3,664
2015	3,709
2016	3,755
2017	2,859
Thereafter	5,524

$ 23,131

Transportation Agreement

The Company has a long term transportation agreement expiring in fiscal 2014 to transport certain publications to wholesalers within the continental United States and Canada. Commitments under this agreement at March 31, 2012 are as follows (in thousands):

Fiscal Year
2013	$ 6,166
2014	6,323

$ 12,489

Subscription Agreement

The Company has a long term subscription agreement expiring in fiscal 2015 for subscription fulfillment services for certain publications. Commitments under this agreement at March 31, 2012 are as follows (in thousands):

Fiscal Year
2013	$ 5,496
2014	5,048
2015	5,265

$ 15,809

Operating Leases

Minimum annual commitments under non-cancelable operating leases at March 31, 2012 are as follows (in thousands):

Fiscal Year
2013	$ 1,782
2014	3,125
2015	1,853
2016	1,486
2017	2,898
Thereafter	17,249

$ 28,393

Rent expenses was $4.5 million, $5.8 million and $5.7 million for fiscal 2012, 2011 and 2010, respectively, and are included in selling, general and administrative expense in the accompanying Consolidated Statements of Income (Loss).

Other Agreements

The Company has a consulting agreement expiring in fiscal 2015 with an unrelated company to assist with the marketing of its brands. This contract is estimated to cost approximately $6.0 million over its remaining life.

Trademark License Agreement

As part of the acquisition of the Weider publications in January 2003, the Company entered into a trademark license agreement with Weider Health and Fitness that grants the Company the worldwide exclusive right to use the Weider trademarks on the cover and in the editorial content of Shape, Muscle & Fitness, Muscle & Fitness Hers, Men’s Fitness, Flex, Natural Health and Fit Pregnancy and in any future healthy living or fitness-related publications in any media. The Company was also given the non-exclusive right to use the trade name Joe Weider on products and services other than publications. The Company pays Weider Health and Fitness $0.2 million per year pursuant to the trademark license agreement and has estimated that such payments will continue through 2017. The Company also has the right to use the Weider, Team Weider and Joe Weider trademarks in most other countries in the world.

(11) Acquisition

In June 2011, Odyssey acquired OK! Weekly magazine from Northern & Shell North America Ltd., pursuant to a purchase agreement for $23.0 million. Since the Company consolidates the accounts of Odyssey, a variable interest entity in which the Company is the primary beneficiary, the acquisition of OK! Weekly by Odyssey is included in the Company’s Consolidated Financial Statements and have been accounted for, by Odyssey, using the acquisition method of accounting. The acquisition of OK! Weekly increases the Company’s market share in newsstand and advertising in the celebrity market.

The acquisition related expenses incurred for fiscal 2012 were not significant and are included in selling, general and administrative in the Consolidated Statement of Income (Loss).

The purchase price was allocated to the acquired assets and liabilities based on the estimated fair value of the acquired net assets at the date of acquisition. The following table summarizes the aggregate purchase consideration paid and the assets acquired and liabilities assumed at the acquisition date (in thousands):

Total acquisition price – cash paid	$23,000

Allocation of the acquisition price:
Subscription Account Receivable, net	$259
Prepaid expenses and other current assets	735
Furniture, fixtures and equipment	42
Deferred rack costs, net	2,544
Intangibles	18,618
Deferred Revenue	(2,557)

Fair value of net assets acquired	19,641
Goodwill	3,359

$23,000

In December 2011, the Company finalized the allocation of the acquisition price to the various components of net assets acquired. The adjustments to the amounts previously recorded, at the date of acquisition, were not significant to the Consolidated Financial Statements. The Company expects to receive a deduction for income tax purposes for an amount equal to the goodwill recorded. The goodwill was allocated to the Company’s Celebrity Brands segment.

The results of operations of the acquisition have been included in the Consolidated Financial Statements since June 22, 2011, the date of acquisition. For fiscal 2012, OK! Weekly magazine reported revenue of $25.0 million and insignificant operating income (loss), which is included in the Consolidated Statement of Income (Loss).

The following unaudited pro forma information presents the consolidated results of the Company’s operations and the results of operations for fiscal 2012 and 2011 as if the acquisition had been consummated on April 1, 2010. The actual results for fiscal 2012 are included in the Consolidated Statement of Income (Loss). Such unaudited information for fiscal 2012and 2011 is based on historical financial information with respect to the acquisition and does not include operations or other changes which might have been effected by the Company.

The unaudited pro forma information at March 31st presented below is for illustrative and informational purposes only and is not necessarily indicative of the results which would have been achieved or results which may be achieved in the future.

	Fiscal Year Ended March 31,
($ in thousands)	2012	2011

Operating Revenues	$395,804	$443,266

Net Income (Loss)	$21,633	$(206)

(12) Business Segment Information

The Company has five reporting segments: Celebrity Brands, Women’s Active Lifestyle, Men’s Active Lifestyle, Publishing Services and Corporate and Other. The operating segments are based on each having the following characteristics: the operating segments engage in business activities from which it earns revenues and incurs expenses; the operating results are regularly reviewed by the chief operating decision maker (CODM) and there is discrete financial information. The Company does not aggregate any of its operating segments.

After the completion of the 2010 Restructuring and fiscal 2011, effective in the quarter ended June 30, 2011, the Company experienced a change in organizational structure. As a result, new operating segments were created, which are regularly reviewed by the CODM. Given these changes, the Company has restated prior period segment information to correspond to the current segment reporting structure.

The Celebrity Brands segment includes National Enquirer, Star, OK! Weekly, and National Examiner.

The Women’s Active Lifestyle segment includes Shape, Fit Pregnancy and Natural Health.

The Men’s Active Lifestyle segment includes Muscle & Fitness, Men’s Fitness and Flex.

The Publishing Services segment includes Distribution Services, Inc. (DSI), an in-store magazine sales and merchandising marketing company doing business in the U.S. and Canada. DSI places and monitors the Company’s publications and third-party publications to ensure proper displays in major retail chains and national and regional supermarket chains. DSI also provides marketing, merchandising and information gathering services to third parties including non-magazine clients. Publishing Services also provides print and digital advertising sales and strategic management direction in the following areas: manufacturing, subscription circulation, logistics, event marketing and full back office financial functions. Playboy is one of many publishers who have taken advantage of these additional services.

The Corporate and Other segment includes international licensing, photo syndication to third parties, and corporate overhead. Corporate overhead expenses are not allocated to other segments and include production, circulation, executive staff, information technology, accounting, legal, human resources, business development and administration department costs. Our business development group handles photo content syndication to third parties, as well as online licensing.

In addition to licensing several of the Company’s publications to third-party international publishers worldwide, the Company launched an international edition of Shape in France, which is owned and operated by the Company and was launched in the fourth quarter of fiscal 2012.

Segment Data

The following table presents the results of and assets employed in the Company’s five reporting segments for fiscal 2012, 2011 and 2010, respectively. The information includes certain intersegment transactions and is, therefore, not necessarily indicative of the results had the operations existed as stand-alone businesses. Intersegment transactions represent intercompany services, which are billed at what management believes are prevailing market rates. These intersegment transactions, which represent transactions between operating units in different business segments, are eliminated in consolidation.

	Segment (in thousands)					(in thousands)
	Celebrity Brands	Women’s Active Lifestyle	Men’s Active Lifestyle	Publishing Services	Corporate & Other (1)	Elimination Entries	Consolidated Total
Operating revenues
Fiscal 2012	$233,885	$65,072	$60,853	$28,969	$5,343	$(7,506) (2)	$386,616
Fiscal 2011	$222,732	$72,453	$68,283	$32,790	$9,158	$(7,777) (2)	$397,639
Fiscal 2010	$237,718	$70,655	$70,954	$29,936	$11,354	$(8,187) (2)	$412,430

Operating income (loss)
Fiscal 2012	$73,479	$12,990	$19,847	$3,555	$(43,554)	$-	$66,317
Fiscal 2011	$90,294	$15,620	$23,626	$7,176	$(42,689)	$-	$94,027
Fiscal 2010 (3)	$89,921	$(1,639)	$23,807	$6,286	$(37,398)	$-	$80,977

Depreciation and amortization
Fiscal 2012	$3,144	$171	$145	$1,329	$3,750	$-	$8,539
Fiscal 2011	$2,686	$-	$38	$1,231	$2,379	$-	$6,334
Fiscal 2010	$2,640	$-	$31	$865	$3,097	$-	$6,633

Amortization of deferred rack costs
Fiscal 2012	$10,184	$353	$24	$-	$-	$-	$10,561
Fiscal 2011	$6,866	$464	$44	$-	$37	$-	$7,411
Fiscal 2010	$5,495	$312	$38	$-	$47	$-	$5,892

Provision for impairment of intangible assets and goodwill
Fiscal 2012	$-	$-	$-	$-	$-	$-	$-
Fiscal 2011	$-	$-	$-	$-	$-	$-	$-
Fiscal 2010	$-	$17,595	$-	$-	$-	$-	$17,595

Total Assets
At March 31, 2012	$395,215	$76,192	$115,788	$7,223	$57,230	$-	$651,648
At March 31, 2011	$359,825	$79,209	$117,420	$12,307	$68,760	$-	$637,521
At March 31, 2010	$361,685	$78,873	$116,172	$16,231	$47,498	$-	$620,459

(1) Included in the Corporate and Other segment are income tax expense (benefit) of $(17.5) million, $4.0 million and $22.8 million; interest expense of $58.4 million, $56.5 million and $50.6 million; and amortization of deferred debt costs of $1.6 million, $3.2 million and $3.9 million, in each case for fiscal 2012, 2011 and 2010, respectively.

(2) Substantially all of these amounts represent revenues from intersegment transactions with the Publishing Services segment.

(3) Operating income (loss) for fiscal 2010 includes the provision for impairment of trade names and other identified intangibles of $3.0 million for Women’s Active Lifestyle and the provision for impairment of goodwill of $14.6 million for Women’s Active Lifestyle.

Geographic Data

The Company operated principally in two geographic areas, the United States of America and Europe (primarily the United Kingdom). There were no significant transfers between geographic areas during these periods. The following table presents revenue by geographical area for fiscal 2012, 2011 and 2010 and all identifiable assets related to the operations in each geographic area as of March 31, 2012 and 2011:

	Fiscal years ended March 31,
	2012	2011	2010
Operating revenues:
United States of America	$372,804	$385,790	$400,694
Europe	13,812	11,849	11,736

Consolidated total	$386,616	$397,639	$412,430

	March 31,
	2012	2011
Identifiable assets
United States of America	$641,754	$628,374
Europe	9,894	9,147

Total assets	$651,648	$637,521

(13) Severance Charges

The Company incurred severance charges related to magazine closures, staff reorganizations and the implementation of certain management action plans for fiscal 2012, 2011 and 2010. Severance charges for fiscal 2012, 2011 and 2010 were approximately $2.9 million, $2.2 million and $1.0 million, respectively. At March 31, 2012 and 2011, the Company had accrued severance charges of $1.4 million and $0.9 million, respectively.

(14) Men’s Fitness International Licensing

On September 19, 2009, the Company received $0.2 million from a licensee (the “Former Licensee”) for the termination of its Men’s Fitness license agreement in the United Kingdom and Ireland (the “Termination Agreement”). Simultaneously with the Termination Agreement, the Former Licensee also paid the Company $0.6 million to purchase the trademarks, domain names and the exclusive and sub-licensable right to publish Men’s Fitness in the United Kingdom and Ireland, which amount has been reflected as gain on sale of assets in fiscal 2010.

The Company entered into a separate agreement on September 19, 2009 and received $2.0 million from the Former Licensee (the “Licensing Cooperation Agreement”) to publish licensed editions of Men’s Fitness in five new countries. The Former Licensee may terminate the Licensing Cooperation Agreement upon one year’s written notice if the Company fails to begin publishing Men’s Fitness in its existing locations, which exclude the United Kingdom and Ireland, within the one-year period. The Company may terminate the Licensing Cooperation Agreement upon one year’s written notice if the Former Licensee fails to begin publishing Men’s Fitness in the new countries within the one-year period. During fiscal 2011, the Former Licensee signed a license agreement to publish Men’s Fitness in Germany. Accordingly, the Company recognized $0.6 million of the $2.0 million revenue that was deferred. During the quarter ended September 30, 2011, the Licensing Cooperation Agreement was terminated; therefore, there were no additional services for the Company to perform. The remaining $1.4 million of deferred revenue was recognized as income and included in the Consolidated Statement of Income (Loss) as of March 31, 2012.

(15) License and Publishing Services Agreements

Playboy

In November 2009, the Company entered into a publishing services agreement with Playboy Enterprises, Inc. (“Playboy”). Under this agreement, the Company assumed responsibility for Playboy magazine’s advertising sales and marketing, circulation and production management, newsstand distribution and back office financial services as of January 2010. In consideration for these services, Playboy compensates the Company through services fees and commissions for advertising sales on print and digital revenues, in addition to certain cost savings and subscription revenue incentives. The Company also manages the annual Playboy Super Bowl event. The Playboy publishing services agreement contributed $3.6 million and $4.6 million in revenues and $1.6 million and $2.1 million to the Company’s net income in fiscal 2012 and 2011, respectively.

Source Interlink Media

In April 2011, the Company entered into a licensing agreement with Source Interlink Media, LLC (“Source”). Under this agreement, the Company licensed from Source the right to use certain trademarks, copyrights, and domain names of Soap Opera Digest, Soap Opera Weekly, Soap Opera Weekly Special Interest Publications and Pixie. In consideration for the licensing rights, the Company will make payments to Source based on annual profit of these trademarks. The Source licensing agreement contributed $17.7 million in revenues and $1.4 million to the Company’s net income in fiscal 2012. There was no impact of this agreement to the Company’s Consolidated Financial Statements for fiscal 2011.

(16) Stock Based Compensation

In December 2010, as part of the 2010 Restructuring, the Company adopted a new equity incentive plan (the “Equity Incentive Plan”) which provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, stock bonus awards and performance compensation awards to incentivize and retain directors, officers, employees, consultants and advisors.

Under the terms of the Equity Incentive Plan, the Compensation Committee of the Board of Directors administers the Equity Incentive Plan and has the authority to determine the recipients to whom awards will be made, the amount of the awards, the terms of the vesting and other terms as applicable.

The Company’s previous equity incentive plans were terminated in accordance with the 2010 Restructuring and all stock based compensation arrangements previously issued and outstanding were cancelled.

Restricted Stock

In December 2011, the Compensation Committee was authorized to issue up to 1.1 million shares of the Company’s common stock through the issuance of restricted stock awards. The shares of restricted stock will fully vest upon the earlier to occur of a change in control or an initial public offering, each as defined in the Equity Incentive Plan (“Liquidity Event”). The holder of the restricted stock will be entitled to receive dividends if, and when declared by the Company and exercise voting rights with respect to the common shares while the shares are restricted.

The shares under Mr. Pecker’s restricted stock awards will immediately vest upon termination of employment by the Company “without cause,” including an election by the Company not to extend further the term of Mr. Pecker’s employment, or a voluntary resignation with “good reason” as such terms are defined in Mr. Pecker’s employment agreement.

During fiscal 2011, the Compensation Committee granted all 1,111,111 restricted shares that were authorized to certain key officers, employees and directors. The fair value of restricted stock was measured based upon the estimated fair value of the Company’s common stock as of the date of grant. In accordance with FASB ASC 718, Compensation – Stock Compensation, the Company has not recognized stock based compensation expense for these shares of restricted stock as the shares do not vest until a Liquidity Event occurs, the outcome of which is not considered probable.

During fiscal 2012, certain former employees forfeited 151,555 restricted shares upon termination of their employment with the Company. The Compensation Committee granted 43,811 restricted shares to certain key officers, employees and directors during fiscal 2012. The restricted stock was measured based upon the estimated fair value of the Company’s common stock as of the date of grant. The terms of the restricted stock granted in fiscal 2012 are identical to the terms of the restricted stock granted in fiscal 2011. Accordingly, given the shares of restricted stock will not vest unless a Liquidity Event occurs, the Company has not recognized stock based compensation expense for these shares of restricted stock.

As of March 31, 2012, there was a total of 1,003,367 shares outstanding in the form of restricted stock awards. In accordance with the Equity Incentive Plan, the Compensation Committee has available and is authorized to issue 107,744 shares in the form of restricted stock awards as of March 31, 2012.

(17) Subsequent Events

See Note 9, Investments in Joint Ventures and Redeemable Noncontrolling Interest for a description of certain events that have occurred subsequent to March 31, 2012.

(18) Supplemental Condensed Consolidating Financial Information

The following tables present condensed consolidating financial information of (a) the parent company, American Media, Inc., as issuer of the New Notes, (b) on a combined basis, the subsidiary guarantors of the New Notes, and (c) on a combined basis, the subsidiaries that are not guarantors of the New Notes. Separate financial statements of the subsidiary guarantors are not presented because each of the subsidiary guarantors is 100% owned by the parent company issuer, and the guarantee by each subsidiary guarantor is full and unconditional and joint and several. As a result and in accordance with Rule 3-10(f) of Regulation S-X under the Securities Exchange Act of 1934, as amended, the Company includes the following:

SUPPLEMENTAL CONDENSED CONSOLIDATING BALANCE SHEET

AS OF MARCH 31, 2012

(in thousands)

ASSETS	Parent	Guarantors	Non-Guarantors	Eliminations	Condensed Consolidated
CURRENT ASSETS:
Cash and cash equivalents	$-	$3,185	$2,041	$-	$5,226
Trade receivables, net	-	49,293	2,245	-	51,538
Inventories	-	16,527	506	-	17,033
Prepaid expenses and other current assets	-	24,287	848	(5,484)	19,651

Total current assets	-	93,292	5,640	(5,484)	93,448

PROPERTY AND EQUIPMENT, NET:
Leasehold improvements	-	3,991	-	-	3,991
Furniture, fixtures and equipment	-	36,012	613	-	36,625
Less – accumulated depreciation	-	(24,232)	(463)	-	(24,695)

Total property and equipment, net	-	15,771	150	-	15,921

OTHER ASSETS:
Deferred debt costs, net	11,222	-	-	-	11,222
Deferred rack costs, net	-	9,966	-	-	9,966
Other long-term assets	-	1,622	-	-	1,622
Investment in subsidiaries	535,305	(79)	-	(535,226)	-

Total other assets	546,527	11,509	-	(535,226)	22,810

GOODWILL AND OTHER IDENTIFIED INTANGIBLE ASSETS:
Goodwill	-	229,734	4,510	-	234,244
Other identified intangibles, net	-	279,225	6,000	-	285,225

Total goodwill and other identified intangible assets	-	508,959	10,510	-	519,469

TOTAL ASSETS	$546,527	$629,531	$16,300	$(540,710)	$651,648

LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIT)
Accounts payable	$-	$15,237	$923	$-	$16,160
Accrued expenses and other liabilities	-	13,610	5,776	10,153	29,539
Accrued interest	17,254	-	-	-	17,254
Deferred revenues	-	36,740	734	-	37,474

Total current liabilities	17,254	65,587	7,433	10,153	100,427

NON-CURRENT LIABILITIES:
Senior secured notes	469,889	-	-	-	469,889
Revolving credit agreement	7,000	-	-	-	7,000
Other non-current liabilities	-	4,367	-	-	4,367
Deferred income taxes	-	91,408	(75)	(15,639)	75,694
Due (from) to affiliates	73,733	(77,987)	4,254	-	-

Total liabilities	567,876	83,375	11,612	(5,486)	657,377

Redeemable noncontrolling interest	-	12,620	3,000	-	15,620

STOCKHOLDER’S (DEFICIT) EQUITY:
Total stockholder’s (deficit) equity	(21,349)	533,536	1,688	(535,224)	(21,349)

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIT)	$546,527	$629,531	$16,300	$(540,710)	$651,648

SUPPLEMENTAL CONDENSED CONSOLIDATING BALANCE SHEET

AS OF MARCH 31, 2011

(in thousands)

ASSETS	Parent	Guarantors	Non-Guarantors	Eliminations	Condensed Consolidated
CURRENT ASSETS:
Cash and cash equivalents	$-	$19,677	$1,608		$21,285
Trade receivables, net	-	45,851	1,979		47,830
Inventories	-	16,396	523		16,919
Prepaid expenses and other current assets	-	21,164	739	(5,487)	16,416

Total current assets	-	103,088	4,849	(5,487)	102,450

PROPERTY AND EQUIPMENT, NET:
Leasehold improvements	-	1,833	-	-	1,833
Furniture, fixtures and equipment	-	36,038	532	-	36,570
Less – accumulated depreciation	-	(27,351)	(412)	-	(27,763)

Total property and equipment, net	-	10,520	120	-	10,640

OTHER ASSETS:
Deferred debt costs, net	12,807	-	-	-	12,807
Deferred rack costs, net	-	7,592	-	-	7,592
Other long-term assets	-	4,134	-	-	4,134
Investment in subsidiaries	492,003	(286)	-	(491,717)	-

Total other assets	504,810	11,440	-	(491,717)	24,533

GOODWILL AND OTHER IDENTIFIED INTANGIBLE ASSETS:
Goodwill	-	226,375	4,510	-	230,885
Other identified intangibles, net	-	263,013	6,000	-	269,013

Total goodwill and other identified intangible assets	-	489,388	10,510	-	499,898

TOTAL ASSETS	$504,810	$614,436	$15,479	$(497,204)	$637,521

LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIT)
Term loan	$-	$-	$-	$-	$-
Senior secured notes, net	10,000	-	-	-	10,000
Accounts payable	-	10,497	1,063	-	11,560
Accrued expenses and other liabilities	-	21,732	2,389	4,606	28,727
Accrued interest	19,323	-	-	-	19,323
Deferred revenues	-	35,107	651	-	35,758

Total current liabilities	29,323	67,336	4,103	4,606	105,368

NON-CURRENT LIABILITIES:
Senior secured notes, net	479,889	-	-	-	479,889
Term loan and revolving credit facility	-	-	-	-	-
Other non-current liabilities	-	1,438	-	-	1,438
Deferred income taxes	-	100,797	-	(10,093)	90,704
Due (from) to affiliates	38,476	(45,400)	6,924	-	-

Total liabilities	547,688	124,171	11,027	(5,487)	677,399

Redeemable noncontrolling interest	-	-	3,000	-	3,000

STOCKHOLDER’S (DEFICIT) EQUITY:
Total stockholder’s (deficit) equity	(42,878)	490,265	1,452	(491,717)	(42,878)

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIT)	$504,810	$614,436	$15,479	$(497,204)	$637,521

SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF INCOME

AND COMPREHENSIVE INCOME (LOSS)

FOR THE FISCAL YEAR ENDED MARCH 31, 2012

(in thousands)

OPERATING REVENUES:	Parent	Guarantors	Non-Guarantors	Eliminations	Condensed Consolidated
Circulation	$-	$223,143	$5,540	$-	$228,683
Advertising	-	119,090	7,027	-	126,117
Other	-	27,100	4,716	-	31,816

Total operating revenues	-	369,333	17,283	-	386,616

OPERATING EXPENSES:
Editorial	-	41,350	1,658	-	43,008
Production	-	106,987	5,294	-	112,281
Distribution, circulation and other cost of sales	-	74,220	2,800	-	77,020
Selling, general and administrative	-	75,724	3,727	-	79,451
Depreciation and amortization	-	8,487	52	-	8,539

Total operating expenses	-	306,768	13,531	-	320,299

OPERATING INCOME (LOSS)	-	62,565	3,752	-	66,317

OTHER (EXPENSE) INCOME:
Interest expense	(58,437)	14	-	-	(58,423)
Amortization of deferred debt costs	(1,584)	-	-	-	(1,584)
Other (expense) income, net	-	(1,525)	(1)	-	(1,526)

Total other (expense) income	(60,021)	(1,511)	(1)	-	(61,533)

INCOME (LOSS) BEFORE PROVISION (BENEFIT) FOR INCOME TAXES, AND EQUITY (LOSSES) IN EARNINGS OF CONSOLIDATED SUBSIDIARIES	(60,021)	61,054	3,751	-	4,784

PROVISION (BENEFIT) FOR INCOME TAXES	(44,770)	26,497	764	-	(17,509)

EQUITY (LOSSES) IN EARNINGS OF CONSOLIDATED SUBSIDIARIES	36,818	1,781	-	(38,599)	-

NET INCOME (LOSS)	21,567	36,338	2,987	(38,599)	22,293
LESS: NET INCOME ATTRIBUTABLE TO THE NONCONTROLLING INTEREST	-	(120)	(606)	-	(726)

NET INCOME (LOSS) ATTRIBUTABLE TO AMERICAN MEDIA, INC. AND SUBSIDIARIES	$21,567	$36,218	$2,381	$(38,599)	$21,567

	Parent	Guarantors	Non-Guarantors	Eliminations	Condensed Consolidated
NET INCOME (LOSS)	$21,567	$36,338	$2,987	$(38,599)	$22,293
Foreign currency translation adjustment	-	-	(38)	-	(38)

Comprehensive Income	$21,567	$36,338	$2,949	$(38,599)	$22,255
Less: comprehensive income attributable to the noncontrolling interest	-	(120)	(606)	-	(726)

COMPREHENSIVE INCOME (LOSS) ATTRIBUTABLE TO AMERICAN MEDIA, INC. AND SUBSIDIARIES	$21,567	$36,218	$2,343	$(38,599)	$21,529

SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF INCOME

AND COMPREHENSIVE INCOME (LOSS)

FOR THE FISCAL YEAR ENDED MARCH 31, 2011

(in thousands)

OPERATING REVENUES:	Parent	Guarantors	Non-Guarantors	Eliminations	Condensed Consolidated
Circulation	$-	$224,113	$4,581	$-	$228,694
Advertising	-	129,615	6,253	-	135,868
Other	-	28,826	4,251	-	33,077

Total operating revenues	-	382,554	15,085	-	397,639

OPERATING EXPENSES:
Editorial	-	41,794	1,118	-	42,912
Production	-	101,509	5,290	-	106,799
Distribution, circulation and other cost of sales	-	67,283	2,071	-	69,354
Selling, general and administrative	-	76,237	1,976	-	78,213
Depreciation and amortization	-	6,296	38	-	6,334

Total operating expenses	-	293,119	10,493	-	303,612

OPERATING INCOME	-	89,435	4,592	-	94,027

OTHER (EXPENSE) INCOME:
Interest expense	(56,676)	145	-	-	(56,531)
Amortization of deferred debt costs	(3,217)	-	-	-	(3,217)
Other expense, net	-	(1,100)	-	-	(1,100)
Reorganization costs	(24,527)	-	-	-	(24,527)
Gain on extinguishment of debt	(8,612)	-	-	-	(8,612)

Total other expense	(93,032)	(955)	-	-	(93,987)

(LOSS) INCOME BEFORE (BENEFIT) PROVISION FOR INCOME TAXES, AND EQUITY (LOSSES) IN EARNINGS OF CONSOLIDATED SUBSIDIARIES	(93,032)	88,480	4,592	-	40

(BENEFIT) PROVISION FOR INCOME TAXES	(38,906)	40,505	2,404	-	4,003

EQUITY (LOSSES) IN EARNINGS OF CONSOLIDATED SUBSIDIARIES	49,653	877	-	(50,530)	-

NET (LOSS) INCOME	(4,473)	48,852	2,188	(50,530)	(3,963)
LESS: NET INCOME ATTRIBUTABLE TO THE NONCONTROLLING INTEREST	-	-	(510)	-	(510)

NET (LOSS) INCOME ATTRIBUTABLE TO AMERICAN MEDIA INC. AND SUBSIDIARIES	$(4,473)	$48,852	$1,678	$(50,530)	$(4,473)

	Parent	Guarantors	Non-Guarantors	Eliminations	Condensed Consolidated
NET INCOME (LOSS)	$(4,473)	$48,852	$2,188	$(50,530)	$(3,963)
Foreign currency translation adjustment	-	-	3	-	3

Comprehensive Income	$(4,473)	$48,852	$2,191	$(50,530)	$(3,960)
Less: comprehensive income attributable to the noncontrolling interest	-	-	(510)	-	(510)

COMPREHENSIVE INCOME (LOSS) ATTRIBUTABLE TO AMERICAN MEDIA, INC. AND SUBSIDIARIES	$(4,473)	$48,852	$1,681	$(50,530)	$(4,470)

SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF INCOME

AND COMPREHENSIVE INCOME (LOSS)

FOR THE FISCAL YEAR ENDED MARCH 31, 2010

(in thousands)

OPERATING REVENUES:	Parent	Guarantors	Non-Guarantors	Eliminations	Condensed Consolidated
Circulation	$-	$241,636	$4,578	$-	$246,214
Advertising	-	128,283	5,998	-	134,281
Other	-	27,391	4,544	-	31,935

Total operating revenues	-	397,310	15,120	-	412,430

OPERATING EXPENSES:
Editorial	-	43,290	1,017	-	44,307
Production	-	114,393	5,267	-	119,660
Distribution, circulation and other cost of sales	-	69,762	2,131	-	71,893
Selling, general and administrative	-	68,507	2,858	-	71,365
Depreciation and amortization	-	6,603	30	-	6,633
Provision for impairment of intangible assets and goodwill	-	17,595	-	-	17,595

Total operating expenses	-	320,150	11,303	-	331,453

OPERATING INCOME	-	77,160	3,817	-	80,977

OTHER (EXPENSE) INCOME:
Interest expense	(50,731)	130	-	-	(50,601)
Amortization of deferred debt costs	(3,893)	-	-	-	(3,893)
Other (expense) income, net	-	-	-	-	-

Total other (expense) income	(54,624)	130	-	-	(54,494)

(LOSS) INCOME BEFORE (BENEFIT) PROVISION FOR INCOME TAXES, AND EQUITY (LOSSES) IN EARNINGS OF CONSOLIDATED SUBSIDIARIES	(54,624)	77,290	3,817	-	26,483

(BENEFIT) PROVISION FOR INCOME TAXES	(37,571)	59,486	841	-	22,756

EQUITY (LOSSES) IN EARNINGS OF CONSOLIDATED SUBSIDIARIES	20,271	1,964	-	(22,235)	-

NET INCOME (LOSS)	3,218	19,768	2,976	(22,235)	3,727
LESS: NET INCOME ATTRIBUTABLE TO THE NONCONTROLLING INTEREST	-	-	(509)	-	(509)

NET INCOME (LOSS) ATTRIBUTABLE TO AMERICAN MEDIA, INC. AND SUBSIDIARIES	$3,218	$19,768	$2,467	$(22,235)	$3,218

	Parent	Guarantors	Non-Guarantors	Eliminations	Condensed Consolidated
NET INCOME (LOSS)	$3,218	$19,768	$2,976	$(22,235)	$3,727
Foreign currency translation adjustment	-	-	(1)	-	(1)

Comprehensive Income	$3,218	$19,768	$2,975	$(22,235)	$3,726
Less: comprehensive income attributable to the noncontrolling interest	-	-	(509)	-	(509)

COMPREHENSIVE INCOME (LOSS) ATTRIBUTABLE TO AMERICAN MEDIA, INC. AND SUBSIDIARIES	$3,218	$19,768	$2,466	$(22,235)	$3,217

SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE FISCAL YEAR ENDED MARCH 31, 2012

(in thousands)

	Parent	Guarantors	Non-Guarantors	Eliminations	Condensed Consolidated
Cash Flows from Operating Activities:
Net cash (used in) provided by operating activities	$(60,713)	$81,053	$3,139	$(1,800)	$21,679

Cash Flows from Investing Activities:
Purchases of property and equipment	-	(10,582)	-	-	(10,582)
Purchase of intangible assets	-	(954)	-	-	(954)
Proceeds from sale of assets	-	79	-	-	79
Investment in Radar Online, LLC	-	(1,100)	-	-	(1,100)
Investment in Mr. Olympia, LLC	-	-	(300)	-	(300)
Acquisition of OK! Magazine	-	(23,000)	-	-	(23,000)

Net cash used in investing activities	-	(35,557)	(300)	-	(35,857)

Cash Flows from Financing Activities:
Due to (from) affiliates	74,313	(74,313)	-	-	-
Senior secured notes redemption	(20,000)	-	-	-	(20,000)
Dividends paid to parent	-	-	(1,800)	1,800	-
Redemption premium payment	(600)	-	-	-	(600)
Proceeds in Odyssey from noncontrolling interest holders	-	13,500	-	-	13,500
Revolving Credit Facility repayments	(46,500)	-	-	-	(46,500)
Other	-	(1,000)	(606)	-	(1,606)
Proceeds from revolving credit facility	53,500	-	-	-	53,500

Net cash provided by (used in) financing activities	60,713	(61,813)	(2,406)	1,800	(1,706)

Effect of exchange rate changes on cash	-	(175)	-	-	(175)

Net increase (decrease) in Cash and Cash Equivalents	-	(16,492)	433	-	(16,059)
Cash and Cash Equivalents, Beginning of Period	-	19,677	1,608	-	21,285

Cash and Cash Equivalents, End of Period	$-	$3,185	$2,041	$-	$5,226

SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE FISCAL YEAR ENDED MARCH 31, 2011

(in thousands)

	Parent	Guarantors	Non-Guarantors	Eliminations	Condensed Consolidated
Cash Flows from Operating Activities:
Net cash provided (used in) by operating activities	$(33,788)	$75,357	$2,027	$(2,100)	$41,496

Cash Flows from Investing Activities:
Purchases of property and equipment	-	(7,720)	-	-	(7,720)
Proceeds from sale of assets	-	88	-	-	88
Investment in Radar	-	(1,100)	-	-	(1,100)
Investment in Mr. Olympia, LLC	-	-	(300)	-	(300)

Net cash used in investing activities	-	(8,732)	(300)	-	(9,032)

Cash Flows from Financing Activities:
Due (from) to affiliates	51,764	(51,764)	-	-	-
Proceeds from revolving credit facility	112,000	-	-	-	112,000
Term loan and revolving credit facility principal payments	(565,871)	-	-	-	(565,871)
Dividend paid to parent	-	-	(2,100)	2,100	-
Proceeds from issuance of first lien notes	385,000	-	-	-	385,000
Proceeds from issuance of second lien notes	80,000	-	-	-	80,000
Make whole payment to repay 2090 Credit Agreement	(8,612)	-	-	-	(8,612)
Payment of deferred consent fees	(7,339)	-	-	-	(7,339)
Payment of debt costs	(13,154)	-	-	-	(13,154)

Net cash (used in) provided by financing activities	33,788	(51,764)	(2,100)	2,100	(17,976)

Effect of exchange rate changes on cash	-	191	-	-	191

Net increase (decrease) in Cash and Cash Equivalents	-	15,052	(373)	-	14,679
Cash and Cash Equivalents, Beginning of Period	-	4,625	1,981	-	6,606

Cash and Cash Equivalents, End of Period	$-	$19,677	$1,608	$-	$21,285

SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE FISCAL YEAR ENDED MARCH 31, 2010

(in thousands)

	Parent	Guarantors	Non-Guarantors	Eliminations	Condensed Consolidated
Cash Flows from Operating Activities:
Net cash (used in) provided by operating activities	$(52,686)	$92,283	$2,809	$(2,156)	$40,250

Cash Flows from Investing Activities:
Purchases of property and equipment	-	(4,483)	(88)	-	(4,571)
Proceeds from sale of assets	-	649	-	-	649
Investment in Mr. Olympia, LLC	-	-	(300)	-	(300)

Net cash used in investing activities	-	(3,834)	(388)	-	(4,222)

Cash Flows from Financing Activities:
Due to (from) affiliates	101,508	(101,508)	-	-	-
Proceeds from revolving credit facility	6,000	-	-	-	6,000
Term loan and revolving credit facility principal payments	(39,500)	-	-	-	(39,500)
Dividend paid to parent	-	-	(2,156)	2,156	-
Payment to retire senior subordinated indebtedness	(14,025)	-	-	-	(14,025)
Payment of deferred debt costs	(1,685)	-	-	-	(1,685)

Net cash provided by (used in) financing activities	52,298	(101,508)	(2,156)	2,156	(49,210)

Effect of exchange rate changes on cash	-	793	-	-	793

Net decrease in Cash and Cash Equivalents	(388)	(12,266)	265	-	(12,389)
Cash and Cash Equivalents, Beginning of Period	388	16,891	1,716	-	18,995

Cash and Cash Equivalents, End of Period	$-	$4,625	$1,981	$-	$6,606

(19) Selected Quarterly Financial Data (Unaudited)

	Operating Revenues	Gross Profit	Operating Income	Net (Loss) Income	Net (Loss) Income Attributable to AMI

2012

Q1 2012	$93,194	$37,068	$14,942	$(742)	$(742)

Q2 2012	104,934	40,810	17,923	1,860	1,809

Q3 2012	87,917	31,512	11,505	(2,936)	(2,492)

Q4 2012	100,571	44,917	21,947	24,111	22,992

2011

Q1 2011	$98,512	$43,785	$22,822	$7,397	$7,397

Q2 2011	104,358	46,565	25,360	10,549	10,029

Q3 2011	94,063	40,127	16,887	(20,474)	(20,454)

Q4 2011	100,706	48,097	28,958	(1,435)	(1,445)

Schedule II – Valuation and Qualifying Accounts

The table below summarizes the activity in the valuation accounts for the periods indicated (in thousands):

	Balance, Beginning of Period	Charged to Costs and Expenses	Charged to Other Accounts	Deductions, Write-Offs, Net	Balance, End of Period
Trade Accounts Receivable Allowance for Doubtful Accounts

Fiscal 2012	$4,295	$392	$727	$(619)	$4,795

Fiscal 2011	$5,860	$951	$-	$(2,516)	$4,295

Fiscal 2010	$7,550	$1,714	$-	$(3,404)	$5,860

Deferred Income Taxes Valuation Allowance

Fiscal 2012	$17,682	$(17,682)	$-	$-	$-

Fiscal 2011	$135,856	$(118,174)	$-	$-	$17,682

Fiscal 2010	$158,121	$(22,265)	$-	$-	$135,856

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law, or the DGCL, provides that a corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal actions and proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person, and except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter therein, the corporation must indemnify that person against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred in connection therewith.

The bylaws of American Media, Inc. provide that each such corporation shall indemnify, defend, and hold each director, officer, employee and agent of the corporation harmless to the full extent authorized or permitted by law.

Item 21. Exhibits and Financial Statement Schedules

(a) Exhibits

The exhibits to this registration statement are set forth in the attached Exhibit Index, which is incorporated herein by reference.

(b) Financial Statement Schedule

Schedule II – Valuation and Qualifying Accounts is contained on page F-64, which is incorporated by reference herein.

All other financial statements and schedules have been omitted because the information required to be submitted has been included in the audited and unaudited consolidated financial statements and related notes included elsewhere in this prospectus or because they are either not applicable or not required under the rules of Regulation S-X.

(c) Reports, Opinions and Appraisals

Not applicable.

Item 22. Undertakings

The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(e) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or their securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(f) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(g) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of the receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(h) To supply by means of post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act, American Media, Inc. has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on September 28, 2012.

AMERICAN MEDIA, INC.

By:	/s/ Christopher Polimeni
Christopher Polimeni
Executive Vice President, Chief Financial Officer, and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* David J. Pecker	Chairman, President, Chief Executive Officer, and Director	September 28, 2012

/s/ Christopher Polimeni Christopher Polimeni	Executive Vice President, Chief Financial Officer, and Treasurer	September 28, 2012

/s/ Marc Fierman Marc Fierman	Chief Accounting Officer	September 28, 2012

* Philip L. Maslowe	Director	September 28, 2012

* Charles C. Koones	Director	September 28, 2012

* Susan Tolson	Director	September 28, 2012

* Michael Elkins	Director	September 28, 2012

* David Licht	Director	September 28, 2012

* Daniel Flores	Director	September 28, 2012

* Gavin Baiera	Director	September 28, 2012

*By:	/s/ Christopher Polimeni
Christopher Polimeni
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, American Media Mini Mags, Inc. has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on September 28, 2012.

AMERICAN MEDIA MINI MAGS, INC.

By:	/s/ Christopher Polimeni
Christopher Polimeni
Executive Vice President, Chief Financial Officer, and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* David J. Pecker	Chairman, President, Chief Executive Officer, and Director	September 28, 2012

/s/ Christopher Polimeni Christopher Polimeni	Executive Vice President, Chief Financial Officer, Treasurer and Director	September 28, 2012

/s/ Marc Fierman Marc Fierman	Chief Accounting Officer	September 28, 2012

* Michael Antonello	Director	September 28, 2012

*By:	/s/ Christopher Polimeni
Christopher Polimeni
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, AMI Paper, Inc. has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on September 28, 2012.

AMI PAPER, INC.

By:	/s/ Christopher Polimeni
Christopher Polimeni
Executive Vice President, Chief Financial Officer, and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* David J. Pecker	Chairman, President, Chief Executive Officer, and Director	September 28, 2012

/s/ Christopher Polimeni Christopher Polimeni	Executive Vice President, Chief Financial Officer, Treasurer, and Director	September 28, 2012

/s/ Marc Fierman Marc Fierman	Chief Accounting Officer	September 28, 2012

* Michael Antonello	Director	September 28, 2012

*By:	/s/ Christopher Polimeni
Christopher Polimeni
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, AMI Digital, Inc. has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on September 28, 2012.

AMI DIGITAL, INC.

By:	/s/ Christopher Polimeni
Christopher Polimeni
Executive Vice President, Chief Financial Officer, and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* David J. Pecker	Chairman, President, Chief Executive Officer, and Director	September 28, 2012

/s/ Christopher Polimeni Christopher Polimeni	Executive Vice President, Chief Financial Officer, Treasurer and Director	September 28, 2012

/s/ Marc Fierman Marc Fierman	Chief Accounting Officer	September 28, 2012

* Michael Antonello	Director	September 28, 2012

*By:	/s/ Christopher Polimeni
Christopher Polimeni
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, Country Music Media Group, Inc. has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on September 28, 2012.

COUNTRY MUSIC MEDIA GROUP, INC.

By:	/s/ Christopher Polimeni
Christopher Polimeni
Executive Vice President, Chief Financial Officer, and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* David J. Pecker	Chairman, President, Chief Executive Officer, and Director	September 28, 2012

/s/ Christopher Polimeni Christopher Polimeni	Executive Vice President, Chief Financial Officer, Treasurer and Director	September 28, 2012

/s/ Marc Fierman Marc Fierman	Chief Accounting Officer	September 28, 2012

* Michael Antonello	Director	September 28, 2012

*By:	/s/ Christopher Polimeni
Christopher Polimeni
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, Distribution Services, Inc. has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on September 28, 2012.

DISTRIBUTION SERVICES, INC.

By:	/s/ Christopher Polimeni
Christopher Polimeni
Executive Vice President, Chief Financial Officer, and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* David J. Pecker	Director	September 28, 2012

* John Swider	President and Chief Executive Officer	September 28, 2012

/s/ Christopher Polimeni Christopher Polimeni	Executive Vice President, Chief Financial Officer, Treasurer and Director	September 28, 2012

/s/ Marc Fierman Marc Fierman	Chief Accounting Officer	September 28, 2012

* Michael Antonello	Director	September 28, 2012

*By:	/s/ Christopher Polimeni
Christopher Polimeni
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, Globe Communications, Corp. has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on September 28, 2012.

GLOBE COMMUNICATIONS CORP.

By:	/s/ Christopher Polimeni
Christopher Polimeni
Executive Vice President, Chief Financial Officer, and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* David J. Pecker	Chairman, President, Chief Executive Officer, and Director	September 28, 2012

/s/ Christopher Polimeni Christopher Polimeni	Executive Vice President, Chief Financial Officer, Treasurer and Director	September 28, 2012

/s/ Marc Fierman Marc Fierman	Chief Accounting Officer	September 28, 2012

* Michael Antonello	Director	September 28, 2012

*By:	/s/ Christopher Polimeni
Christopher Polimeni
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, AMI Celebrity Publications, LLC has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on September 28, 2012.

AMI CELEBRITY PUBLICATIONS, LLC

By:	/s/ Christopher Polimeni
Christopher Polimeni
Executive Vice President, Chief Financial Officer, and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* David J. Pecker	Chairman, President, Chief Executive Officer, and Manager	September 28, 2012

/s/ Christopher Polimeni Christopher Polimeni	Executive Vice President, Chief Financial Officer, Treasurer and Manager	September 28, 2012

/s/ Marc Fierman Marc Fierman	Chief Accounting Officer	September 28, 2012

* Michael Antonello	Manager	September 28, 2012

*By:	/s/ Christopher Polimeni
Christopher Polimeni
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, Weider Publications, LLC has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on September 28, 2012.

WEIDER PUBLICATIONS, LLC

By:	/s/ Christopher Polimeni
Christopher Polimeni
Executive Vice President, Chief Financial Officer, and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* David J. Pecker	Chairman, President, Chief Executive Officer, and Manager	September 28, 2012

/s/ Christopher Polimeni Christopher Polimeni	Executive Vice President, Chief Financial Officer, Treasurer and Manager	September 28, 2012

/s/ Marc Fierman Marc Fierman	Chief Accounting Officer	September 28, 2012

* Michael Antonello	Manager	September 28, 2012

*By:	/s/ Christopher Polimeni
Christopher Polimeni
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, Odyssey Magazine Publishing Group, Inc. has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on September 28, 2012.

ODYSSEY MAGAZINE PUBLISHING GROUP, INC.

By:	/s/ Christopher Polimeni
Christopher Polimeni
Executive Vice President, Chief Financial Officer, and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* David J. Pecker	Chairman, President, Chief Executive Officer, and Director	September 28, 2012

/s/ Christopher Polimeni Christopher Polimeni	Executive Vice President, Chief Financial Officer, Treasurer and Director	September 28, 2012

/s/ Marc Fierman Marc Fierman	Chief Accounting Officer	September 28, 2012

* Michael Antonello	Director	September 28, 2012

*By:	/s/ Christopher Polimeni
Christopher Polimeni
Attorney-in-fact

INDEX TO EXHIBITS

Exhibit Number		Description

2.1	*	Debtors’ Amended Joint Prepackaged Plan of Reorganization under Chapter 11 of the Bankruptcy Code, filed December 15, 2010.

3.1	*	Second Amended and Restated Certificate of Information of American Media, Inc.

3.2	*	Second Amended and Restated By-Laws of American Media, Inc.

3.3	**	Amended and Restated Certificate of Incorporation of American Media Mini Mags, Inc.

3.4	**	Amended and Restated Bylaws of American Media Mini Mags, Inc.

3.5	**	Certificate of Incorporation of AMI Paper, Inc. (formerly known as AMI Digital Commerce, Inc.)

3.6	**	Certificate of Amendment of the Certificate of Incorporation of AMI Paper, Inc. (formerly known as AMI Digital Commerce, Inc.)

3.7	**	Bylaws of AMI Paper, Inc.

3.8	**	Certificate of Incorporation of AMI Digital, Inc.

3.9	**	Bylaws of AMI Digital, Inc.

3.10	**	Amended and Restated Certificate of Incorporation of Country Music Media Group, Inc.

3.11	**	Amended and Restated Bylaws of Country Music Media Group, Inc.

3.12	**	Amended and Restated Certificate of Incorporation of Distribution Services, Inc.

3.13	**	Amended and Restated Bylaws of Distribution Services, Inc.

3.14	**	Amended and Restated Certificate of Incorporation of Globe Communications Corp.

3.15	**	Amended and Restated Bylaws of Globe Communications Corp.

3.16	**	Certificate of Formation of AMI Celebrity Publications, LLC

3.17	**	Limited Liability Company Operating Agreement of AMI Celebrity Publications, LLC

3.18	**	Certificate of Formation of Weider Publications, LLC

3.19	**	Amended and Restated Limited Liability Company Agreement of Weider Publications, LLC

3.20	**	Certificate of Incorporation of Odyssey Magazine Publishing Group, Inc.

3.21	**	By-Laws of Odyssey Magazine Publishing Group, Inc.

4.1	*	Stockholders Agreement, dated as of December 22, 2010, among American Media, Inc. and its stockholders signatory thereto.

4.2	*	Indenture, dated as of December 1, 2010, between AMO Escrow Corporation and Wilmington Trust FSB, as trustee and collateral agent, related to AMO Escrow Corporation’s 11.5% First Lien Senior Secured Notes due 2017.

4.3	*	Form of 11.5% First Lien Senior Secured Note due 2017

4.4	*	First Supplemental Indenture, dated December 22, 2010, among American Media, Inc., the guarantors listed on the signatory pages thereto and Wilmington Trust FSB, as trustee and collateral agent.

4.5	*	Second Supplemental Indenture, dated May 13, 2011, among American Media, Inc., AMI Digital, Inc. and Wilmington Trust FSB, as trustee and collateral agent, related to 11.5% First Lien Senior Secured Notes due 2017.

4.6	*	Third Supplemental Indenture, dated April 25, 2012, among American Media, Inc., Odyssey Magazine Publishing Group LLC and Wilmington Trust, National Association (successor-in-interest to Wilmington Trust FSB), as trustee and collateral agent, related to 11.5% First Lien Senior Secured Notes due 2017.

4.7	*	Indenture dated as of December 22, 2010, among American Media, Inc., the guarantors listed on the signature pages thereto and Wilmington Trust FSB, as trustee and collateral agent, relating to American Media, Inc.’s 13.5% Second Lien Senior Secured Notes due 2018.

4.8	*	Form of 13.5% Second Lien Senior Secured Note due 2018

4.9	*	First Supplemental Indenture, dated as of May 13, 2011, among American Media, Inc., AMI Digital, Inc. and Wilmington Trust FSB, as trustee and collateral agent, related to 13.5% Second Lien Senior Secured Notes due 2018.

4.10	*	Second Supplemental Indenture, dated as of April 25, 2012, among American Media, Inc., Odyssey Magazine Publishing Group LLC and Wilmington Trust, National Association (as successor-in-interest to Wilmington Trust FSB), as trustee and collateral agent, related to 13.5% Second Lien Senior Secured Notes due 2018.

4.11	*	Registration Rights Agreement, dated as of December 1, 2010, by and between AMO Escrow Corporation and J.P. Morgan Securities LLC, as representative for the several initial purchasers listed on Schedule 1 related to the 11.5% First Lien Senior Secured Notes due 2017.

4.12	*	Registration Rights Agreement Joinder, dated as of December 22, 2010, by American Media, Inc. and the subsidiaries of American Media, Inc. listed on the signature pages thereto related to the 11.5% First Lien Senior Secured Notes due 2017.

4.13	*	Registration Rights Agreement, dated as of December 22, 2010, by and among American Media, Inc., the subsidiaries of American Media, Inc. listed on the signature pages thereto, and the parties identified as Holders therein related to the 13.5% Second Lien Senior Secured Notes due 2018.

4.14	*	American Media, Inc. Equity Incentive Plan.

4.15	*	Form of Restricted Stock Agreement for American Media, Inc. Equity Incentive Plan.

5.1	**	Opinion of Akin, Gump, Strauss, Hauer & Feld, LLP

10.1	**	Revolving Credit Agreement, dated as of December 22, 2010, among American Media, Inc., as borrower, the lenders party thereto, JP Morgan Chase Bank, N.A., as administrative agent, Deutsche Bank Securities, Inc., as syndication agent, J.P. Morgan Securities, LLC, as co-lead arranger and sole bookrunner, Deutsche Bank Securities, Inc. and Credit Suisse Securities (USA) LLC, as co-lead arrangers, and Credit Suisse Securities (USA) LLC, as documentation agent.

10.2	**	Guarantee and Collateral Agreement, dated as of December 22, 2010, among American Media, Inc., the subsidiaries of American Media, Inc. identified therein, and JP Morgan Chase Bank, N.A., as administrative agent.

10.3	**	Collateral Agreement, dated as of December 22, 2010, among American Media, Inc., the subsidiaries of American Media, Inc. identified therein, and Wilmington Trust FSB, as collateral agent, relating to American Media, Inc.’s 11.5% First Lien Senior Secured Notes due 2017.

10.4	**	Collateral Agreement, dated as of December 22, 2010, among American Media, Inc., the subsidiaries of American Media, Inc. identified therein, and Wilmington Trust FSB, as collateral agent, relating to American Media, Inc.’s 13.5% Second Lien Senior Secured Notes due 2018.

10.5	*	First Lien Intercreditor Agreement, dated as of December 22, 2010, among American Media, Inc., the subsidiaries of American Media, Inc. listed on the signature pages thereto, JPMorgan Chase Bank, N.A., as Agent and Credit Agreement Collateral Agent, and Wilmington Trust FSB, as Senior Secured Notes Trustee and Senior Secured Notes Collateral Agent.

10.6	*	Junior Lien Intercreditor Agreement, dated as of December 22, 2010, among American Media, Inc., the subsidiaries of American Media, Inc. listed on the signature pages thereto, JPMorgan Chase Bank, N.A., as Agent and Revolving Credit Collateral Agent, and Wilmington Trust FSB, as Trustee, First Lien Collateral Agent, Second Lien Trustee and Second Lien Collateral Agent.

10.7	*	American Media, Inc. Non-Employee Director Separation Pay Plan.

10.8	**	American Media, Inc. Emergence Bonus Plan.

10.9	**	Employment Agreement of David J. Pecker dated March 2, 2009.

10.10	*	Amendment No.1 to Employment Agreement of David J. Pecker dated July 9, 2010.

10.11	*	Employment Agreement of Christopher Polimeni dated March 8, 2010.

10.12	*	Amendment No.1 to Employment Agreement of Christopher Polimeni dated January 17, 2011.

10.13	*	Amendment No. 2 to Employment Agreement of Christopher Polimeni dated March 13, 2012.

10.14	*	Employment Agreement of John Swider dated October 22, 2004.

10.15	*	Amendment No. 1 to Employment Agreement of John Swider dated February 23, 2006.

10.16	*	Amendment No. 2 to Employment Agreement of John Swider dated May 29, 2006.

10.17	*	Amendment No. 3 to Employment Agreement of John Swider dated October 27, 2006.

10.18	*	Amendment No. 4 to Employment Agreement of John Swider dated December 15, 2007.

10.19	*	Amendment No. 5 to Employment Agreement of John Swider dated December 20, 2007.

10.20	*	Amendment No. 6 to Employment Agreement of John Swider dated March 19, 2009.

10.21	*	Amendment No. 7 to Employment Agreement of John Swider dated October 18, 2009.

10.22	*	Amendment No. 8 to Employment Agreement of John Swider dated September 13, 2010.

10.23	*	Amendment No. 9 to Employment Agreement of John Swider dated February 13, 2012.

10.24	*	Employment Agreement of Kevin Hyson dated November 1, 2004.

10.25	*	Amendment No. 1 to Employment Agreement of Kevin Hyson dated September 12, 2006.

10.26	*	Amendment No. 2 to Employment Agreement of Kevin Hyson dated December 15, 2007.

10.27	*	Amendment No. 3 to Employment Agreement of Kevin Hyson dated September 20, 2008.

10.28	*	Amendment No. 4 to Employment Agreement of Kevin Hyson dated March 19, 2009.

10.29	*	Amendment No. 5 to Employment Agreement of Kevin Hyson dated October 18, 2009.

10.30	*	Amendment No. 6 to Employment Agreement of Kevin Hyson dated January 17, 2011.

10.31	*	Amendment No. 7 to Employment Agreement of Kevin Hyson dated January 2, 2012.

10.32	*	Employment Agreement of David Leckey dated March 22, 2009.

10.33	*	Amendment No. 1 to Employment Agreement of David Leckey dated October 18, 2009.

10.34	*	Amendment No. 2 to Employment Agreement of David Leckey dated January 17, 2011.

10.35	*	Amendment No. 3 to Employment Agreement of David Leckey dated January 2, 2012.

10.36	*	Employment Agreement of Jeffrey Laymon dated March 16, 2010.

10.37	*	Amendment No. 1 to Employment Agreement of Jeffrey Laymon dated January 17, 2011.

10.38	*	Preferred Stock Purchase Agreement, dated as of August 10, 2012, by and between American Media, Inc. and Hudson Publications, LLC.

12.1	*	Computation of Ratio of Earnings to Fixed Charges

21.1	*	Subsidiaries of American Media, Inc.

23.1	**	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

23.2	**	Consent of Akin, Gump, Strauss, Hauer & Feld, LLP (included in Exhibit 5.1)

24.1	*	Powers of Attorney of Directors and Officers of the registrants (included on signature pages to this Registration Statement).

25.1	*	Form T-1 of Wilmington Trust, National Association, with respect to the 11.5% First Lien Senior Secured Notes due 2017.

99.1	*	Form of Letter of Transmittal.

99.2	*	Form of Notice of Guaranteed Delivery.

99.3	*	Form of Letter to Brokers.

99.4	*	Form of Letter to Investors.

*		Previously filed.

**		Filed herewith.